     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                          AIRPLANES PASS THROUGH TRUST
             (In whose assets the certificates represent interests)

                AIRPLANES LIMITED                                  AIRPLANES U.S. TRUST
        Exact Name of Registrants as specified in memorandum of association or trust agreement
      (Originators of Airplanes Pass Through Trust and issuers of the Notes and the Guarantees)
             JERSEY, CHANNEL ISLANDS                                     DELAWARE
                    (State or other jurisdiction of incorporation or organization)

                      6189                                              13-3521640
                    SIC Code                                I.R.S. Employer Identification No.
               22 Grenville Street                               1100 North Market Street,
                   St. Helier                                       Rodney Square North
                 Jersey, JE4 8PX                                   Wilmington, Delaware
                 Channel Islands                                        19890-1000
                + 44 1534 609 000                                     +1 302 651 1000

 (Addresses and telephone numbers of Registrants' principal executive offices)
                      ------------------------------------

                          CORPORATION SERVICE COMPANY
                               375 HUDSON STREET
                            NEW YORK, NY 10014-3666
                                +1 212 299 9100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                                    Copy to:
                            JULIET A. M. CAIN, ESQ.
                             DAVIS POLK & WARDWELL
                               99 GRESHAM STREET
                              LONDON EC2V 7NG, UK
                                +44 207 418 1300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF EACH CLASS                  AMOUNT TO BE       OFFERING PRICE PER         AGGREGATE           AMOUNT OF
       OF SECURITIES TO BE REGISTERED             REGISTERED             UNIT(1)           OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Subclass A-9 certificates due March 15,
  2019......................................     $750,000,000              100%               $750,000,000          $187,500
Subclass A-9 notes of Airplanes Limited.....    $682,444,117.47            100%             $682,444,117.47           (2)
Subclass A-9 guarantees of Airplanes
  Limited...................................          --                   (2)                    (2)                 (2)
Subclass A-9 notes of Airplanes U.S.
  Trust.....................................    $67,555,882.53             100%              $67,555,882.53           (2)
Subclass A-9 guarantees of Airplanes U.S.
  Trust.....................................          --                   (2)                    (2)                 (2)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2) The registration fee relates to the registration of the certificates, the notes and the guarantees. No separate consideration will be received for the notes or the guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                  $750,000,000
                            INITIAL PRINCIPAL AMOUNT
         OFFER TO EXCHANGE SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
    FOR ANY AND ALL OUTSTANDING SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                                       OF

                          AIRPLANES PASS THROUGH TRUST
                            (2001 REFINANCING TRUST)
        EACH REPRESENTING A FRACTIONAL UNDIVIDED BENEFICIAL INTEREST IN

                               SUBCLASS A-9 NOTES
                         ISSUED AND CROSS-GUARANTEED BY

                               AIRPLANES LIMITED
                                      AND

                              AIRPLANES U.S. TRUST
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [THE 20TH BUSINESS DAY FOLLOWING COMMENCEMENT OF THE OFFER], 2001, UNLESS EXTENDED.

                            ------------------------

We are offering to exchange $750,000,000 aggregate initial principal amount of our new subclass A-9 certificates for our issued and outstanding subclass A-9 certificates that we previously offered and sold to investors on a basis exempt from registration under the Securities Act of 1933, as amended, by virtue of
Section 4(2), Rule 144A and Regulation S thereunder. The terms of the new certificates are identical to the old certificates except that the new certificates will be registered under the Securities Act of 1933, as amended.

                            ------------------------

THE OLD CERTIFICATES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON MARCH 15, 2001. THE NEW CERTIFICATES WILL BE LISTED ON THE LUXEMBOURG STOCK EXCHANGE WHEN THEY ARE ISSUED.

                            ------------------------

INVESTING IN THE NEW CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 18.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

        , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
Summary.....................................................      3
Summary Combined Financial Data.............................     15
Risk Factors................................................     18
The Exchange Offer..........................................     31
The Parties.................................................     36
Use of Proceeds.............................................     39
The Aircraft, Related Leases and Collateral.................     40
Airplanes Group Performance Assumptions.....................     55
Airplanes Group Cash Flow Analysis..........................     63
The Commercial Aircraft Industry............................     72
Management of Airplanes Group...............................     75
Selected Combined Financial Data............................     86
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     89
Description of Securities...................................    107
Reports to Certificate Holders..............................    147
Book-Entry Registration, Global Clearance and Settlement....    150
Tax Considerations..........................................    154
ERISA Considerations........................................    160
Plan of Distribution........................................    162
Legal Matters...............................................    163
Enforcement of Civil Liabilities............................    164
Listing and General Information.............................    164
Experts.....................................................    166
Index to Financial Statements...............................    F-1
Appendix 1 -- Airplanes Group Portfolio Analysis............  A-1-1
Appendix 2 -- Monthly Lease Rentals Based on the Airplanes
  Group Performance Assumptions.............................  A-2-1
Appendix 3 -- Expected Portfolio Values Based on the
              Depreciation Factors and the Aircraft in the
              Portfolio as of January 31, 2001..............  A-3-1
Appendix 4 -- Target Loan to Value Ratios of the Class A and
  B Certificates............................................  A-4-1
Appendix 5 -- Supplemental Loan to Value Ratios of the Class
  A and B Certificates......................................  A-5-1
Appendix 6 -- Target Pool Factors for the Class C and D
  Certificates..............................................  A-6-1
Appendix 7 -- Percentage of Initial Outstanding Principal
              Balance of the Class A Certificates Based on
              the Airplanes Group Performance Assumptions...  A-7-1
                Index of Defined Terms......................    I-1

                                    SUMMARY

     In this prospectus, we have not specifically defined terms whose meanings are clear from the context, such as the "subclass A-9 certificates," or that are widely understood to the investing public, such as "LIBOR." An index of terms that are defined can be found in "Index of Defined Terms" at the back of this prospectus. In addition, the following terms have the following meanings in this prospectus:

     -  "AIRPLANES TRUST" refers to Airplanes U.S. Trust;

     -  "AIRPLANES GROUP" refers to Airplanes Limited and Airplanes Trust;

     - "WE," "US" and "OUR" refer to Airplanes Group and its subsidiaries and Airplanes Pass Through Trust, including the 2001 refinancing trust, except where it is clear that these terms mean only the 2001 refinancing trust;

     - "AIRPLANES PASS THROUGH TRUST" and the "TRUST" refer to all the pass through trusts created under the Airplanes Pass Through Trust Agreement dated March 28, 1996 (the "TRUST AGREEMENT") among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as trustee (the "TRUSTEE"), except where it is clear that this term means only a particular pass through trust; and

     - the "2001 REFINANCING TRUST" refers only to the pass through trust created under the trust agreement on March 15, 2001 to issue the subclass A-9 certificates.

     You should read the following summary together with the more detailed information regarding Airplanes Group and the subclass A-9 certificates appearing elsewhere in this prospectus, including the financial statements and related notes of Airplanes Group and Appendices 1-7. All references in this prospectus to our portfolio as of January 31, 2001 exclude a B737-200QC aircraft and an engine relating to an A300 aircraft which were subject to purchase agreements to sell to third parties as of January 31, 2001.

     In reviewing the following summary, you should note that the subclass A-9 certificates and notes are solely the obligations of the 2001 refinancing trust and Airplanes Group, respectively. They are not the obligations of, or guaranteed by, or offered for sale by, debis AirFinance B.V., debis AirFinance Ireland plc, General Electric Capital Corporation ("GE CAPITAL"), GE Capital Aviation Services, Limited ("GECAS"), Bankers Trust Company or any of their affiliates.

                               THE EXCHANGE OFFER

     On March 15, 2001, we issued $750 million in aggregate principal amount of subclass A-9 certificates (the "OLD CERTIFICATES"), each representing a fractional undivided interest in the subclass A-9 notes issued on the same date and cross-guaranteed by Airplanes Limited and Airplanes Trust. Because we originally issued the old certificates under an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), the old certificates contain transfer restrictions. We are now offering to exchange new subclass A-9 certificates (the "SUBCLASS A-9 CERTIFICATES" or the "NEW CERTIFICATES") for the old certificates. The new certificates will not contain these transfer restrictions and may be transferred as we describe under "-- Consequences of Exchanging Old Certificates in the Exchange Offer." Otherwise, the terms of the new certificates and old certificates are identical, except for registration rights and special interest provisions relating to the old certificates.

     The exchange offer of the new certificates for the old certificates will expire at 5:00 p.m., New York City time, on [the 20th business day following commencement of the offer], 2001, unless we extend it. At any time before the expiration date, you may withdraw any old certificates that you have tendered to us in the exchange offer. If we or the exchange agent do not accept any old certificates that you have tendered, we or the exchange agent will return the old certificates to you without charge as soon as is practicable after the exchange offer has expired or has been terminated.

     Neither you nor we will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your old certificates.

     You should refer to "The Exchange Offer" below for more details about the procedures for tendering the old certificates and the other terms of the exchange offer.

       CONSEQUENCES OF EXCHANGING OLD CERTIFICATES IN THE EXCHANGE OFFER

     Based upon interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission, we believe that any holder of old certificates, other than a broker-dealer or any holder who is an affiliate of Airplanes Pass Through Trust or Airplanes Group within the meaning of Rule 405 under the Securities Act, who exchanges its old certificates for new certificates in the exchange offer may offer such new certificates for resale, resell such new certificates or transfer such new certificates without compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - the holder acquires the new certificates in the ordinary course of the holder's business; and

     - the holder has no arrangement or understanding with any person to participate in the distribution of the new certificates.

     If you wish to accept the exchange offer, you must represent to us in the letter of transmittal that the two conditions described above have been met.

     If you wish to accept the exchange offer, you must also make the following representations to us:

     - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the new certificates and that you do not intend to participate in such a distribution.

     - If you are a broker-dealer who will not receive new certificates for your own account, you must represent that neither you nor any person for whom you receive the new certificates is participating in the distribution of the new certificates and that neither you nor any such person intends to participate in such a distribution.

     - If you are a broker-dealer who will receive new certificates for your own account, you must represent that you acquired the old certificates tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the new certificates. By making this acknowledgement and delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

     To comply with the securities laws of certain states or other jurisdictions, it may be necessary to qualify for sale or register the new certificates prior to offering or selling such new certificates. We have agreed to register or qualify the new certificates held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the old certificates reasonably requests in writing. Unless a holder requests registration or qualification, we do not intend to take any action to register or qualify the new certificates for resale in any such jurisdictions.

     If you do not exchange your old certificates for new certificates in this exchange offer, your old certificates will continue to be subject to the restrictions on transfer contained in the legend on the old certificates. Please refer to "The Exchange Offer -- Consequences of Failure to Exchange" for a description of these restrictions.

                                THE CERTIFICATES

    The following table summarizes some of the principal terms of the subclass A-9 certificates we are offering to exchange in this exchange offer. Information in this table is based on what we refer to as our "BASE CASE," which is the scenario under which our current assumptions regarding our performance that we discuss under "Airplanes Group Performance Assumptions" prove to be correct. You should refer to "Airplanes Group Cash Flow Analysis" for more detailed information regarding our historical cash flow performance since March 1998. You should note that appraised values of our aircraft may fluctuate and that our actual revenues may be significantly lower than assumed revenues, which will have corresponding effects on the information set forth below. See "Airplanes Group Performance Assumptions" for a more detailed discussion of our assumptions regarding our performance. For purposes of calculating ratios in this table, we have used amounts under the Base Case for the 12 months ending March 15, 2002. The ratios in this table are calculated as of March 15, 2001 and in each case assuming that the $40 million which will be paid out of the miscellaneous reserve amount on April 17, 2001, as further described in "-- Overview -- Reduction of Reserves," has been applied to reduce the class A principal adjustment amount as of March 15, 2001.

                                                              SUBCLASS A-9 CERTIFICATES
                                                              -------------------------
Aggregate Principal Amount:.................................            $750,000,000
Ratings:
  Fitch.....................................................                      AA
  Moody's...................................................                     Aa2
  Standard & Poor's.........................................                      AA
Interest Rate...............................................             LIBOR+0.55%
Initial Loan to Value(1)....................................                   57.7%
Initial Loan to Assumed First Year's Net Revenue(1)(2)......                   4.78x
Assumed Interest Coverage Ratio(2)(3).......................                   3.79x
Assumed Debt Service Coverage Ratio(2)(4)...................                   3.79x
Assumed Adjusted Debt Service Coverage Ratio(2)(5)..........                   1.61x
Expected Final Payment Date(6)..............................       November 15, 2008
Expected Weighted Average Life(7)...........................               5.1 Years
Expected Principal Amortization Period......................        January 15, 2004
                                                                to November 15, 2008
Final Maturity Date.........................................          March 15, 2019

---------------

(1) "INITIAL LOAN TO VALUE" represents (a) the initial aggregate principal amount of the subclass A-9 certificates plus the estimated outstanding aggregate principal amount as of March 15, 2001 of each other subclass of class A certificates then outstanding ("INITIAL LOAN") divided by (b) the aggregate appraised value of the aircraft as of January 31, 2001 plus the expected amount of the maintenance reserves and miscellaneous reserves.

(2) "ASSUMED FIRST YEAR'S NET REVENUE" means our gross lease rentals plus interest income less our leasing costs, servicer fees, administrative agent fees, cash manager fees and other general and administrative costs.

(3) "ASSUMED INTEREST COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest. "ASSUMED FIRST YEAR'S INTEREST" means the interest payable on the subclass A-9 certificates and each other subclass of class A certificates then outstanding.

(4) "ASSUMED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest and Minimum Principal. "ASSUMED FIRST YEAR'S INTEREST AND MINIMUM PRINCIPAL" means (a) the interest and minimum principal payments on the subclass A-9 certificates plus (b) the interest and minimum principal payments assumed to be payable on each other subclass of class A certificates currently outstanding.

(5) "ASSUMED ADJUSTED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue divided by Assumed First Year's Interest, Minimum Principal and Class A Principal Adjustment Amount. "ASSUMED FIRST YEAR'S INTEREST, MINIMUM PRINCIPAL AND CLASS A PRINCIPAL ADJUSTMENT AMOUNT" means (a) the interest, minimum principal payments and principal adjustment amounts on the subclass A-9 certificates plus (b) the interest, minimum principal payments and principal adjustment amounts assumed to be payable on each other subclass of class A certificates currently outstanding.

(6) "EXPECTED FINAL PAYMENT DATE" with respect to the subclass A-9 certificates means the date by which we expect to pay all the principal on the subclass A-9 certificates based on the Base Case.

(7) "EXPECTED WEIGHTED AVERAGE LIFE" represents the length of time we expect the subclass A-9 certificates to remain outstanding based on the Base Case, as further discussed in "Airplanes Group Performance Assumptions -- Principal Payments under the Base Case."

     Ratings of the Certificates. The ratings of the subclass A-9 certificates only address the likelihood of the timely payment of interest and the ultimate payment of principal and any premium on the subclass A-9 certificates on their final maturity date. The rating agencies have not rated our ability to pay the principal in full on the subclass A-9 certificates on their expected final payment date or on any other date prior to their final maturity date. In addition, the ratings assigned to the subclass A-9 certificates do not address the effect of any imposition of any withholding tax on any payments under the leases, the subclass A-9 notes or otherwise. See "Risk Factors -- Risks Relating to Tax" and "Tax Considerations" for a discussion of withholding taxes that may be applicable.

     A rating is not a recommendation to buy, sell or hold the subclass A-9 certificates because ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of the subclass A-9 certificates, no person or entity has any obligation to support our obligations under the subclass A-9 certificates or the subclass A-9 notes in any way.

     Ranking. The subclass A-9 certificates we are offering in this exchange offer will rank equally in right of payment with our outstanding subclass A-6 and A-8 certificates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity" for more information regarding our total outstanding indebtedness and "-- Overview of Priority of Payments" and "Description of Securities -- The Notes and Guarantees -- Principal Amortization of Floating Rate Notes" and "-- Priority of Payments" for a more detailed discussion of the priority of payment of principal and interest among the subclasses and classes of notes.

     We have summarized the other terms of the subclass A-9 certificates below:

Payment Dates..............  We must pay interest monthly in arrears on the fifteenth day of each month, which we call the "PAYMENT DATE." If the fifteenth day of any month is not a business day, the relevant payment date will be the next day that is a business day. By "BUSINESS DAY," we mean a day on which a bank may deal in U.S. dollar deposits on the London inter-bank market and commercial banks and foreign exchange markets are open in New York and London.

Record Date................  The "RECORD DATE" is the close of business on the day that is 15 calendar days prior to a payment date, regardless of whether that day is a business day or not.

Calculation of Interest....  To calculate interest payable, Bankers Trust
                             Company, as "REFERENCE AGENT," will determine LIBOR for the relevant interest accrual period two business days prior to the payment date on which the interest accrual period begins. An "INTEREST ACCRUAL PERIOD" is a period beginning on, and including, a payment date or, in the case of the first interest accrual period, March 15, 2001, and ending on, but excluding, the next payment date or, in the case of the last interest accrual period, the final maturity date.

Calculation Date...........  AerFi Cash Manager Limited, as cash manager, will calculate accrued interest on the outstanding principal balance and other amounts on which we must pay interest as of the "CALCULATION DATE," which will be the fourth business day before each payment date.

Accrued Interest...........  Any accrued interest that we do not pay on any payment date as a result of the allocation of our available cash collections will bear interest at the then current interest rate.

Sources of Payments........  The only sources of payment for the subclass A-9 certificates will be the subclass A-9 notes and guarantees issued by Airplanes Limited and Airplanes Trust, including proceeds from any disposition of them. Generally, payment of principal or interest on the subclass A-9 certificates will only be made if the 2001 refinancing trust receives payment on the subclass A-9 notes or guarantees. Generally, the only sources of payment for the subclass A-9 notes and guarantees and our other obligations are:

                             -  payments made by the lessees under the leases;

                             -  proceeds from the disposition of any aircraft;

                             -  insurance proceeds from the loss of any
                                aircraft;

                             - net payments to us under our swap agreements and other hedging instruments;

                             - interest earned on investments of our cash balances; and

                             - net cash proceeds received from the sale of any refinancing notes.

                             We will make payments on the subclass A-9 notes and guarantees only to the extent that we have cash remaining on the relevant payment date after paying expenses and satisfying other requirements described under "Description of Securities -- The Notes and Guarantees -- Priority of Payments." We expect, based on our assumptions, that we will have enough funds to pay interest on the subclass A-9 notes and to pay principal and premium, if any, on or before their final maturity date.

Subclass A-9 Guarantees....  Each of Airplanes Limited and Airplanes Trust fully and unconditionally guarantees the obligations of the other under the subclass A-9 notes. Airplanes Limited's guarantee of the Airplanes Trust subclass A-9 notes ranks equally in terms of payment and security with Airplanes Limited's subclass A-9 notes. Airplanes Trust's guarantee of the Airplanes Limited subclass A-9 notes ranks equally in terms of payment and security with Airplanes Trust's subclass A-9 notes.

Security for our
Obligations................  Neither you nor the trustee has any security interest, mortgage, charge or any similar interest in any aircraft in our portfolio or in the leases.

                             However, as security for our various obligations, including those under the notes and the guarantees, we have granted Bankers Trust Company, as security trustee for the benefit of the holders of the notes, a security interest in:

                             - one-third of the ordinary share capital of the subsidiaries of Airplanes Group, including AeroUSA, Airplanes Holdings and their subsidiaries;

                             -  our cash balances in the accounts; and

                             -  investments made with our cash balances.

Principal Payments.........  We have determined the expected principal payments on the subclass A-9 certificates and notes based on, among other things, assumptions regarding:

                             - the timing and amount of payments under our current and future leases and the residual value of the aircraft upon sale;

                             -  the terms of future leases; and

                             - the amount of operating costs incurred in the ordinary course of our business.

                             It is unlikely that actual experience will correspond to the assumptions, therefore the principal payments you receive may vary from the expected principal payments and the actual repayment of the subclass A-9 certificates is likely to occur earlier or later than expected.

Redemption of the Subclass
A-9
  Notes....................  We may redeem the subclass A-9 notes, in whole or in part, on any payment date at the redemption price stated below, together with any accrued but unpaid interest:

                             - if we are using available collections, including proceeds from the sale of aircraft, to redeem the subclass A-9 notes pursuant to the priority of payments described under "Description of Securities -- The Notes and Guarantees -- Priority of Payments," the redemption price will be equal to the outstanding principal balance of the subclass A-9 notes being redeemed; and

                             - if we are using amounts other than available collections to redeem the subclass A-9 notes, the redemption price will be equal to the product of the redemption premium set out below and the outstanding principal balance of the subclass A-9 notes being redeemed.

                                          REDEMPTION DATE                            REDEMPTION PREMIUM
                                          ---------------                            ------------------
                                          After March 15, 2001.....................        101.00%
                                          On or after March 15, 2002...............        100.50
                                          On or after March 15, 2003...............        100.00

                             If we redeem any subclass A-9 notes in part, we will apply the redemption price proportionately to the subclass A-9 notes of each holder.

                             In addition, we also may redeem the subclass A-9 notes on any payment date, in whole but not in part, at a redemption price equal to the outstanding principal balance of the subclass A-9 notes being redeemed without any premium, plus accrued but unpaid interest, if any of the adverse tax events described in "Description of Securities -- The Notes and Guarantees -- Redemption" occurs.

Redemption of the Subclass
A-9 Certificates...........  If the subclass A-9 notes are redeemed on any payment date, the subclass A-9 certificates also will be redeemed on the same payment date and at the same redemption price.

Refinancing of the Subclass
A-9 Certificates...........  We may refinance the subclass A-9 certificates and notes by issuing refinancing certificates and notes. If we do so, we will repay to you on any payment date the outstanding principal amount of the subclass A-9 certificates, together with the redemption premium referred to above, if any, and any accrued but unpaid interest.

Future Sales of Aircraft...  We may sell aircraft subject to the conditions described in "Description of Securities -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Sales." The net proceeds from a sale of aircraft will be available to pay interest and principal on the notes as described under "-- Redemption of the Subclass A-9 Notes."

Operating Covenants........  Airplanes Limited and Airplanes Trust are bound by a number of covenants under the indentures that restrict the operation of our business. For example, we may only enter into future leases if they comply with defined criteria, including geographic and other concentration limits. These restrictions do not apply to renewals, extensions or restructurings of existing leases. We may vary from some of these criteria with the approval of the rating agencies. For further information on the terms of the indentures, see "Description of Securities -- The Notes and Guarantees."

Service Providers..........  We depend on GECAS and other service providers to service our aircraft and perform other managerial and administrative tasks. For a full description of the services provided by our service providers, see "Management of Airplanes Group." For a description of the conflicts of interest that may arise in connection with the provision of services by the service providers, see "Risk Factors -- Risks Relating to Airplanes Group and Certain Third Parties."

Tax Considerations.........  We have no obligation to make any additional payments on the subclass A-9 certificates for any withholding or deduction from payments under applicable law with respect to the subclass A-9 certificates, the subclass A-9 notes or otherwise. If we are required to make any withholding or deduction from payments and we do not redeem the subclass A-9 certificates, we will reduce the amount of interest paid on the subclass A-9 certificates by the amount of that withholding or deduction.

ERISA Considerations.......  The subclass A-9 certificates may be eligible for purchase by an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the United States Internal Revenue Code of 1986, as amended. For a description of ERISA considerations in connection with an investment in the subclass A-9 certificates, see "ERISA Considerations."

Denomination...............  The subclass A-9 certificates are available in minimum denominations of $100,000 or integral multiples of $1,000 for certificates in excess of that amount, except that a single subclass A-9 certificate may be issued in a denomination of less than $100,000.

Listing....................  The old certificates were listed on the Luxembourg
                             Stock Exchange on March 15, 2001. Application has been made to list the new certificates on the Luxembourg Stock Exchange in accordance with its rules.

                                    OVERVIEW

     Airplanes Group. On March 28, 1996, we established eight separate pass through trusts to issue and sell $4,048 million in aggregate principal amount of subclass A-1, A-2, A-3, A-4 and A-5 and class B, C and D pass through certificates in an underwritten offering. We used the proceeds from this offering, together with the proceeds from the sale of the class E notes of Airplanes Limited and Airplanes Trust to GPA Group plc (now known as debis AirFinance Ireland plc), to acquire our portfolio of 229 aircraft from GPA Group and its subsidiaries. On March 16, 1998, we established four additional pass through trusts to issue and sell $2,437 million in aggregate principal amount of subclass A-6, A-7 and A-8 and class B certificates in connection with the refinancing of our subclass A-1, A-2 and A-3 and class B certificates. On November 20, 1998, GE Capital acquired the class E notes from GPA Group (then known as AerFi Group and now known as debis AirFinance Ireland) and its subsidiaries. On that date, a subsidiary of AerFi Group also granted GE Capital an option to acquire the residual interest in Airplanes Trust. See "-- Ownership Structure" for a chart summarizing the structure of Airplanes Group as of January 31, 2001 and "The Parties -- Airplanes Trust" for more information about the option. The subclass A-5 certificates were fully repaid as of May 15, 1998.

     Each pass through trust is a New York trust established pursuant to the trust agreement. The certificates issued by each pass through trust each represent a fractional undivided beneficial interest in two corresponding classes or subclasses of notes issued and cross-guaranteed by Airplanes Limited and Airplanes Trust pursuant to indentures dated as of March 28, 1996 (as amended or supplemented, the "INDENTURES") they entered into with Bankers Trust Company, as trustee (the "INDENTURE TRUSTEE"), and held by that trust. The two corresponding classes of notes and guarantees held by each trust are the principal sources of payment for the class or subclass of certificates issued by that trust. Through the 2001 refinancing trust, a new pass through trust that we established on March 15, 2001, we issued $750 million in aggregate principal amount of subclass A-9 certificates. We used the proceeds from this offering to refinance our existing subclass A-4 and A-7 certificates and the corresponding subclass A-4 and A-7 notes. We are now offering to exchange new certificates for the old certificates. The new certificates will, upon their issuance, rank equally in right of payment with our outstanding subclass A-6 and A-8 certificates. See "-- Overview of Priority of Payments" for a chart summarizing the priority of payments on the notes and certificates and "-- The Certificates" for more information about the subclass A-9 certificates.

     The 2001 refinancing trust's principal address is c/o Bankers Trust Company, Four Albany Street, Mail Stop 5091, New York, NY 10006, Attention:
Corporate Trust and Agency Group, and its telephone number is +1-212-250-2601.

     The Portfolio. As of January 31, 2001, our portfolio of aircraft consisted of 193 aircraft, 177 of which were owned by direct and indirect subsidiaries of Airplanes Limited and 16 of which were owned by direct and indirect subsidiaries of Airplanes Trust. The aggregate appraised value of our portfolio was approximately $3,135.4 million as of January 31, 2001. Based on these appraised values, no one aircraft represented more than 2.01% of our portfolio as of January 31, 2001 by appraised value as of that same date. As of January 31, 2001, we had 187 aircraft on lease to 65 lessees in 35 countries and six aircraft off-lease, with three of these off-lease aircraft subject to lease agreements and one subject to a letter of intent for lease. The remaining two unplaced aircraft represented 0.34% of our portfolio by appraised value as of January 31, 2001. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to three existing lessees, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease. As of January 31, 2001, the weighted average remaining lease term of our portfolio (weighted by appraised value as of that same date and without giving effect to purchase or extension options) was 29 months. Our longest lease is scheduled to expire in September 2008. Therefore, we will be required to re-lease all of our aircraft at least once before the expected final payment date for the subclass A-9 certificates. See "-- The Aircraft and Lessees" for charts that provide a statistical overview of our portfolio.

     Some of our lessees are in weak financial condition and face or have recently faced serious financial difficulties. As of January 31, 2001, 18 of our current lessees were in arrears. The 36 aircraft on lease to these lessees represented 20.46% of our portfolio by appraised value as of January 31, 2001. The total amount of rental payments, maintenance reserves and other amounts that were in arrears for a period greater than 30 days with respect to these lessees was $13.2 million as of January 31, 2001, which represented 3.1% of our annual contracted lease rental payments as of that same date. As of January 31, 2001, we had security deposits of $10.4 million against these arrears.

     Service Providers. We do not have any employees or executive management of our own to manage or service our portfolio. Instead, we have engaged GECAS to act as the servicer for our portfolio. Among other things, GECAS markets our portfolio for lease or sale and monitors lessee compliance with lease payment, maintenance and insurance terms. We have also engaged AerFi Financial Services (Ireland) Limited to act as our administrative agent and AerFi Cash Manager Limited to act as our cash manager. Both of these entities are subsidiaries of debis AirFinance Ireland. For a full description of these servicing and other arrangements and any potential conflicts of interest with these service providers, see "Risk Factors -- Risks Relating to Airplanes Group and Third Parties," "Management of Airplanes Group -- The Servicer" and "-- The Administrative Agent and Cash Manager."

     Outstanding Debt. The following is a summary of selected terms of the outstanding debt of Airplanes Group as of March 15, 2001, the most recent payment date. See "-- Overview of Priority of Payments" for a chart illustrating the priority of payments among the classes of notes.

                                       OUTSTANDING
                                        PRINCIPAL            ANNUAL
CLASS OR SUBCLASS OF CERTIFICATES     AMOUNT AS OF        INTEREST RATE       ASSUMED FINAL         FINAL
            AND NOTES                MARCH 15, 2001     (PAYABLE MONTHLY)    PAYMENT DATE(1)    MATURITY DATE
---------------------------------   -----------------   -----------------   -----------------   --------------
                                      ($ MILLIONS)
Subclass A-6.................             445.4           LIBOR+0.340%       January 15, 2004   March 15, 2019
Subclass A-8.................             700.0           LIBOR+0.375%         March 15, 2003   March 15, 2019
Subclass A-9.................             750.0           LIBOR+0.550%      November 15, 2008   March 15, 2019
Class B......................             278.3           LIBOR+0.750%      February 15, 2017   March 15, 2019
Class C......................             349.8                 8.150%      December 15, 2013   March 15, 2019
Class D......................             395.1                10.875%      February 15, 2017   March 15, 2019
Class E (notes only)(2)......             591.2                20.000%             --           March 15, 2019

---------------

(1) The Assumed Final Payment Dates for our outstanding classes and subclasses of certificates and notes were determined based on the assumptions described under "Airplanes Group Performance Assumptions."

(2) The annual interest rate on the class E notes is adjusted by reference to changes in the U.S. Consumer Price Index since March 28, 1996. As of March 15, 2001, the annual interest rate on the class E notes was 22.0%. Except for the class E minimum interest amount and supplemental interest amount, payable at 1% and 10% per annum, respectively, no principal or interest is payable on the class E notes until the more senior classes of notes have been paid in full. See "Description of Securities" for more information on the terms of the class E notes and the other classes of notes. As of March 15, 2001, the accrued but unpaid class E minimum interest amount and supplemental interest amount was $1,051 million.

                            THE AIRCRAFT AND LESSEES

     The following pie charts summarize our exposure as of January 31, 2001 by types of aircraft, age of aircraft, noise restrictions applying to aircraft, individual lessees and the countries and regions in which the lessees are based. All percentages have been calculated by reference to the appraised value of our portfolio as of January 31, 2001. For a more detailed summary of our portfolio and related leases, see Appendix 1.

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                              OWNERSHIP STRUCTURE

     The following chart illustrates the ownership relationships among the different members of Airplanes Group, their subsidiaries, GECAS and GE Capital as of January 31, 2001.

                                      LOGO
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(1) Neither the old certificates nor the new certificates are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

(2) For tax and other reasons, we may establish additional subsidiaries to directly or indirectly lease aircraft from the aircraft owning subsidiaries or other subsidiaries of Airplanes Holdings or AeroUSA and to sub-lease them to operators. Any additional subsidiaries will be subject to restrictions set forth in the indentures.

(3) The shares of AeroUSA and its wholly-owned subsidiary are held by voting trusts with First Security Bank of Utah, National Association acting as trustee in order to satisfy regulations of the U.S. Federal Aviation Administration regarding the U.S. citizenship of the owners of U.S.-registered aircraft. Airplanes Trust holds voting trust certificates representing these shares.

                        OVERVIEW OF PRIORITY OF PAYMENTS

     The following chart summarizes the priority of payments on the notes and other obligations of Airplanes Group as described in more detail in "Description of Securities -- The Notes and Guarantees -- Priority of Payments." See "Description of Securities -- The Notes and Guarantees -- Principal Amortization of Floating Rate Notes" for a description of the payment priority among the subclasses of the class A notes. Priority of payments on the certificates tracks the priority of payments on the corresponding class or subclass of notes.

                                      LOGO

                        SUMMARY COMBINED FINANCIAL DATA

     The summary combined financial data set out below for each of the years in the five year period ended March 31, 2000 have been extracted or derived from the audited financial statements of Airplanes Group included elsewhere in this prospectus, which have been audited by KPMG, independent chartered accountants. See "Experts" for more information on the role of KPMG. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The selected financial data set forth below for the nine month periods ended December 31, 1999 and December 31, 2000 have not been audited but in the opinion of management reflect all adjustments, consisting only of normal and recurring adjustments, necessary to present a fair statement of the information presented.

     The summary combined financial data set forth below are presented on the basis that the aircraft have been operated by Airplanes Group separately from debis AirFinance Ireland or its predecessors for all periods presented. However, since Airplanes Group has only conducted independent business operations since March 28, 1996, some adjustments and allocations were made on some items for the period before March 28, 1996, as further described in Note 2 to the financial statements. While Airplanes Group believes that the summary combined financial data set forth below are an appropriate presentation, the data for the period prior to March 28, 1996 is not necessarily indicative of the financial results that might have occurred had Airplanes Group been an independently financed and managed group during that period.

     The summary combined financial data set forth below combine the operating results, assets, liabilities and cash flows of Airplanes Limited and Airplanes Trust. The separate balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and statements of cash flows of Airplanes Limited and Airplanes Trust are contained in the financial statements included elsewhere in this prospectus. The directors of Airplanes Limited and the controlling trustees of Airplanes Trust believe that a combined presentation is most appropriate because:

     - the assets of Airplanes Limited and Airplanes Trust are managed on the basis of one combined aircraft fleet, and

     - each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective notes.

You should note that the notes and the guarantees comprise obligations of two different legal entities owning different assets. However, the notes and guarantees have been structured in the indentures to ensure that no payments are made on a junior class of notes or guarantees of Airplanes Trust before all amounts due and payable on a more senior class of notes or guarantees of Airplanes Limited have been paid, and no payments are made on a junior class of notes or guarantees of Airplanes Limited before all amounts due and payable on a more senior class of notes or guarantees of Airplanes Trust have been paid.

     Aircraft assets are stated on the "PREDECESSOR COST BASIS," that is, reflecting debis AirFinance Ireland's historical cost less accumulated depreciation. The difference between the predecessor cost basis and the amount of Airplanes Group's indebtedness is a significant component of total shareholders' deficit in the combined balance sheet data.

COMBINED STATEMENT OF OPERATIONS DATA(1)

                                                                                       NINE MONTHS
                                                                                          ENDED
                                            FISCAL YEAR ENDED MARCH 31,               DECEMBER 31,
                                  -----------------------------------------------   -----------------
                                   1996      1997      1998      1999      2000      1999      2000
                                  -------   -------   -------   -------   -------   -------   -------
                                                             (IN MILLIONS)
REVENUES(2)
Aircraft leasing................  $   616   $   604   $   585   $   526   $   501   $   383   $   356
Aircraft sales..................       --        --        94       132         3         2        14
Other income....................       --        --        --        --         1         1        --
EXPENSES
Cost of aircraft sold...........       --        --       (90)     (118)       (1)       (1)       (9)
Depreciation and amortization...     (207)     (223)     (192)     (176)     (174)     (131)     (128)
Net interest expense(3)(4)......     (368)     (383)     (411)     (428)     (468)     (345)     (396)
Provision for maintenance.......      (97)      (91)      (88)      (69)      (64)      (52)      (39)
Bad and doubtful debts..........       28        --        --       (11)       (4)        1        (8)
Provision for loss making
  leases(5).....................       15        12        17        12         4         6       (11)
Other lease costs...............      (21)      (21)      (30)      (14)      (10)      (14)      (21)
Selling general and
  administrative expenses.......      (35)      (38)      (38)      (35)      (34)      (27)      (26)
Tax benefit/(charge)............       13        10         3         3        (7)       --         4
                                  -------   -------   -------   -------   -------   -------   -------
Net loss........................  $   (56)  $  (130)  $  (150)  $  (178)  $  (253)  $  (177)  $  (264)
                                  =======   =======   =======   =======   =======   =======   =======

COMBINED BALANCE SHEET DATA(1)

                                                                                          AS OF
                                                  AS OF MARCH 31,                     DECEMBER 31,
                                  -----------------------------------------------   -----------------
                                   1996      1997      1998      1999      2000      1999      2000
                                  -------   -------   -------   -------   -------   -------   -------
                                                             (IN MILLIONS)
Aircraft, net, and net
  investment in capital and
  sales type leases.............  $ 3,965   $ 3,731   $ 3,436   $ 3,128   $ 2,947   $ 2,993   $ 2,808
  Total assets..................    4,236     4,048     3,743     3,453     3,206     3,296     3,056
Indebtedness(3).................   (4,634)   (4,397)   (4,078)   (3,842)   (3,636)   (3,679)   (3,525)
Provision for maintenance.......     (311)     (313)     (315)     (283)     (274)     (290)     (259)
  Total liabilities.............   (5,252)   (5,194)   (5,039)   (4,927)   (4,933)   (4,947)   (5,047)
Net liabilities.................   (1,016)   (1,146)   (1,296)   (1,474)   (1,727)   (1,651)   (1,991)

COMBINED STATEMENT OF CASH FLOWS(1)

                                                                                        NINE MONTHS
                                                                                           ENDED
                                                    FISCAL YEAR ENDED MARCH 31,        DECEMBER 31,
                                               -------------------------------------   -------------
                                               1996    1997    1998    1999    2000    1999    2000
                                               -----   -----   -----   -----   -----   -----   -----
                                                                   (IN MILLIONS)
Cash paid in respect of interest(3)(4).......  $ 323   $ 265   $ 267   $ 223   $ 214   $ 158   $ 166
                                               =====   =====   =====   =====   =====   =====   =====
Net cash provided by operating activities
  (after payment of interest)................  $ 216   $ 224   $ 214   $ 111   $ 181   $ 147   $  85
Net cash (used in)/provided by investing
  activities.................................     13      19     101     135       8       6      15
Net cash (used in)/provided by financing
  activities.................................   (144)   (238)   (322)   (240)   (210)   (166)   (113)
                                               -----   -----   -----   -----   -----   -----   -----
Net increase/(decrease) in cash..............  $  85   $   5   $  (7)  $   6   $ (21)  $ (13)  $ (13)
                                               =====   =====   =====   =====   =====   =====   =====

OTHER DATA(1)

                                                                                          NINE MONTHS
                                                                                             ENDED
                                                     FISCAL YEAR ENDED MARCH 31,         DECEMBER 31,
                                                -------------------------------------   ---------------
                                                1996    1997    1998    1999    2000     1999     2000
                                                -----   -----   -----   -----   -----   ------   ------
                                                                     (IN MILLIONS)
Deficiency of combined earnings after
  combined fixed charges(6)...................  $ (69)  $(140)  $(153)  $(181)  $(246)  $(177)   $(268)

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(1) The financial statements of Airplanes Group are stated in U.S. dollars which is the principal operating currency of Airplanes Group and the aviation industry.

(2) Revenues include maintenance reserve receipts. See Note 15 to the financial statements.

(3) For all periods and dates prior to March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have been based on various assumptions as described more fully in Note 2 to the financial statements. For all periods and dates since March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have reflected the actual terms of the existing notes.

(4) Net interest expense is significantly higher than cash paid in respect of interest in all periods reflecting the high interest rate accruing on the class E notes (20% adjusted for inflation) relative to the lower amount of cash interest payable on the class E notes for so long as the other classes of notes remain outstanding. Net interest expense is stated after crediting interest income of $8 million in 1996, $17 million in 1997, $16 million in 1998, $14 million in 1999, $13 million in 2000, $10 million in the nine months ended December 31, 1999 and $8 million in the nine months ended December 31, 2000.

(5) A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and interest attributable to the aircraft plus various direct costs attributable to the lease over its term.

(6) Deficiency of combined earnings after combined fixed charges represents the amount by which Airplanes Group's loss before income taxes and fixed charges exceeded fixed charges. Fixed charges consists of interest expense. Because our fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

                                  RISK FACTORS

     You should carefully consider the following risks and uncertainties before investing in the subclass A-9 certificates. These risks and uncertainties are not the only ones relevant to the subclass A-9 certificates, the subclass A-9 notes and guarantees, the 2001 refinancing trust or Airplanes Group. Additional risks and liabilities that we are not currently aware of or currently believe are not material may turn out to adversely affect our ability to pay interest, principal or any premium on the subclass A-9 certificates and you may lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify these forward-looking statements by terms such as "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or similar terms that relate to the future or express uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined below, that may impact our results of operations.

RISKS RELATING TO PAYMENTS ON THE SUBCLASS A-9 CERTIFICATES

     YOU HAVE NO SECURITY INTEREST IN THE AIRCRAFT OR THE LEASES TO SECURE OUR REPAYMENT OF THE SUBCLASS A-9 CERTIFICATES.

     None of you, the trustee or the security trustee has any security interest, mortgage, charge or similar interest in any aircraft in our portfolio or in the related leases. If the 2001 refinancing trust defaults on payments to you on the subclass A-9 certificates, neither you nor anybody on your behalf can sell the aircraft or exercise other remedies with respect to the aircraft or the leases to repay the principal and interest that we owe you, which you would have been able to do if you had held a security interest in the aircraft or the leases. Airplanes Limited and Airplanes Trust have, however, pledged to the security trustee, as security for the subclass A-9 notes and their other obligations, one-third of the ordinary share capital of each of AeroUSA, Airplanes Holdings and their subsidiaries, cash balances in the accounts and investments made with our cash balances.

     THE 2001 REFINANCING TRUST HAS LIMITED SOURCES OF INCOME FROM WHICH TO REPAY THE SUBCLASS A-9 CERTIFICATES.

     The 2001 refinancing trust is a pass through trust. The principal assets of the 2001 refinancing trust will be the subclass A-9 notes and guarantees, and its only sources of payment on the subclass A-9 certificates will be payments by Airplanes Limited and Airplanes Trust on those notes and guarantees, including proceeds from any disposition of them. If Airplanes Limited and Airplanes Trust do not make payments on the subclass A-9 notes and guarantees to the 2001 refinancing trust, the 2001 refinancing trust will have limited or no funds to make payments to you on the subclass A-9 certificates. The subclass A-9 certificates and subclass A-9 notes are not guaranteed by the trustee, the security trustee, the indenture trustee, the servicer, the administrative agent, the cash manager or any of their affiliates, and you cannot look to them or anyone else to repay you if we default in payment on the subclass A-9 certificates.

     AIRPLANES LIMITED AND AIRPLANES TRUST HAVE LIMITED SOURCES OF INCOME FROM WHICH TO REPAY THE SUBCLASS A-9 NOTES AND GUARANTEES.

     The principal assets of Airplanes Limited and Airplanes Trust are shares of their direct subsidiaries and intercompany loans to their direct and indirect subsidiaries. Airplanes Limited and Airplanes Trust do not directly own any of the aircraft and are dependent on payments and distributions from their subsidiaries for their cash flow. If their subsidiaries do not make principal or interest payments to Airplanes Limited and Airplanes Trust on the intercompany loans, or if their subsidiaries do not make any distributions to them, Airplanes Limited and Airplanes Trust may not have enough funds to make payments to the 2001 refinancing trust on the subclass A-9 notes or guarantees. Also, if withholding or other taxes are imposed on payments or distributions to Airplanes Limited and Airplanes Trust, or if other significant tax liabilities arise, Airplanes Limited and Airplanes Trust may not have enough funds to make payments to the 2001 refinancing trust. In these circumstances, the 2001 refinancing trust may not have enough funds to make payments to you on the subclass A-9 certificates.

     AIRPLANES LIMITED AND AIRPLANES TRUST HAVE OTHER CLAIMS THAT RANK SENIOR OR EQUAL TO THE SUBCLASS A-9 NOTES AND GUARANTEES.

     Administrative and lease expenses and some other specified payments in the ordinary course of business of Airplanes Limited and Airplanes Trust rank senior in priority of payment to the notes and guarantees, including the subclass A-9 notes and guarantees, and will be paid out of our available funds before payments are made on the notes and guarantees, including the subclass A-9 notes and guarantees, and passed through to you. Airplanes Limited has also guaranteed a significant number of its subsidiaries' obligations to lessees. Payments on these guarantees will be treated as lease expenses and will rank ahead of other payment obligations of Airplanes Limited, including the subclass A-9 notes and guarantees. Airplanes Limited and Airplanes Trust have outstanding subclass A-6 and A-8 notes and guarantees that will rank equally in right of payment with the subclass A-9 notes and guarantees. As of March 15, 2001, these other obligations amounted to $1,145.4 million. See "Description of Securities -- The Notes and Guarantees -- Principal Amortization of Floating Rate Notes" and "-- Priority of Payments" for the priority of payments according to which our available funds will be paid out among the subclass A-9 notes and guarantees and these other subclasses and classes of notes and guarantees.

     CLAIMS ON OUR SUBSIDIARIES ARE EFFECTIVELY SENIOR TO YOUR CLAIMS ON AIRPLANES LIMITED AND AIRPLANES TRUST, AND OUR SUBSIDIARIES MAY HAVE MATERIAL CONTINGENT LIABILITIES UNKNOWN TO US.

     Any claims on the subsidiaries of Airplanes Limited and Airplanes Trust are effectively senior to the subclass A-9 notes and guarantees because the subsidiaries would generally have to make payments on those claims before making payments or distributions to Airplanes Limited and Airplanes Trust. These claims include any payment obligations to lessees and other contingent liabilities, such as liabilities to third parties from operating and leasing the aircraft. There may also be liabilities of this type that arose before we acquired our subsidiaries from GPA Group (now known as debis AirFinance Ireland) in 1996 that we are not aware of. If the subsidiaries are called upon to pay any of these contingent liabilities, we may not have enough funds to make payments to you.

     THE SUBCLASS A-9 NOTES AND CERTIFICATES ARE SUBJECT TO EARLY REFINANCING OR REDEMPTION WHICH MAY REDUCE THE YIELD ON YOUR INVESTMENT IN THE SUBCLASS A-9 CERTIFICATES.

     The subclass A-9 notes, and the corresponding subclass A-9 certificates, may be refinanced or redeemed at the applicable redemption price at our option on any payment date. They may also be redeemed at par upon the occurrence of specified adverse tax events affecting Airplanes Group. Available funds from the sale of aircraft and other available collections will also be used to repay the subclass A-9 certificates as we describe under "Description of Securities -- The Notes and Guarantees -- Priority of Payments." If any refinancing or early redemption of the subclass A-9 certificates occurs, the yield on your investment in the subclass A-9 certificates could be adversely affected.

     THERE IS NO PUBLIC MARKET FOR THE SUBCLASS A-9 CERTIFICATES.

     We expect the subclass A-9 certificates to have a limited trading market which may harm your ability to sell them or depress the price at which you sell them. The subclass A-9 certificates will be listed only on the Luxembourg Stock Exchange. No one has an obligation to make a market in the subclass A-9 certificates. We do not intend to seek approval for quotation through any automated quotation system. Future trading prices for the subclass A-9 certificates will depend on many factors, including general economic conditions, our financial condition, performance and prospects and the market's then current perception of the commercial aircraft industry and the operating lease business generally.

RISKS RELATING TO AIRPLANES GROUP AND THIRD PARTIES

     WE HAVE A HISTORY OF INCURRING NET LOSSES IN OUR OPERATIONS.

     Airplanes Group has incurred net losses since its inception and expects to continue to incur net losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a further discussion of these net losses.

     WE HAVE NO MANAGEMENT RESOURCES AND DEPEND ON SERVICE PROVIDERS TO OPERATE OUR BUSINESS AND COLLECT OUR REVENUES.

     We have no employees or executive management resources of our own and rely solely on the servicer, administrative agent, cash manager and other service providers for all aircraft servicing, leasing, re-leasing, sales and other executive and administrative functions relating to our portfolio. If these service providers do not perform their contractual obligations to us, our operations and cash flow may suffer, thereby adversely affecting the timing of payments on, and ultimate repayment of, the certificates. We may find it difficult to recover damages for any of these third parties' poor performance pursuant to their contracts and may not be able to terminate these contracts by ourselves. In particular, our rights to terminate the servicing agreement are very limited. We cannot guarantee that we will continue our arrangements with the existing service providers or that they will continue their relationship with us until the certificates are paid in full. If a service provider resigns or if we terminate any service provider, we may be unable to find a suitable replacement that we can engage on suitable terms, which would harm our operations and impede our cash flow. The appointment of replacement service providers may also cause the rating agencies to lower or withdraw the ratings on the certificates. You should refer to "Management of Airplanes Group" for more detailed information on the responsibilities we have delegated to the service providers.

     THE SERVICER WILL NOT BE LIABLE TO US FOR LOSSES WE INCUR IN CONNECTION WITH ITS PERFORMANCE OF THE SERVICES.

     The servicer will not be liable to us for losses we incur in connection with its performance of the services, except where a court has finally adjudicated that the losses have been directly caused by the servicer's wilful misconduct or gross negligence. In addition, we have agreed to indemnify the servicer on an after-tax basis for a broad range of losses in connection with its performance of the services. Any such indemnification payments will rank senior to payments on the notes and guarantees, which may result in our not having enough funds to make payments on the notes and certificates.

     WE DEPEND ON SWAP COUNTERPARTIES IN MANAGING INTEREST RATE RISKS. IF OUR SWAP COUNTERPARTIES DEFAULT, OR IF WE ARE UNABLE TO FIND SUITABLE SWAP COUNTERPARTIES, THERE MAY BE A MISMATCH BETWEEN OUR FIXED AND FLOATING RATE ASSETS AND LIABILITIES WHICH COULD REDUCE OUR CASH FLOW.

     We manage interest rate risks arising from any mismatch between fixed and floating rate lease rental payments and fixed and floating rate interest obligations through swaps and other derivative instruments. This strategy for managing interest rate risks is dependent upon our ability to enter into interest rate swaps, including, if applicable, as a result of exercising swaptions, with eligible counterparties and on the counterparties fulfilling their contractual obligations. If a counterparty defaults or if we are unable to enter into interest rate swaps with eligible counterparties, a mismatch between our fixed and floating rate interest obligations and fixed and floating rate lease payments may arise, which could harm our cash flow and adversely affect our ability to make payments on the notes and certificates.

     GECAS, THE SERVICER, MAY HAVE CONFLICTS OF INTEREST IN MANAGING OUR PORTFOLIO AS A RESULT OF ITS OTHER AIRCRAFT MANAGEMENT ACTIVITIES.

     In addition to acting as the servicer for Airplanes Group, GECAS manages a large portfolio of aircraft owned by its affiliates, including the GE group of companies, and third parties, including debis AirFinance Ireland and its affiliates, and other securitization vehicles such as Aircraft Finance Trust. GECAS also arranges aircraft or engine financings and other lease transactions and GE Capital, an affiliate of GECAS, is the owner of the class E notes. GECAS may therefore face conflicts of interest in managing and marketing our portfolio for re-lease or sale. The aircraft it manages for itself or others may compete with our aircraft when they are being marketed for re-lease or sale. These conflicts will arise as decisions affecting some aircraft that GECAS is managing or that GECAS or one of its affiliates owns may be adverse to other aircraft also managed by GECAS. The servicing agreement provides that the standard of care applicable in cases where such conflicts arise requires that GECAS not discriminate between aircraft on an unreasonable basis. For a fuller description of the standard of care, see "Management of Airplanes Group -- The Servicer -- The Servicing Agreement." While GECAS has agreed to perform the services for us with reasonable care and diligence at all times, GECAS may give preference to its affiliates and other third parties under the terms of its other marketing and servicing arrangements. In addition, GECAS is not obliged to inform us of any conflicts of interest of which it is aware. If, as a result of a conflict of interest, GECAS makes a decision potentially adverse to us, it could have a material adverse effect on the servicing of our aircraft, which may cause a reduction in our cash flow, thereby potentially adversely affecting the timely or full repayment of the notes and certificates. See "Management of Airplanes Group -- The Servicer" for more information on the activities of the servicer.

     THE ADMINISTRATIVE AGENT AND CASH MANAGER MAY HAVE CONFLICTS OF INTEREST BECAUSE OF THEIR PARENT COMPANIES' OTHER AIRCRAFT MANAGEMENT ACTIVITIES AND OWNERSHIP INTERESTS.

     debis AirFinance B.V. and debis AirFinance Ireland, parent companies of the administrative agent and the cash manager, manage a large portfolio of aircraft owned by themselves, their affiliates and third parties. debis AirFinance Ireland also acts as the servicer for AerCo Limited, a securitization vehicle similar to Airplanes Group, and currently holds the class D-2, E-1 and E-2 notes issued by AerCo. Subsidiaries of debis AirFinance Ireland also act as administrative agent and cash manager for AerCo. As a result, the administrative agent and the cash manager of Airplanes Group may from time to time have conflicts of interest in performing their obligations to Airplanes Group. While the roles of the administrative agent and the cash manager are more limited than those of the servicer, any conflicts of interest that they cannot resolve could have an adverse impact on Airplanes Group and on our ability to make payments on the notes and certificates.

     OUR LEGAL COUNSEL MAY HAVE CONFLICTS OF INTEREST IN NEGOTIATING SOME OF OUR AGREEMENTS BECAUSE THEY ALSO REPRESENT PARTIES WITH WHICH WE DEAL.

     Airplanes Group and debis AirFinance Ireland are represented by the same Jersey, Irish and United States legal counsel, and we anticipate that this multiple representation will continue. Our legal counsel may face conflicts of interest when negotiating agreements between Airplanes Group and debis AirFinance Ireland. If a significant dispute does arise in the future between Airplanes Group and debis AirFinance Ireland or any of their respective affiliates, we anticipate that we will retain separate counsel to represent us.

RISKS RELATING TO THE AIRCRAFT

     THE COMMERCIAL AIRCRAFT MARKET IS CYCLICAL. DECREASED DEMAND FOR OR EXCESS SUPPLY OF AIRCRAFT CAN DEPRESS AIRCRAFT VALUES AND LEASE RATES, WHICH MAY CAUSE US TO BE UNABLE TO RE-LEASE OR SELL AIRCRAFT ON FAVORABLE TERMS AND CAN DECREASE CASH AVAILABLE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     The market for commercial jet aircraft is cyclical and can produce sharp increases or decreases in aircraft values and lease rates depending on the level of supply and demand. The aircraft leasing industry is currently experiencing an oversupply of turboprop aircraft, Stage 2 aircraft and various types of used Stage 3 aircraft, especially older widebody aircraft and some older narrowbody aircraft. As airlines increasingly prefer jet aircraft over turboprop aircraft and new generation Stage 3 aircraft over older Stage 3 aircraft, the markets for these types of aircraft, on which we partly depend, remain unfavorable for both aircraft values and lease rates. The condition of the aircraft market will vary at different points when our aircraft are being marketed for re-lease or sale, depending on, among other things, the business cycle for the lessees and buyers of aircraft. Unfavorable conditions in the aircraft market may affect our ability to re-lease or, where applicable, sell our aircraft on satisfactory terms, which could decrease the cash available to make payments on the notes and certificates.

     THE AIRCRAFT VALUES AND LEASE RATES FOR AIRCRAFT MAY FLUCTUATE SIGNIFICANTLY BECAUSE OF FACTORS OUTSIDE OUR CONTROL AND AFFECT OUR CASH FLOW.

     Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to re-lease or sell aircraft on terms that will allow us to make payments on the notes and certificates. Aircraft values and lease rates depend on various factors that are outside our control, including:

     - general economic conditions affecting lessee operations, including passenger demand and the cost of fuel and other expenses;

     -  the supply of and demand for used aircraft;

     -  manufacturer production levels and prices for new aircraft;

     -  interest rates, currency exchange rates and credit availability;

     -  retirement and obsolescence of aircraft models;

     -  re-introduction into service of aircraft previously in storage;

     -  governmental regulations; and

     -  lack of capacity in the aircraft traffic control system.

     Additional factors outside our control that may lead to sharp increases or decreases in aircraft values or lease rates for specific aircraft include:

     - manufacturer production levels and competition between aircraft manufacturers, such as the current competition between The Boeing Company and Airbus Industrie, which has led to an increased supply of new aircraft at lower prices;

     - manufacturers merging or leaving the aircraft industry, such as the merger between Boeing and McDonnell Douglas and the bankruptcy of Fokker N.V., which has led to the termination of production of MD and Fokker aircraft and a resulting decrease in the values and lease rates for our MD and Fokker aircraft;

     -  the maintenance and operating history of the aircraft;

     - the number of operators using a particular type of aircraft and the supply of that type of aircraft;

     - legal or regulatory requirements that prevent re-leasing or selling that type of aircraft;

     -  the discovery of manufacturing defects in an aircraft model; and

     -  new regulatory requirements relating to an aircraft model.

     THE CONCENTRATION OF AIRCRAFT TYPES IN OUR PORTFOLIO COULD MAGNIFY THE IMPACT OF DECLINES IN LEASE RATES OR AIRCRAFT VALUES AND ADVERSELY AFFECT OUR CASH FLOW.

     As of January 31, 2001, each of the B737-400, MD-83 and A320-200 models of aircraft comprised more than 10% of our portfolio by appraised value as of that same date and, in addition, each of the B737-300, B737-500, B767-300ER, DC8, MD-11 and F-100 models of aircraft comprised more than 5% of our portfolio by appraised value as of that same date. Furthermore, widebody and turboprop aircraft each comprised more than 5% of our portfolio by appraised value as of January 31, 2001. This concentration on particular models or types of aircraft could magnify the adverse impact to our cash flow if there is a decline in lease rates or aircraft values for these models or types of aircraft, or if significant costs are required to be incurred with respect to these aircraft. The negative impact can be especially severe where (a) there is a sharp decrease of lease rates or aircraft values or (b) if specific governmental or technical regulations are imposed on particular aircraft types, as we have seen with (x) the increasing unpopularity of the turboprop aircraft, the discontinuation of production of MD-83s and MD-11s, the reduction in demand for B767s, the bankruptcy of Fokker, (y) noise regulations restricting the use of Stage 2 aircraft which, as of January 31, 2001, accounted for approximately 5% of our portfolio by appraised value as of that same date, and (z) the Airworthiness Directives ("ADS") with respect to the MD-80s, MD-11s and B737s, all as described more fully in "The Aircraft, Related Leases and Collateral." These events have caused, and could continue to cause, our overall lease rates or the aircraft values to significantly decrease and may cause us to incur significant costs which would reduce our cash flow.

     THE ACTUAL MARKET VALUE OF THE AIRCRAFT MAY BE LESS THAN THE APPRAISED VALUE AND PROCEEDS FROM DISPOSITIONS OF THE AIRCRAFT MAY BE INADEQUATE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     We have determined the scheduled principal payments and the expected final payment dates for the notes and certificates based on the appraised values of the aircraft, which are determined based on the assumption that there is an "open, unrestricted stable market environment with a reasonable balance of supply and demand." Appraised values for an aircraft, however, do not necessarily reflect the market value for the aircraft at a specific time and you should not rely on appraised values as an indication of the price that we could obtain if we sold an aircraft. The aircraft market is cyclical and there may be imbalances of supply and demand at any one time, especially for specific aircraft types. At the high point in the industry cycle, the current market value of some aircraft may be at or above their appraised values while the current market value of others may be significantly less than their appraised values. At a low point in the industry cycle, the current market value of most aircraft types is likely to be less, or in many cases, much less, than appraised values. If we sell an aircraft to repay the notes, the proceeds may be significantly less than its appraised value. We may therefore have insufficient cash to make payments on the notes to pass through to you. Market values may also be affected by market lease rates for aircraft.

     SOME OF OUR LESSEES MAY EXERCISE PURCHASE OPTIONS AT PRICES THAT ARE LESS THAN THE PROPORTIONATE SHARE OF THE UNPAID PRINCIPAL OF THE NOTES AND CERTIFICATES ALLOCABLE TO THE RELEVANT AIRCRAFT AND, THEREFORE, WE MAY BE UNABLE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     As of January 31, 2001, 12 lessees had options to purchase a total of 33 aircraft, representing 14.00% of our portfolio by appraised value as of that same date. There is a risk that the purchase prices may be less than the proportionate share of the unpaid principal of the notes and certificates allocable to the aircraft being purchased. If those options are exercised, there could be a reduction in the amount, or a delay in the timing, of payments on the notes and certificates.

     WE MAY BE UNABLE TO REPOSSESS, RE-LEASE OR SELL THE AIRCRAFT IF THE LESSEES DO NOT DISCHARGE LIENS ON THE AIRCRAFT, WHICH WOULD REDUCE CASH AVAILABLE TO US TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     Liens which secure the payment of airport taxes, customs duties, air navigation charges, landing charges, crew wages, repairer's charges or salvage may attach to the aircraft in the normal course of operations. The sums which these liens secure may be substantial and could exceed the value of the aircraft. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. While our lessees are generally required to discharge all liens arising during the term of their leases, their failure to discharge any liens may impair our ability to repossess, re-lease or sell the aircraft if the lessee defaults, which could have an adverse effect on our cash flow.

     OUR LESSEES MAY FAIL TO MAINTAIN REGISTRATION OF OUR AIRCRAFT, WHICH MAY AFFECT THEIR ABILITY TO MAKE PAYMENTS TO US AND OUR ABILITY TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     All aircraft in operation must be duly registered with an appropriate aviation authority. If any lessee fails to maintain a valid registration of an aircraft, the lessee operator or, in some cases, the owner or lessor may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could also have other adverse effects, including grounding of the aircraft and loss of insurance, which may prevent the aircraft from generating cash flow and have an adverse effect on our ability to make payments on the notes and certificates.

     THE AVAILABILITY OF NEW, MORE TECHNOLOGICALLY ADVANCED AIRCRAFT MAY IMPAIR OUR ABILITY TO RE-LEASE OR SELL AIRCRAFT AND REDUCE OUR CASH AVAILABLE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     The availability of newer, more technologically advanced aircraft could adversely affect our ability to re-lease or sell our aircraft because lessees and buyers of used aircraft tend to favor these newer, more technologically advanced models. In particular, within the last year, demand for some older narrowbody Stage 3 aircraft, which make up a significant proportion of our portfolio, has been adversely affected by the availability of new generation narrowbody Stage 3 aircraft. Although this risk is common to all aircraft lessors, it is particularly significant for us because we have a comparatively older portfolio and will need to re-lease all of our aircraft at least once before the expected final payment date of the subclass A-9 certificates. We may also need to sell aircraft that are close to the end of their useful economic lives in order to meet our payment obligations on the notes and certificates. Our ability to manage these technological risks through modifications to aircraft and sales of aircraft is limited by the significant costs of modifications and by the restrictions imposed on modifications to and sale of aircraft under the indentures.

     INCREASED REGULATION OF THE AIRCRAFT INDUSTRY MAY CAUSE US TO INCUR MORE EXPENSES OR MAY IMPAIR OUR ABILITY TO RE-LEASE OR SELL AIRCRAFT AND REDUCE OUR CASH AVAILABLE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operate. In particular, governmental regulations, especially in North America and Europe, impose increasingly strict noise and emissions levels and enhanced safety requirements for aircraft, such as fire safety insulation, traffic collision avoidance systems and emergency locator transmitters. We may have to incur significant costs in order to comply with additional regulations. In addition, because our portfolio is composed of a significant number of older aircraft and we have a heavy concentration of some types of aircraft, increasingly stringent noise or emissions regulations that disproportionately affect older aircraft or particular types of aircraft, such as the recent U.S. Federal Aviation Administration ("FAA") fire safety regulations on MD-80 and MD-11 aircraft, could have a significant adverse impact on our results. We will incur significant costs in order to comply with these regulations. For example, it will cost an estimated $18 million to comply with the MD-11 and MD-80 fire safety regulations. In addition, aircraft that fail to comply with noise or emissions regulations could be prohibited from flying into some jurisdictions, which will adversely affect their values and lease rates.

RISKS RELATING TO THE LEASES AND CASH FLOWS FROM LEASE PAYMENTS

     THE RENTAL PAYMENTS AND SALE PROCEEDS FROM THE AIRCRAFT MAY NOT BE ADEQUATE TO SUPPORT THE REQUIRED PAYMENTS ON THE NOTES AND CERTIFICATES.

     Our primary sources of cash flow are payments under the leases and proceeds from the sale of aircraft. This cash flow is affected by our ability to manage maintenance and other costs, collect payments under the leases and maintain a constant stream of cash flows by re-leasing aircraft upon lease expiration or termination and by selling aircraft on favorable terms. It is also dependent on factors outside our control, such as performance by the lessees and the service providers, exercise by lessees of any purchase or early termination options, and external economic factors. It is therefore possible that we may not have enough funds from these rental payments and sale proceeds to make payments on the notes and certificates.

     As discussed under "Summary -- Overview -- Summary Performance to Date," the appraised value of our portfolio has declined at a rate greater than that originally expected in March 1996 (when Airplanes Group was formed) and our overall cash performance has been less than expected. Continuation of these factors over a prolonged period may increase the risk that one or more of the rating agencies may decide to lower their ratings on one or more classes of the certificates.

     OUR OPERATIONAL AND FINANCIAL RESTRICTIONS MAY AFFECT OUR ABILITY TO COMPETE AND MAINTAIN THE CASH FLOW TO REPAY THE NOTES AND CERTIFICATES.

     The indentures and constitutive documents of Airplanes Limited and Airplanes Trust impose restrictions on how we operate our business. These restrictions may limit our ability to compete against other lessors who are not subject to similar restrictions or who have greater financial resources than we do. For example, we are not permitted to grant concessionary rental rates to airlines in return for equity investments in the airlines. Additionally, we cannot sell aircraft at prices below a specified target price except in limited circumstances and in limited aggregate amounts, which may restrict our ability to sell aircraft to generate cash flow. For example, the current market value of our MD-11s is below the specified target price, which prevents us from selling these aircraft in compliance with the indenture requirements. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Commercial Opportunities for our MD-11 Aircraft" for more information on our MD-11 aircraft. There are also restrictions on who we can lease our aircraft to and limits on leasing to lessees in particular geographic regions. Many competing aircraft lessors do not operate under similar restrictions or have a stronger financial position or other strengths and therefore have a competitive advantage over us when negotiating leases and sales. This could adversely affect the amount and timing of payments on the notes and certificates.

     WE MAY NOT BE ABLE TO GENERATE SUFFICIENT FUNDS TO REPAY THE NOTES AND CERTIFICATES IF WE CANNOT RE-LEASE AIRCRAFT QUICKLY AND ON FAVORABLE TERMS.

     We may not be able to re-lease the aircraft upon expiration or termination of the leases without incurring significant downtime. If we cannot quickly re-lease the aircraft, or if we cannot obtain favorable rates and lease terms for the aircraft, our cash flow could be negatively affected. Our ability to re-lease aircraft at acceptable lease rates and terms may suffer because of a number of factors, including:

     -  economic conditions affecting the airline industry;

     - the supply of competing aircraft and demand for particular aircraft types;

     - increased bargaining power of lessees as they join global alliances with other airlines;

     -  competition from other lessors; and

     -  restrictions on our flexibility imposed by the indentures.

     The following table shows the number and type of aircraft as of January 31, 2001 that we must re-lease during the next five years. The table assumes that
(1) no lease terminates early, (2) there are no sales of aircraft and (3) existing letters of intent will result in leases. Additional aircraft may need to be re-leased if they become available through early terminations, if letters of intent do not result in leases or if new leases are for short terms.

  AIRPLANES GROUP EXPECTED LEASE PLACEMENT REQUIREMENT AS OF JANUARY 31, 2001

                                                                YEAR ENDING DECEMBER 31,
                                                        ----------------------------------------
AIRCRAFT TYPE                                           2001     2002     2003     2004     2005
-------------                                           ----     ----     ----     ----     ----
A300-B4-200.........................................     --       --       --        1        1
A300-C4-200.........................................     --        1       --       --       --
A320-200............................................     --        1        7        4       --
ATR42-300...........................................      2        2       --       --       --
B727-200A...........................................      2       --       --       --       --
B737-200A...........................................      4        3        4        2        4
B737-300............................................     --        4        4        1       --
B737-400............................................      3        9        2        2        3
B737-500............................................      3        2        1        1        1
B757-200............................................      1        1       --       --        1
B767-300ER..........................................      1       --        2       --       --
DC8-71F.............................................      2        8        6        2       --
DC8-73F.............................................     --       --       --        1       --
DC9-32..............................................     --        6       --       --       --
DC9-51..............................................      4       --       --       --       --
DHC8-100............................................      2        2        1       --        1
DHC8-300............................................      5        6        2       --       --
DHC8-300C...........................................      2       --       --       --       --
F-100...............................................     --       --        8       --       --
MD-11...............................................      1        2       --       --       --
MD-82...............................................     --       --       --        2       --
MD-83...............................................      5        6        7        5       --
MD-87...............................................     --        1       --       --       --
METRO-III...........................................     --        3       --       --       --
                                                        ---      ---      ---      ---      ---
  Total.............................................     37       57       44       21       11
                                                        ===      ===      ===      ===      ===

     Our longest lease is scheduled to expire in September 2008. Therefore we will be required to re-lease all of our aircraft at least once before the expected final payment date for the subclass A-9 certificates. We currently expect that the turboprop aircraft, older widebody aircraft, Stage 2 aircraft and some older Stage 3 narrowbody aircraft may prove difficult to re-lease because of the factors noted above. If we cannot timely re-lease the aircraft that are coming off lease or can only re-lease them at lower lease rates than the current lease rates, we may not have enough funds to make payments on the notes and certificates.

     WE MAY NOT BE ABLE TO OBTAIN REQUIRED LICENSES, CONSENTS AND APPROVALS, AND CONSEQUENTLY OUR CASH FLOW MAY BE REDUCED.

     A number of leases require specific licenses, consents or approvals for different aspects of the lease. These include consents from governmental or regulatory authorities to make payments under the leases and to the import, re-export or de-registration of the aircraft. If we cannot obtain the required governmental licenses, consents and approvals, if these requirements are increased by subsequent changes in applicable law or administrative practice, or if the licenses, consents or approvals are withdrawn, we may be unable to re-lease or sell our aircraft. In that case, our cash flow may be insufficient to make payments on the notes and certificates.

     LESSEES MAY NOT PERFORM REQUIRED AIRCRAFT MAINTENANCE, CAUSING THE AIRCRAFT VALUES AND LEASE RATES TO DECLINE AND THEREBY REDUCING OUR CASH FLOW.

     The standard of maintenance observed by our lessees and the condition of the aircraft at the time of lease or sale may affect the aircraft values and lease rates on our aircraft. If a lessee fails to perform required or recommended maintenance on an aircraft during the term of the lease or does not comply with all applicable governmental requirements, the aircraft could be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before its re-lease or sale. Also, an increasing number of lessees with better credit no longer provide any cash maintenance reserves. If the lessees do not perform their maintenance obligations in any month, or if the maintenance costs for any month exceed the maintenance payments made by the lessees or are more than our maintenance reserves, we will have to fund these maintenance costs out of cash flow from the leases for that month. As a result, our cash flow may be volatile from month to month and we may not have enough funds left to make payments on the notes and certificates after paying significant maintenance costs, especially as the aircraft age.

     OUR AIRCRAFT INSURANCE MAY NOT BE ADEQUATE TO COVER THE LOSSES OR LIABILITIES WE INCUR, REDUCING CASH OTHERWISE AVAILABLE TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     Our lessees are required under the leases to maintain property and liability insurance covering their operation of the aircraft and to indemnify us against any damages. Although we believe that this insurance will be adequate to cover all likely claims, we cannot guarantee that losses and liabilities from one or more aviation accidents and other catastrophic events will not exceed the insurance coverage limits. If the proceeds of insurance held by the lessees or contingent policies held by us do not cover the losses or liabilities we incur, or if our lessees default in fulfilling their insurance or indemnification obligations, we may not have enough funds remaining after covering these losses or liabilities to make payments on the notes and certificates.

     OUR HEDGING POLICY MAY NOT ADEQUATELY MANAGE OUR INTEREST RATE RISKS, INCLUDING THE ASSOCIATED LESSEE CREDIT RISKS, AND WE MAY NOT BE ABLE TO PURCHASE AN ADEQUATE PORTFOLIO OF SWAPTIONS TO MITIGATE OUR INTEREST RATE RISKS, INCLUDING THE ASSOCIATED LESSEE CREDIT RISKS. IN THIS CASE, THERE COULD BE A MISMATCH BETWEEN OUR FIXED AND FLOATING RATE ASSETS AND LIABILITIES WHICH COULD REDUCE OUR CASH FLOW.

     We manage our interest rate risks, including the associated lessee credit risks, through the use of swaps and swaptions which we enter into with third parties. However, our hedging policy may not adequately manage these risks. We may also have insufficient cash flow available to purchase the full requirement of swaptions. If our hedging policy does not adequately manage our interest rate risks, including the associated lessee credit risks, or we do not have sufficient cash flow to purchase the full requirement of swaptions, a mismatch between our fixed and floating rate interest obligations and fixed and floating rate lease payments may arise, which could harm our cash flow and adversely affect our ability to make payments on the notes and certificates.

     WITHHOLDING TAXES MAY BE IMPOSED ON LEASE RENTALS, INCREASING OUR COSTS AND REDUCING OUR CASH FLOW.

     We have tried to structure our leases so that either withholding taxes do not apply to lease payments or, if withholding taxes do apply, the lessees are obliged to pay corresponding additional amounts so that we always receive the full lease payment. However, if withholding taxes must be paid and we cannot recover additional amounts from the lessees, we may not have sufficient funds to make payments on the notes and certificates.

RISK OF LESSEE DEFAULT

     LESSEES IN WEAK FINANCIAL CONDITION COULD FAIL TO MAKE LEASE PAYMENTS, CAUSING OUR REVENUES TO FALL BELOW THE LEVEL REQUIRED TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     There is a significant risk that lessees in weak financial condition may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we may not have enough funds to make payments on the notes and certificates. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition, which may be affected by many factors beyond its control, including competition, fare levels, passenger demand, currency exchange rates, operating costs (including fuel and labor costs), cost and availability of financing, and environmental and other governmental regulation. Because a substantial portion of business and, especially, leisure airline travel is discretionary, the general economic conditions of the geographic regions where our lessees operate will also affect their ability to meet their lease obligations. Since the majority of our leases require lease payments in U.S. dollars, any weakness in the local currency in which a lessee operates against the U.S. dollar could also adversely affect its ability to pay us.

     Some of our current lessees are in a weak financial position and you should expect this to continue to be the case with future lessees. In particular, many of our lessees are based or operate in regions such as Asia or Latin

America that from time to time experience severe economic crises. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments. The current level of defaults and lessee arrears may not be representative of future defaults and arrears, and defaults and arrears may increase as the aircraft industry experiences anticipated cyclical downturns, particularly in regions such as Asia or Latin America. See "The Aircraft, Related Leases and Collateral -- The Lessees" and "The Commercial Aircraft Industry" for a more detailed discussion of the regional concentrations of our lessees and the economic trends of the regions that may impact their financial condition.

     WE MAY NOT BE ABLE TO TERMINATE LEASES OR REPOSSESS AIRCRAFT WHEN A LESSEE DEFAULTS, CAUSING US TO INCUR UNEXPECTED REPOSSESSION COSTS THAT REDUCE OUR CASH FLOW.

     If there is an event of default under a lease, we have the right to terminate the lease and repossess the aircraft. However, it may be difficult, expensive and time-consuming for us to enforce our rights in some circumstances, especially if the lessee contests the termination or is bankrupt or under court protection. Delays resulting from proceedings to repossess an aircraft add to the period when the aircraft is not generating cash flow for us. In addition, we may incur significant costs in trying to repossess an aircraft and in performing maintenance and other work necessary to make the aircraft available for re-lease or sale, including retrieval or reconstruction of aircraft records. We may also incur swap breakage costs. Our efforts to repossess an aircraft following a lessee's default may also be limited by the laws of the local jurisdiction which may delay or prevent repossession. All of this may adversely affect our cash flow.

RISKS RELATING TO TAX

     OWNING THE CERTIFICATES MAY HAVE TAX CONSEQUENCES FOR YOU AND MAY REDUCE YOUR INCOME.

     Ownership of the certificates may subject you to withholding of income taxes in the United States, Jersey or other jurisdictions in which Airplanes Group, its aircraft-owning and aircraft-leasing subsidiaries and the lessees are organized, reside or operate. The tax consequences of the purchase of the certificates depend to some extent upon your individual circumstances. You should consult a tax advisor and refer to "Tax Considerations" for a more detailed discussion of the possible tax consequences of owning the certificates.

     PRE-1998 AEROUSA LOSSES MAY NOT BE AVAILABLE TO OFFSET FUTURE TAXABLE INCOME OF AEROUSA, AS A RESULT OF WHICH AEROUSA MAY HAVE TO PAY ADDITIONAL U.S. FEDERAL INCOME TAX AND HAVE LESS CASH FLOW TO PAY AIRPLANES TRUST WHICH WILL HAVE LESS CASH TO MAKE PAYMENTS ON THE NOTES AND CERTIFICATES.

     AeroUSA had net operating loss carryforwards for U.S. federal income tax purposes when GE Capital acquired all of the class E notes on November 20, 1998. As a result of that acquisition, AeroUSA's pre-1998 net operating loss carryforwards may only be utilized to offset up to $452,000 of taxable income per year and possibly to offset certain "built in" gains (which existed at the time of the acquisition) on aircraft sold prior to November 20, 2003. To the extent that the pre-1998 net operating loss carryforwards are not available to offset taxable income of AeroUSA in future years, AeroUSA will be required to pay additional U.S. federal income tax which will reduce the amount available to pay to Airplanes Trust and have a negative impact on the cash flow of Airplanes Trust available to make payments on the notes and certificates.

     AEROUSA MAY INCUR ADDITIONAL TAX LIABILITIES AS A RESULT OF FILING CONSOLIDATED TAX RETURNS WITH GENERAL ELECTRIC COMPANY ("GE") OR DEBIS AIRFINANCE, INC. THERE WILL BE A NEGATIVE IMPACT ON THE CASH FLOW OF AIRPLANES GROUP IF AEROUSA INCURS ANY SUCH LIABILITIES.

     AeroUSA and its wholly owned subsidiary, AeroUSA 3 Inc. (together, the "AEROUSA GROUP"), filed U.S. federal consolidated tax returns and certain state and local tax returns with GPA, Inc. (now known as debis AirFinance, Inc.) and its subsidiaries (together, the "AERFI U.S. TAX GROUP") through November 20, 1998. Since November 20, 1998, the AeroUSA group has filed U.S. federal consolidated tax returns and certain state and local tax returns with GE and its subsidiaries (together, the "GE U.S. TAX GROUP"). As members of the consolidated tax groups, the AeroUSA group is jointly and severally liable for the applicable U.S. federal or state and local tax liabilities of the AerFi U.S. tax group for the period through November 20, 1998 and of the GE U.S. tax group for the period since November 20, 1998. There are ongoing U.S. federal, state and local tax audits with respect to taxes previously reported by the AerFi U.S. tax group.

     GE, AeroUSA and Airplanes Trust have entered into a tax sharing agreement pursuant to which GE has agreed to indemnify members of the AeroUSA group against any U.S. federal, state or local tax liabilities of any member of the GE U.S. tax group (other than an AeroUSA group member) which are imposed on the AeroUSA group that are related to any tax period or portion of a tax period beginning after November 20, 1998 and are tax liabilities that the AeroUSA group would not have incurred if they were not members of the GE U.S. tax group. Furthermore, under this tax sharing agreement, (1) AeroUSA has agreed to pay GE (in cash if a payment is then due by the GE U.S. tax group to a tax authority, otherwise in the form of subordinated non-interest bearing notes) its share of tax liabilities based on the amount of tax liabilities that the AeroUSA group would have incurred if it were not included in the GE U.S. tax group and (2) GE has agreed to pay AeroUSA, at the time such tax savings are realized, an amount equal to any tax savings by any member of the GE U.S. tax group (other than a member of the AeroUSA group) for any tax period after November 20, 1998 as a result of any tax asset generated by the AeroUSA group. Similar provisions contained in a tax sharing agreement between GPA Group (now known as debis AirFinance Ireland), GPA, Inc. (now known as debis AirFinance, Inc.), AeroUSA and Airplanes Trust which terminated on November 20, 1998 remain applicable in respect of tax periods ending on or before November 20, 1998.

     The receipt by Airplanes Trust or AeroUSA of any amounts from GE, debis AirFinance Ireland or debis AirFinance, Inc., as applicable, pursuant to the tax sharing agreements will depend upon the financial condition and liquidity of GE, debis AirFinance Ireland or debis AirFinance, Inc., as applicable, at the time any claim is made. To the extent any tax claims are successfully made against the AeroUSA group and those amounts are not indemnified by GE, debis AirFinance Ireland or debis AirFinance, Inc. under the relevant tax sharing agreements, those claims will have a negative impact on the cash flow available to Airplanes Group to make payments on the notes and certificates. In addition, because the notes and certificates are not secured directly or indirectly by the aircraft or the leases, substantially all of the assets of the AeroUSA group, including the aircraft, would be available for attachment and satisfaction of any of those claims.

     AIRPLANES LIMITED, AIRPLANES HOLDINGS AND AIRPLANES HOLDINGS' NON-U.S. SUBSIDIARIES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX AS A RESULT OF ACTIONS OF THE SERVICER OR ADMINISTRATIVE AGENT OR, IN THE CASE OF AIRPLANES HOLDINGS AND ITS IRISH TAX RESIDENT AIRCRAFT OWNING SUBSIDIARIES, BECAUSE THEY MAY NOT BENEFIT FROM THE U.S.-IRISH TAX TREATY, WHICH WOULD NEGATIVELY AFFECT THEIR CASH FLOW.

     Whether Airplanes Limited, Airplanes Holdings and Airplanes Holdings' non-U.S. subsidiaries will be subject to U.S. federal income tax may depend on the manner in which the activities of the servicer and administrative agent are performed, and in the case of Airplanes Holdings and its Irish tax resident aircraft owning subsidiaries, will depend on qualification for the benefits of the income tax treaty between the United States and Ireland (the "TREATY").

     Prior to GE Capital's acquisition of the class E notes, Airplanes Holdings and its Irish tax resident aircraft owning subsidiaries qualified for treaty benefits by virtue of a ruling obtained by AerFi Group (now known as debis AirFinance Ireland) from the U.S. competent authority, which applied to AerFi Group and its qualified affiliates. Following the acquisition of the class E notes by GE Capital, Airplanes Holdings and its Irish tax resident aircraft owning subsidiaries are no longer affiliates of AerFi Group. Accordingly, the AerFi Group ruling no longer applies to Airplanes Holdings and its Irish tax resident aircraft owning subsidiaries. Airplanes Holdings intends to seek its own competent authority ruling on similar grounds to those on which the AerFi Group ruling was based. However, there can be no assurance that such a ruling will be granted to Airplanes Holdings and its Irish tax resident aircraft owning subsidiaries, or even if the ruling is obtained, that the activities of the servicer or the administrative agent will not subject Airplanes Limited, Airplanes Holdings and Airplanes Holdings' non-U.S. subsidiaries to U.S. federal income tax on some or all of their income.

     In the event that Airplanes Limited, Airplanes Holdings or Airplanes Holdings' non-U.S. subsidiaries are subject to U.S. federal income tax on some or all of their income, the cash flow available to make payments on the notes and certificates would be reduced.

     THE OPERATIONS OF AIRPLANES LIMITED, AIRPLANES TRUST AND AEROUSA MAY BECOME SUBJECT TO IRISH CORPORATE TAXES WHICH WOULD REDUCE THEIR CASH FLOWS.

     Airplanes Limited, Airplanes Trust and AeroUSA do not intend to be treated as doing business in Ireland and, therefore, do not expect to be subject to Irish corporate tax. However, if their operations differ from those intended, they could become subject to Irish taxes.

     WE WILL NOT PAY ANY ADDITIONAL AMOUNTS TO MAKE UP FOR ANY WITHHOLDING TAX THAT MAY APPLY AND REDUCE THE AMOUNTS YOU RECEIVE.

     We will not make any additional payments to you for any withholding or deduction required by applicable law on payments on either the notes or the certificates. We will use reasonable efforts to avoid the application of withholding taxes or other deductions. If withholding taxes cannot be avoided, however, we may redeem the notes and certificates. If we do not redeem them, we will reduce the net amount of interest that is passed through to you by the amount of any withholding or deduction.

     WE MAY LOSE IRISH CORPORATE TAX BENEFITS WHICH WOULD REDUCE OUR CASH FLOW AND IMPAIR OUR ABILITY TO REPAY THE NOTES AND CERTIFICATES.

     Airplanes Limited owns 95% of the capital stock of Airplanes Holdings and GECAS owns the remaining 5%. The 5% shareholding by GECAS is intended to entitle Airplanes Holdings and some of its Irish tax-resident subsidiaries to continue to be eligible for a reduced rate of corporate tax and other corporate tax benefits for Shannon, Ireland certified companies, including a preferential 10% corporate tax rate. If GECAS reduces or relocates its operations for any reason so that it fails to maintain, among other things, specified employment levels in Ireland, or if GECAS resigns or its appointment is terminated in accordance with the terms of the servicing agreement, then Airplanes Holdings and those other companies (a) may become subject to Irish corporate taxation at general Irish statutory rates, which are currently 20% for trading income, and are expected to fall to 16% for 2002 and 12.5% for 2003 and subsequent years, and (b) may lose the ability to deduct interest payments to Airplanes Limited from their income in calculating their liability to Irish tax. The loss of these tax benefits would likely have a materially adverse effect on Airplanes Limited's ability to make payments on its notes and guarantees.

     Upon the scheduled termination of the preferential 10% tax rate on December 31, 2005, Airplanes Holdings and its Irish tax resident subsidiaries will become subject to Irish corporate tax on their net trading income, which would include leasing income, at a 12.5% tax rate as provided for in the Irish Finance Act of 1999. There can be no assurance that this tax rate will not be changed in the future.

RISKS RELATING TO BANKRUPTCY

     OUR ASSETS MAY BE CONSOLIDATED WITH THOSE OF DEBIS AIRFINANCE IRELAND OR ITS SUBSIDIARIES IF THEY BECOME BANKRUPT OR INSOLVENT, LEAVING FEWER ASSETS AVAILABLE TO REPAY THE CERTIFICATES.

     We have taken steps to structure Airplanes Group and our transactions, especially the 1996 transaction whereby we acquired our portfolio of aircraft from GPA Group (now known as debis AirFinance Ireland), to ensure that our assets would not be consolidated with the assets of debis AirFinance Ireland and would not become available to debis AirFinance Ireland's creditors in any bankruptcy or insolvency proceeding involving debis AirFinance Ireland or any of its affiliates. If debis AirFinance Ireland or any of its subsidiaries becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from debis AirFinance Ireland's assets or that debis AirFinance Ireland's transfer of aircraft to us in 1996 was improper. As a result, the aircraft and our other assets could become available to repay debis AirFinance Ireland's creditors and we could lose all of our rights in the aircraft and our other assets. If that happens, we may not have sufficient funds left to repay the certificates.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD CERTIFICATES

     Upon the terms and the conditions set forth in this prospectus and in the accompanying letter of transmittal which together constitute the exchange offer, we will accept for exchange old certificates which are properly tendered on or before the expiration date and not withdrawn as permitted below. The term "expiration date" means 5:00 p.m., New York City time, on [the 20th business day following commencement of the offer], 2001. If we, however, in our sole discretion, extend the period for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.

     On or about the date set forth on the cover page of this prospectus, we will first send this prospectus, together with the letter of transmittal, to all holders of old certificates known to us. Our obligation to accept old certificates for exchange is subject to certain conditions as listed under "-- Conditions to the Exchange Offer" below.

     We expressly reserve the right to extend the time during which the exchange offer is open, and delay acceptance of any old certificates, by giving oral or written notice of any extension to the exchange agent and the holders. During any extension, all old certificates previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We have agreed under the registration rights agreement to keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the old certificates or longer if required by applicable law.

     We expressly reserve the right to amend or terminate the exchange offer, and to refuse any old certificates not accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old certificates as promptly as practicable. We will also issue such notice in the case of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     Holders of old certificates do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission.

PROCEDURES FOR TENDERING OLD CERTIFICATES

     The tender to us of old certificates by a holder as described below and our acceptance will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     Except as set forth below, a holder including any participant in the Depository Trust Company ("DTC") system whose name appears on a security position listing as a holder of such old certificates who wishes to tender old certificates for exchange under the exchange offer must transmit to the exchange agent on or before the expiration date either:

     - a properly completed and executed letter of transmittal or a facsimile of the letter, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under "-- Exchange Agent"; or

     - a computer-generated message, transmitted through DTC's ATOP system and received by the exchange agent and forming part of a book-entry confirmation, in which the holder agrees to be bound by the terms of the letter of transmittal.

     To ensure timely delivery of the old certificates:

     - the exchange agent must receive a confirmation of a book-entry transfer of the old certificates into its account at DTC before the expiration date; or

     - the holder of old certificates must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. IF THE DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO US.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old certificates surrendered for exchange are tendered by a holder of the old certificates who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

     We will determine in our sole discretion all questions as to the validity, form, eligibility and acceptance of old certificates tendered for exchange. Our decision in this respect will be final and binding. We reserve the absolute right to reject any tenders of any old certificates not properly tendered or to reject any old certificates acceptance of which might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any old certificates either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer or any old certificates either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of old certificates for exchange must be cured within a reasonable period of time as we shall determine. None of us, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old certificates for exchange, nor shall any of us or them incur any liability for failure to give such notification.

     If a person or persons other than the holders of old certificates sign the letter of transmittal, the letter of transmittal must be accompanied by appropriate powers of attorney, signed exactly as the name or names of the holders that appear on the security position listing maintained by DTC.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign the letter of transmittal or powers of attorney, such person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

     By tendering, each holder of old certificates will represent to us that:

     - the person receiving the new certificates, whether or not the person is a holder, is acquiring the new certificates under the exchange offer in the ordinary course of business,

     - neither the holder of old certificates nor any such other person has an arrangement or understanding with any person to participate in the distribution of the new certificates,

     - if the holder is not a broker-dealer, or is a broker-dealer but will not receive new certificates for its own account in exchange for old certificates, neither the holder nor any such other person is engaged in or intends to participate in the distribution of the new certificates, and

     - neither the holder nor any other person is an "affiliate" of us within the meaning of Rule 405 under the Securities Act.

     By tendering old certificates, each holder of old certificates that is a broker-dealer, whether or not it is also an affiliate, that will receive new certificates for its own account pursuant to the exchange offer will represent that old certificates to be exchanged were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new certificates. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old certificates properly tendered and will issue the new certificates promptly after acceptance of the old certificates. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old certificates for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

     In all cases, issuance of new certificates for old certificates that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of all the documents listed under "-- Procedures for Tendering Old Certificates". If any tendered old certificates are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged old certificates will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

INTEREST ON THE NEW CERTIFICATES

     Holders of old certificates that are accepted for exchange will not receive accrued interest on the old certificates at the time of exchange. However, each new certificate will bear interest from the most recent date to which interest has been paid on the old certificates.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account for the old certificates at DTC for purposes of the exchange offer promptly after the date of this prospectus. All deliveries of old certificates must be made by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in the DTC system may make book-entry delivery of old certificates by causing DTC to transfer such old certificates into the exchange agent's account in accordance with DTC's ATOP procedures for transfer. Holders of old certificates who are unable to deliver confirmation of the book-entry tender of their old certificates into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, must tender their old certificates according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of the old certificates desires to tender them and time will not permit the holder's required documents to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Security Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,

     - on or before the expiration date, the exchange agent receives from such firm, commercial bank or trust company either a properly completed and duly executed letter of transmittal, or facsimile thereof or a properly transmitted agent's message and notice of guaranteed delivery, substantially in the form provided by us listing:

       -- the name and address of the holder of old certificates,

       -- the amount of old certificates tendered,

       -- stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and all other documents required by the letter of transmittal will be deposited by such firm, commercial bank or trust company with the exchange agent, and

     - a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Tenders of old certificates may be withdrawn at any time before the expiration date.

     For a withdrawal to be effective, either a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "-- Exchange Agent" or the appropriate procedures of DTC's ATOP system must be complied with. Any notice of withdrawal must specify the name of the person that tendered the old certificates to be withdrawn and identify the old certificates to be withdrawn. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old certificates and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility of such notices will be determined by us, and our determination shall be final and binding on all parties. Any old certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old certificates which holders have tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with DTC for the old certificates as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Holders who have properly withdrawn old certificates may retender old certificates by following one of the procedures described under "-- Procedures for Tendering Old Certificates" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we shall not be required to accept any old certificates for exchange or to issue new certificates in exchange for any old certificates. We may terminate or amend the exchange offer if, at any time before the acceptance of such old certificates for exchange or the exchange of the new certificates for such old certificates, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for our sole benefit and we may assert it regardless of the circumstances giving rise to such condition or we may waive it in whole or in part at any time and from time to time in our sole discretion. Any failure on our part at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old certificates tendered, and no new certificates will be issued in exchange for any such old certificates, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

             Delivery To: Bankers Trust Company, as Exchange Agent

        By Facsimile:          By Overnight Mail or Courier:        By Hand Delivery:
 BT Services Tennessee, Inc.    BT Services Tennessee, Inc.       Bankers Trust Company
     Reorganization Unit         Corporate Trust & Agency       Corporate Trust & Agency
       P.O. Box 292737                     Group                          Group
    Nashville, Tennessee            Reorganization Unit           Attn: Reorganization
         37229-2737               648 Grassmere Park Road              Department
                                Nashville, Tennessee 37211      Receipt & Delivery Window
                                                               123 Washington Street, 1st
                                                                          Floor
                                                                New York, New York 10006
   Facsimile Transmission          Confirm by Telephone:              Information:
            Number:                   (615) 835-3572                 (800) 735-7777
       (615) 835-3701

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AN ADDRESS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN TO A NUMBER SET FORTH ABOVE WILL NOT BE A VALID DELIVERY.

FEES AND EXPENSES

     The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by the exchange agent, on our behalf. No additional compensation will be paid to the exchange agent who engages in soliciting tenders. We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $500,000.

TRANSFER TAXES

     Holders who tender their old certificates for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the transfer of old certificates to us or our order pursuant to the exchange offer, the amount of any such transfer taxes will be payable by the tendering holder. If a tendering holder does not submit satisfactory evidence of payment of or exemption from such taxes, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of old certificates who do not exchange their old certificates for new certificates under the exchange offer will continue to be subject to the transfer restrictions of the old certificates. In general, the old certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the old certificates under the Securities Act.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the new certificates prior to offering or selling such new certificates. We have agreed to register or qualify the new certificates held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder reasonably requests in writing. Unless a holder makes such a request, we do not intend to take any action to register or qualify the new certificates for resale in any such jurisdictions. In addition, the tender of old certificates pursuant to the exchange offer will reduce the principal amount of the old certificates outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of the old certificates due to a reduction in liquidity.

                                  THE PARTIES

THE TRUST AND TRUSTEE

     The 2001 refinancing trust is one of six separate pass through trusts of Airplanes Pass Through Trust that have been organized under New York law pursuant to the trust agreement and are existing as of the date of this prospectus. The sole purpose of each pass through trust is to issue a class or subclass of certificates, to acquire and hold the class or subclass of notes and guarantees corresponding to these certificates and to engage in other specified activities related to those certificates. The only assets of each pass through trust are the class or subclass of notes and guarantees corresponding to the certificates issued by it and any funds on deposit in that trust's accounts. Upon the issuance of each class or subclass of certificates, the purchasers of those certificates own all of the certificates of that class or subclass. Except for the new certificates that will be issued in connection with this exchange offer, no additional certificates will be issued by the 2001 refinancing trust.

     Bankers Trust Company acts as the trustee for each trust. The trustee will hold title to each class or subclass of notes and guarantees for the benefit of the holders of the corresponding class or subclass of certificates.

     Airplanes Limited and Airplanes Trust will pay the trustee's fees and expenses and will indemnify the trustee for any loss, liability or expenses it incurs except if it is a result of the trustee's negligence, bad faith, wilful misconduct or breach of any of its representations or warranties in the trust agreement. If the loss, liability or expense is tax-related, the trustee is also entitled to reimbursement from the relevant pass through trust and will have a lien on the assets of that trust for any taxes incurred without negligence, bad faith or wilful misconduct on the part of the trustee.

     If an event of default occurs with respect to any class or subclass of certificates, the trustee (1) may vote all of the corresponding class or subclass of notes to declare the outstanding principal amounts of the notes, together with any accrued interest, due and payable, and (2) upon the direction of the holders of 25% of that class or subclass of certificates, shall vote a corresponding amount of the corresponding class or subclass of notes to direct the indenture trustee to declare the outstanding principal amount of the notes, together with any accrued interest, due and payable in accordance with the provisions of the indentures; provided that the trustee and holders of any class of certificates will not be permitted to direct the indenture trustee until the payment in full of all amounts due and payable with respect to any class of notes ranking senior to the notes corresponding to that class of certificates. Under the terms of the indentures, all of the notes will become immediately due and payable upon the declaration by the indenture trustee for, or the vote of the appropriate percentage of the holders of, the most senior class of notes then outstanding. See "Description of Securities -- The Certificates -- Events of Default and Remedies" for a further discussion of your rights if there is an event of default. Generally, however, the certificate holders have no management powers other than to receive payments and specified information according to the terms of the certificates and the trust agreement. See "Reports to Certificate Holders" for a form of the report to certificate holders required by the trust agreement.

     The trustee may resign at any time upon at least 90 days' prior written notice. A trustee will also have to resign if (a) it becomes entitled to be reimbursed by the trust for any taxes or if taxes on the certificates can be avoided with a different trustee, and (b) Airplanes Limited and Airplanes Trust have not agreed to pay those taxes. We can also remove the trustee if it ceases to be eligible to continue as trustee, becomes incapable of acting as trustee or becomes insolvent. A holder of any certificate of the affected class or subclass may also petition a court to remove the trustee for these same reasons if some other conditions are met. In addition, a majority of the certificate holders of any class or subclass can remove their trustee for any reason. However, any resignation or removal of the trustee will only be effective when a successor trustee is appointed and accepts appointment as successor trustee under the trust agreement.

     The 2001 refinancing trust's principal address is c/o Bankers Trust Company, Four Albany Street, Mail Stop 5091, New York, NY 10006, Attention:
Corporate Trust and Agency Group, and its telephone number is +1-212-250-2601.

AIRPLANES LIMITED

     Airplanes Limited is a special purpose limited liability company formed on November 3, 1995 under the laws of Jersey, Channel Islands. Its sole purposes are to (a) acquire, own, manage, maintain, lease, re-lease, modify and sell (subject to restrictions under its indenture) the aircraft, (b) finance and refinance these activities, including guaranteeing the obligations of its subsidiaries and of Airplanes Trust, (c) manage its interest rate and currency risks, and (d) engage in other activities related to the aircraft and their financing.

     Airplanes Limited's principal assets are the intercompany loans it has advanced to its subsidiaries and 95% of the capital stock of Airplanes Holdings. As of January 31, 2001, Airplanes Holdings owned a total of 177 aircraft directly and through its aircraft-owning subsidiaries, and owned a number of aircraft-leasing subsidiaries which lease aircraft from the aircraft-owning subsidiaries and sublease them to lessees. The remaining 5% of the capital stock of Airplanes Holdings is owned by GECAS. See "Risk Factors -- Risks Relating to Tax" for a discussion of the tax benefits of this 5% ownership by GECAS and the risk of losing these benefits. Airplanes Limited has no ownership or leasehold interests in any real property.

     Airplanes Limited has an authorized share capital of 10,000 ordinary shares, with $1 par value per share. 30 ordinary shares of Airplanes Limited have been issued and are outstanding. These shares are held by Juris Limited and Lively Limited, each a Jersey limited liability company, as bare nominees for the benefit of the following three "CHARITABLE TRUSTS":

TITLE OF CLASS            NAME AND ADDRESS                            NUMBER OF SHARES    PERCENT OF CLASS
--------------            ----------------                            ----------------    ----------------
Common stock............  Mourant & Co. Trustees Limited as trustee   10 Shares              33 1/3%
                          of Holdings Trust I, 22 Grenville Street,
                          St. Helier, Jersey, Channel Islands
Common stock............  Mourant & Co. Trustees Limited as trustee   10 Shares              33 1/3%
                          of Holdings Trust II, 22 Grenville Street,
                          St. Helier, Jersey, Channel Islands
Common stock............  Mourant & Co. Trustees Limited as trustee   10 Shares              33 1/3%
                          of Holdings Trust III, 22 Grenville
                          Street, St. Helier, Jersey, Channel
                          Islands

     Under its articles of association, Airplanes Limited pays an annual fixed cumulative preferential dividend of $4,500 (the "ANNUAL DIVIDEND AMOUNT") to the holders of its capital stock, but only when it has distributable profits which may lawfully be paid as dividends and provided that no event of default has occurred and is continuing.

     Mourant & Co. Trustees Limited, as trustee of each of the three charitable trusts, has agreed pursuant to a shareholders' agreement with Airplanes Limited and the indenture trustee not to transfer any part of the capital stock of Airplanes Limited without the prior written approval of the indenture trustee and all the directors of Airplanes Limited, unless the transferee is a trustee of a substantially identical charitable trust and enters into a substantially identical shareholders' agreement.

     Airplanes Limited is managed by a board of directors, which is currently composed of five directors. See "Management of Airplanes Group -- Directors and Controlling Trustees" for details on these directors. Airplanes Limited does not have any employees or executive management of its own and relies solely on service providers to service, lease and re-lease aircraft and perform other executive and administrative responsibilities. For a description of the services provided by the service providers, see "Management of Airplanes Group -- The Servicer" and "-- The Administrative Agent and Cash Manager."

     We have taken steps to structure Airplanes Limited and its acquisition of the aircraft-owning and aircraft-leasing subsidiaries from GPA Group (now known as debis AirFinance Ireland) in 1996 to ensure that its assets would not be consolidated with the assets of debis AirFinance Ireland and would not otherwise become available to its creditors in any bankruptcy or insolvency proceeding involving debis AirFinance Ireland or any of its affiliates. For a description of the risks you could face if these steps are not effective, see "Risk Factors --Risks Relating to Bankruptcy."

     None of Airplanes Limited or its subsidiaries are involved in any litigation or arbitration proceedings which are material in the context of the issue of the subclass A-9 certificates, and Airplanes Limited is not aware of any threatened or pending litigation or arbitration proceedings that are or could be material in the context of the issue of the subclass A-9 certificates.

     The registered and principal office of Airplanes Limited is located at 22 Grenville Street, St. Helier, Jersey, Channel Islands, and its telephone number is +44-1534-609000.

AIRPLANES TRUST

     Airplanes Trust is a Delaware statutory business trust formed in November 1995. Its sole purposes are to (a) acquire, own, manage, maintain, lease, re-lease, modify and sell (subject to restrictions under its indenture) the aircraft, (b) finance and refinance these activities, including guaranteeing the obligations of its subsidiaries and of Airplanes Limited, (c) manage its interest rate and currency risks and (d) engage in other activities related to the aircraft and their financing.

     Airplanes Trust's principal assets are the intercompany loans it has advanced to its subsidiaries and 100% of the capital stock of AeroUSA, which as of January 31, 2001 owned 16 aircraft through its direct subsidiary, AeroUSA 3. The shares of AeroUSA and AeroUSA 3 are held by separate voting trusts with First Security Bank of Utah, acting as trustee, in order to satisfy the U.S. Federal Aviation Administration regulations regarding the U.S. citizenship of the owners of U.S.-registered aircraft. Airplanes Trust has no ownership or leasehold interests in any real property.

     debis AirFinance, Inc., a wholly-owned subsidiary of debis AirFinance Ireland, holds the residual ownership interest in all of the property of Airplanes Trust. In connection with the sale of the class E notes to GE Capital by GPA Group (now known as debis AirFinance Ireland) and its subsidiaries in 1998, GPA, Inc. (now known as debis AirFinance, Inc.) granted an option to GE Capital for it to purchase this residual ownership interest in Airplanes Trust for $1.00. If GE Capital does not exercise this option before its expiry date, which is 30 days after notice of the dissolution of the trust, the option will become void. Upon repayment in full of all of the indebtedness of Airplanes Trust and the dissolution of Airplanes Trust, legal title to the AeroUSA shares and other property of Airplanes Trust will revert to debis AirFinance, Inc. or GE Capital, if GE Capital has exercised its option.

     Airplanes Trust has five controlling trustees, who are the same individuals as those who currently serve as directors of Airplanes Limited, and a Delaware trustee, Wilmington Trust Company. For information on its management, see "Management of Airplanes Group -- Directors and Controlling Trustees." Airplanes Trust does not have any employees or executive officers of its own and relies solely on service providers to service, lease and re-lease the aircraft and perform other executive and administrative responsibilities. For a description of these services, see "Management of Airplanes Group -- The Servicer" and "-- The Administrative Agent and Cash Manager."

     We have taken steps to structure Airplanes Trust and its acquisition of the aircraft-owning and aircraft-leasing subsidiaries from GPA Group (now known as debis AirFinance Ireland) in 1996 to ensure that its assets would not be consolidated with the assets of debis AirFinance Ireland and would not otherwise become available to its creditors in any bankruptcy or insolvency proceeding involving debis AirFinance Ireland or any of its affiliates. For a description of the risks you could face if these steps are not effective, see "Risk Factors -- Risks Relating to Bankruptcy."

     None of Airplanes Trust, AeroUSA or AeroUSA 3 is involved in or subject to any litigation or arbitration proceedings which are material in the context of the issue of the subclass A-9 certificates, and Airplanes Trust is not aware of any threatened or pending litigation or arbitration that are or could be material in the context of the issue of the subclass A-9 certificates.

     The office of Airplanes Trust in the State of Delaware is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, c/o Wilmington Trust Company, and its telephone number is +1-302-651-1000.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new certificates offered hereby. New certificates will be exchanged for old certificates as described in this prospectus on our receipt of old certificates in like principal amount. We will cancel all of the old certificates surrendered to us in exchange for the new certificates. The net cash proceeds to us from the sale of the old certificates were approximately $750.0 million. We used these net proceeds to refinance our then existing subclass A-7 certificates ($550.0 million) and subclass A-4 certificates ($200.0 million) on March 15, 2001.

                  THE AIRCRAFT, RELATED LEASES AND COLLATERAL

OVERVIEW

     As of January 31, 2001, our portfolio comprised a total of 193 aircraft, of which 187 aircraft were on lease to 65 lessees in 35 countries and six aircraft were off-lease. At January 31, 2001, three of these off-lease aircraft were subject to lease agreements and one was subject to a letter of intent for lease. The remaining two unplaced aircraft represented 0.34% of our portfolio by appraised value as of January 31, 2001. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to three existing lessees, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease. As of January 31, 2001, the weighted average remaining contracted lease term of our portfolio (by appraised value as of that same date and without giving effect to purchase options or extension options) was 29 months. Our longest lease is scheduled to expire in September 2008. Therefore we will be required to re-lease all of our aircraft at least once before the expected final payment date for the subclass A-9 certificates. See "Risk Factors -- Risks Relating to the Leases and Cash Flows for Lease Payments" for a description of the risks you could face if any aircraft is not re-leased.

APPRAISALS

     Under the indentures, we are required, at least once each year and in any case no later than March 1 of each year, to deliver to the indenture trustee appraisals of the value of each of the aircraft in our portfolio from at least three independent appraisers. This value (the "APPRAISED VALUE") for each aircraft is the value for that aircraft at normal utilization rates in an open, unrestricted and stable market, adjusted to take account of the reported maintenance standard of that aircraft, except for the aircraft that are subject to finance leases, which are valued at their lease receivable book values. The appraisals are not based on physical inspection of the aircraft and do not take into account the value of the leases, maintenance reserves or security deposits.

     For the appraisals as of January 31, 2001, we obtained independent appraisals from three independent appraisers and calculated the appraised value of each aircraft by taking the average of the three appraisals. On this basis, the average appraised value for our portfolio of 193 aircraft was approximately $3,135.4 million as of January 31, 2001, as compared to $3,310.1 million for the same 193 aircraft based on appraisals as of February 18, 2000. The reduction in value represents utilization for the period.

     The appraised value of each aircraft in our portfolio by each of the three independent appraisers as of January 31, 2001 can be found in Appendix 1 to this prospectus. The aggregate appraised values calculated by each of the three independent appraisers for our portfolio, calculated by adding up the appraised value by that appraiser of each aircraft in our portfolio, are as follows:

                                                                    AGGREGATE
                                                                 APPRAISED VALUE
APPRAISER                                                     AS OF JANUARY 31, 2001
---------                                                     ----------------------
                                                                  (IN MILLIONS)
Airclaims Limited...........................................         $2,933.5
Aircraft Information Services, Inc..........................          3,195.9
BK Associates, Inc..........................................          3,276.7
Average of three appraisers.................................         $3,135.4

     You should not rely on the appraised value as a measure of the realizable value of any aircraft. See "Risk Factors -- Risks Relating to the Aircraft" for a discussion of the risks associated with the appraised value.

PORTFOLIO INFORMATION

     The tables set forth below summarize important information about our portfolio. For a more detailed analysis of the aircraft, see Appendix 1 to this prospectus.

     As of January 31, 2001, 95.02% of the aircraft in our portfolio by appraised value as of that same date held or were capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations (assuming for this purpose that turboprop aircraft are Stage 3 aircraft). We refer to this as being "STAGE 3" compliant and call these aircraft "STAGE 3 AIRCRAFT."

     The remaining 4.98% of the aircraft by appraised value as of January 31, 2001 held or were capable of holding a noise certificate issued under Chapter 2 of the Chicago Convention or have been shown to comply with the Stage 2 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations but do not comply with the requirements for a Stage 3 aircraft. We refer to this as being "STAGE 2" compliant and call these aircraft "STAGE 2 AIRCRAFT." Most jurisdictions have adopted these U.S. classifications, which consider Stage 2 aircraft that have been hushkitted to be Stage 3 aircraft. For purposes of the table below, Stage 2 aircraft that have been hushkitted are considered to be Stage 3 aircraft and referred to as "STAGE 3HK."

     The following table lists the aircraft by type and number as of January 31, 2001 and the percentage of our portfolio they represent by appraised value as of that same date. For the purpose of this table, turboprop aircraft are considered to be Stage 3 aircraft.

                                                                                         % OF PORTFOLIO BY
                                                      NUMBER OF                         APPRAISED VALUE AS
MANUFACTURER                       TYPE OF AIRCRAFT   AIRCRAFT    BODY TYPE    STAGE    OF JANUARY 31, 2001
------------                       ----------------   ---------   ---------    -----    -------------------
Boeing (46.68%)..................  B727-200A               2      Narrowbody     2              0.23%
                                   B737-200A              16      Narrowbody     2              2.58
                                   B737-200A               6      Narrowbody     3hk            0.79
                                   B737-300                8      Narrowbody     3              5.07
                                   B737-300QC              2      Narrowbody     3              1.14
                                   B737-400               22      Narrowbody     3             16.82
                                   B737-500               11      Narrowbody     3              6.97
                                   B747-200SF              1      Freighter      3              0.96
                                   B757-200                3      Narrowbody     3              3.53
                                   B767-200ER              1      Widebody       3              1.37
                                   B767-300ER              4      Widebody       3              7.23
McDonnell Douglas (30.52%).......  DC8-71F                18      Freighter      3              7.64
                                   DC8-73CF                1      Freighter      3              0.54
                                   DC9-32                  6      Narrowbody     2              0.71
                                   DC9-51                  4      Narrowbody     2              0.43
                                   MD-11                   3      Widebody       3              5.94
                                   MD-82                   2      Narrowbody     3              1.06
                                   MD-83                  23      Narrowbody     3             13.82
                                   MD-87                   1      Narrowbody     3              0.39
Airbus (11.45%)..................  A300-B4-200             2      Widebody       2              0.57
                                   A300-C4-200             1      Widebody       2              0.47
                                   A320-200               12      Narrowbody     3             10.41
Fokker (6.15%)...................  F-100                  16      Narrowbody     3              6.15
De Havilland of Canada (4.43%)...  DHC8-100                6      Turboprop      3              0.98
                                   DHC8-300               13      Turboprop      3              3.00
                                   DHC8-300C               2      Turboprop      3              0.45
ATR (0.68%)......................  ATR42-300               4      Turboprop      3              0.68
Fairchild (0.09%)................  METRO-III               3      Turboprop      3              0.09
                                                         ---                                  ------
  Total..........................                        193                                  100.00%
                                                         ===                                  ======

     The following table sets forth the exposure of our portfolio by lessee as of January 31, 2001 according to the number of aircraft and the appraised value as of that same date.

                                                                              % OF PORTFOLIO BY
                                                                NUMBER OF    APPRAISED VALUE AS
LESSEE(1)                                                       AIRCRAFT     OF JANUARY 31, 2001
---------                                                       ---------    -------------------
Air Canada Capital Limited..................................        11               8.95%
Viacao Aerea Rio-Grandense S.A. (VARIG).....................         3               5.94
Turk Hava Yollari A.O. (THY Turkish Airlines)...............         7               5.28
Aerovias Nacionales de Colombia S.A. (AVIANCA)..............         6               5.08
BAX Global Inc..............................................        10               4.24
Airtours International Airways Limited......................         4               3.54
Spanair S.A.................................................         6               3.50
Compania Mexicana de Aviacion, S.A. de C.V. (MEXICANA)......        10               3.34
Rio-Sul Servicos Aereos Regionais S.A.......................         5               3.23
TAM Transportes Aereos Meridionais S.A......................         8               3.04
China Southern Airlines Company Limited.....................         4               2.47
Malev Hungarian Airlines plc................................         3               2.41
Trans World Airlines Inc. (TWA).............................         2               2.39
Lan Chile Airlines..........................................         4               2.34
Compania Hispano Irlandesa de Aviacion S.A. (FUTURA)........         3               2.26
Aerovias de Mexico, S.A. de C.V. (AEROMEXICO)...............         9               2.15
Meridiana SpA...............................................         3               1.89
Compagnie Nationale Air France (AIR FRANCE).................         2               1.72
Schreiner Airways B.V.......................................         7               1.58
Air Espana S.A. (AIR EUROPA)................................         2               1.54
Air One SpA.................................................         2               1.44
Pegasus Hava Tasimaciligi A.S...............................         2               1.42
Asiana Airlines Inc.........................................         2               1.40
Emery Worldwide Airlines, Inc...............................         3               1.40
Philippine Airlines Inc.....................................         2               1.35
American Airlines Inc.......................................         2               1.28
Aircraft International Leasing Limited (A.I.L.L.)(2)........         3               1.27
Transportes Aereos Mercantiles Pan Americanos S.A.
  (TAMPA)...................................................         3               1.27
China Xinjiang Airlines.....................................         1               1.20
Transwede Leisure AB........................................         1               1.18
America West Airlines Inc...................................         2               1.14
Balkan Bulgarian Airlines A.D...............................         2               1.13
Eurofly SpA.................................................         2               1.09
Other (32 lessees)..........................................        51              14.23
Off-lease(3)................................................         6               2.32
                                                                   ---             ------
  Total.....................................................       193             100.00%
                                                                   ===             ======

---------------

(1) Total number of lessees = 65

(2) A.I.L.L. is an indirect 100% subsidiary of Lan Chile.

(3) As of January 31, 2001, three of the six off-lease aircraft were subject to lease agreements with existing lessees and one was subject to a letter of intent for lease to a new lessee. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to Philippine Airlines, Merpati Nusantara Airlines and PT Garuda Indonesia, all existing lessees, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease.

     The following table sets forth the exposure of our portfolio by country of domicile of lessees as of January 31, 2001 according to the number of aircraft and the appraised value of the portfolio as of that same date.

                                                                              % OF PORTFOLIO BY
                                                                NUMBER OF    APPRAISED VALUE AS
COUNTRY(1)                                                      AIRCRAFT     OF JANUARY 31, 2001
----------                                                      ---------    -------------------
United States of America....................................        29              13.06%
Brazil......................................................        16              12.20
Canada......................................................        11               8.95
Spain.......................................................        11               7.29
Turkey......................................................        10               7.17
Colombia....................................................        10               6.55
Mexico......................................................        19               5.49
Italy.......................................................         7               4.43
United Kingdom..............................................         8               4.33
China.......................................................         5               3.66
Chile.......................................................         7               3.61
Hungary.....................................................         3               2.41
France......................................................         3               2.37
Indonesia...................................................         7               1.73
Netherlands.................................................         7               1.58
South Korea.................................................         2               1.40
Philippines.................................................         2               1.35
Tunisia.....................................................         2               1.26
Sweden......................................................         1               1.18
Bulgaria....................................................         2               1.13
Other (15 countries)........................................        25               6.51
Off-lease(2)................................................         6               2.32
                                                                   ---             ------
  Total.....................................................       193             100.00%
                                                                   ===             ======

---------------

(1) Total number of countries = 35

(2) As of January 31, 2001, three of the six off-lease aircraft were subject to lease agreements with lessees in Indonesia and the Philippines and one was subject to a letter of intent for lease to a lessee in the U.K. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to two lessees in Indonesia and one lessee in the Philippines, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease.

     The following table sets forth the exposure of our portfolio by regions in which lessees are domiciled as of January 31, 2001 according to the number of aircraft and the appraised value of our portfolio as of that same date.

                                                                              % OF PORTFOLIO BY
                                                                NUMBER OF    APPRAISED VALUE AS
REGION(1)                                                       AIRCRAFT     OF JANUARY 31, 2001
---------                                                       ---------    -------------------
Europe (excluding CIS Countries)............................        56              33.65%
Latin America...............................................        62              29.91
North America...............................................        40              22.01
Asia & Far East.............................................        20              10.02
Africa......................................................         2               1.26
Other (including CIS Countries).............................         3               0.54
Australia & New Zealand.....................................         4               0.29
Off-Lease(1)................................................         6               2.32
                                                                   ---             ------
  Total.....................................................       193             100.00%
                                                                   ===             ======

---------------

(1) As of January 31, 2001, three of the six off-lease aircraft were subject to lease agreements with lessees in Asia & Far East and one was subject to a letter of intent for lease to a lessee in Europe. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to three lessees in Asia & Far East, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease.

     The following table sets forth the exposure of the portfolio by year of aircraft manufacture or conversion to freighter as of January 31, 2001 according to the number of aircraft and the appraised value of the aircraft as of that same date. See note 4 to Appendix 1 for the original manufacture dates for the aircraft that were converted into freighters.

                                                                           % OF PORTFOLIO BY
                                                              NUMBER OF   APPRAISED VALUE AS
YEAR OF MANUFACTURER/ FREIGHTER CONVERSION                    AIRCRAFT    OF JANUARY 31, 2001
------------------------------------------                    ---------   -------------------
1988........................................................      15              5.37%
1989........................................................       9              4.66
1990........................................................      19             10.08
1991........................................................      43             23.65
1992........................................................      53             41.10
1993........................................................       7              3.30
Other.......................................................      47             11.84
                                                                 ---            ------
  Total.....................................................     193            100.00%
                                                                 ===            ======

     The following table sets forth the exposure of the portfolio by seat category as of January 31, 2001 according to the number of aircraft and the appraised value of the portfolio as of that same date.

                                                                                      % OF PORTFOLIO BY
                                                                         NUMBER OF   APPRAISED VALUE AS
SEAT CATEGORY                          AIRCRAFT TYPES                    AIRCRAFT    OF JANUARY 31, 2001
-------------                          --------------                    ---------   -------------------
Less than 51         DHC8, METRO-III, ATR42............................      28              5.21%
91-120               B737-200, B737-500, DC9-32/51, MD-87, F-100.......      60             18.02
121-170              B727-200, B737-300/300QC/400, MD-82/83,                 71             48.54
                     A320-200..........................................
171-240              B757-200, B767-200ER..............................       4              4.90
241-350              B767-300ER, MD-11, A300...........................      10             14.20
Freighter            B747-200SF, DC8-71F/73CF..........................      20              9.14
                                                                            ---            ------
                                                                            193            100.00%
                                                                            ===            ======

     The following table sets forth information with respect to the body type, number of seats, engine manufacturer, production years, current fleet, number of aircraft on order and number of operators of each aircraft type in our portfolio as of January 31, 2001.

      AIRCRAFT                      TYPICAL   NUMBER OF       ENGINE                          CURRENT    ON      NUMBER OF
   TYPE & VARIANT         BODY       SEATS     ENGINES    MANUFACTURER(1)  PRODUCTION YEARS    FLEET    ORDER   OPERATORS(2)
---------------------     ----      -------   ---------   ---------------  ----------------   -------   -----   ------------
A300-B4..............  Widebody       260         2       GE                  1975-1985         115       --         32
A300-C4..............  Widebody       245         2       GE                  1976-1982           3       --          1
A320-200.............  Narrowbody     150         2       CFM                     1988-         531      153         51
                                                             TBA                                 --      149         --
ATR42-300............  Turboprop       45         2       PW                  1985-1997         273       --         60
B727-200A............  Narrowbody     150         3       PW                  1972-1984         854       --        109
B737-200A............  Narrowbody     110         2       PW                  1971-1988         784       --        133
B737-300.............  Narrowbody     130         2       CFM                 1984-1999        1103       --        114
B737-400.............  Narrowbody     145         2       CFM                 1988-1999         482       --         75
B737-500.............  Narrowbody     110         2       CFM                 1989-1999         387       --         41
B747-200.............  Widebody       385         4       GE                  1970-1990         204       --         30
B757-200.............  Narrowbody     195         2       RR                      1982-         534       31         38
B767-200ER...........  Widebody       210         2       PW                  1984-1993          36       --          8
                                                             TBA                                 --        1         --
B767-300ER...........  Widebody       250         2       PW                      1987-         161        6         27
                                                             TBA                                 --        6         --
DC8-71...............  Freighter       --         4       CFM                 1966-1969          52       --          6
DC8-73...............  Freighter       --         4       CFM                 1968-1970          50       --          4
DC9-32...............  Narrowbody      95         2       PW                  1967-1982         307       --         29
DC9-51...............  Narrowbody     120         2       PW                  1974-1981         126       --          9
DHC8-100.............  Turboprop       35         2       PW                      1983-         295        1         49
DHC8-300.............  Turboprop       50         2       PW                      1988-         169       31         38
F-100................  Narrowbody     100         2       RR                  1987-1996         275       --         25
MD-11................  Widebody       285         3       GE                  1989-2000         195       --         26
MD-82................  Narrowbody     145         2       PW                  1981-1997         583       --         26
MD-83................  Narrowbody     145         2       PW                  1984-1999         277       --         27
MD-87................  Narrowbody     115         2       PW                  1986-1992          75       --         12
METRO-III............  Turboprop       20         2       Garrett             1979-1992         266       --         89

---------------

Source: Airclaims Limited.

(1) The above table identifies engine manufacturers by the following abbreviations:

       CFM = CFM International
       GE = General Electric
       PW = Pratt & Whitney
       RR = Rolls Royce
       TBA = To be announced (orders only)

(2) The number of operators does not include lessors.

THE LEASES

     Most of the leases are operating leases under which we generally retain the benefit, and bear the risk, of the residual value of the aircraft at the end of the lease. As of January 31, 2001, we had 187 leases in effect, covering our whole portfolio except for six aircraft which were off-lease. As of January 31, 2001, three of these off-lease aircraft were subject to lease agreements and one was subject to a letter of intent for lease. The remaining two unplaced aircraft represented 0.34% of our portfolio by appraised value as of January 31, 2001. As of the date of this prospectus, one of the unplaced off-lease aircraft had become subject to a letter of intent for lease, three of the off-lease aircraft subject to lease agreements had been delivered to three existing lessees, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease. All leases are managed by the servicer according to the servicing agreement.

     Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of negotiation with each lessee.

     Under a majority of our leases, the lessee is responsible, either directly or through indemnification of the lessor, for all operating expenses, including maintenance, operating, overhaul, fuel, crews, airport and navigation charges, taxes, licenses, consents and approvals, aircraft registration and hull and liability insurance. In addition, the lessees must remove all liens on the aircraft except liens that are permitted by the lease.

     Each of our current leases requires the lessee to make periodic rental payments during the term of the lease. Some of the leases also require the lessee to pay periodic amounts as maintenance reserves or to deliver letters of credit or guarantees for this purpose. Almost all the leases require the lessees to make payments to us without set-off or counterclaim, and most of them include an obligation for the lessee to gross-up payments under the lease if the lease payments are subject to withholding or other taxes. The leases also generally contain indemnification of the lessor for tax liabilities such as value added tax and stamp duty tax, but not income tax.

     Each lease also contains provisions which specify our rights and remedies if the lessee defaults in making payments or performing its other obligations under the lease. These remedies include terminating the lease and repossessing the aircraft. However, any default by a lessee may lead to reduction of payments under the leases and cause us to incur significant repossession and other costs, including breakage costs under swaps. If there is an event of default due to a lessee's bankruptcy, we may also face delays in asserting our rights if the relevant jurisdiction imposes a mandatory waiting period between default and repossession.

     The following is a summary of the principal terms of the leases as of January 31, 2001, with reference to appraised values as of that same date.

LEASE TERM.................  As of January 31, 2001 the weighted average remaining contracted lease term of the aircraft (weighted by appraised value as of January 31, 2001 and without giving effect to purchase options, early terminations or extensions) was 29 months. The longest lease was scheduled to expire in September 2008.

RENTALS....................  Rent under 180 of the leases, representing 92.10%
                             by appraised value of our portfolio as of January 31, 2001, is payable monthly in advance, and rent under seven of the leases, representing 5.58% by appraised value of our portfolio as of January 31, 2001, is payable monthly in arrears.

                             These rental payments are calculated based on a floating rate or a fixed rate or may change from one to the other over the course of the lease. The rent under all of the leases is currently payable in U.S. dollars, although in the future, some rent may be payable in euros. Some rental payments are based on the number of flight hours an aircraft is operated or may vary depending on the time of year during which the aircraft is operating.

EXTENSION OPTIONS..........  Some of the leases contain an extension option pursuant to which, depending on the negotiations with the lessee at the time of signing of the lease, either we or the lessee could extend the term of the lease at either the existing lease rate or at the future market rate. As of January 31, 2001, 44 of the leases representing 26.03% of our portfolio by appraised value as of that same date include an extension option.

EARLY TERMINATION
OPTIONS....................  Some of the leases contain an early termination option pursuant to which the lessee may terminate the lease before the scheduled expiration date if specified conditions are met. As of January 31, 2001, 26 of the leases representing 9.14% of our portfolio by appraised value as of the same date include an early termination option. Assuming that all these options are exercised for the earliest possible termination, the weighted average remaining lease term of our portfolio would be 28 months.

PURCHASE OPTIONS...........  As of January 31, 2001, 12 lessees had outstanding options to purchase a total of 33 aircraft, representing 14.00% of our portfolio by appraised value as of that same date. The latest date on which a purchase option could be exercised is November 4, 2006 for a purchase of a B767-200ER.

SECURITY DEPOSITS..........  As of January 31, 2001, lessees under 166 of the leases representing 86.15% of our portfolio by appraised value as of that same date have provided security for their obligations. As of January 31, 2001, we had $35.4 million in cash security deposits in respect of 105 aircraft representing 56.28% of our portfolio by appraised value as of that same date, and $288.8 million in letters of credit in respect of 129 aircraft representing 45.56% of our portfolio by appraised value as of that same date.

GUARANTEES.................  In twelve of the leases, we have received guarantees of the lessee's performance obligations under the lease. These guarantees were issued by the lessee's parent company or shareholders.

MAINTENANCE................  The leases contain detailed provisions specifying maintenance standards and aircraft redelivery conditions generally to be met at the lessees' expense. During the term of each lease, we require the lessee to maintain the aircraft in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements. Lessees must provide monthly maintenance reserves under approximately 110 of the leases. Under the balance of the leases, the lessee or the lessor may be required to make certain adjustment payments to one another if at redelivery the aircraft or specified items do not meet the required standards under the lease. Heavy maintenance on significant components of an aircraft, such as the airframe and the engines, is generally required to be performed on a cycle of several years and the cost of this maintenance may be material in relation to the value of the aircraft, with the overhaul of a single component often exceeding $1 million. Pursuant to the leases, if and when an aircraft is transferred from one lessee to another between maintenance overhauls, the transferring lessee is generally required to pay for that portion of the succeeding overhaul that can be attributed to its use of the aircraft under its lease.

                             Depending on the credit of the lessee and other factors, we may require that the lessee pay cash maintenance reserves (61 leases as of January 31, 2001, representing 34.51% of our portfolio by appraised value as of that same date) or provide a combination of maintenance reserves and letters of credit or guarantees (51 leases as of January 31, 2001, representing 25.22% of our portfolio by appraised value as of that same date). If the lessee pays maintenance reserves, we will have to reimburse it for maintenance it actually performs on the aircraft. Our obligation to reimburse maintenance is classified as an expense and therefore ranks senior to any payments on the certificates.

                             If the lessee is not required to pay maintenance reserves or provide letters of credit or guarantees, we have to rely on the lessee's credit and its ability to maintain the aircraft during the lease term and return it in good condition or make any maintenance payments required at the end of the lease. If maintenance is required on the aircraft but not performed, or the lessee fails to pay, we have to fund this maintenance ourselves. As of December 31, 2000, we recorded approximately $259 million of maintenance reserves liability.

                             Maintenance payments by lessees will depend upon numerous factors including the financial condition of the lessee and the ability of Airplanes Group to obtain satisfactory maintenance terms in leases. An increasing number of leases do not provide for any maintenance payments to be made by lessees as security for their maintenance obligations. Any significant variations in these factors may materially adversely affect the ability of Airplanes Group to make payments of interest, principal and premium, if any, on the notes and certificates.

REDELIVERY CONDITIONS......  At least 90% of the leases provide for the aircraft to be redelivered in a specified condition upon expiration of the lease and/or stipulate the payments to be made by the lessee to us or, in some cases, by us to the lessee, to reflect the extent to which the actual redelivery condition of the aircraft falls below or exceeds the redelivery condition specified in the lease.

INSURANCE..................  The lessees bear responsibility through an operational indemnity to carry insurance for any liabilities arising out of the operation of the aircraft. The indemnity includes liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft. The lessees are also required to carry comprehensive liability insurance and hull insurance, and any further insurance that is customary in the commercial aircraft industry, and to indemnify us against all liabilities, including where the liability to us as owner and lessor attaches by law. We are required under the leases to be named as an additional insured on hull and liability policies. Most of the leases also require the lessee to maintain the liability insurance for a specified period between one and three years after termination of that lease. Under the servicing agreement, the servicer is required to monitor the lessees' performance of obligations with respect to the insurance provisions of the applicable leases. We also carry contingent hull and liability insurance to cover any insurable loss in excess of the lessee's coverage. The amount of the contingent liability policies may not be the same as the insurance required under the lease. The amount of third party contingent insurance is subject to a number of limitations imposed by the air transportation insurance industry.

                             Most insurance certificates contain a breach of warranty endorsement so that an additional insured party remains protected even if the lessee violates any of the terms, conditions or warranties of the insurance policies, provided that the additional insured party has not caused, contributed to or knowingly condoned the breach.

THIRD PARTY LIABILITY
INSURANCE..................  The minimum third party liability limits under the leases range from $250 million in respect of turboprop aircraft to $750 million in respect of widebody aircraft. In some cases, the lessee carries significantly more insurance than the minimum specified in the lease. We also have in place our own contingent liability coverage to cover any liability in excess of the lessee's coverage or any liability resulting from a lapse for any reason of a lessee's coverage.

AIRCRAFT PROPERTY
INSURANCE..................  In all cases, the sum of the stipulated loss value and our own additional coverage in place is at least equal to the appraised value of the aircraft.

                             Permitted deductibles, which generally apply only in the case of a partial loss, range from $50,000 for turboprop aircraft to $1 million for widebody aircraft.

POLITICAL RISK INSURANCE...  With respect to some leases, we may arrange separate political risk repossession insurance for our own benefit, covering (a) confiscation, nationalization and requisition of title of the relevant aircraft by the government of the country of registration and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the aircraft, subject to the conditions of the policies.

SUBLEASES AND WET LEASES...  Under most of our current leases, the lessee may sublease the aircraft without our consent if specified conditions are met. Under most of our current leases, the lessee may also "WET LEASE" the aircraft (leasing the aircraft to a lessee with a crew and services provided by the lessor) without our consent so long as the lessee does not part with operational control of the aircraft. Where there is a sublease or a wet lease, the lessee remains fully liable to us for all its payment and performance obligations under the lease and we have no contractual relationship with the sublessee or the wet lessee. The following lessees sublease their aircraft: A.I.L.L. subleases three aircraft to Aerotransportes MAS de Carga, S.A. de C.V. (MAS Air Cargo); Schreiner Airways subleases two aircraft to Aero Contractors Co. of Nigeria Ltd; and National Jet Systems Pty. Limited subleases one aircraft to Eastern Australia Airlines. In addition, we currently lease one ATR 42-300 to Idefix, a subsidiary of ATR, and Idefix subleases the aircraft to American Eagle. Leases with new lessees will be based on a pro forma lease that will include restrictions on subleases and wet leases into specified prohibited countries.

COMPLIANCE WITH GOVERNMENTAL AND TECHNICAL REGULATION

     In addition to the general requirements regarding maintenance of the aircraft, aviation authorities from time to time issue ADs requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to all aircraft of a particular type. Manufacturer recommendations may also be issued. To the extent that a lessee fails to perform ADs that are required to maintain its certificate of airworthiness or other manufacturer requirements in respect of an aircraft (or if the aircraft is not currently subject to a lease), Airplanes Group may have to bear or share (if the lease requires it) the cost of compliance. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the aircraft are registered, including as part of the airworthiness requirements, but also in other jurisdictions where the aircraft operate. A number of jurisdictions including the United States have adopted, or are in the process of adopting, noise regulations which ultimately will require all aircraft to comply with the most restrictive currently applicable standards. Some of the jurisdictions that impose these regulations restrict the future operation of aircraft that do not meet Stage 3 noise requirements and prohibit the operation of those aircraft in those jurisdictions. As 4.98% of our portfolio by appraised value as of January 31, 2001 did not meet the Stage 3 requirements as of that same date, these regulations may adversely affect Airplanes Group because our non-compliant aircraft will not be able to operate in those jurisdictions and we may incur substantial costs to comply with the Stage 3 requirements.

     Moreover new ADs or noise or emissions reduction requirements may be adopted in the future and these could result in significant costs to Airplanes Group or adversely affect the value of, or our ability to re-lease, Stage 2 or Stage 3 aircraft. In particular, certain organizations and jurisdictions are currently considering "STAGE 4" requirements which would tighten noise and emissions certification requirements for newly manufactured aircraft. If these more restrictive requirements are adopted or applied to existing aircraft types, it could result in significant costs to Airplanes Group or adversely affect the value of, or our ability to re-lease, aircraft in our portfolio.

     Volume 2 of Annex 16 of the Chicago Convention also contains standards and recommendations regarding limitations on vented fuel and smoke and gaseous emissions for aircraft. While a number of countries have adopted regulations implementing these recommendations, these regulations generally have been prospective in nature, requiring only that newly manufactured engines meet particular standards after a particular date. To the extent that these regulations require modifications to the engines owned by Airplanes Group, they would be treated similarly to ADs under the leases.

     Aviation authorities in Europe and North America have recently adopted regulations requiring the installation of traffic collision avoidance systems, automatic emergency locator transmitters and various other systems. Depending on whether the costs of complying with these regulations are borne by us or the lessees, installation of these systems could result in significant cash capital expenditures by Airplanes Group in the future.

     The FAA recently issued an AD concerning insulation for the purpose of increasing fire safety on MD-80 and MD-11 aircraft. We have three MD-11 and 26 MD-80 aircraft, representing a total of 21.21 % of our portfolio by appraised value as of January 31, 2001. We will incur significant costs (currently estimated to be approximately $18 million) in ensuring these aircraft comply with these standards. We expect to complete the modification of 17 of the 29 aircraft by December 2001 at an estimated cost of approximately $11 million and to modify the remaining 12 aircraft by December 2005.

     The FAA is expected to issue an AD by the end of 2001 mandating the modification of affected lapjoints on Boeing 737 aircraft when the aircraft has completed 50,000 cycles. The estimated cost to implement this modification for each aircraft is approximately $230,000 per aircraft. Based on the current cycles completed to date by our 65 Boeing 737 aircraft, representing 33.36% of our portfolio by appraised value as of January 31, 2001, our Boeing 737 aircraft are not likely to require these modifications prior to 2007. However, we could incur significant costs in the future in ensuring our Boeing 737 aircraft comply with these standards, which could impact adversely our results of operations.

     The FAA is also expected to issue an AD within 12 months mandating a re-design of the rudder systems of Boeing 737 aircraft. The average cost per aircraft of these modifications is expected to be approximately $50,000. Depending on the time period within which the modifications are required to be made, the costs may be the responsibility of existing lessees. However, if the costs are not the responsibility of some or all existing lessees, we could incur significant costs in ensuring that our Boeing 737 aircraft comply with these modifications, which could impact adversely our results of operations.

THE LESSEES

     As of January 31, 2001, our aircraft were on lease to 65 lessees in 35 countries throughout the world. See "-- Portfolio Information" for the countries and regions where our lessees reside.

     A number of our lessees are in a relatively weak financial position. As of January 31, 2001, amounts outstanding for a period greater than 30 days in respect of rental payments, maintenance reserves and other miscellaneous amounts due under the leases (net of amounts in respect of default interest and cash in transit) amounted to $13.2 million in respect of 18 lessees (who leased a combined total of 36 aircraft representing 20.46% of our portfolio by appraised value as of that date) and $16.0 million in respect of seven former lessees. Of the total $29.2 million, $4.4 million was in arrears for a period greater than 30 days, $2.4 million was in arrears for a period greater than 60 days and $22.4 million was in arrears for a period greater than 90 days. Some of these lessees, as well as other lessees, have consistently been significantly in arrears in their respective rental payments and some are known to be currently experiencing financial difficulties.

     As of January 31, 2001, in addition to the $29.2 million in respect of payments past due more than 30 days, we had agreed to allow four lessees to defer rent, maintenance and miscellaneous payments totaling $8.7 million for periods ranging from six months for one lessee in respect of $5.6 million and up to 36 months for three lessees in respect of $3.1 million. In the past, restructurings have typically involved delaying rental payments for periods of up to 12 months. In addition, some restructurings have involved voluntary terminations of leases prior to lease expiration, the replacement of aircraft with less expensive aircraft and the arrangement of sub-leases from the lessee to another aircraft operator. In other cases, it has been necessary to repossess aircraft from lessees which have defaulted and re-lease the aircraft to other lessees.

     In addition to difficulties which have affected lessees in a given region, individual lessees have experienced periodic difficulties in meeting their maintenance obligations under the related leases. The difficulties have arisen from, among other things, the failure of the lessee to have in place a sufficiently well established maintenance program, adverse climate and other environmental conditions in the locations where the related aircraft is operated or financial and labor difficulties experienced by the relevant lessee. A continuous failure by a lessee to meet its maintenance obligations under the relevant lease could result in a grounding of the aircraft, cause us to incur substantial costs in restoring the aircraft to an acceptable maintenance condition before we can re-lease or sell it and adversely affect the value of the aircraft.

     The following is a discussion of the lessees experiencing difficulty by region in which they are located.

     LATIN AMERICA

     Lessees with respect to 29.91% of the aircraft by appraised value as of January 31, 2001 operate in Latin America, principally Brazil, Mexico, Colombia and Chile. The prospects for lessee operations in these countries depend in part on the general level of political stability and economic activity and policies in those countries. Future developments in the political systems or economies of these countries or the implementation of future governmental policies in these countries may materially affect lessee operations in those countries.

     Brazil. During 1999, Brazil experienced significant downturns in its economy and financial markets, including large decreases in financial asset prices and dramatic decreases in the value of its currency. While there has been some stabilization in the Brazilian economy within the last twelve months, any future general deterioration in the Brazilian economy will mean that lessees may be unable to generate sufficient revenues in Brazilian currency to pay rental payments in U.S. dollars under the leases. Future developments in the political systems or economies of Brazil and other Latin American countries may have a material adverse effect on lessee operations in those countries. At January 31, 2001, Airplanes Group leased 16 aircraft representing 12.20% of our portfolio by appraised value as of that same date to operators in Brazil. Accordingly, any future deterioration in the Latin American economies, especially Brazil, could lead to a material decrease in Airplanes Group's leasing revenues and an increase in default related costs.

     At January 31, 2001, we had eight Fokker 100 aircraft, representing 3.04% of our portfolio by appraised value as of that same date, on lease to a Brazilian lessee that was party to a 2000 restructuring agreement with us in respect of the leases for six Fokker 100 aircraft. Under the 2000 restructuring agreement, all arrears are to be paid with interest by December 31, 2003. At January 31, 2001, this lessee was current on all payments.

     In addition, in 1999, we entered into a restructuring agreement with Transbrasil, a former lessee, under which it repaid a restructured amount of approximately $1.9 million over 12 months. At January 31, 2001, Transbrasil had arrears of $3.0 million secured by a second priority mortgage over two of its own aircraft, and the servicer is currently in negotiations with Transbrasil regarding repayment. An accounting provision has been made against our receivables for the excess of the arrears over the cash security held.

     Following the default by the Brazilian airline VASP under its leases, GPA Group (now known as debis AirFinance Ireland) sought and obtained in November 1992 a preliminary injunction for repossession of 13 aircraft and three engines, and subsequently repossessed these aircraft and engines. Airplanes Group acquired seven of these aircraft from GPA Group in March 1996, four of which remain in our portfolio and represented 1.8% of our portfolio by appraised value as of January 31, 2001. In December 1996, the High Court in Sao Paolo, Brazil, found in favor of VASP on appeal and granted it the right to the return of the aircraft and engines or the right to seek damages against debis AirFinance Ireland. debis AirFinance Ireland has challenged this decision and in January 2000, the High Court granted a stay of the 1996 judgment while it considers debis AirFinance Ireland's rescission action. The risk of repossession only arises where VASP is successful in seeking repossession of the aircraft and where the aircraft are located in Brazil. Although none of our lessees which lease any of the relevant aircraft is based in Brazil, some of them may operate those aircraft into Brazil from time to time. debis

AirFinance Ireland has informed Airplanes Group that it has been advised by its Brazilian counsel that the December 1996 High Court decision was incorrect as a matter of Brazilian law and that it is actively pursuing all available courses of action, including appeals to superior courts to overturn the High Court decision.

     Colombia. Colombia has recently suffered economically as a result of the deterioration in the value of the Colombian peso and the resulting negative impact on the Colombian economy. As of January 31, 2001, we leased 10 aircraft, representing 6.55% of our portfolio by appraised value as of that same date, to three Colombian lessees. Because of the continued weakness in the value of the Colombian peso, as well as general deterioration in the Colombian economy, these lessees may be unable to generate sufficient revenues in Colombian pesos to pay the U.S. dollar denominated rental payments under the leases.

     In particular, as of January 31, 2001, we leased six aircraft, representing 5.08% of our portfolio by appraised value as of that same date, to one of our three Colombian lessees. At January 31, 2001, this lessee was $12.0 million in arrears, including deferrals. The servicer agreed not to exercise its remedies in respect of events of default currently existing under the leases in order to permit the Colombian lessee to have a stable business environment in which to develop, negotiate and commence implementing a long-term business plan. During the period to January 31, 2001 we have received approximately 77% of amounts due under the leases in cash, with the remainder provided by way of secured and unsecured notes issued by the lessee with a maturity date of January 31, 2001. The Colombian lessee's other aircraft lessors and major creditors agreed similar forbearance arrangements. The servicer is in discussion with the lessee regarding its proposed business plan and the continued operation of the leases which may include the reduction of rentals or the return of some or all of the aircraft.

     NORTH AMERICA

     As of January 31, 2001, we had 29 aircraft, representing 13.06% of our portfolio by appraised value as of that same date, on lease to 11 U.S. lessees and 11 aircraft, representing 8.95% of our portfolio by appraised value as of that same date, on lease to one Canadian lessee. The commercial aircraft industry in North America is highly sensitive to general economic conditions. Since air travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have entered into plans of reorganization or sought protection through bankruptcy, insolvency or other similar proceedings and several major U.S. airlines have ceased operations.

     On January 10, 2001, TWA, one of our lessees, filed for Chapter 11 bankruptcy protection in the U.S. TWA leased two aircraft from Airplanes Group, which represented 2.39% of our aircraft by appraised value as of January 31, 2001. On April 9, 2001, American Airlines assumed the leases in respect of these aircraft subject to certain amendments, including an extension of the lease term by 11 years in respect of the MD-83 aircraft and a reduction of the lease term by 4.5 years in respect of the B767-300ER aircraft and a reduction in monthly rentals by 26.5% in respect of the MD-83 aircraft and by 6% in respect of the B767-300ER aircraft.

     In March 1998, we reached an agreement with Tower Air, then the lessee of our only B747-200SF, representing 0.96% of our portfolio by appraised value as of January 31, 2001, which allowed Tower Air to defer payment of a security deposit and of two months rent. In March 2000, owing to its deteriorating financial condition, Tower Air agreed to return the aircraft and subsequently filed for protection from its creditors under Chapter 11 of the U.S. bankruptcy laws. The aircraft was subsequently re-leased to another U.S. lessee.

     As of the date of this prospectus, the servicer is in discussions with a North American lessee of two B737-200A aircraft, representing 0.40% of our portfolio by appraised value as of January 31, 2001, in respect of a request by the lessee to defer a portion of monthly rental payments in the period to July 2001.

     ASIA & FAR EAST

     As of January 31, 2001, 20 aircraft representing 10.02% of our portfolio by appraised value as of that same date were on lease to 11 lessees in this region. The commercial aircraft industry in Asia was adversely affected by the severe economic and financial difficulties experienced in the region during 1998 and 1999. Since 1999, there has been some stabilization and recovery in the economies of this region. Prior to 1998, the market in this region for aircraft on operating lease demonstrated significant growth rates. If the recessionary conditions that prevailed in large parts of the region were to recur it would have an adverse impact on global aircraft demand.

     During the year to March 31, 2000, a rescheduling agreement was signed with a Philippine lessee which committed to pay its balance of $2.7 million over the 36 months to September 2002. As of the date of this prospectus, the lessee has paid in accordance with the rescheduling agreement.

     EUROPE (EXCLUDING CIS)

     As of January 31, 2001, 56 aircraft representing 33.65% of our portfolio by appraised value as of that same date were on lease to 21 lessees in this region. The commercial aircraft industry in European countries, as in the rest of the world generally, is highly sensitive to general economic conditions. Because a substantial portion of airline travel (business and especially leisure) is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. Accordingly, the financial prospects for European lessees can be expected to depend largely on the level of economic activity in Europe generally and in the specific countries in which these lessees operate. A recession or other worsening of economic conditions in one or more of these countries, particularly if combined with high fuel prices and/or a weak euro, may have a material adverse effect on the ability of European lessees to meet their financial and other obligations under the leases. In addition, commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the continuing deregulation of the airline industry by the EU. There can be no assurance that competitive pressures resulting from such deregulation will not have a material adverse impact on the operations of our European lessees.

     Bulgaria. On February 15, 2001, the servicer terminated the leases with a Bulgarian lessee in respect of two B737-300 aircraft representing 1.13% of our portfolio by appraised value as of January 31, 2001. The aircraft were returned by the lessee on February 27, 2001. The lessee was $252,000 in arrears as of January 31, 2001 and $638,000 in arrears as of the date of this prospectus. The costs of repossession and the technical costs required to ensure that the aircraft are in a suitable condition for re-leasing may be significant.

     Turkey. As of January 31, 2001, ten aircraft, representing 7.17% of our portfolio by appraised value as of that same date, were leased to three lessees in Turkey. The recent fall in the value of the deutsche mark, the principal currency in which the Turkish airlines receive their revenues, and of the Turkish lira may affect the ability of these airlines to meet the U.S. dollar denominated rental and other payments due under the leases.

     Spain. As of January 31, 2001, one Spanish lessee, representing 3.50% of our portfolio by appraised value as of that same date, was in negotiations with the servicer on a restructuring of its payment obligations under its leases with Airplanes Group, which would also include an extension of certain of the leases to compensate for any proposed reduction in lease rentals.

     Ireland. As of January 31, 2001, an Irish airline which formerly leased one A300-B4-200 aircraft, representing 0.28% of our portfolio by appraised value as of that same date, was $3.6 million in arrears (including previously rescheduled amounts). A liquidator has been appointed to the airline to wind up its business. As of January 31, 2001, this aircraft was subject to a letter of intent for lease to a new lessee.

     PURCHASE OPTIONS

     As of January 31, 2001, 12 lessees with respect to 33 aircraft, representing 14.00% of our portfolio by appraised value as of that same date, held options to purchase aircraft at various dates between 2001 and 2006 at prices generally at or above their estimated appraised value at the exercise date. Since March 31, 1998, one lessee has exercised its option to purchase four B737-200A aircraft, one of which was delivered on January 15, 2000 and three of which were delivered on January 5, 2001. This lessee had options to purchase a further three aircraft, one of which has been exercised as of the date of this prospectus. At January 31, 2001, four lessees with respect to four aircraft, representing 2.61% of our portfolio by appraised value as of that same date, had options to purchase aircraft at prices below estimated appraised value at the exercise date. For the purposes of this paragraph, the estimated appraised value has been arrived at by deducting the estimated depreciation (as calculated by Airplanes Group's existing depreciation policy) from January 31, 2001 to the option exercise date from the appraised value of each aircraft.

     COMMERCIAL OPPORTUNITIES FOR OUR MD-11 AIRCRAFT

     As of January 31, 2001, we leased three MD-11 aircraft, representing 5.94% of our portfolio by appraised value as of that same date, to a Latin American lessee. These leases are expected to expire between December 2001 and September 2002. Because the market for re-leasing these aircraft in their current passenger configuration is currently, and is expected to remain, very weak, we are examining all possibilities in respect of these aircraft, including, subject to the restrictions in our indentures, selling them or converting them to freighter aircraft. The current market value of these aircraft is such that we would not be able to sell the aircraft at prices that would meet the indenture requirements. Although there is currently stronger demand for converted MD-11 aircraft, conversion into freighter aircraft would involve substantial cash expenditures by us.

AIRCRAFT SALES

     Based on the recommendations of the servicer and the administrative agent, the board of directors of Airplanes Limited and the controlling trustees of Airplanes Trust have identified a number of aircraft types for potential sale so long as the terms of a proposed sale for a particular aircraft are commercially advantageous to Airplanes Group and the sale complies with the requirements of the indentures. The aircraft types which have been identified for potential sale are B737-200, B727-200, DC-9, A300 and turboprop aircraft. At January 31, 2001, there was a total of 65 aircraft of these aircraft types in our portfolio representing 10.98% of our portfolio by appraised value as of the same date. Since June 1999, Airplanes Group has sold five aircraft of these aircraft types for an aggregate of $22.0 million, which has been applied in accordance with the priority of payments described under "Description of Securities -- The Notes and Guarantees -- Priority of Payments."

                    AIRPLANES GROUP PERFORMANCE ASSUMPTIONS

     We have determined the expected final payment date, weighted average life and yield of the subclass A-9 notes and certificates based on the assumptions regarding Airplanes Group's future performance as described below. We refer to the scenario in which all of these assumptions prove to be correct as our "BASE CASE" in this prospectus. We have set out in the tables that follow the possible revenue scenarios that we developed by fixing some of the assumptions and varying other assumptions and factors that affect Airplanes Group's revenues, costs and expenses. The assumptions do not represent a complete list of the factors that may affect the revenues, costs and expenses of Airplanes Group, but rather indicate those factors that could significantly affect Airplanes Group's performance in future years. In addition, the range of possible outcomes with respect to each assumption and the combinations of assumptions do not indicate a comprehensive set of possible results for Airplanes Group. More severe stresses than we have included in the tables may lead to payments of principal on the notes, and hence also on the certificates, being delayed or decreased or, in some cases, to an event of default.

     Accordingly, you should understand that the following tables are only an illustration of some, but not all, of the payment sensitivities of the subclass A-9 notes and certificates to some, but not all, market and economic stresses, and are not intended to be projections, estimates, forecasts or forward-looking statements. It is highly likely that actual experience will vary from the assumptions and the possible revenue scenarios reflected in the tables. The principal factors that could cause Airplanes Group's actual revenues to differ materially from such scenarios are the stresses we describe below and the risks we describe under "Risk Factors," including the risks that we may not be entitled to the benefits of the U.S.-Irish tax treaty or that we lose a part of our net operating loss carryforwards.

     We have not updated or revised the information presented to reflect changes occurring after February 9, 2001 and we do not intend to do so. As of the date of this prospectus, however, we are not aware of events or circumstances since February 9, 2001 that would cause the assumptions to be unreasonable.

SUMMARY OF THE BASE CASE

     In this table, Base Case items are shown as a percentage of lease rentals on the basis of the 193 aircraft in our portfolio as of January 31, 2001.

                                                              BASE CASE    RELATED ASSUMPTION
                                                              ---------    ------------------
                                                                              (SEE BELOW)
                                                                           ------------------
Lease rentals...............................................     100.0%            (1)
Net stress-related costs....................................      (6.0)            (2)
                                                               -------
Net lease rentals...........................................      94.0
Interest earned.............................................       2.0             (3)
Net maintenance.............................................       0.0             (4)
                                                               -------
Total cash collections......................................      96.0
Aircraft operating expenses.................................      (5.0)            (5)
SG&A(1).....................................................      (8.0)            (6)
                                                               -------
Total cash expenses.........................................     (13.0)
                                                               -------
Net cash collections........................................      83.0%
                                                               =======

---------------

(1) Stated as a percentage of Assumed First Year's Net Revenue.

     Net cash collections represent the amount available to pay interest and principal on the notes and certificates.

     You should refer to Appendix 2 to this prospectus for the month-by-month roll-out of our assumed lease rentals from the first payment date after March 15, 2001 through the final maturity date under the Base Case.

PRIMARY REVENUE ASSUMPTIONS

     We make the following assumptions about each of our main revenue line items:

     LEASE RENTALS

     "LEASE RENTALS" represents all rental payments received under the leases and the net proceeds of any aircraft sales.

     We assume that:                                                         (1)

     - we re-lease aircraft coming off lease at a monthly rental rate that is a function of the age of the aircraft and the contracted monthly rental rate as of February 9, 2001 or, for the aircraft that are available for lease on February 9, 2001, the contracted monthly rental rate of an aircraft in our portfolio of comparable type on that date, with lease rates being assumed to decline according to the following schedule:

                                  YEAR IN AIRCRAFT'S     PERCENTAGE DECLINE
                                 EXPECTED USEFUL LIFE        PER ANNUM
                                 --------------------    ------------------
                                         1-5                     2%
                                         6-15                    1%
                                        16-20                    3%
                                        21-25                    5%

     - we sell each aircraft only at the end of its expected useful life for a price that is equal to 12% of the aircraft's assumed value when new, except for the three B737-200A aircraft which are subject to existing finance leases where their value is assumed to be the final payment under the finance leases, which is $1 million for each of the aircraft.

     NET STRESS-RELATED COSTS

     "NET STRESS-RELATED COSTS" represents the net total of lost revenue due to the combination of the following five inter-related items:

       -- lost rental revenue due to aircraft downtime following the termination or expiration of a lease;

       -- bad debts realized and/or provided for; and

       -- aircraft repossession costs;

       offset by

       -- security deposits drawn after an event of default; and

       -- other leasing income, which includes lease termination payments and default interest.

     -  We assume that net stress-related costs are 6% per annum of lease
       rentals.                                                              (2)

     INTEREST EARNED

     "INTEREST EARNED" represents interest earned by funds on deposit in the collection account and any other cash balances, including the cash portion of the liquidity reserve amount, rental payments received and accrued maintenance expenses.

     -  We assume that the interest rate at which the cash balances described
       above earn interest is one month LIBOR.                               (3)

     NET MAINTENANCE

     "NET MAINTENANCE" represents maintenance payments received from lessees under the terms of the applicable leases, less maintenance costs that we make or expect to incur under the leases and any modification payments that we make.

     - We assume that net maintenance is zero overall, although there are likely to be variations from period to period due to the unpredictable
       timing of payments.                                                   (4)

OTHER REVENUE-RELATED ASSUMPTIONS

     In addition to the revenue assumptions above, we make the following revenue-related assumptions:

     -  We assume that future lease terms are five years.

     - We assume that we grant no purchase options to lessees and that no existing purchase options are exercised except for the three B737-200A aircraft which are subject to existing finance leases.

     - We assume that we grant no new lease termination or extension options to lessees and that existing termination or extension options are exercised only when to do so would result in a rental rate at the time that is lower than the rental rate that we would otherwise assume under assumption (1) above.

     - We assume that each aircraft has an expected useful life that corresponds to its aircraft type as set forth in the table below or, if longer, the number of years from the date of manufacture or conversion to freighter service of the aircraft to the date of termination of the current lease of the aircraft:

                                                                                     EXPECTED
                                                             AIRCRAFT TYPE          USEFUL LIFE
                                                             -------------          -----------
                                                                                      (YEARS)
       Passenger Jet Aircraft..............................  A300                          25
                                                             A320-200                      25
                                                             B727-200A                   22.5
                                                             B737-200A                     25
                                                             B737-300/400/500              25
                                                             B757-200                      25
                                                             B767-200ER/300ER              25
                                                             DC9-32/51                22.5-25
                                                             F-100                         25
                                                             MD-11                         25
                                                             MD-82/3/7                     25
       Freighter Jet Aircraft(1)...........................  B747-200SF                    20
                                                             DC8-71F/73CF                  20
       Turboprops..........................................  ATR42-300                   22.5
                                                             DHC8-100/300/300C           22.5
                                                             METRO-III                   22.5

---------------

       (1) Expected Useful Life in years from the date of conversion to freighter service.

     - We assume that aircraft values decline over time in accordance with the depreciation curve described under "Description of Securities -- The Notes and Guarantees -- Principal Amortization of Floating Rate Notes."

EXPENSE-RELATED ASSUMPTIONS

     We make the following assumptions about each of our main expenses:

     AIRCRAFT OPERATING EXPENSES

     "AIRCRAFT OPERATING EXPENSES" represent certain operating costs incurred in the ordinary course of the operating lease business, including insurance expenses and leasing transaction expenses.

     -  We assume that aircraft operating expenses are 5.0% per annum of lease
        rentals.                                                             (5)

     SG&A

     "SG&A EXPENSES" represents the sum of the following expense items:

     -- fees paid to GECAS as servicer of the aircraft, a portion of which will decrease with the number of aircraft remaining in the portfolio, as described under "Management of Airplanes Group -- The Servicer;"

     -- fees paid to the administrative agent, an element of which (currently $2 million) will begin to decrease proportionately according to the number of aircraft remaining in our portfolio, after our portfolio has been reduced to 153 aircraft;

     -- fees paid to the cash manager;

     -- legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing certificates and any certificates issued in this exchange offer; and

     -- other selling, general and administrative expenses and other expenses.

     - Assumed SG&A expenses is approximately 8.0% per annum of lease rentals for the twelve months ending March 15, 2002, declining over time
        thereafter as mentioned above.                                       (6)

FINANCING-RELATED ASSUMPTIONS

     We make the following financing-related assumptions:

     -  We assume that one month LIBOR remains constant at 5.20% per annum.

     - We assume that Airplanes Group makes and receives swap payments in accordance with the contracted terms of the swaps that we had in place on March 15, 2001.

     - We assume that we issue A-9 certificates that rank equally in right of payment with the outstanding class A certificates and senior to the other classes of certificates outstanding, in each case in amounts and with interest rates as set forth in the following table, and that we make payments in accordance with the order of priorities set forth under "Description of the Securities -- The Notes and Guarantees -- Priority of Payments."

                                                       ASSUMED
                                                     OUTSTANDING
                                                      PRINCIPAL
                                                     AMOUNT AS OF       ANNUAL INTEREST RATE
       CLASS OR SUBCLASS OF CERTIFICATES            MARCH 15, 2001       (PAYABLE MONTHLY)
       ---------------------------------            --------------    ------------------------
                                                     ($ MILLIONS)
       A-6........................................     $  445.4                 LIBOR + 0.340%
       A-8........................................        700.0                 LIBOR + 0.375%
       A-9........................................        750.0                 LIBOR + 0.550%
       B..........................................        278.3                 LIBOR + 0.750%
       C..........................................        349.8                         8.150%
       D..........................................        395.1                        10.875%
                                                       --------
                                                       $2,918.6
                                                       ========

     - We assume that we will issue and sell refinancing certificates on the expected final payment date of the subclass A-8 certificates as established at the time of their initial issuance and on each subsequent expected final payment date of any refinancing certificates that are soft bullet certificates, as established at the time of their initial issuance, in each case on the same terms with respect to payment priority, redemption and interest rate as the certificates being refinanced and with maturities and amortization schedules paid with the application of the Minimum and Supplemental Principal Payment Amounts.

     PRINCIPAL REPAYMENTS UNDER THE BASE CASE

     The following table shows, for each payment date presented, the percentage of the initial outstanding principal balance of the subclass A-6, A-8 and A-9 certificates expected to be outstanding on the payment date based on the assumptions. It is highly unlikely that the assumptions will correspond to actual experience. Therefore, principal payments on the certificates may occur earlier or later than set forth in the table. Airplanes Group may fail to pay principal of any class or subclass of its certificates on or prior to the expected final payment date of that class or subclass because it does not have the funds to make the payment according to the priorities described under "Description of Securities -- The Notes and Guarantees -- Priority of Payments." Such a failure will not, by itself, be an event of default.

           PERCENTAGE OF INITIAL OUTSTANDING PRINCIPAL BALANCE OF THE
                      CERTIFICATES BASED ON THE BASE CASE

                                                                                            AGGREGATE
                                                                                             CLASS A
                                                                                          CERTIFICATES,
                                                                                            INCLUDING
                                                         SUBCLASS   SUBCLASS   SUBCLASS    REFINANCING
PAYMENT DATE OCCURRING IN MARCH                            A-6        A-8        A-9      CERTIFICATES
-------------------------------                          --------   --------   --------   -------------
2001 (Closing Date)...................................      52%       100%       100%           82%
2002..................................................      31%       100%       100%           75%
2003..................................................      14%         0%       100%           68%
2004..................................................       0%         0%        95%           62%
2005..................................................       0%         0%        73%           54%
2006..................................................       0%         0%        49%           46%
2007..................................................       0%         0%        29%           40%
2008..................................................       0%         0%        11%           34%
2009..................................................       0%         0%         0%           28%
2010..................................................       0%         0%         0%           23%
2011..................................................       0%         0%         0%           17%
2012..................................................       0%         0%         0%           12%
2013..................................................       0%         0%         0%            8%
2014..................................................       0%         0%         0%            5%
2015..................................................       0%         0%         0%            2%
2016..................................................       0%         0%         0%            1%
2017..................................................       0%         0%         0%            0%
2018..................................................       0%         0%         0%            0%
2019..................................................       0%         0%         0%            0%
Weighted Average Life (years).........................     1.3        2.0        5.1           6.3

---------------

The "WEIGHTED AVERAGE LIFE" of a certificate equals P/I, where:

     P =  the sum of the following amounts calculated for each payment date: A X
        Y,

        where:

        A = the principal amount that is assumed to be paid on that payment date, and

        Y = the number of years from the date that class or subclass of certificates was issued to the relevant payment date, and

     I =   the initial principal balance of the relevant class or subclass of certificate.

DECLINING BALANCES OF THE CLASS A CERTIFICATES AND ASSUMED PORTFOLIO VALUE UNDER
                                 THE BASE CASE
                                  ($ MILLIONS)

                                                                                                              ASSUMED PORTFOLIO
                                            SUBCLASS A-8           SUBCLASS A-9           SUBCLASS A-6              VALUE
                                            ------------           ------------           ------------        -----------------
2001                                            700                    750                    445                    1213
2001                                            700                    750                    393                    1250
2001                                            700                    750                    383                    1244
2001                                            700                    750                    365                    1242
2001                                            700                    750                    353                    1239
2001                                            700                    750                    343                    1233
2001                                            700                    750                    329                    1233
2001                                            700                    750                    320                    1227
2001                                            700                    750                    310                    1222
2001                                            700                    750                    298                    1219
2002                                            700                    750                    290                    1213
2002                                            700                    750                    278                    1210
2002                                            700                    750                    266                    1207
2002                                            700                    750                    257                    1201
2002                                            700                    750                    246                    1197
2002                                            700                    750                    229                    1199
2002                                            700                    750                    219                    1193
2002                                            700                    750                    208                    1189
2002                                            700                    750                    195                    1187
2002                                            700                    750                    184                    1182
2002                                            700                    750                    172                    1179
2002                                            700                    750                    153                    1182
2003                                            700                    750                    140                    1180
2003                                            700                    750                    125                    1179
2003                                            700                    750                    117                    1171
2003                                            700                    750                    104                    1169
2003                                            700                    750                     90                    1167
2003                                            700                    750                     76                    1164
2003                                            700                    750                     65                    1159
2003                                            700                    750                     53                    1155
2003                                            700                    750                     41                    1151
2003                                            700                    750                     29                    1146
2003                                            700                    750                     16                    1142
2003                                            700                    750                      4                    1138
2004                                            700                    742                      0                    1133
2004                                            700                    730                      0                    1128
2004                                            700                    716                      0                    1125
2004                                            700                    703                      0                    1121
2004                                            700                    680                      0                    1127
2004                                            700                    665                      0                    1126
2004                                            700                    652                      0                    1122
2004                                            700                    640                      0                    1118
2004                                            700                    627                      0                    1114
2004                                            700                    614                      0                    1110
2004                                            700                    602                      0                    1105
2004                                            700                    588                      0                    1103
2005                                            700                    575                      0                    1099
2005                                            700                    563                      0                    1094
2005                                            700                    550                      0                    1090
2005                                            700                    536                      0                    1087
2005                                            700                    521                      0                    1085
2005                                            700                    506                      0                    1084
2005                                            700                    492                      0                    1081
2005                                            700                    480                      0                    1076
2005                                            700                    463                      0                    1076
2005                                            700                    449                      0                    1073
2005                                            700                    435                      0                    1071
2005                                            700                    418                      0                    1071
2006                                            700                    405                      0                    1068
2006                                            700                    385                      0                    1072
2006                                            700                    367                      0                    1073
2006                                            700                    354                      0                    1069
2006                                            700                    342                      0                    1066
2006                                            700                    329                      0                    1062
2006                                            700                    317                      0                    1059
2006                                            700                    304                      0                    1055
2006                                            700                    292                      0                    1052
2006                                            700                    280                      0                    1048
2006                                            700                    267                      0                    1044
2006                                            700                    255                      0                    1040
2007                                            700                    243                      0                    1037
2007                                            700                    231                      0                    1033
2007                                            700                    219                      0                    1029
2007                                            700                    206                      0                    1025
2007                                            700                    195                      0                    1021
2007                                            700                    183                      0                    1018
2007                                            700                    171                      0                    1014
2007                                            700                    159                      0                    1011
2007                                            700                    148                      0                    1007
2007                                            700                    136                      0                    1003
2007                                            700                    125                      0                     999
2007                                            700                    113                      0                     995
2008                                            700                    101                      0                     992
2008                                            700                     90                      0                     987
2008                                            700                     79                      0                     984
2008                                            700                     67                      0                     980
2008                                            700                     56                      0                     976
2008                                            700                     45                      0                     972
2008                                            700                     34                      0                     968
2008                                            700                     23                      0                     964
2008                                            700                     12                      0                     960
2008                                            700                      1                      0                     956
2008                                            690                      0                      0                     952
2008                                            679                      0                      0                     948
2009                                            669                      0                      0                     944
2009                                            658                      0                      0                     939
2009                                            647                      0                      0                     935
2009                                            636                      0                      0                     930
2009                                            625                      0                      0                     926
2009                                            615                      0                      0                     921
2009                                            604                      0                      0                     916
2009                                            593                      0                      0                     911
2009                                            583                      0                      0                     906
2009                                            572                      0                      0                     901
2009                                            562                      0                      0                     896
2009                                            551                      0                      0                     891
2010                                            540                      0                      0                     886
2010                                            530                      0                      0                     880
2010                                            520                      0                      0                     874
2010                                            509                      0                      0                     869
2010                                            499                      0                      0                     863
2010                                            488                      0                      0                     857
2010                                            478                      0                      0                     851
2010                                            468                      0                      0                     844
2010                                            458                      0                      0                     838
2010                                            448                      0                      0                     832
2010                                            438                      0                      0                     825
2010                                            427                      0                      0                     818
2011                                            417                      0                      0                     811
2011                                            407                      0                      0                     804
2011                                            398                      0                      0                     797
2011                                            388                      0                      0                     789
2011                                            378                      0                      0                     782
2011                                            369                      0                      0                     775
2011                                            359                      0                      0                     767
2011                                            350                      0                      0                     760
2011                                            341                      0                      0                     752
2011                                            331                      0                      0                     745
2011                                            322                      0                      0                     736
2011                                            313                      0                      0                     728
2012                                            304                      0                      0                     720
2012                                            295                      0                      0                     712
2012                                            286                      0                      0                     703
2012                                            277                      0                      0                     694
2012                                            269                      0                      0                     685
2012                                            260                      0                      0                     676
2012                                            252                      0                      0                     667
2012                                            243                      0                      0                     658
2012                                            235                      0                      0                     649
2012                                            227                      0                      0                     639
2012                                            219                      0                      0                     629
2012                                            211                      0                      0                     620
2013                                            203                      0                      0                     610
2013                                            195                      0                      0                     599
2013                                            188                      0                      0                     589
2013                                            180                      0                      0                     579
2013                                            173                      0                      0                     569
2013                                            166                      0                      0                     558
2013                                            159                      0                      0                     548
2013                                            152                      0                      0                     537
2013                                            145                      0                      0                     527
2013                                            139                      0                      0                     516
2013                                            132                      0                      0                     505
2013                                            126                      0                      0                     494
2014                                            120                      0                      0                     483
2014                                            114                      0                      0                     472
2014                                            108                      0                      0                     461
2014                                            102                      0                      0                     450
2014                                             97                      0                      0                     438
2014                                             91                      0                      0                     426
2014                                             86                      0                      0                     414
2014                                             81                      0                      0                     402
2014                                             76                      0                      0                     390
2014                                             71                      0                      0                     378
2014                                             66                      0                      0                     366
2014                                             61                      0                      0                     353
2015                                             57                      0                      0                     341
2015                                             53                      0                      0                     328
2015                                             49                      0                      0                     315
2015                                             44                      0                      0                     302
2015                                             41                      0                      0                     289
2015                                             37                      0                      0                     275
2015                                             34                      0                      0                     262
2015                                             30                      0                      0                     249
2015                                             27                      0                      0                     236
2015                                             24                      0                      0                     223
2015                                             22                      0                      0                     210
2015                                             19                      0                      0                     197
2016                                             17                      0                      0                     185
2016                                             14                      0                      0                     172
2016                                             12                      0                      0                     159
2016                                             11                      0                      0                     147
2016                                              9                      0                      0                     135
2016                                              7                      0                      0                     123
2016                                              6                      0                      0                     112
2016                                              5                      0                      0                     101
2016                                              4                      0                      0                      91
2016                                              3                      0                      0                      81
2016                                              2                      0                      0                      71
2016                                              1                      0                      0                      61
2017                                              1                      0                      0                      51
2017                                              0                      0                      0                      43
2017                                              0                      0                      0                      36
2017                                              0                      0                      0                      29
2017                                              0                      0                      0                      24
2017                                              0                      0                      0                      20
2017                                              0                      0                      0                      15
2017                                              0                      0                      0                      12
2017                                              0                      0                      0                       8
2017                                              0                      0                      0                       6
2017                                              0                      0                      0                       4
2017                                              0                      0                      0                       4
2018                                              0                      0                      0                       3
2018                                              0                      0                      0                       3
2018                                              0                      0                      0                       2
2018                                              0                      0                      0                       2

     In each of the following tables, "EXPECTED MATURITY" means the period, expressed in years, from March 15, 2001 through the expected final payment date.

     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-8 CERTIFICATES

     The table below is based on the assumptions we described above, except that we have assumed that no refinancing certificates are issued. If no refinancings occur, the expected maturities (Exp) and weighted average lives (Avg) of the subclass A-9 certificates would be as set forth below.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CERTIFICATES

                                                                     EXPECTED MATURITY/
                                                                   WEIGHTED AVERAGE LIFE
                                                            ------------------------------------
                                                              BASE CASE         NO REFINANCINGS
                                                            --------------      ----------------
                                                            EXP       AVG        EXP        AVG
                                                            ----      ----      -----      -----
Subclass A-9 Certificates.............................       7.7       5.1      15.9       10.5

     MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE CERTIFICATES

     The table below shows the minimum percentage of lease rentals that will be necessary to repay all interest and principal on the class A certificates, including the subclass A-9 certificates, by the final maturity date. If Airplanes Group received actual revenues below the percentages of lease rentals indicated below and all of the other assumptions prove to be correct, Airplanes Group would be unable to make the required payments on the notes, which would constitute an event of default under the certificates.

               PERCENTAGE OF LEASE RENTALS NECESSARY TO REPAY THE
            CERTIFICATES BY THE FINAL MATURITY DATE ASSUMING ACTUAL
 EXPERIENCE CORRESPONDS TO THE BASE CASE UNTIL THE BEGINNING OF THE YEAR STATED

                                                       CLOSING DATE    YEAR 3    YEAR 6    YEAR 10
                                                       ------------    ------    ------    -------
Class A Certificates.................................     57.2%        54.2%     47.9%      36.0%

     EFFECT OF A PERMANENT CHANGE IN LEASE RENTALS

     We have prepared the tables below based on the assumptions we described above, except that we have varied the revenue received by Airplanes Group from lease rentals by the indicated percentages, beginning in years 3 and 6 after March 15, 2001. If Airplanes Group received actual lease rentals as indicated below and all of the other assumptions prove to be correct, then the expected maturities and weighted average lives of the subclass A-9 certificates would be as set forth below.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CERTIFICATES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 3

                                               PERMANENT CHANGE IN LEASE RENTALS
                                               AS A PERCENTAGE OF LEASE RENTALS
                              -------------------------------------------------------------------
                               BASE CASE     BASE CASE                   BASE CASE     BASE CASE
                                 +10%           +5%        BASE CASE        -5%          -10%
                              -----------   -----------   -----------   -----------   -----------
                              EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-9 Certificates...   7.7    5.0    7.7    5.0    7.7    5.1    8.3    5.5    8.3    5.8

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CERTIFICATES ASSUMING A PERMANENT CHANGE IN LEASE RENTALS, BEGINNING IN YEAR 6

                                               PERMANENT CHANGE IN LEASE RENTALS
                                               AS A PERCENTAGE OF LEASE RENTALS
                              -------------------------------------------------------------------
                               BASE CASE     BASE CASE                   BASE CASE     BASE CASE
                                 +10%           +5%        BASE CASE        -5%          -10%
                              -----------   -----------   -----------   -----------   -----------
                              EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-9 Certificates...   7.7    5.1    7.7    5.1    7.7    5.1    7.7    5.1    8.1    5.2

     EFFECT OF PERMANENT CHANGE IN PORTFOLIO VALUE

     If the value of our portfolio, as adjusted for our appraisals, becomes significantly less than the value of our portfolio based on the assumptions we described above, the Principal Adjustment Amount payable to holders of the class A certificates may be increased. You should refer to "Description of Securities -- The Notes and Guarantees -- Principal Amortization of Floating Rate Notes" for a description of how these amounts are determined. Payment of this increased amount may shorten the weighted average lives of the class A certificates and lengthen the weighted average lives of the classes of certificates that rank behind the class A certificates in priority of payment. The following tables show the expected maturity and weighted average life of the subclass A-9 certificates if the adjusted portfolio value permanently changed to a given percentage of the assumed portfolio value, beginning in years 1 and 5 after March 15, 2001.

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CERTIFICATES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                          ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                          ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                              -------------------------------------------------------------------
                               BASE CASE     BASE CASE                   BASE CASE     BASE CASE
                                 +10%           +5%        BASE CASE        -5%          -10%
                              -----------   -----------   -----------   -----------   -----------
                              EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-9 Certificates...   8.1    5.7    7.9    5.4    7.7    5.1    7.3    5.1    7.3    5.1

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CERTIFICATES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                          ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
                                          ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                              -------------------------------------------------------------------
                               BASE CASE     BASE CASE                   BASE CASE     BASE CASE
                                 +10%           +5%        BASE CASE        -5%          -10%
                              -----------   -----------   -----------   -----------   -----------
                              EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-9 Certificates...   8.1    5.5    7.9    5.3    7.7    5.1    7.3    5.1    7.3    5.1

                       AIRPLANES GROUP CASH FLOW ANALYSIS

COMPARISON OF ACTUAL CASH FLOWS VERSUS THE ADJUSTED 1998 BASE CASE FOR THE THIRTY-FIVE MONTH PERIOD FROM MARCH 11, 1998 TO FEBRUARY 15, 2001.

     The financial information set forth in this Airplanes Group Cash Flow Analysis, which was not prepared in accordance with U.S. GAAP, shows the cash receipts and payments of Airplanes Group for the thirty-five month period from March 11, 1998 to February 15, 2001 (the "THIRTY-FIVE MONTH PERIOD"). You should read this information together with the financial statements and related notes of Airplanes Group.

     The Adjusted 1998 Base Case referred to below represents the 1998 Base Case adjusted to take account of the 21 aircraft sales which have occurred since March 1998 (three DC8-71Fs, one B737-300, four B737-200As, two B737-200QCs, three A300-B4-100s and eight DC9s), which sales were not anticipated in the 1998 Base Case.

     The following is a discussion of the Total Cash Collections, Total Cash Expenses, Interest Payments and Principal Payments of Airplanes Group for the Thirty-Five Month Period. You should read this discussion in conjunction with the analysis under "-- Airplanes Cash Flow Performance for the Period from March 11, 1998 to February 15, 2001 (35 Months) Comparison of Actual Cash Flows versus Adjusted 1998 Base Case Cash Flows."

CASH COLLECTIONS

     "TOTAL CASH COLLECTIONS" include Net Lease Rentals, Interest Earned, Aircraft Sales, Net Maintenance and Other Receipts (each as defined below). In the Thirty-Five Month Period, Airplanes Group generated approximately $1,427.5 million in Total Cash Collections, $56.0 million less than the Total Cash Collections contemplated by the Adjusted 1998 Base Case. This difference is due to a combination of the factors set out below. The numbers in square brackets below refer to the line item number in the analysis under "-- Airplanes Cash Flow Performance for the Period from March 11, 1998 to February 15, 2001 (35 Months) Comparison of Actual Cash Flows versus Adjusted 1998 Base Case Cash Flows."

[2]  RENEGOTIATED LEASES

     "RENEGOTIATED LEASES" refers to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. Typically, this can be a permanent reduction over the remaining lease term in exchange for other contractual concessions from the lessee. In the Thirty-Five Month Period, the amount of revenue loss attributed to Renegotiated Leases was $2.6 million, as compared to $Nil assumed in the Adjusted 1998 Base Case, and related to leases renegotiated with two lessees. The renegotiated rentals were set at the then prevailing market rate for these aircraft types.

[3]  RENTAL RESETS, INCLUDING INTEREST RATE ADJUSTMENTS FOR FLOATING RATE LEASES

     "RENTAL RESETS" is a measure of the loss in rental revenue when new lease rates are different than those assumed in the Adjusted 1998 Base Case, including lease rate adjustments for changes in interest rates on floating rate leases. Rental Resets amounted to $24.3 million in the Thirty-Five Month Period, as compared to $Nil assumed in the Adjusted 1998 Base Case.

[5]  CONTRACTED LEASE RENTALS

     "CONTRACTED LEASE RENTALS" represents the current contracted lease rental rollout, which is equal to the Adjusted 1998 Base Case Lease Rentals less adjustments for Renegotiated Leases and Rental Resets. For the Thirty-Five Month Period, Contracted Lease Rentals were $1,334.6 million, which was $26.9 million less than that assumed in the Adjusted 1998 Base Case. The difference is due to losses from Renegotiated Leases and Rental Resets as discussed above.

[6]  MOVEMENT IN CURRENT ARREARS BALANCE

     "CURRENT ARREARS" is the total Contracted Lease Rentals outstanding from current lessees at a given date but excluding any amounts classified as Bad Debts. There was a net negative movement of $20.9 million in the Current Arrears balance over the Thirty-Five Month Period, compared to $Nil assumed in the Adjusted 1998 Base Case.

     NET STRESS-RELATED COSTS

     "NET STRESS-RELATED COSTS" is a combination of all the factors which can cause actual lease rentals to vary from the Contracted Lease Rentals. The Adjusted 1998 Base Case assumed gross stress-related costs equal to 6.0% of the Adjusted 1998 Base Case Lease Rentals. However, the Adjusted 1998 Base Case also assumed the recovery of certain deferred arrears equal to 1.1% of the Adjusted 1998 Base Case Lease Rentals in the Thirty-Five Month Period, resulting in an overall Net Stress-Related Costs assumption of 4.9% of the Adjusted 1998 Base Case Lease Rentals. For the Thirty-Five Month Period, Net Stress-Related Costs incurred amounted to a net cash outflow of $48.8 million (3.5% of Lease Rentals) compared to the $67.3 million outflow assumed in the Adjusted 1998 Base Case, a variance of $18.5 million that is due to the following five factors described in items [8] to [12] below.

[8]  BAD DEBTS

     "BAD DEBTS" are arrears owed by lessees who have defaulted and which are deemed irrecoverable. They amounted to $5.2 million (0.4% of Lease Rentals) for the Thirty-Five Month Period, $8.6 million less than the Adjusted 1998 Base Case assumption of $13.8 million (1.0% of Lease Rentals). Actual Bad Debts related to four lessees.

[9]  DEFERRED ARREARS BALANCE

     "DEFERRED ARREARS BALANCE" refers to current arrears that have been capitalized and restructured into a deferred balance. In the Thirty-Five Month Period, Airplanes Group received payments totalling $16.5 million in accordance with these restructurings. Payments totalling $15.4 million were assumed to be received in accordance with restructurings included in the Adjusted 1998 Base Case.

[10] AIRCRAFT ON GROUND ("AOG")

     AOG is defined as the Adjusted 1998 Base Case Lease Rentals lost when an aircraft is off-lease and non-revenue earning. In the Thirty-Five Month Period, the amount of revenue lost attributed to AOG was $48.2 million (3.5% of Lease Rentals), as compared to $57.9 million under the Adjusted 1998 Base Case, and relates to 37 aircraft which were off-lease at different times during this period. At January 31, 2001, six aircraft were AOG.

[11] OTHER LEASING INCOME

     "OTHER LEASING INCOME" consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest. In the Thirty-Five Month Period, Other Leasing Income amounted to $4.9 million, as compared to $Nil assumed under the Adjusted 1998 Base Case.

[12] REPOSSESSION COSTS

     "REPOSSESSION COSTS" cover legal and aircraft technical costs incurred as a result of repossessing an aircraft. In the Thirty-Five Month Period, Airplanes Group repossessed 15 aircraft from nine lessees, resulting in Repossession Costs totalling $16.8 million (1.2% of Lease Rentals), as compared to $11.0 million under the Adjusted 1998 Base Case.

[14] NET LEASE RENTALS

     "NET LEASE RENTALS" is Contracted Lease Rentals less any movement in Current Arrears Balance and Net Stress-Related Costs. In the Thirty-Five Month Period, Net Lease Rentals amounted to $1,264.9 million, $29.3 million less than that assumed in the Adjusted 1998 Base Case. The variance was attributable to the combined effect of the factors outlined in items [2] and [3] and in items [6] to [12] above.

[15] INTEREST EARNED

     "INTEREST EARNED" relates to interest received on cash balances held in the Collection and Expense Accounts, which are described in greater detail in "Description of Securities -- The Accounts." In the Thirty-Five Month Period, interest earned amounted to $34.6 million, $5.3 million more than that assumed in the Adjusted 1998 Base Case. The difference is due to a combination of two offsetting factors: (1) the Adjusted 1998 Base Case made no assumption as to the interest earned on the intra-month cash balances in the Collection Account and Expense Account and (2) the average actual reinvestment rate for the Thirty-Five Month Period was 5.62% (excluding a $5 million guaranteed investment contract) as compared to the 5.75% assumed in the Adjusted 1998 Base Case.

[16] AIRCRAFT SALES

     Since March 1998, Airplanes Group has received net sales proceeds of $160.0 million in respect of the sale of 28 aircraft (including final bullet payments on four finance leases), 21 of which were not anticipated in the 1998 Base Case.

     The net sales proceeds on the 28 aircraft of $160.0 million compares with the relevant Note Target Price at the date of the respective sale of $146.6 million and a depreciated (using the depreciation curve assumed in the indentures) Initial Appraised Value (appraised as of October 1995) at the date of the respective sale of $157.0 million.

[17] NET MAINTENANCE

     "NET MAINTENANCE" refers to maintenance reserve revenue received less any maintenance reimbursements paid to lessees. In the Thirty-Five Month Period, Net Maintenance costs of $41.4 million were incurred. The Adjusted 1998 Base Case makes no assumptions for Net Maintenance as it assumes that, over time, maintenance revenue will equal maintenance expenditure. The negative maintenance cashflow performance is primarily due to the acceleration of maintenance events due to aircraft repossessions, the return of approximately $7 million in maintenance reserves to a Latin American lessee as a result of the restructuring of its leases and a greater than expected incidence of maintenance events in the Thirty-Five Month Period.

[18] OTHER RECEIPTS

     "OTHER RECEIPTS" totalling $9.4 million during the Thirty-Five Month Period comprise the following two receipts: a payment of $8.4 million from GE under the tax sharing agreement for the period ended December 31, 1999 and net proceeds of $1.0 million resulting from the exercise by Airplanes Group of an option to purchase shares in a lessee which Airplanes Group had been granted under the terms of a lease to that lessee and the subsequent sale of those shares. No Other Receipts were anticipated in the Adjusted 1998 Base Case.

CASH EXPENSES

     "TOTAL CASH EXPENSES" include Aircraft Operating Expenses and Selling, General and Administrative ("SG&A") Expenses. In the Thirty-Five Month Period, Total Cash Expenses were $190.8 million compared to $129.7 million assumed in the Adjusted 1998 Base Case, a negative variance of $61.1 million. A number of offsetting factors discussed below have given rise to this.

     "AIRCRAFT OPERATING EXPENSES" includes all operational costs related to the leasing of aircraft including costs of insurance, re-leasing and other overhead costs.

[20] RE-LEASING AND OTHER OVERHEAD COSTS

     "RE-LEASING AND OTHER OVERHEAD COSTS" consist of miscellaneous re-delivery and leasing costs associated with re-leasing events, costs of insurance and other lessee-related overhead costs. In the Thirty-Five Month Period, these costs amounted to $82.4 million (or 6.0% of Lease Rentals) compared to $27.6 million (or 2.0% of Lease Rentals) assumed in the Adjusted 1998 Base Case. Actual Re-leasing and Other Overhead Costs exceeded the Adjusted 1998 Base Case assumption primarily due to higher than assumed transition costs on aircraft delivery to new lessees and payments made in the form of lessor contributions to defray certain technical costs during the term of certain leases.

     SG&A Expenses relate to fees paid to the servicer and to other service providers.

[21] AIRCRAFT SERVICER FEES

     The "AIRCRAFT SERVICER FEES" are defined as amounts paid to the servicer in accordance with the terms of the servicing agreement. In the Thirty-Five Month Period, the total Aircraft Servicer Fees paid were $70.8 million, $4.4 million more than assumed in the Adjusted 1998 Base Case, principally as a result of higher incentive fees than assumed in the Adjusted 1998 Base Case.

     Aircraft Servicer Fees consist of:

                                                              $ MILLIONS
                                                              ----------
Retainer Fee................................................     62.8
Minimum Incentive Fee.......................................      4.5
Core Cash Flow/Sales Incentive Fee..........................      3.5
                                                                 ----
  Total Aircraft Servicer Fees..............................     70.8
                                                                 ====

     The Retainer Fee is a fixed amount per month per aircraft and changes only as aircraft are sold.

[23] OTHER SERVICER FEES AND OTHER OVERHEADS

     "OTHER SERVICER FEES AND OTHER OVERHEADS" relate to fees and expenses paid to other service providers including the administrative agent, the cash manager, financial advisors, legal advisors and accountants, and to the directors. In the Thirty-Five Month Period, Other Servicer Fees and Other Overheads amounted to $37.6 million, $1.9 million more than an assumed expense of $35.7 million in the Adjusted 1998 Base Case.

NET CASH COLLECTIONS

     "NET CASH COLLECTIONS" is defined as Total Cash Collections less Total Cash Expenses, Interest Payments and Swap Payments, each as defined below.

[30] INTEREST PAYMENTS

     In the Thirty-Five Month Period, interest payments to investors amounted to $658.6 million, which is $2.9 million lower than the Adjusted 1998 Base Case. As a result of a greater decline in aircraft appraisals over the Thirty-Five Month Period than that implied by the depreciation curve contemplated by the indentures, which resulted in a reallocation of cash flows in favour of the class A notes, there was a suspension of payments of the class E minimum interest amount of 1% from February 1999 to January 2000 and from May 2000 to February 2001. Total class E minimum interest payments suspended during these periods amounted to $10.8 million (also see Item [33] below). Higher actual amounts outstanding on each class of notes than those assumed under the Adjusted 1998 Base Case, the impact of which has been partly offset by a slightly lower than expected level of average interest rates, resulted in interest payments to the holders of the class A, B, C and D notes which were $7.9 million higher than that assumed by the Adjusted 1998 Base Case. The Adjusted 1998 Base Case assumed LIBOR to be 5.75% whereas the average monthly LIBOR rate was 5.73%.

[31] SWAP PAYMENTS

     Airplanes Group had net swap payments of $1.1 million during the Thirty-Five Month Period compared with $1.8 million assumed in the Adjusted 1998 Base Case. Included in the net swap payments of $1.1 million for the Thirty-Five Month Period is a net cash inflow of approximately $11 million on the re-couponing and unwinding of 30 of Airplanes Group's portfolio of 44 swaps in November 1999. Also included in net swap payments are net payments of $3.9 million in respect of the minimum and supplemental hedge payments in the Thirty-Five Month Period.

[33] PRINCIPAL PAYMENTS

     In the period from March 11, 1998 to February 15, 2001, total principal payments amounted to $580.9 million (comprising $493.2 million on the class A notes, $57.6 million on the class B notes, $25.2 million on the class C notes and $4.9 million on the class D notes), $109.6 million less than assumed in the Adjusted 1998 Base Case. See "Summary -- Overview -- Summary Performance to Date" for a breakdown of this $109.6 million variance.

     Applying the declining value assumptions to the original March 1996 appraisals and adjusting for aircraft sales, the total appraised value of the aircraft was assumed to be $4,073.0 million at March 15, 1998 and $3,424.3 million at February 15, 2001. Our portfolio is appraised annually and the most recent appraisal dated January 31, 2001, which was effective for the February 2001 payment date, valued our portfolio at $3,135.4 million. Applying the declining value assumptions to this appraisal, the total appraised value was $3,125.4 million at February 15, 2001.

     As a consequence of the cumulative excess decline in appraised values experienced in the period from March 1996 to February 2001, combined with overall cash performance during that period, Airplanes Group's available cash flows after payment of expenses, interest and class A and B minimum principal amounts, have been redirected in accordance with the priority of payments to pay class A principal adjustment amounts in April 1998 and May 1998 and from February 1999 to February 2001. Since the principal adjustment amounts on the class A notes rank ahead of the scheduled principal payments on the class C and D notes, and since available cash flows were not sufficient to pay all of the class A principal adjustment amounts, some of the scheduled principal payments on the class C and D notes have been deferred on some payment dates during these periods. In particular, an adverse movement in cashflow performance in the ten month period from the April 2000 payment date to the February 2001 payment date which arose due to the factors described above and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with the cumulative decline in appraised values to date, resulted in available cashflows not being sufficient to pay all of the class A principal adjustment amounts in the ten month period. As a result, no payments of the class C and D scheduled principal amounts were made in that ten month period. Consequently, total deferrals of class C and class D scheduled principal amounts amounted to $13.1 million and $6.1 million, respectively, as of February 15, 2001. The class E minimum interest amount was also suspended during the Thirty-Five Month Period (refer to Item 30 above).

     Based on the most recent appraisal as of January 31, 2001, the decline in aircraft valuations in the period from February 2000 to February 2001 was approximately $10 million more than the decrease implied by the aircraft depreciation schedules that form part of the terms of the notes. Details of the appraised values are contained in "The Aircraft, Related Leases and Collateral -- Appraisals." The decline in appraised values in this period results in an increase of $6.2 million in the principal adjustment amount outstanding from $32.4 million to $38.6 million on the class A notes as of February 15, 2001.

     The continued payment of class A principal adjustment amount will result in the continued reallocation of cashflows in favour of the class A notes until such time as the class A Target Loan to Value Ratio has been restored. Accordingly, payments of the class C and D scheduled principal amounts will continue to be deferred and the current suspension of payments of the class E minimum interest amount will also continue. There can be no assurance that cash collections will be sufficient to restore this ratio in the foreseeable future.

NOTE               REPORT LINE NAME                       DESCRIPTION
----               ----------------                       -----------
                   CASH COLLECTIONS
[1]                Lease Rentals........................  Assumptions as per the Adjusted 1998 Base Case
[2]                Renegotiated Leases..................  Change in contracted rental cash flow caused by a renegotiated lease
[3]                Rental Resets........................  Re-leasing events where new lease rate deviated from the
                                                          Adjusted 1998 Base Case
[4]                Other................................
[5]k[1]...[4]      CONTRACTED LEASE RENTALS.............  Current Contracted Lease Rentals due as at the latest
                                                          Calculation Date
[6]                Movement in Current Arrears            Current Contracted Lease Rentals not received as at the
                   Balance..............................  latest Calculation Date, excluding Bad Debts
[7]                Less Net Stress related Costs
[8]                Bad Debts............................  Arrears owed by former lessees and deemed irrecoverable
[9]                Deferred Arrears Balance.............  Current arrears that have been capitalised and restructured as a Note Payable
[10]               AOG..................................  Loss of rental due to an aircraft being off-lease and non-revenue earning
[11]               Other Leasing Income.................  Includes lease termination payments, rental guarantees and late payments charges
[12]               Repossession.........................  Legal and technical costs incurred in repossessing aircraft.
[13]k[8]...[12]    Sub-total
[14] [5]+[6]+[13]  NET LEASE RENTALS....................  Contracted Lease Rentals less Movement in Current Arrears
                                                          Balance and Net Stress-related costs
[15]               Interest Earned......................  Interest earned on monthly cash balances
[16]               Aircraft Sales.......................  Proceeds, net of fees and expenses, from the sale of aircraft.
[17]               Net Maintenance......................  Maintenance Revenue Reserve received less reimbursements to lessees
[18]               Other Receipts.......................  Net proceeds received from the sale of shares held in an airline and amounts received under the Tax Sharing
                                                          Agreement for the utilisation by GE Capital of tax losses
                                                          of Airplanes Group companies.
[19]k[14]...[18]   Total Cash Collections...............  Net Lease Rentals + Interest Earned + Aircraft Sales + Net
                                                          Maintenance + Other Receipts
                   CASH EXPENSES
                   Aircraft Operating Expenses..........  All operational costs related to the leasing of aircraft.
[20]               Releasing and Other Overheads........  Costs associated with transferring an aircraft from one lessee to another, costs of insurance and other
                                                          lessee-related overheads
                   SG&A Expenses
[21]               Aircraft Servicer Fees...............  Monthly and annual fees paid to the servicer
                   Retainer Fee.........................  Fixed amount per month per aircraft
                   Minimum Incentive Fee................  Minimum annual fee paid to Servicer for performance above an annually agreed target.
                   Core Cash Flow/Sales Incentive Fee     Fees (in excess of Minimum Incentive Fee above) paid to the
                                                          Servicer for performance above an annually agreed target/on sale of an aircraft.
[22] [21]          Sub-total
[23]               Other Servicer Fees and Other          Administrative agent, trustee and professional fees paid to
                   Overheads............................  other service providers and other overheads
[24] [22]+[23]     Sub-total
[25] [20]+[24]     Total Cash Expenses..................  Aircraft Operating Expenses + SG&A Expenses
                   NET CASH COLLECTIONS
[26] [19]          Total Cash Collections...............  Line 19 above
[27] [25]          Total Cash Expenses..................  Line 25 above
[28]               Movement in Expense Account..........  Relates to reduction in accrued expense amounts
[29]               Refinancing Expenses (accrued March    Costs relating to the March 98 refinancing accrued on
                   98)..................................  closing and paid post March 98
[30]               Interest Payments....................  Interest paid on all outstanding debt
[31]               Swap payments........................  Net swap payments (paid)/received
[32]k[26]...[31]   Total
[33]               PRINCIPAL PAYMENTS...................  Principal payments on debt

 AIRPLANES CASH FLOW PERFORMANCE FOR THE PERIOD FROM MARCH 11, 1998 TO FEBRUARY
                              15, 2001 (35 MONTHS)
   COMPARISON OF ACTUAL CASH FLOWS VERSUS ADJUSTED 1998 BASE CASE CASH FLOWS

                                                                                                 % OF LEASE RENTALS UNDER
                                                                                               THE ADJUSTED 1998 BASE CASE*
                                                                                             ---------------------------------
                                                                 ADJUSTED                               ADJUSTED
                                                                 1998 BASE                              1998 BASE
                                                       ACTUAL      CASE*     VARIANCE        ACTUAL       CASE*       VARIANCE
                                                       -------   ---------   --------        ------   -------------   --------
                                                         $M         $M          $M
             CASH COLLECTIONS
[1]          Lease Rentals...........................  1,361.5..  1,361.5       (0.0)        100.0%      100.0%         0.0%
[2]          Renegotiated Leases.....................     (2.6)       0.0       (2.6)         (0.2%)       0.0%        (0.2%)
[3]          Rental Resets...........................    (24.3)       0.0      (24.3)         (1.8%)       0.0%        (1.8%)
[4]          Other...................................  0.0....        0.0        0.0           0.0%        0.0%         0.0%
                                                       -------    -------     ------         ------      ------        -----
[5] [1-4]    CONTRACTED LEASE RENTALS................  1,334.6..  1,361.5      (26.9)         98.0%      100.0%        (2.0%)
[6]          Movement in Current Arrears Balance.....    (20.9)       0.0      (20.9)         (1.5%)       0.0%        (1.5%)
[7]          less Net Stress Related Costs
[8]          Bad Debts...............................     (5.2)     (13.8)       8.6          (0.4%)      (1.0%)        0.6%
[9]          Deferred Arrears Balance................  16.5...       15.4        1.1           1.2%        1.1%         0.1%
[10]         AOG.....................................    (48.2)     (57.9)       9.7          (3.5%)      (4.2%)        0.7%
[11]         Other Leasing Income....................  4.9....        0.0        4.9           0.4%        0.0%         0.4%
[12]         Repossession............................    (16.8)     (11.0)      (5.8)         (1.2%)      (0.8%)       (0.4%)
                                                       -------    -------     ------         ------      ------        -----
[13] [8-12]  Sub-total...............................    (48.8)     (67.3)      18.5          (3.5%)      (4.9%)        1.4%
[14] [5+6+13] NET LEASE RENTAL........................ 1,264.9..  1,294.2      (29.3)         93.0%       95.1%        (2.1%)
[15]         Interest Earned.........................  34.6...       29.3        5.3           2.5%        2.1%         0.4%
[16]         Aircraft Sales..........................  160.0..      160.0       (0.0)         11.7%       11.7%        (0.0%)
[17]         Net Maintenance.........................    (41.4)       0.0      (41.4)         (3.0%)       0.0%        (3.0%)
[18]         Other Receipts..........................  9.4....        0.0        9.4           0.7%        0.0%         0.7%
                                                       -------    -------     ------         ------      ------        -----
[19] [14-18] Total Cash Collections..................  1,427.5..  1,483.5      (56.0)        104.9%      108.9%        (4.0%)
                                                       =======    =======     ======         ======      ======        =====
             CASH EXPENSES
             Aircraft Operating Expenses
[20]         Re-leasing and other overheads..........    (82.4)     (27.6)     (54.8)         (6.0%)      (2.0%)       (4.0%)
             SG&A Expenses
[21]         Aircraft Servicer Fees
             Retainer Fee............................    (62.8)     (62.0)      (0.8)         (4.6%)      (4.6%)       (0.0%)
             Minimum Incentive Fee...................     (4.5)      (4.4)      (0.1)         (0.3%)      (0.3%)       (0.0%)
             Core Cash Flow/Sales Incentive Fee......     (3.5)       0.0       (3.5)         (0.3%)       0.0%        (0.3%)
                                                       -------    -------     ------         ------      ------        -----
[22] [21]    Sub-total...............................    (70.8)     (66.4)      (4.4)         (5.2%)      (4.9%)       (0.3%)
[23]         Other Servicer Fees and Other               (37.6)     (35.7)      (1.9)         (2.8%)      (2.6%)       (0.2%)
             Overheads...............................
                                                       -------    -------     ------         ------      ------        -----
[24] [22+23] Sub-total...............................   (108.4)    (102.1)      (6.3)         (8.0%)      (7.5%)       (0.5%)
                                                       -------    -------     ------         ------      ------        -----
[25] [24+20] Total Cash Expenses.....................   (190.8)    (129.7)     (61.1)        (14.0%)      (9.5%)       (4.5%)
                                                       =======    =======     ======         ======      ======        =====
             NET CASH COLLECTIONS
[26] [19]    Total Cash Collections..................  1,427.5..  1,483.5      (56.0)        104.9%      108.9%        (4.0%)
[27] [25]    Total Cash Expenses.....................   (190.8)    (129.7)     (61.1)        (14.0%)      (9.5%)       (4.5%)
[28]         Movement in Expense Account.............  20.7...        0.0       20.7           1.5%        0.0%         1.5%
[29]         Refinancing Expenses (accrued Mar 98)...    (16.8)       0.0      (16.8)         (1.2%)       0.0%        (1.2%)
[30]         Interest Payments.......................   (658.6)    (661.5)       2.9         (48.4%)     (48.6%)        0.2%
[31]         Swap Payments...........................     (1.1)      (1.8)       0.7          (0.1%)      (0.1%)        0.0%
                                                       -------    -------     ------         ------      ------        -----
[32] [26-31] TOTAL...................................  580.9..      690.5     (109.6)         42.7%       50.7%        (8.0%)
                                                       -------    -------     ------         ------      ------        -----
[33]         PRINCIPAL PAYMENTS
             Subclass A-5............................  93.6...       93.6       (0.0)          6.9%        6.9%        (0.0%)
             Subclass A-6............................  399.6..      475.6      (76.0)         29.3%       34.9%        (5.6%)
             Subclass B..............................  57.6...       72.0      (14.4)          4.2%        5.3%        (1.1%)
             Subclass C..............................  25.2...       38.3      (13.1)          1.9%        2.8%        (0.9%)
             Subclass D..............................  4.9....       11.0       (6.1)          0.4%        0.8%        (0.4%)
                                                       -------    -------     ------         ------      ------        -----
             Total...................................  580.9..      690.5     (109.6)         42.7%       50.7%        (8.0%)
                                                       =======    =======     ======         ======      ======        =====
             DEBT BALANCES AT FEBRUARY 15, 2001
             Subclass A-4............................    200.0      200.0        0.0
             Subclass A-6............................    450.4      374.4       76.0
             Subclass A-7............................    550.0      550.0        0.0
             Subclass A-8............................    700.0      700.0        0.0
             Subclass B..............................    279.4      265.0       14.4
             Subclass C..............................    349.8      336.7       13.1
             Subclass D..............................    395.1      389.0        6.1
                                                       -------    -------     ------
                                                       2,924.7    2,815.1      109.6
                                                       =======    =======     ======

                                                 MAR-98                            ADJUSTED 1998
                                                 CLOSING          ACTUAL            BASE CASE*
                                                 -------          -------          -------------
                                                   $M               $M                 $M
     NET CASH COLLECTIONS......................                     580.9               690.5
     Add Back Interest and Swap Payments.......                     659.7               663.3
                                                                  -------             -------
a    Net Cash Collections (excl. interest and
     swap payments)............................                   1,240.6             1,353.8
                                                                  =======             =======
b    Swaps.....................................                       1.1                 1.8
c    Class A Interest..........................                     381.2               375.8
d    Class A Minimum...........................                       0.0                 0.0
e    Class B Interest..........................                      58.7                57.5
f    Class B Minimum...........................                      52.4                31.7
g    Class C Interest..........................                      86.0                85.1
h    Class D Interest..........................                     126.3               125.9
i    Class A Principal Adjustment..............                     368.6                 0.0
j    Class C Scheduled.........................                      25.2                38.3
k    Class D Scheduled.........................                       4.9                11.0
l    Permitted Aircraft Modifications..........                       0.0                 0.0
m    Step-up Interest..........................                       0.0                 0.0
n    Class E Minimum Interest..................                       6.4                17.2
o    Class B Supplemental......................                       5.2                40.3
p    Class A Supplemental......................                     124.6               569.2
                                                                  -------             -------
     Total.....................................                   1,240.6             1,353.8
                                                                  =======             =======
(1)  INTEREST COVERAGE RATIO
     Class A...................................                       3.2                 3.6      = a/(b+c)
     Class B...................................                       2.8                 3.1      = a/(b+c+d+e)
     Class C...................................                       2.1                 2.5      = a/(b+c+d+e+f+g)
     Class D...................................                       1.8                 2.0      = a/(b+c+d+e+f+g+h)
(2)  DEBT COVERAGE RATIO
     Class A...................................                       3.2                 3.6      = a/(b+c+d)
     Class B...................................                       2.5                 2.9      = a/(b+c+d+e+f)
     Class C...................................                       1.1                 1.9      = a/(b+c+d+e+f+g+h+i+j)
     Class D...................................                       1.1                 1.9      = a/(b+c+d+e+f+g+h+i+j+k)
     LOAN TO VALUE RATIOS (IN US DOLLARS)
(3)  Expected Portfolio Value..................  4,073.0                              3,424.3
(4)  Adjusted Portfolio Value..................                   3,125.4
     Liquidity Reserve Amount
     Of which -- Cash..........................   174.4             156.5               174.4
     -- Accrued Expenses.......................     0.0              16.0                 0.0
                                                 -------          -------             -------
     Subtotal..................................   174.4             172.5               174.4
     Less Lessee Security Deposits.............    54.4              36.5                54.4
                                                 -------          -------             -------
     Subtotal..................................   120.0             136.0               120.0
                                                 -------          -------             -------
(5)  Total Asset Value.........................  4,193.0          3,261.4             3,544.3
                                                 =======          =======             =======

                                                 MARCH 15,      FEBRUARY 15,     FEBRUARY 15,
                                                   1998             2001             2001
     NOTE BALANCES AS AT:                     ---------------  ---------------  ---------------
     Class A................................  2,393.6   57.1%  1,900.4   58.3%  1,824.4   51.5%
     Class B................................   337.0    65.1%    279.4   66.8%    265.0   59.0%
     Class C................................   375.0    74.1%    349.8   77.6%    336.7   68.5%
     Class D................................   400.0    83.6%    395.1   89.7%    389.0   79.4%
                                                               -------          -------
                                              3,505.6          2,924.7          2,815.1
                                              =======          =======          =======

---------------

* Adjusted 1998 Base Case equals the 1998 Base Case as adjusted for aircraft sales which have occurred and which were not anticipated in the 1998 Base Case

(1) "INTEREST COVERAGE RATIO" is equal to Net Cash Collections (excluding interest and swap payments) expressed as a ratio of the interest payable on each subclass of notes plus the interest and minimum principal payments payable on each subclass of notes that rank senior in priority of payment to the relevant subclass of notes.

(2) "DEBT SERVICE RATIO" is equal to Net Cash Collections (excluding interest and swap payments) expressed as a ratio of the interest and Minimum/Scheduled Principal Payments payable on each subclass of notes plus the interest and Minimum/Scheduled Principal Payments payable on each subclass of notes that ranks equally with or senior to the relevant subclass of notes in the priority of payments. In respect of the class A notes, Principal Adjustment Amount payments have been excluded as they are a function of aircraft values.

(3) "EXPECTED PORTFOLIO VALUE" represents the Initial Appraised Value of each aircraft in our portfolio multiplied by the Depreciation Factor at payment date divided by the Depreciation Factor at the March 1996 closing date.

(4) "ADJUSTED PORTFOLIO VALUE" represents the appraised value of each aircraft in our portfolio as determined by the most recent appraisal multiplied by the Depreciation Factor at payment date divided by the Depreciation Factor as of the relevant appraisal date.

(5) "TOTAL ASSET VALUE" is equal to Total Expected/Adjusted Portfolio Value plus Liquidity Reserve Amount minus lessee security deposits.

                        THE COMMERCIAL AIRCRAFT INDUSTRY

     The demand for air travel in the world market can be measured in Revenue Passenger Miles, or "RPMS." RPMs are calculated by multiplying the number of fare-paying passengers carried (on Western commercial aircraft) by the distance flown in miles. In 2000, the total number of RPMs flown was 2,089 billion. The data presented in this section for 2000 is based on data published by The Airline Monitor.

     The global air travel market grew 6.5% in 2000 and had a compound annual growth rate from 1990 to 2000 of approximately 5.6%. There is a high degree of consistency among analysts and competitors about the likely growth in this industry. The Airline Monitor expects growth to continue and is projecting an underlying growth rate over the next ten years of 5.1%. Boeing expects the market to grow by 4.2% and Airbus expects it to grow by 5.2% for the same period. However, this projected rate of increase is not uniform and varies both over time and between regions, primarily as a result of economic factors and the maturity of the relevant market. For example, Airbus forecasts a 6.2% annual average increase in travel from Europe to Asia over the 10 year period, while it expects travel within the United States to increase at an annual rate of 2.9% over the same period.

     The world's airlines have recently enjoyed relative profitability. The Airline Monitor has presented summary financial data for the major world airlines. We have extracted these results for 48 airlines over the last 9 years to examine the overall trend. The following chart shows the increase in profitability for these airlines. Airline results are however coming under pressure as growth slows and fuel prices rise.

                         RELATIVE AIRLINE PROFITABILITY

                     [RELATIVE AIRLINE PROFITABILITY GRAPH]

     In addition to the underlying cyclical economic factors, the operating environment within the air travel industry has changed dramatically during the 1990s. The trend of U.S.-style deregulation and privatization of airlines is now virtually complete in Europe and is increasingly evident in other countries and regions all over the world. Deregulation of travel between countries and regions is also increasing, with open skies agreements now concluded between the U.S. and 35 countries and also between the EU and the Mercosur countries in South America.

     The airlines' load factors, which measure how many passengers an aircraft is carrying as a proportion of the maximum number that it could carry, were 4.4% higher in 1999 than in 2000 as the airlines operate much more efficiently.

                               WORLD LOAD FACTORS

                                    [GRAPH]
    GRAPH SHOWING WORLD LOAD FACTORS 1990-1999 (SOURCE: THE AIRLINE MONITOR)

     The demand for new aircraft has also been strong since 1996 with relatively low availability of used aircraft and deliveries of new aircraft in subsequent years reaching historically high levels. Some of this demand is artificially increased as many of the first and second generation commercial jets are being retired either because of age or obsolescence. This program of retirement is still at a relatively early stage and as at December 31, 2000 only 2,424 aircraft had been retired. At that date, 2,561 jet aircraft that were more than 25 years old retired had not been retired, although 536 of these were in storage. The Airline Monitor expects 5,765 new aircraft to be delivered between 2001 and 2005, of which 3,396 will be required for growth and 1,608 will be required for aircraft replacement.

                      AIRCRAFT DELIVERIES AND RETIREMENTS

                                    [GRAPH]
 GRAPH SHOWING AIRCRAFT DELIVERIES AND RETIREMENTS AS PERCENTAGE OF WORLD FLEET
            AND NET RETIRALS 1990-1999 (SOURCE: THE AIRLINE MONITOR)

     The primary factor in determining the operating lease rate that can be obtained for an aircraft is the availability of competing aircraft at the time. The number of overall surplus aircraft peaked at 1,094 in December 1993 representing 9.5% of the fleet. This number declined significantly over the following four years. The level has increased again in the period from 1998 to 2000 and stood at 541 aircrafts at December 2000. However, the increase in percentage terms is not as large, representing 3.5% of the fleet. An increase in the number of new aircraft being delivered combined with the slower overall growth in air travel has led to the recent increase in the number of surplus aircraft and, as a result, to a reduction in the operating lease rates that can be obtained for competing aircraft. In recent years, however, there have been comparatively more widebody aircraft available (as a percentage of the world widebody fleet) than narrowbody aircraft because of technological developments and the economic and financial difficulties experienced in Asia. Other material factors in determining lease rates include the cost of new aircraft and the level of interest rates.

                      AIRCRAFT AVAILABLE FOR SALE OR LEASE

                                    [GRAPH]
 GRAPH SHOWING NUMBERS OF AIRCRAFT AVAILABLE FOR SALE OR LEASE (NARROWBODY AND
           WIDEBODY) 1990 - AUGUST 2000 (SOURCE: THE AIRLINE MONITOR)

     The types of aircraft required by an airline are dictated principally by the structure of its routes and traffic volume. Approximately 70% of western-built commercial jet aircraft are narrowbody aircraft with the balance being widebody aircraft. Within the widebody sector, the availability of newer, twin-engined, long-range aircraft is likely to result in a continued weak market for earlier models such as the A300-B4, A310, B747-100, B747-200 and DC10. The new models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes. This development has caused more widebody aircraft to be withdrawn from service relative to their age than narrowbody aircraft, where technological change has been less significant.

     There are currently only two major manufacturers of commercial jet aircraft, Boeing and Airbus. This is a result of a long-term trend toward consolidation of the commercial aircraft manufacturing industry, as evidenced by the merger between Boeing and McDonnell Douglas, the formation by three European manufacturers, Aerospatiale-Matra, DASA and CASA and other entities, of the European Aeronautic Defence and Space Company, also known as EADS, and the exit of former participants such as Fokker and Lockheed. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into the industry, particularly for narrowbody and widebody jet aircraft.

     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years, reflecting the changing state of the commercial aviation industry and the economy in general. Manufacturers generally adjust production levels in response to their customers' needs and financial capacity to take delivery of ordered aircraft which in turn may be affected by the level of air traffic and the availability of competing used aircraft. The level of production in 2000 was above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus. These levels of production have been accompanied by very aggressive pricing strategies in an effort by these manufacturers to maximize their market share.

                         MANAGEMENT OF AIRPLANES GROUP

     Neither you nor the trustee have any right to participate in the management or affairs of Airplanes Group except in the limited circumstances described under "Description of Securities -- The Notes and Guarantees -- Indenture Covenants" and "-- Note Event of Default." In particular, neither you nor the trustee can supervise the functions relating to the leasing and re-leasing of the aircraft, which have generally been delegated to the servicer under the servicing agreement.

DIRECTORS AND CONTROLLING TRUSTEES

     The business and affairs of Airplanes Limited are managed by its board of directors, although Airplanes Limited has no executive management resources of its own and relies on the servicer and other service providers for executive and administrative functions. The board of directors is comprised of five members. The majority holders of the class E notes of Airplanes Limited have the right to appoint one director of Airplanes Limited and the remaining directors are independent directors appointed by a majority of the then standing directors. GE Capital, as the majority holder of the class E notes, has appointed Brian Hayden as the class E note director. If no independent directors are serving on the board at any time, the Articles of Association of Airplanes Limited require that four new independent directors be appointed. Certain significant transactions or proceedings of Airplanes Limited or its subsidiaries require the unanimous approval of all the directors of Airplanes Limited, including those relating to specified insolvency proceedings, amendments to the Memorandum and Articles of Association of Airplanes Limited, mergers or (subject to some exceptions) the sale of all or substantially all of the assets of Airplanes Limited.

     The business and affairs of Airplanes Trust are managed by its controlling trustees, although Airplanes Trust has no executive management resources of its own and relies on the servicer and other service providers for executive and administrative functions. Airplanes Trust has five controlling trustees. The majority holders of the class E notes of Airplanes Trust have the right to appoint one controlling trustee of Airplanes Trust and the remaining controlling trustees are independent controlling trustees appointed by a majority of the then standing controlling trustees. GE Capital, as the majority holder of the class E notes, has appointed Brian Hayden as the class E note controlling trustee. The four independent controlling trustees are the same individuals as the independent directors of Airplanes Limited. Certain significant transactions or proceedings of Airplanes Trust or its subsidiary AeroUSA require the unanimous approval of all of the controlling trustees of Airplanes Trust, including specified insolvency proceedings, amendments to their constituent documents, mergers or (subject to some exceptions) the sale of all or substantially all of their assets. Wilmington Trust Company serves as Delaware trustee for Airplanes Trust to fulfil the requirement that a Delaware business trust must have a trustee located in the State of Delaware, but does not participate in the management of the business and affairs of Airplanes Trust.

     The directors and controlling trustees of Airplanes Limited and Airplanes Trust, respectively, their ages and principal activities are set forth below:

                                                                   OFFICES HELD
                                             ---------------------------------------------------------
NAME                                 AGE       AIRPLANES LIMITED              AIRPLANES TRUST
----                                 ----    ---------------------    --------------------------------
Richard E. Cavanagh...............     54    Independent director     Independent controlling trustee
Roy M. Dantzic....................     56    Independent director     Independent controlling trustee
Hugh R. Jenkins...................     67    Independent director     Independent controlling trustee
William M. McCann.................     56    Chairman and             Chairman and independent
                                             independent director     controlling trustee
Brian T. Hayden...................     53    Class E note director    Class E note controlling trustee

     Richard Cavanagh is the President and Chief Executive Officer of The Conference Board, Inc., a global business research and membership enterprise based in New York City. Before taking up his current position in 1995, he served for eight years as Executive Dean of the Kennedy School of Government at Harvard University. Before that, he was a partner at McKinsey & Company, Inc., an international management consulting firm. During his 17 years with McKinsey, he took a two-year public service leave and held senior positions in The White House Office of Management & Budget. He co-authored the management book The Winning Performance.

Mr. Cavanagh also serves as a director of Aircraft Finance Trust (another aircraft securitization vehicle), the BlackRock Mutual Fund family, Arch Chemicals (formerly Olin), The Fremont Group (formerly Bechtel Investments) and The Guardian Life Insurance Company.

     Roy Dantzic qualified as a chartered accountant in 1968 and started his career with Coopers & Lybrand.
Between 1970 and 1980, he engaged in corporate advisory work, principally as a director of Samuel Montagu. In 1980, Mr. Dantzic was appointed by the British Government as the finance director of British National Oil Corporation and he served in this capacity until 1984. Between 1985 and 1989, he was a director of the corporate broking division of Wood McKenzie. In 1989 he joined the board of directors of Stanhope Properties and served as its finance director from 1992 until the company was acquired in 1995. In August 1995, Mr. Dantzic became a director of the corporate broking division of Merrill Lynch International Ltd. In addition, he has served as a non-executive director on the boards of Central Electricity Generating Board, British Nuclear Fuels Limited, Saxon Oil Limited and Total Oil Holdings Ltd. Mr. Dantzic is currently the managing director of Lattice Property Holdings Ltd.

     Hugh Jenkins has spent over 20 years in senior investment management positions. He served as Director-General of Investments for the pension plans of the National Coal Board from 1973-1985, a director of Heron International, N.V. from 1985-1986, Group Investment director of Allied Dunbar Insurance Plc from 1986-1989, and an executive director of the Prudential Corporation plc and Chairman/Chief Executive of its investment management subsidiary from 1989 to December 1995. He is currently the Chairman of Development Securities plc and a non-executive director of The Rank Group plc, EMI Group plc, Johnson Matthey plc, Gartmore European Investment Trust plc and Development Securities (Investments) plc.

     William McCann, a chartered accountant, was the Managing Partner of Craig Gardner/Price Waterhouse in the Republic of Ireland from 1987 to 1995. From 1991 to 1995 he was a member of the Price Waterhouse World Board. He was a director of the Central Bank of Ireland from 1993 to 1998. Mr. McCann was a member of the Electricity Supply Board, Ireland from 1986 to 2001 and Chairman from 1996 to 2001. Mr. McCann is currently Deputy Chairperson of the Irish Takeover Panel. He is also a director of Anglo Irish Bank Corporation plc, Canada Life Assurance (Ireland) Limited and Readymix plc and is Chairman or a director of a number of other companies. He is a member of the Irish National Competitiveness Council and is a Board Member of the University College Dublin Graduate School of Business.

     Brian Hayden qualified as a mechanical engineer in 1970 and started his career with Aer Lingus. He worked in various management positions within Aer Lingus during the next 19 years. In 1989, he moved to GPA Group (now known as debis AirFinance Ireland) to head the technical division as Senior Vice President -- Technical. In 1993, he joined GECAS and is presently an Executive Vice President with responsibility for technical management of the GECAS-owned and managed fleet. He is a director of GECAS and a former director of Irish Helicopters.

     Neither Airplanes Limited nor Airplanes Trust has any employees or executive management. The board of directors of Airplanes Limited and the controlling trustees of Airplanes Trust rely on the servicer, the administrative agent, the cash manager and the other service providers for all servicing, executive and administrative functions. See "Risk Factors -- Risks Relating to Airplanes Group and Third Parties" for a description of the risks involved in relying on service providers to operate our business. The directors and controlling trustees of Airplanes Limited and Airplanes Trust, as well as other individuals, serve as directors of various of our subsidiaries.

     MANAGEMENT COMPENSATION

     All directors of Airplanes Limited and controlling trustees of Airplanes Trust are compensated for travel and other expenses incurred in the performance of their duties. Each independent director and independent controlling trustee is paid an index-linked annual fee, currently $79,479.75, for their services in both capacities. The chairman of Airplanes Limited and Airplanes Trust also receives an additional index-linked annual fee, currently $52,986.50, for his services in that capacity. In addition, Mr. Dantzic, Mr. Jenkins and Mr. McCann each receive annual amounts, currently $7,500, $2,500 and $7,500, respectively, for their services as directors of Airplanes Holdings and some of its subsidiaries. Mr. Dantzic, Mr. Jenkins and Mr. McCann are also entitled to receive an additional $1,000 in respect of each board meeting which they attend, subject to a maximum payment of $5,000 annually for each of them. Mr. Cavanagh and Mr. Dantzic are also each entitled to receive an aggregate of $2,500 annually from AeroUSA and AeroUSA 3 for their services as directors of these companies and are also entitled to receive an additional $1,000 in respect of each board meeting of these companies which they attend, subject to a maximum payment of $5,000 annually. On July 1, 2000, the independent directors and independent controlling trustees were paid a one-off amount by Airplanes Limited and Airplanes Trust equal to the amount they would have received had their fees been index-linked from April 1, 1996, taking account of inflation from April 1, 1996 to April 1, 1999. The aggregate fees paid to the independent directors and independent controlling trustees by Airplanes Trust and Airplanes Limited may not exceed $550,000 in any year. The directors and controlling trustees are reimbursed for travel and other expenses, and premiums for directors' and officers' insurance are paid on their behalf. Neither the director nor the controlling trustee appointed by the holder of a majority in aggregate principal amount of the class E notes receives remuneration from Airplanes Limited or Airplanes Trust for his services, except reimbursement of travel and other expenses and payment of premiums for directors' and officers' insurance.

     The directors and the controlling trustees do not receive any additional cash or non-cash compensation from Airplanes Limited or Airplanes Trust (either in the form of stock options, stock appreciation rights or pursuant to any long-term incentive plan, benefit or actuarial plan or any other similar arrangements of any kind) as salary or bonus for their services as directors or controlling trustees. None of the directors or controlling trustees currently has an employment contract with either Airplanes Limited or Airplanes Trust or serves as a member of a compensation committee of either Airplanes Limited or Airplanes Trust. The compensation of the directors of Airplanes Limited is set forth in the Articles of Association of Airplanes Limited and that of the controlling trustees is set forth in the Airplanes Trust Agreement. None of the directors or controlling trustees has any beneficial ownership in any of the equity securities of Airplanes Limited, Airplanes Trust or any of their subsidiaries.

     None of the directors, controlling trustees or any member of their families, or any person owning five percent or more of Airplanes Limited's capital stock, has been party to any transaction, or is party to any currently proposed transaction, with Airplanes Limited, Airplanes Trust or any of their subsidiaries. No director or controlling trustee or any member of his family, or any corporation, organization or trust in which that director or controlling trustee is an executive officer, partner, trustee or has a beneficial interest, has been indebted in any amount to Airplanes Limited or Airplanes Trust.

     AUDIT COMMITTEES

     The audit committees of Airplanes Limited and Airplanes Trust, each established in August 2000, consist of their four independent directors or controlling trustees, respectively. The duties of each audit committee include:

     (a) consideration of the independence and appointment of external auditors and audit fees;

     (b) discussion of the nature and scope of the audit with the external auditor before any audit commences;

     (c) review of the annual financial statements before submission to the board of Airplanes Limited or controlling trustees of Airplanes Trust;

     (d) discussion of any issues and reservations arising from the audit and any matters the auditor may wish to discuss, if necessary, in the absence of the administrative agent, cash manager and servicer;

     (e)   review of Airplanes Group's internal control systems; and

     (f) consideration of other topics as defined by the board of Airplanes Limited or controlling trustees of Airplanes Trust.

THE SERVICER

     The certificates are not obligations of, or guaranteed by, GECAS, its affiliate, GE Capital, or any of its other affiliates. GECAS and its affiliates cannot be held responsible for any liabilities of Airplanes Group, including any payments due to you on the subclass A-9 certificates.

     GECAS provides various aircraft-related services to us as servicer under the servicing agreement. On November 20, 1998, GECAS' affiliate, GE Capital, acquired the class E notes previously held by GPA Group (now known as debis AirFinance Ireland) and its subsidiaries. As the holder of the majority of the class E notes, GE Capital has the right to appoint one director to the board of Airplanes Limited and one controlling trustee of Airplanes Trust. GECAS also holds 5% of the ordinary share capital of Airplanes Holdings, and its affiliate, GE Capital, has an option to acquire the residual interest in Airplanes Trust from debis AirFinance, Inc.

     GECAS is a global commercial aviation financial services company that offers a broad range of aircraft financial products and provides management, marketing and technical support services to airlines, aircraft owners, lenders and investors and various of its affiliates, including the GE Group, and other third parties, including Aircraft Finance Trust, debis AirFinance Ireland and Airplanes Group. As of January 31, 2001, GECAS and its affiliates managed a portfolio consisting of 1071 aircraft on lease to more than 161 lessees in 62 countries throughout the world. As of January 31, 2001 GECAS has also committed to purchase a total of 417 new aircraft from manufacturers, deliverable through December 2007.

     GECAS and its affiliates offer such financial products as finance leases (including both direct financing and leveraged leases), operating leases and other structured finance products (including aircraft securitization vehicles). Its management services include collecting rental payments, arranging and monitoring aircraft maintenance performed by others, limited technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and de-registration, monitoring compliance with leases, enforcement of lease provisions against lessees, confirming compliance with applicable ADs and facilitating delivery and redelivery of aircraft. GECAS also arrange sales of aircraft to third parties. GECAS, its affiliate, GE Capital, or any of its other affiliates may acquire debt or beneficial interests in other securitization vehicles that own a portfolio of aircraft assets.

     GECAS is headquartered in Shannon, Ireland where it had 97 employees as of January 31, 2001. GE Capital Aviation Services, Inc., of which GECAS is a subsidiary, has a further 130 employees worldwide and has operations in Stamford, Connecticut; Shannon, Ireland; Miami, Florida and a number of other locations.

     The table below sets forth the different aircraft comprising the GECAS managed portfolio as of January 31, 2001 by manufacturer and by whether the aircraft are owned and managed by affiliates of GE Capital or managed for third parties or Airplanes Group.

                                                 GE CAPITAL     OTHER MANAGED      AIRPLANES
AIRCRAFT TYPE AND CLASS                            FLEET       THIRD PARTIES(1)      GROUP      TOTAL
-----------------------                          ----------    ----------------    ---------    -----
Airbus
  A300.......................................        16               --                3          19
  A310.......................................         7                1               --           8
  A319.......................................        56               --               --          56
  A320.......................................        48               13               12          73
  A321.......................................         6               --               --           6
  A330.......................................         7               --               --           7
Boeing
  B727.......................................         8               --                2          10
  B737-200...................................        42                4               22          68
  B737-300/400/500...........................       202(2)            18               43         263
  B737-600/700/800...........................        86               --               --          86
  B747.......................................        30               --                1          31
  B757-200...................................        26               --                3          29
  B767-200ER.................................         5                2                1           8
  B767-300ER.................................        33               10                4          47
  B777-200...................................         6               --               --           6
McDonnell Douglas
  DC8........................................         2               --               19          21
  DC9........................................        --               24               10          34
  DC10.......................................         9                3               --          12
  MD-11......................................         6                2                3          11
  MD-81......................................        --               10               --          10
  MD-82......................................        30               21                2          53
  MD-83......................................        16                8               23          47
  MD-87......................................        --                5                1           6
  MD-88......................................        12               --               --          12
Fokker
  F-100......................................        10                3               16          29
Other Jets...................................        80                1               --          81
Turboprops...................................         3                7               28          38
                                                    ---              ---              ---       -----
     Total...................................       746              132              193       1,071
                                                    ===              ===              ===       =====
Body Type:
  Widebody...................................       120               18               12         150
  Narrowbody.................................       626              114              181         921
Stage Compliance(3):
  Stage 2....................................        22                6               34          62
  Stage 3....................................       724              126              159       1,009

---------------

(1) The third parties include debis AirFinance Ireland and Aircraft Finance Trust. Certain aircraft included in the Other Managed Third Parties fleet are owned by joint ventures or pursuant to other arrangements in which unaffiliated parties have interests.

(2) For purposes of this table, seven B737 aircraft which GE Capital leases to debis AirFinance Ireland and which are subleased to the operating lessee, have been included in the GE Capital fleet.

(3) Turboprop and Stage 3 hushkitted aircraft have been classified as Stage 3 compliant.

     THE SERVICING AGREEMENT

     GECAS provides services with respect to all of the aircraft in our portfolio pursuant to the servicing agreement. The servicing agreement provides that the servicer will act in accordance with applicable law and with our directions in performing the aircraft services described below. In addition, the servicer has agreed to perform its services in accordance with the following "GECAS SERVICES STANDARD" and "GECAS CONFLICTS STANDARD":

     - GECAS must use reasonable care and diligence at all times in the performance of the services.

     - If a conflict of interest arises regarding GECAS's management, servicing or marketing of (a) any two aircraft in our portfolio or (b) any aircraft in our portfolio and any other aircraft managed by GECAS, GECAS will perform its services in good faith. If the two aircraft or the aircraft in our portfolio and the other aircraft managed by GECAS are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, GECAS will not discriminate among the aircraft or between any of the aircraft in our portfolio and any other aircraft managed by GECAS on an unreasonable basis. GECAS is not obliged to inform us of any conflicts of interest.

     The servicer does not have any fiduciary duty or other implied duties to us or any other person, including any certificate holders, and its obligations will be limited to the express terms of the servicing agreement. GECAS will not be liable to us for any of our losses arising out of, in connection with or related to, GECAS's management of our portfolio, except where those losses are finally adjudicated to have resulted directly from GECAS's gross negligence or wilful misconduct. The servicer is not obliged to take any action that it believes is reasonably likely to violate any applicable law with respect to GECAS or its affiliates, violate any established written policies of GE related to legal, ethical and social matters in business practices, or lead to an investigation by any governmental authority. In addition, the servicer does not assume any liability or accountability for (a) the terms and conditions of the notes, (b) the ability of Airplanes Limited or Airplanes Trust to comply with the terms and conditions of the notes or the guarantees and (c) the structuring or implementation of any aspect of the various transactions contemplated by this prospectus.

     Airplanes Limited, Airplanes Trust, Airplanes Holdings and AeroUSA have agreed to indemnify the servicer and its affiliates on an after-tax basis for any of its losses arising out of, in connection with or related to its performance of the services, except where those losses are finally adjudicated to have resulted directly from GECAS's gross negligence or wilful misconduct in respect of its obligation to apply the GECAS services standard or GECAS conflicts standard in respect of its performance of the services.

     AIRCRAFT SERVICES

     The main categories of the services that are provided by the servicer are:

     - lease marketing, including re-marketing, lease negotiation and execution;

     - aircraft management, including lease rent collection, ensuring aircraft maintenance, insurance monitoring and procurement, contract compliance by, and enforcement against, lessees, and accepting delivery and re-delivery of aircraft;

     -  aircraft sales as we direct;

     - monitoring of maintenance reporting, and provision of records and information about the aircraft;

     -  arranging valuations and monitoring regulatory developments;

     - commercially reasonable assistance in complying with covenants relating to the aircraft under the indentures;

     - assistance in connection with public or private offerings of certificates;

     - legal and other professional services in the ordinary course of the operating lease business; and

     -  periodic reporting of operational information relating to the aircraft.

     The servicer has also agreed to give us and our agents access to information and its personnel for monitoring purposes, and to separate its own funds from our funds.

     OPERATING GUIDELINES

     Under the servicing agreement, GECAS is entitled to exercise the authority necessary to give it a practicable and working autonomy in performing the services. Airplanes Holdings, acting on behalf of Airplanes Group through the administrative agent, has established monitoring and control procedures to enable the servicer to properly manage our business and assets.

     All transactions the servicer enters into on our behalf must be at arm's length and on fair market value terms unless we agree otherwise. Some transactions or matters involving the aircraft require the prior written approval of Airplanes Holdings. These include:

     -  sales of aircraft unless required by a lease;

     - entering into any leases, renewals or extensions on terms that do not comply with the operating covenants under the indentures;

     - terminating any lease or leases to any single lessee with respect to aircraft having an aggregate depreciated net book value in excess of $200 million;

     - entering into any contract for the modification or maintenance of aircraft where the costs to be incurred (a) exceed the greater of (1) the estimated aggregate cost of a heavy maintenance check for a similar aircraft and (2) available maintenance reserves or other collateral under the related lease, or (b) are outside the ordinary course of our business;

     - issuing any guarantee for us, or otherwise pledging our credit, other than with respect to trade payables in the ordinary course of business; and

     - any transaction with GE Capital or any of its affiliates not contemplated in the servicing agreement.

     BUDGET

     Airplanes Holdings adopts an annual budget each year with respect to the aircraft. The servicer has agreed to use reasonable commercial efforts to attempt to achieve the budget each year.

     SERVICING FEES

     Airplanes Limited, Airplanes Holdings and AeroUSA pay an annual index-linked fee to the servicer, payable monthly in arrears for the period each aircraft is under management. For the year to March 31, 2001, this fee is 0.53% of the agreed book value of each aircraft, payable monthly in arrears for the period of time that aircraft is under GECAS's management. The servicer is entitled to additional incentive fees based on annual cash flow generated by leases in excess of targets and sales of aircraft, with a minimum fee of $1.5 million annually. The servicer is also entitled to additional fees in connection with the services required to be provided by GECAS in respect of any offerings and sales by us of certificates. Airplanes Limited, Airplanes Holdings and AeroUSA also pay expenses incurred or approved by the servicer on our behalf, including aircraft maintenance costs and insurance, outside professional advisory fees and other out of pocket expenses, which may be a significant component of our overhead costs. In the nine months ended December 31, 2000, aircraft maintenance reserve expenses were $56.8 million. Other expenses, including servicer fees, outside professional advisory fees, insurance and other out of pocket expenses amounted to $26.4 million for the same period.

     TERM AND TERMINATION

     The initial term of the servicing agreement expires on the earlier of March 28, 2014 and the payment in full of all amounts outstanding under the notes. Each party has the right to terminate under specified circumstances. The servicer has the right to terminate the servicing agreement if any of the following occur:

     - Airplanes Limited, Airplanes Trust, Airplanes Holdings and/or AeroUSA fail to pay when due any servicing fees or other amounts owed to the servicer after appropriate notice;

     - Airplanes Limited, Airplanes Trust, Airplanes Holdings and/or AeroUSA fail to perform or observe or violate in any material respect any material term, covenant, condition or agreement under the servicing agreement;

     - any of Airplanes Limited, Airplanes Trust, Airplanes Holdings, AeroUSA or their respective subsidiaries or affiliates has made a false or misleading representation or warranty in the servicing agreement or any related document that is reasonably likely to have a material adverse effect on the servicer or on its rights and obligations under the servicing agreement;

     - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against Airplanes Limited, Airplanes Trust, Airplanes Holdings, AeroUSA or any of their significant subsidiaries continues for 75 days or if any of these entities goes into liquidation or suffers a receiver or mortgagee to take possession of all or substantially all of our or its assets, or if any of these entities commences a voluntary proceeding under bankruptcy, insolvency, receivership or similar law or make a general assignment for the benefit of their creditors;

     - Airplanes Limited, Airplanes Trust, AeroUSA, Airplanes Holdings and their respective subsidiaries and affiliates no longer own any aircraft;

     -  the indentures cease to be in full force and effect; or

     - any guarantee in favor of the servicer by any of Airplanes Limited, Airplanes Trust, AeroUSA, Airplanes Holdings and their respective subsidiaries and affiliates ceases to be legal, valid and binding.

     Airplanes Holdings, on behalf of itself, AeroUSA and Airplanes Limited, has the right to terminate the servicing agreement if any of the follow occur:

     - the servicer ceases to be at least 75% owned, directly or indirectly, by GE or GE Capital;

     - the servicer fails in any material respect to perform any material services required by the servicing agreement in accordance with the GECAS services standard or the GECAS conflicts standard, and this failure has a material adverse effect on Airplanes Group as a whole; or

     - an involuntary proceeding under bankruptcy, insolvency, receivership or similar law against GE, GE Capital or the servicer continues undismissed for 75 days or any of those entities goes into liquidation or suffers a receiver or mortgagee to take possession of all or substantially all of its assets, or if GE, GE Capital or the servicer commences a voluntary proceeding under bankruptcy, insolvency, receivership or similar law or makes a general assignment for the benefit of its creditors.

     Airplanes Limited, AeroUSA and Airplanes Holdings also have the right to terminate the servicing agreement upon six months' written notice to the servicer if:

     - the servicer fails to perform any of its specified tax related undertakings to preserve the Shannon tax benefits as described below; and

     - as a result, we experience a material adverse tax event as defined in the servicing agreement.

     The servicer may resign if it determines that directions given, or services required, would, if carried out:

     -  be unlawful under applicable law;

     - violate GE policy as written and in effect for GE and its controlled subsidiaries at that time;

     -  be likely to lead to an investigation by any governmental authority;

     - expose the servicer to liabilities for which, in the servicer's good faith opinion, it is not adequately indemnified; or

     - place the servicer in a conflict of interest so that, in the servicer's good faith opinion, it could not continue to perform its obligations under the servicing agreement according to its terms.

     Generally, the servicer may only resign, and the parties may only terminate the servicing agreement, if a replacement servicer has been appointed and the rating agencies have confirmed that the current ratings of any certificates will not be lowered or withdrawn.

     TAX STATUS

     Because GECAS owns 5% of the outstanding issued ordinary share capital of Airplanes Holdings and it maintains particular employment levels in Shannon, Ireland, Airplanes Holdings and its Irish tax-resident subsidiaries enjoy reduced rates of corporation tax, and improved entitlements to capital allowances. In addition, these Shannon tax benefits include the right to pay interest in various circumstances without paying Irish withholding tax, and to deduct payments of interest in calculating corporate tax liability. While we expect Airplanes Holdings and our Irish tax resident subsidiaries to continue to benefit from their status as Shannon certified companies until the scheduled termination of the preferential tax regime on December 31, 2005, we cannot guarantee that the management of the aircraft by the servicer will not expose Airplanes Holdings or the Irish tax resident companies to tax liabilities outside Ireland. The servicing agreement sets out various tax-related undertakings of the servicer to maintain a favorable tax treatment in Ireland for Airplanes Holdings and its Irish tax resident subsidiaries. These include:

     - maintaining minimum levels of employment in Ireland if required for Airplanes Holdings or its Irish tax resident subsidiaries to maintain their Shannon licences and tax certification;

     - holding meetings of the board of directors of the servicer in Shannon at least quarterly, and only occasionally outside Shannon;

     - holding meetings of the servicer's transaction approval committee in Shannon at least monthly and only occasionally outside Ireland;

     -  a majority of the committee members must be employees of the servicer;

     - generally signing aircraft-related contracts in Ireland or outside of Ireland pursuant to a limited power of attorney;

     - compensating any of the servicer's affiliates for services provided outside Ireland in respect of the aircraft only to the extent those services are provided by express agreement;

     - ensuring the managing director of the servicer is an officer and employee based in Shannon; and

     -  maintaining no offices outside Shannon.

     If the servicer breaches a tax-related undertaking as a result of its gross negligence or wilful misconduct and we experience a material tax event, our sole remedy is to terminate the servicing agreement after notice. The servicer has the right for any good faith commercial reason to modify the tax-related undertakings, which could lead to a loss of favorable tax treatment for Airplanes Holdings and its Irish tax resident subsidiaries.

     ASSIGNMENT OF SERVICING AGREEMENT

     None of the servicer, Airplanes Limited, Airplanes Holdings or AeroUSA can assign their rights and obligations under the servicing agreement without the other parties' consent. However, the servicer may delegate a portion, but not all, of its duties to GE Capital or GE or any 75% or more owned subsidiary of GE Capital or GE.

     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENSES

     The fees and expenses of the servicer rank senior in priority of payment to all payments of interest, principal and any premium on the notes.

     The obligations of Airplanes Limited, Airplanes Holdings and AeroUSA under the servicing agreement have been guaranteed by each other, Airplanes Trust and their respective subsidiaries and affiliates.

     GECAS's address is GE Capital Aviation Services Limited, Aviation House, Shannon, Ireland and its telephone number is +353-61-706500.

THE ADMINISTRATIVE AGENT AND CASH MANAGER

     DEBIS AIRFINANCE IRELAND

     Subsidiaries of debis AirFinance Ireland serve as our administrative agent and cash manager. debis AirFinance Ireland is a wholly-owned indirect subsidiary of debis AirFinance B.V., a major participant in the global commercial aviation industry. debis AirFinance B.V., directly and through debis AirFinance Ireland and other subsidiaries, also owns and manages aircraft, both for its own account and for third parties, including AerCo, another aircraft securitization vehicle. At December 31, 2000, debis AirFinance B.V. directly had 194 aircraft in its portfolio which were on lease to 75 lessees in 34 countries and, through debis AirFinance Ireland, had 103 aircraft in its portfolio which were on lease to 52 lessees in 25 countries. debis AirFinance Ireland is also the holder of all of the subclass D-2, E-1 and E-2 notes of AerCo and acts as servicer for AerCo's portfolio of aircraft. Subsidiaries of debis AirFinance Ireland also act as administrative agent and cash manager to AerCo. Other subsidiaries of debis AirFinance Ireland act as administrative agent and cash manager to GPA-ATR Limited, a turboprop aircraft joint venture company in which AerFi Jetprop Limited holds 50% of the share capital.

     GPA Group (now known as debis AirFinance Ireland), directly or indirectly owned all of the aircraft, the aircraft-owning and aircraft-leasing subsidiaries that we acquired in March 1996. We have taken steps to structure Airplanes Group and the acquisition from debis AirFinance Ireland in 1996 to ensure that our assets would not be consolidated with the assets of debis AirFinance Ireland and would not otherwise become available to their creditors in any bankruptcy or insolvency proceeding involving debis AirFinance Ireland or any of its affiliates. For a description of the risks you could face if these steps are not effective, see "Risk Factors -- Risks Relating to Bankruptcy."

     At December 31, 2000, debis AirFinance B.V. employed 105 people worldwide, with 32 employees in Shannon, Ireland, where debis AirFinance Ireland is located. debis AirFinance B.V. has its headquarters in Amsterdam, the Netherlands and has subsidiaries with offices in Malmo, Sweden and Fort Lauderdale, Florida.

ADMINISTRATIVE AGENT

     AerFi Financial Services (Ireland) Limited, as administrative agent, is responsible for providing administrative and accounting services to the directors and controlling trustees. Its duties include:

     -  monitoring the performance of the servicer;

     -  liaising with rating agencies;

     - maintaining accounting ledgers (although we retain responsibility for all discretionary decisions and judgments relating to the preparation and maintenance of ledgers and accounts, and we retain responsibility for, and prepare, our financial statements);

     -  preparing and presenting annual budgets to us for approval;

     -  authorizing payment of various expenses;

     - coordinating any amendments to the transaction documents other than the leases;

     -  supervising outside counsel and coordinating legal advice;

     - preparing and coordinating reports to investors and the SEC and managing investor relations with the assistance of outside counsel and auditors, if appropriate;

     - preparing, or coordinating the preparation of, all required tax returns for our approval and filing;

     - maintaining, or monitoring the maintenance of, our books and records that are not maintained by our company secretary or the Delaware trustee;

     - preparing agendas and any required papers for meetings of the governing bodies of Airplanes Group entities;

     - assisting us in (i) developing and implementing our interest rate management policy and developing financial models, cash flow projections and forecasts, and (ii) making aircraft lease, sale and capital investment decisions;

     - advising us as to the appropriate levels of the liquidity reserve amount; and

     - assisting us in the refinancing of all or a portion of the notes and certificates.

     We may also ask the administrative agent to provide additional services. We pay an annual index-linked fee of $6 million to the administrative agent, payable monthly in arrears, and an additional annual fee of approximately $2 million, which varies according to the number of aircraft owned. We reimburse the administrative agent for expenses incurred on our behalf and indemnify the administrative agent for any liability it incurs, other than through its own deceit, fraud, wilful default or gross negligence.

     The administrative agent may resign upon 60 days' written notice in defined circumstances. We may remove the administrative agent upon 120 days' written notice with or without cause. However, the resignation or removal of the administrative agent will not become effective until a successor administrative agent has been appointed with the consent of the servicer and has accepted appointment as the successor administrative agent under the administrative agency agreement.

CASH MANAGER

     AerFi Cash Manager Limited, as cash manager, provides cash management and related services to us, including establishing and administering our accounts, providing information about our accounts and investing the funds held by us in the collection account and the lessee funded account in prescribed investments ("PERMITTED ACCOUNT INVESTMENTS") on permitted terms. These accounts (but not the rental accounts) are maintained in the name of the security trustee. See "Description of Securities -- The Accounts" for a more detailed description of our accounts.

     The cash manager calculates monthly payments and makes other calculations required under the cash management agreement based on data it receives from the servicer. The cash manager also provides the trustee with the information required for the monthly reports to the certificate holders. It is the responsibility of the cash manager to ensure that the proceeds from the lease or sale of our assets are deposited in the collection account. Upon the occurrence of a note event of default, the cash manager will distribute funds in the manner set forth in the indentures.

     We pay the cash manager an annual fee of $1 million and indemnify the cash manager against any loss or liability it incurs, other than through its own deceit, fraud, wilful default or gross negligence, or simple negligence in the handling of funds.

     The cash manager may resign upon 30 days' written notice so long as a replacement cash manager has been appointed. We may remove the cash manager at any time with or without cause.

COMPANY SECRETARY

     Mourant & Co. Secretaries Limited, as company secretary for Airplanes Limited, provides secretarial services for, and maintains the books and records, including minute books and stock transfer records, of Airplanes Limited.

DELAWARE TRUSTEE

     Wilmington Trust Company, as the Delaware Trustee for Airplanes Trust, maintains the books and records, including minute books and trust certificate records, of Airplanes Trust.

                        SELECTED COMBINED FINANCIAL DATA

     The selected combined financial data set out below for each of the years in the five year period ended March 31, 2000 have been extracted or derived from the audited financial statements of Airplanes Group included elsewhere in this prospectus, which have been audited by KPMG, independent chartered accountants. See "Experts" for more information on the role of KPMG. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The selected financial data set forth below for the nine month periods ended December 31, 1999 and December 31, 2000 have not been audited but in the opinion of management reflect all adjustments, consisting only of normal and recurring adjustments, necessary to present a fair statement of the information presented.

     The selected combined financial data set forth below are presented on the basis that the aircraft have been operated by Airplanes Group separately from debis AirFinance Ireland or its predecessors for all periods presented. However, since Airplanes Group has only conducted independent business operations since March 28, 1996, some adjustments and allocations were made on some items for the period before March 28, 1996, as further described in Note 2 to the financial statements. While Airplanes Group believes that the selected combined financial data set forth below are an appropriate presentation, the data for the period prior to March 28, 1996 is not necessarily indicative of the financial results that might have occurred had Airplanes Group been an independently financed and managed group during that period.

     The selected combined financial data set forth below combine the operating results, assets, liabilities and cash flows of Airplanes Limited and Airplanes Trust. The separate balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and statements of cash flows of Airplanes Limited and Airplanes Trust are contained in the financial statements included elsewhere in this prospectus. The directors of Airplanes Limited and the controlling trustees of Airplanes Trust believe that a combined presentation is most appropriate because:

     - the assets of Airplanes Limited and Airplanes Trust are managed on the basis of one combined aircraft fleet, and

     - each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective notes.

You should note that the notes and the guarantees comprise obligations of two different legal entities owning different assets. However, the notes and guarantees have been structured in the indentures to ensure that no payments are made on a junior class of notes or guarantees of Airplanes Trust before all amounts due and payable on a more senior class of notes or guarantees of Airplanes Limited have been paid, and no payments are made on a junior class of notes or guarantees of Airplanes Limited before all amounts due and payable on a more senior class of notes or guarantees of Airplanes Trust have been paid.

     Aircraft assets are stated on the "predecessor cost basis," that is, reflecting debis AirFinance Ireland's historical cost less accumulated depreciation. The difference between the predecessor cost basis and the amount of Airplanes Group's indebtedness is a significant component of total shareholders' deficit in the combined balance sheet data.

COMBINED STATEMENT OF OPERATIONS DATA(1)

                                                                                       NINE MONTHS
                                                                                          ENDED
                                            FISCAL YEAR ENDED MARCH 31,               DECEMBER 31,
                                  -----------------------------------------------   -----------------
                                   1996      1997      1998      1999      2000      1999      2000
                                  -------   -------   -------   -------   -------   -------   -------
                                                             (IN MILLIONS)
REVENUES(2)
Aircraft leasing................  $   616   $   604   $   585   $   526   $   501   $   383   $   356
Aircraft sales..................       --        --        94       132         3         2        14
Other income....................       --        --        --        --         1         1        --
EXPENSES
Cost of aircraft sold...........       --        --       (90)     (118)       (1)       (1)       (9)
Depreciation and amortization...     (207)     (223)     (192)     (176)     (174)     (131)     (128)
Net interest expense(3)(4)......     (368)     (383)     (411)     (428)     (468)     (345)     (396)
Provision for maintenance.......      (97)      (91)      (88)      (69)      (64)      (52)      (39)
Bad and doubtful debts..........       28        --        --       (11)       (4)        1        (8)
Provision for loss making
  leases(5).....................       15        12        17        12         4         6       (11)
Other lease costs...............      (21)      (21)      (30)      (14)      (10)      (14)      (21)
Selling general and
  administrative expenses.......      (35)      (38)      (38)      (35)      (34)      (27)      (26)
Tax benefit/(charge)............       13        10         3         3        (7)       --         4
                                  -------   -------   -------   -------   -------   -------   -------
Net loss........................  $   (56)  $  (130)  $  (150)  $  (178)  $  (253)  $  (177)  $  (264)
                                  =======   =======   =======   =======   =======   =======   =======

COMBINED BALANCE SHEET DATA(1)

                                                                                          AS OF
                                                  AS OF MARCH 31,                     DECEMBER 31,
                                  -----------------------------------------------   -----------------
                                   1996      1997      1998      1999      2000      1999      2000
                                  -------   -------   -------   -------   -------   -------   -------
                                                             (IN MILLIONS)
Aircraft, net, and net
  investment in capital and
  sales type leases.............  $ 3,965   $ 3,731   $ 3,436   $ 3,128   $ 2,947   $ 2,993   $ 2,808
  Total assets..................    4,236     4,048     3,743     3,453     3,206     3,296     3,056
Indebtedness(3).................   (4,634)   (4,397)   (4,078)   (3,842)   (3,636)   (3,679)   (3,525)
Provision for maintenance.......     (311)     (313)     (315)     (283)     (274)     (290)     (259)
  Total liabilities.............   (5,252)   (5,194)   (5,039)   (4,927)   (4,933)   (4,947)   (5,047)
Net liabilities.................   (1,016)   (1,146)   (1,296)   (1,474)   (1,727)   (1,651)   (1,991)

COMBINED STATEMENT OF CASH FLOWS(1)

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                    FISCAL YEAR ENDED MARCH 31,         DECEMBER 31,
                                               -------------------------------------   ---------------
                                               1996    1997    1998    1999    2000     1999     2000
                                               -----   -----   -----   -----   -----   ------   ------
                                                                    (IN MILLIONS)
Cash paid in respect of interest(3)(4).......  $ 323   $ 265   $ 267   $ 223   $ 214   $ 158    $ 166
                                               =====   =====   =====   =====   =====   =====    =====
Net cash provided by operating activities
  (after payment of interest)................  $ 216   $ 224   $ 214   $ 111   $ 181   $ 147    $  85
Net cash (used in)/provided by investing
  activities.................................     13      19     101     135       8       6       15
Net cash (used in)/provided by financing
  activities.................................   (144)   (238)   (322)   (240)   (210)   (166)    (113)
                                               -----   -----   -----   -----   -----   -----    -----
Net increase/(decrease) in cash..............  $  85   $   5   $  (7)  $   6   $ (21)  $ (13)   $ (13)
                                               =====   =====   =====   =====   =====   =====    =====

OTHER DATA(1)

                                                                                          NINE MONTHS
                                                                                             ENDED
                                                     FISCAL YEAR ENDED MARCH 31,         DECEMBER 31,
                                                -------------------------------------   ---------------
                                                1996    1997    1998    1999    2000     1999     2000
                                                -----   -----   -----   -----   -----   ------   ------
                                                                     (IN MILLIONS)
Deficiency of combined earnings after
  combined fixed charges(6)...................  $ (69)  $(140)  $(153)  $(181)  $(246)  $(177)   $(268)

---------------

(1) The financial statements of Airplanes Group are stated in U.S. dollars which is the principal operating currency of Airplanes Group and the aviation industry.

(2) Revenues include maintenance reserve receipts. See Note 15 to the financial statements.

(3) For all periods and dates prior to March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have been based on various assumptions as described more fully in Note 2 to the financial statements. For all periods and dates since March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have reflected the actual terms of the existing notes.

(4) Net interest expense is significantly higher than cash paid in respect of interest in all periods reflecting the high interest rate accruing on the class E notes (20% adjusted for inflation) relative to the lower amount of cash interest payable on the class E notes for so long as the other classes of notes remain outstanding. Net interest expense is stated after crediting interest income of $8 million in 1996, $17 million in 1997, $16 million in 1998, $14 million in 1999, $13 million in 2000, $10 million in the nine months ended December 31, 1999 and $8 million in the nine months ended December 31, 2000.

(5) A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and interest attributable to the aircraft plus various direct costs attributable to the lease over its term.

(6) Deficiency of combined earnings after combined fixed charges represents the amount by which Airplanes Group's loss before income taxes and fixed charges exceeded fixed charges. Fixed charges consists of interest expense. Because our fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

INTRODUCTION

     The following discussion and analysis is based primarily on the combined operating results of Airplanes Limited and Airplanes Trust and not on their results reported as individual entities. You should note that the notes and the guarantees comprise obligations of two different legal entities owning different assets. The directors and the controlling trustees believe that a combined discussion is the most appropriate basis of presentation because:

     - Airplanes Limited and Airplanes Trust are not intended to be regarded as separate businesses but rather on the basis of one combined aircraft fleet, and

     - each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective notes.

The notes and guarantees have been structured in the indentures to ensure that no payments are made on a junior class of notes of Airplanes Trust or Airplanes Limited, as the case may be, before all amounts due and payable on a more senior class of notes of Airplanes Limited or Airplanes Trust, respectively, have been paid pursuant to the terms of the more senior classes of notes or the guarantees of these notes.

     Substantially all of Airplanes Group's future business is expected to consist of aircraft operating lease activities. Airplanes Group may also engage in aircraft sales subject to specified limitations and guidelines. Airplanes Group's revenues and operating cash flows are determined by a number of significant factors, including:

     - trading conditions in the civil aviation industry and, in particular, the market for aircraft on operating leases,

     - the mix, relative age and popularity of the various aircraft types in our portfolio, and

     - Airplanes Group's financial resources and liquidity position relative to its competitors who may possess substantially greater financial resources.

     Except to the extent that the strength of the U.S. dollar against some local currencies may adversely affect the ability of some of our lessees who operate in those currencies to pay us, the effect of changes in currency rates on Airplanes Group is minimal because Airplanes Group conducts its business almost entirely in U.S. dollars.

RESULTS OF OPERATIONS -- NINE MONTHS ENDED DECEMBER 31, 2000 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 1999

     Airplanes Group's results for the nine months ended December 31, 2000 reflected a continuation of difficult trading conditions for some of its lessees, along with an unfavorable market for some of its aircraft, in particular widebody aircraft, and increased levels of aircraft downtime. Overall, Airplanes Group generated $85 million in cash from operations in the nine months ended December 31, 2000, compared to $147 million in the nine months ended December 31, 1999. The decrease in cash generated from operations in the nine month period ended December 31, 2000 is primarily attributable to a reduction in lease revenues due to a greater number of off-lease aircraft during the nine months ended December 31, 2000 and a smaller portfolio of aircraft due to prior aircraft sales. In addition, there was a net outflow of maintenance payments and a net increase in the level of receivables, as compared with the nine months ended December 31, 1999. This was partially offset by a cash receipt from GE Capital under the terms of the tax sharing agreement. There was a net loss after taxation for the nine months to December 31, 2000 of $264 million (Airplanes Limited: $243 million; Airplanes Trust: $21 million) compared to a net loss after taxation for the nine months ended December 31, 1999 of $177 million (Airplanes Limited: $160 million; Airplanes Trust: $17 million). The increase in the net loss for the nine months ended December 31, 2000 was primarily attributable to additional interest being charged on accrued but unpaid class E note interest, a reduction in revenue due to aircraft downtime and provisions for loss making leases and bad debts.

     LEASING REVENUES

     Leasing revenues (which include maintenance reserve receipts which Airplanes Group receives from some of its lessees) for the nine months ended December 31, 2000 were $356 million (Airplanes Limited: $324 million; Airplanes
Trust: $32 million) compared with $383 million (Airplanes Limited: $352 million; Airplanes Trust: $31 million) for the nine months ended December 31, 1999. The decrease in 2000 was primarily attributable to the reduction in the number of aircraft on lease in the nine months ended December 31, 2000 and, to a lesser extent, a smaller portfolio of aircraft due to prior aircraft sales. At December 31, 2000, Airplanes Group had 193 of its 197 aircraft on lease (Airplanes
Limited: 176 aircraft; Airplanes Trust: 17 aircraft) compared to 195 of its 201 aircraft on lease (Airplanes Limited: 177 aircraft; Airplanes Trust: 18 aircraft) at December 31, 1999.

     AIRCRAFT SALES

     Sales revenues of $14 million (Airplanes Limited: $8 million, Airplanes
Trust: $6 million) in respect of the sale of an airframe of one A300 aircraft, the sale of three engines from two A300 aircraft, the airframes of which had been sold separately, and the sale of one B737-200A aircraft were received in the nine months ended December 31, 2000. Sales revenues of $2 million (Airplanes Limited $2 million; Airplanes Trust: $Nil) in respect of the sale of one B737-200 aircraft and an engine from an A300 aircraft, the airframe of which had previously been sold, were received in the nine months ended December 31, 1999. The net book values of the aircraft sold were $9 million (Airplanes Limited: $4 million, Airplanes Trust: $5 million) in the nine months ended December 31, 2000 and $1 million (Airplanes Limited: $1 million; Airplanes Trust: $Nil) in the nine months ended December 31, 1999.

     DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the nine months ended December 31, 2000 amounted to $128 million (Airplanes Limited: $116 million; Airplanes Trust: $12 million) which is comparable with $131 million (Airplanes
Limited: $119 million; Airplanes Trust: $12 million) for the nine months ended December 31, 1999.

     OTHER INCOME

     During the nine months ended December 31, 1999, Airplanes Group exercised an option to purchase shares in an airline. The option was granted under a lease which Airplanes Group acquired when it acquired its portfolio in 1996. The shares were subsequently sold, yielding a profit of $1 million.

     NET INTEREST EXPENSE

     Net interest expense was $396 million (Airplanes Limited: $360 million; Airplanes Trust: $36 million) in the nine month period ended December 31, 2000 compared to $345 million (Airplanes Limited: $313 million; Airplanes Trust: $32 million) in the nine month period ended December 31, 1999. The increase in net interest expense was primarily due to a combination of offsetting factors: additional interest charged on accrued but unpaid class E note interest of $52 million and a higher interest rate on the notes, being offset by lower average debt in the nine months to December 31, 2000.

     The weighted average interest rate on the class A, B, C and D notes (taking into account the interest rate swaps entered into by Airplanes Group) during the nine months ended December 31, 2000 was 7.67% and the average debt in respect of the class A, B, C and D notes outstanding during that period was $3,002 million. The class E notes accrue interest at a rate of 20% per annum, as adjusted to take account of changes to the U.S. consumer price index since March 28, 1996. The weighted average interest rate on the class A, B, C and D notes (also taking into account the interest rate swaps entered into by Airplanes Group) during the nine months ended December 31, 1999 was 6.59% and the average debt in respect of the class A, B, C and D notes outstanding during the period was $3,216 million.

     The difference between Airplanes Group's net interest expense of $396 million (Airplanes Limited: $360 million; Airplanes Trust: $36 million) and cash paid in respect of interest of $166 million (Airplanes Limited: $151 million; Airplanes Trust: $15 million) for the nine months ended December 31, 2000 is substantially accounted for by the fact that Airplanes Group accrued interest on the class E notes at a rate substantially higher than amounts paid in cash.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the nine months ended December 31, 2000, Airplanes Group earned interest income (including lessee default interest) of $8 million (Airplanes Limited: $8 million; Airplanes Trust: $Nil) compared with $10 million in the nine months ended December 31, 1999 (Airplanes Limited: $10 million; Airplanes Trust: $Nil).

     At December 31, 2000, Airplanes Group had options to enter into interest rate swaps ("SWAPTIONS") with a notional principal balance of $250 million.

     BAD DEBT AND LOSS-MAKING LEASE PROVISIONS

     Airplanes Group's practice is to provide specifically for any amounts due but unpaid by lessees based primarily on the amount due in excess of security held and also taking into account the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. While a number of Airplanes Group's lessees failed to meet their contractual obligations in the nine month period ended December 31, 2000, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees, the credit exposure with regard to other carriers improved in the period. Overall, there was a net charge of $8 million in respect of bad and doubtful debts (Airplanes Limited: $5 million; Airplanes Trust: $3 million) in the nine months ended December 31, 2000, compared with an overall net credit of $1 million for the nine months ended December 31, 1999 (Airplanes Limited: $Nil; Airplanes Trust: $1 million). The net charge in the nine months ended December 31, 2000 was primarily as a result of provisions in respect of one Turkish lessee, one Colombian lessee, one Irish lessee and one U.S. lessee.

     A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and allocated interest attributable to the aircraft plus certain direct costs, such as legal fees and registration costs, attributable to the lease over its term. For these purposes, interest is allocated to individual aircraft based on the weighted average interest cost of the principal balance of the notes, excluding, in the case of the class E notes, the element of interest (9% per annum) which is payable only in the event that the principal amount of all the other classes of notes is repaid. This results in a significant number of leases being loss making while still being cash positive. In the nine months ended December 31, 2000, the significant loss making leases signed related to two B737-400 aircraft and one B737-200 aircraft on lease to two European lessees and three DC9 aircraft and two B767 aircraft on lease to two North American lessees. Consequently, there was an overall net charge of $11 million (Airplanes Limited:
$11 million; Airplanes Trust: $Nil) in respect of loss making leases in the nine months ended December 31, 2000, compared with the nine month period ended December 31, 1999, where there was an overall net release of $6 million (Airplanes Limited: $5 million; Airplanes Trust: $1 million).

     OTHER LEASE COSTS

     Other lease costs, comprising mainly aircraft related technical expenditure, in the nine months ended December 31, 2000 amounted to $21 million (Airplanes Limited: $20 million; Airplanes Trust: $1 million) compared to other lease costs of $14 million (Airplanes Limited: $13 million; Airplanes Trust: $1 million) in the nine months ended December 31, 1999. The increase in the nine months ended December 31, 2000 is attributable to an increased number of aircraft being remarketed, partially offset by a release of $6 million in relation to a continuing review of the adequacy of maintenance reserves when aircraft are re-leased.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the nine month period ended December 31, 2000 amounted to $26 million (Airplanes Limited: $24 million; Airplanes Trust: $2 million). This is a comparable expense to that incurred in the nine months ended December 31, 1999 of $27 million (Airplanes
Limited: $25 million; Airplanes Trust: $2 million).

     The most significant element of selling, general and administrative expenses are the aircraft servicing fees paid to GECAS. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management pursuant to the servicing agreement. Selling, general and administrative expenses in both the nine months ended December 31, 2000 and the nine months ended December 31, 1999 include $18 million (Airplanes Limited: $17 million; Airplanes Trust: $1 million) relating to GECAS servicing fees.

     A further significant element of Airplanes Group's actual selling, general and administrative expenses reported in the nine months ended December 31, 2000 was $7 million (Airplanes Limited: $7 million; Airplanes Trust: $Nil) in respect of administrative agency and cash management fees payable to the administrative agent and the cash manager, similar to the charge of $7 million for the nine months ended December 31, 1999.

     OPERATING LOSS

     The operating loss for the nine months ended December 31, 2000 was $268 million (Airplanes Limited: $246 million; Airplanes Trust: $22 million) compared with an operating loss of $177 million for the nine months ended December 31, 1999 (Airplanes Limited: $160 million; Airplanes Trust: $17 million). Airplanes Limited and Airplanes Trust are expected to continue to report substantial losses in the future.

     TAXES

     There was a tax credit of $4 million (Airplanes Limited: $3 million; Airplanes Trust: $1 million) in the nine months ended December 31, 2000, as compared with no tax benefit or charge for the nine months ended December 31, 1999.

     NET LOSS

     The net loss after taxation for the nine months ended December 31, 2000 was $264 million (Airplanes Limited: $243 million; Airplanes Trust: $21 million) compared with a net loss after taxation for the nine months ended December 31, 1999 of $177 million (Airplanes Limited: $160 million; Airplanes Trust: $17 million).

RESULTS OF OPERATIONS -- YEAR ENDED MARCH 31, 2000 COMPARED WITH YEAR ENDED MARCH 31, 1999

     Airplanes Group's results for the year ended March 31, 2000 reflected a continuation of difficult trading conditions for some of its lessees, along with an unfavorable market for some of its aircraft, in particular, widebody aircraft. The net loss for the year ended March 31, 2000 was $253 million, compared to $178 million for the year ended March 31, 1999. The increase of $75 million was primarily attributable to a reduction in lease rentals of $25 million and an increase of $40 million in net interest expense due to additional interest being charged on accrued but unpaid class E note interest, partially offset by lower average debt outstanding. Profit on sales also reduced by $12 million. There was a decrease in the provision for bad debts of $7 million; a net decrease in the utilization of loss-making lease provisions of $8 million and there was a decrease in other lease costs of $4 million. Finally, there was an increase in the deferred tax charge of $10 million.

     Airplanes Group generated $181 million in cash from operations in the year ended March 31, 2000, compared to $111 million in the year ended March 31, 1999. The increase in cash generated from operations in the year to March 31, 2000 is primarily attributable to a reduction in the level of receivables of $11 million compared to an increase of $20 million in the year ended March 31, 1999. In addition, there was a reduction in the net outflow of maintenance revenues of $20 million, due largely to the acceleration of maintenance events in the year ended March 31, 1999 (including as a result of aircraft repossessions) in the amount of $15 million and the return of $7 million in maintenance reserves due to a Latin American lessee as a result of the restructuring of its leases. There was a reduction in the amount of cash paid as interest during the year ended March 31, 2000 of $27 million, as a result of lower average debt and due to the generation of $11 million in cash from the re-couponing or unwinding of Airplanes Group's swap portfolio. See "-- Interest Rate Sensitivity -- Interest Rate

Risk and Management" for a further description of this re-couponing and unwinding of our swap portfolio. These factors were somewhat offset by a reduction of $25 million in leasing revenues, which arose due to aircraft sales and an increased level of aircraft downtime, particularly in respect of some B767 aircraft.

     LEASING REVENUES

     Leasing revenues (which include maintenance reserve receipts which Airplanes Group receives from some of its lessees) for the year ended March 31, 2000 were $501 million (Airplanes Limited: $460 million; Airplanes Trust: $41 million) compared with $526 million (Airplanes Limited: $484 million; Airplanes
Trust: $42 million) for the year ended March 31, 1999. The decrease of $25 million consists of $20 million in lease rentals and $5 million in maintenance billings. The decrease of $20 million in lease rentals arises primarily from $4 million foregone as a result of aircraft sales and $14 million resulting from a higher level of downtime. At March 31, 2000, Airplanes Group had 193 of its 199 aircraft on lease (Airplanes Limited: 175 aircraft; Airplanes Trust: 18 aircraft) compared to 201 of its 202 aircraft on lease (Airplanes Limited: 183 aircraft; Airplanes Trust: 18 aircraft) at March 31, 1999.

     AIRCRAFT SALES

     Sales revenues of $3 million (Airplanes Limited: $3 million; Airplanes
Trust: $Nil) in respect of the sale of three aircraft were received in the year ended March 31, 2000. The net book value of these three aircraft at the date of sale was $1 million (Airplanes Limited: $1 million; Airplanes Trust: $Nil). In the year ended March 31, 1999, Airplanes Group received sales revenues of $132 million (Airplanes Limited: $37 million, Airplanes Trust: $95 million) in respect of the sale of nineteen aircraft. The net book value of these nineteen aircraft at the date of disposal was $118 million (Airplanes Limited: $32 million; Airplanes Trust: $86 million).

     OTHER INCOME

     During the year to March 31, 2000, Airplanes Group exercised an option to purchase shares in an airline. The option was granted under a lease which Airplanes Group acquired when it acquired its portfolio in 1996. The shares were subsequently sold, yielding a profit of $1 million.

     DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the year ended March 31, 2000 amounted to $174 million (Airplanes Limited: $157 million; Airplanes Trust:
$17 million) compared with $176 million (Airplanes Limited: $159 million; Airplanes Trust: $17 million) in the year ended March 31, 1999. The decrease arose as a result of the reduction in the number of aircraft owned by Airplanes Group.

     NET INTEREST EXPENSE

     Net interest expense was $468 million (Airplanes Limited: $425 million; Airplanes Trust: $43 million) in the year ended March 31, 2000 compared to $428 million (Airplanes Limited: $388 million; Airplanes Trust: $40 million) in the year ended March 31, 1999. The increase of $40 million in net interest expense was primarily due to additional interest charged on accrued but unpaid class E note interest of $57 million, offset by reduced interest on the class A, B, C and D notes due to a lower average level of debt.

     The weighted average interest rate on the class A, B, C and D notes during the year to March 31, 2000 was 6.73% and the average debt in respect of the class A, B, C and D notes outstanding during that year was $2,395 million. The class E notes accrue interest at a rate of 20% per annum as adjusted to take account of changes to the U.S. consumer price index, since March 28, 1996. The weighted average interest rate on the class A, B, C, and D notes during the year ended March 31, 1999 was 6.73% and the average debt in respect of the class A, B, C, and D notes outstanding during that year was $3,346 million. LIBOR in the year ended March 31, 2000 was comparable to the year ended March 31, 1999 and the weighted average interest rate on the class A, B, C and D notes remained constant during the year ended March 31, 2000 as compared to the year ended March 31, 1999.

     For the year ended March 31, 2000, the difference in Airplanes Group's net interest expense of $468 million (Airplanes Limited: $425 million; Airplanes
Trust: $43 million) and cash paid in respect of interest of $214 million (Airplanes Limited: $193 million; Airplanes Trust: $21 million) is substantially accounted for by the fact that Airplanes Group accrued interest on the class E notes at a rate substantially higher than amounts paid in cash in the year ended March 31, 2000.

     Net interest expense is stated after deducting interest income earned during the relevant year. In the year ended March 31, 2000, Airplanes Group earned interest income (including lessee default interest) of $13 million (Airplanes Limited: $13 million; Airplanes Trust: $Nil) compared with $14 million in the year ended March 31, 1999 (Airplanes Limited: $14 million; Airplanes Trust: $Nil). The decrease is primarily as a result of lower average cash balances in the year to March 31, 2000.

     At March 31, 2000, Airplanes Group had swaptions with a notional principal balance of $289 million. During the year ended March 31, 2000, the value of the swaptions decreased by approximately $1 million as swap rates increased. As swaptions do not qualify for hedge accounting under U.S. GAAP, the decrease in fair value of $1 million has been included in net interest expense in the statement of operations.

     BAD DEBT AND LOSS-MAKING LEASE PROVISIONS

     There was a net charge of $4 million in respect of bad and doubtful debts (Airplanes Limited: $2 million; Airplanes Trust: $2 million) in the year ended March 31, 2000, compared with a net charge for the year ended March 31, 1999 of $11 million (Airplanes Limited: $9 million; Airplanes Trust: $2 million). Airplanes Group's practice is to provide specifically for any amounts due but unpaid by lessees based primarily on the amount due in excess of security held and also taking into account the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. A number of Airplanes Group's lessees failed to meet their contractual obligations in the year ended March 31, 2000, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees, while the arrears with regard to certain other carriers reduced in the year. The overall net charge in 2000 was primarily as a result of provisions required in respect of one Colombian lessee, one Israeli lessee, one Philippine lessee and one Irish lessee, which were partially offset by a reduction in the provisions required in respect of two Brazilian lessees.

     The only significant loss making leases signed in the year to March 31, 2000 were in respect of two Fokker 100 aircraft leased to a Brazilian lessee, one B737-200A aircraft leased to an Asian lessee and one B737-200A aircraft leased to a European lessee. Consequently, there was an overall net utilization of $4 million (Airplanes Limited: $3 million; Airplanes Trust: $1 million) in respect of loss making lease provisions in the year ended March 31, 2000, compared with the year to March 31, 1999, where there was an overall net utilization of $12 million (Airplanes Limited: $10 million; Airplanes Trust: $2 million). The provision required in the year ended March 31, 1999 was primarily required in respect of one B767 aircraft on lease to a Latin American lessee and one A320 aircraft on lease to a Canadian lessee.

     OTHER LEASE COSTS

     Other lease costs in the year ended March 31, 2000 amounted to $10 million (Airplanes Limited: $9 million; Airplanes Trust: $1 million) compared to other lease costs of $14 million (Airplanes Limited: $13 million; Airplanes Trust: $1 million) in the year ended March 31, 1999. The decrease in other lease costs of $4 million relate primarily to a release of $11 million of maintenance reserves following a continuing review of the adequacy of maintenance reserves, when aircraft are re-leased. There was a release of $9 million withholding tax provisions in the year ended March 31, 1999, following updated advice that they were no longer required for certain jurisdictions.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the year ended March 31, 2000 amounted to $34 million (Airplanes Limited: $31 million; Airplanes Trust:
$3 million). This is a comparable expense to that incurred in the year to March 31, 1999 of $35 million (Airplanes Limited: $32 million; Airplanes Trust: $3 million).

     The most significant element of selling, general and administrative expenses are the aircraft servicing fees paid to GECAS. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management pursuant to the servicing agreement. Selling, general and administrative expenses of $34 million in the year to March 31, 2000 includes $22 million (Airplanes Limited: $20 million; Airplanes Trust:
$2 million) relating to GECAS servicing fees, comparable with the $24 million incurred in the year to March 31, 1999 (Airplanes Limited: $22 million; Airplanes Trust: $2 million).

     A further significant element of Airplanes Group's actual selling, general and administrative expenses reported in the year ended March 31, 2000 was $9 million (Airplanes Limited: $8 million; Airplanes Trust: $1 million) in respect of administrative agency and cash management fees payable to the administrative agent and cash manager, in line with the charge of $9 million for the year to March 31, 1999.

     OPERATING LOSS

     The operating loss for the year ended March 31, 2000 was $246 million (Airplanes Limited: $220 million; Airplanes Trust: $26 million) compared with an operating loss of $181 million for the year ended March 31, 1999 (Airplanes
Limited: $168 million; Airplanes Trust: $13 million). Airplanes Limited and Airplanes Trust are expected to continue to report substantial losses in the future.

     TAXES

     There was an overall tax charge of $7 million (Airplanes Limited: $15 million; Airplanes Trust: tax benefit of $8 million) in the year ended March 31, 2000, as compared with an overall tax benefit of $3 million in the year ended March 31, 1999 (Airplanes Limited: $3 million; Airplanes Trust: $Nil). The increase in deferred tax arises as a result of the enactment of a 12.5% corporation tax rate in Ireland applicable to Airplanes Limited's Irish subsidiaries after December 31, 2005. This has been partially offset by a tax benefit of $8 million resulting from the utilization by GE of the current year losses of AeroUSA and AeroUSA 3 for which GE has compensated Airplanes Trust pursuant to the tax sharing agreement.

     NET LOSS

     The net loss after taxation for the year ended March 31, 2000 was $253 million (Airplanes Limited: $235 million; Airplanes Trust: $18 million) compared with a net loss after taxation for the year ended March 31, 1999 of $178 million (Airplanes Limited: $165 million; Airplanes Trust: $13 million).

RESULTS OF OPERATIONS -- YEAR ENDED MARCH 31, 1999 COMPARED WITH YEAR ENDED MARCH 31, 1998

     Airplanes Group's results for the year ended March 31, 1999 reflected a continuation of reasonably favorable industry conditions for the year, notwithstanding the fact that, in the latter part of the year in particular, certain of its lessees continued to experience difficult trading conditions, particularly its Brazilian lessees who experienced a recent downturn in the Brazilian economy and a currency devaluation. The net loss for the year ended March 31, 1999 was $178 million, compared to $150 million for the year ended March 31, 1998. The increase of $28 million was primarily attributable to a reduction in lease rentals of $40 million, that was partially offset by an associated reduction in depreciation of $17 million, primarily as a result of aircraft sales. There was also an increase of $17 million in net interest expense due to additional interest being charged on accrued but unpaid class E note interest, partially offset by lower average debt outstanding and a lower interest rate environment. There was an increase in the bad debts provision of $11 million and a net decrease in the utilization of loss-making lease provisions of $5 million. There was also an increase of $10 million in the profit on aircraft sold and there was a reduction in other lease costs of $16 million, due primarily to a release of withholding tax provisions, following updated advice that they were no longer required for certain jurisdictions in the year ended March 31, 1999.

     Overall, Airplanes Group generated $111 million in cash from operations in the year ended March 31, 1999 compared to $214 million in the year ended March 31, 1998. The decrease in cash generated from operations in the year to March 31, 1999 is primarily attributable to lease rental and maintenance revenues foregone of $33 million as a result of aircraft sales. Lease revenues further declined by $6 million due to lower rentals and no maintenance billings in respect of six Fokker 100 aircraft on lease to a Brazilian lessee, and lower rentals in relation to three MD-11 aircraft on lease to another Brazilian lessee. There was also a lease revenue reduction of $8 million in relation to maintenance billings reaching capped levels for two lessees and a lease revenue reduction of $12 million resulting from a higher level of downtime and a lower interest rate environment (which impacts the pricing of certain lease rentals). In addition there was an increase of $20 million in receivables outstanding. There was an increase in net outflow of maintenance reserves due to the acceleration of maintenance events (including as a result of aircraft repossessions) in the amount of $15 million and the return of $7 million in maintenance reserves due to a Latin American lessee as a result of the restructuring of its leases. In addition, during December 1997, one Latin American lessee prepaid one year's rental in the amount of $15 million which represents cash revenue foregone in the year ended March 31, 1999. Finally, there was a reduction in the amount of cash paid as interest during the year ended March 31, 1999 of $26 million, as a result of lower average debt and a lower average interest rate.

     LEASING REVENUES

     Leasing revenues (which include maintenance reserve receipts which Airplanes Group receives from certain of its lessees) for the year ended March 31, 1999 were $526 million (Airplanes Limited: $484 million; Airplanes Trust:
$42 million) compared with $585 million (Airplanes Limited: $512 million; Airplanes Trust: $73 million) for the year ended March 31, 1998. The decrease of $59 million consists of $40 million in lease rentals and $19 million in maintenance billings. The decrease of $40 million in lease rentals arises primarily from $26 million foregone as a result of aircraft sales, $2 million as a result of lower rentals in respect of six Fokker 100 aircraft and three MD-11 aircraft on lease to two Brazilian lessees and a lease revenue reduction of $12 million resulting from a higher level of downtime and a lower interest rate environment. The $19 million decrease in maintenance billings arises as a result of $7 million foregone as a result of aircraft sales, a decrease of $4 million as a result of no maintenance billings in respect of six Fokker 100 aircraft on lease to a Brazilian lessee following the restructuring of its leases and $8 million in relation to maintenance billings reaching capped levels for two lessees. At March 31, 1999, Airplanes Group had 201 of its 202 aircraft on lease (Airplanes Limited: 184 aircraft; Airplanes Trust: 18 aircraft) compared to 217 of its 221 aircraft on lease (Airplanes Limited: 194 aircraft; Airplanes Trust:
23 aircraft) at March 31, 1998. In addition, there was a lower interest rate environment (which impacts the pricing of certain lease rentals) in the year to March 31, 1999.

     AIRCRAFT SALES

     Sales revenues of $132 million (Airplanes Limited: $37 million; Airplanes
Trust: $95 million) in respect of the sale of nineteen aircraft were received in the year ended March 31, 1999. The net book value of these nineteen aircraft at the date of sale was $118 million (Airplanes Limited: $32 million; Airplanes
Trust: $86 million). In the year ended March 31, 1998, Airplanes Group received sales revenues of $94 million (Airplanes Limited: $37 million, Airplanes Trust:
$57 million) in respect of the sale of seven aircraft and the insurance proceeds in respect of one aircraft which suffered a constructive total loss during October 1997. The net book value of these eight aircraft at the date of disposal was $90 million (Airplanes Limited: $32 million; Airplanes Trust: $58 million).

     DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the year ended March 31, 1999 amounted to $176 million (Airplanes Limited: $159 million; Airplanes Trust:
$17 million) compared with $192 million (Airplanes Limited: $170 million; Airplanes Trust: $22 million) for the comparative year in 1998. The decrease arose as a result of the reduction in the number of aircraft owned by Airplanes Group.

     NET INTEREST EXPENSE

     Net interest expense was $428 million (Airplanes Limited: $388 million; Airplanes Trust: $40 million) in the year ended March 31, 1999 compared to $411 million (Airplanes Limited: $373 million; Airplanes Trust: $38 million) in the year ended March 31, 1998. The increase of $17 million in net interest expense was primarily due to a combination of offsetting factors including additional interest charged on accrued but unpaid class E note interest of $35 million, a reduction in the value of swaptions of $1 million, a gain realized on the sale of swaptions of $2 million and lower average debt in the year ended March 31, 1999.

     The weighted average interest rate on the class A, B, C and D notes during the year to March 31, 1999 was 6.73% and the average debt in respect of the class A, B, C and D notes outstanding during that year was $3,346 million. The class E notes accrue interest at a rate of 20% per annum (as adjusted by reference to the U.S. consumer price index, effective March 28, 1996). The weighted average interest rate on the class A, B, C and D notes during the year ended March 31, 1998 was 6.83% and the average debt in respect of the class A, B, C and D notes outstanding during that year was $3,678 million. Although LIBOR was lower in the year ended March 31, 1999 as compared with the year ended March 31, 1998, the weighted average interest rate on the class A, B, C and D notes only decreased marginally during the year ended March 31, 1999 as compared to the year ended March 31, 1998. This was due to substantial amounts of Airplanes Group's floating rate notes having paid down over time with relatively small principal payments on the fixed rate notes resulting in an increase in the relative proportion of fixed rate notes as compared with floating rate notes.

     For the year ended March 31, 1999 the difference in Airplanes Group's net interest expense of $428 million (Airplanes Limited: $388 million; Airplanes
Trust: $40 million) and cash paid in respect of interest of $223 million (Airplanes Limited: $201 million; Airplanes Trust: $22 million) is substantially accounted for by the fact that Airplanes Group accrues interest on the class E notes at a rate substantially higher than the per annum rate of 1% actually paid in cash in the year ended March 31, 1999. (The 1% cash payment has been suspended from February 1999). Net interest expense is stated after deducting interest income earned during the relevant year. In the year ended March 31, 1999, Airplanes Group earned interest income (including lessee default interest) of $14 million (Airplanes Limited: $14 million; Airplanes Trust: $Nil) compared with $16 million in the year ended March 31, 1998 (Airplanes Limited: $16 million; Airplanes Trust: $Nil). The decrease is primarily as a result of lower average cash balances and lower interest rates in the year to March 31, 1999.

     At March 31, 1999, Airplanes Group had swaptions with a notional principal balance of $306 million. During the year ended March 31, 1999, the value of the swaptions decreased by approximately $1 million as swap rates increased.

     As swaptions do not qualify for hedge accounting under U.S. GAAP, the decrease in fair value of $1 million has been included in net interest expense in the statement of operations. During the year, Airplanes Group recognized a gain on the sale of swaptions of $2 million.

     BAD DEBT AND LOSS-MAKING LEASE PROVISIONS

     There was a net charge of $11 million in respect of bad and doubtful debts (Airplanes Limited: $9 million; Airplanes Trust: $2 million) in the year ended March 31, 1999, compared with no overall net provision for the year ended March 31, 1998. Airplanes Group's practice is to provide specifically for any amounts due but unpaid by lessees based primarily on the amount due in excess of security held and also taking into account the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. A number of Airplanes Group's lessees failed to meet their contractual obligations in the year ended March 31, 1999, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees, while the arrears with regard to certain other carriers reduced in the year. The overall net charge in 1999 was primarily as a result of provisions required in respect of two Brazilian lessees, one North American lessee, one Philippine lessee and one Peruvian lessee, which were partially offset by a reduction in the provisions required in respect of one Canadian lessee.

     The only significant "loss making" leases signed in the year to March 31, 1999 were in respect of a B767 aircraft on lease to a Latin American lessee and an A320 aircraft on lease to a Canadian lessee. Consequently, there was an overall net utilization of $12 million (Airplanes Limited: $10 million; Airplanes Trust: $2 million) in respect of "loss making" lease provisions in the year ended March 31, 1999, compared with the year to March 31, 1998, where there was an overall net utilization of $17 million (Airplanes Limited: $14 million; Airplanes Trust: $3 million). The provision required in the year ended March 31, 1998 was primarily required in respect of six Fokker 100 aircraft on lease to a Brazilian lessee which were restructured during that year. The reduced rental payable under the revised terms of these leases required an additional "loss making" lease provision of $13 million in the year ended March 31, 1998.

     OTHER LEASE COSTS

     Other lease costs in the year ended March 31, 1999 amounted to $14 million (Airplanes Limited: $13 million; Airplanes Trust: $1 million) compared to other lease costs of $30 million (Airplanes Limited: $29 million; Airplanes Trust: $1 million) in the year ended March 31, 1998. The decrease in other lease costs of $16 million relate primarily to a decrease in technical costs relating to two B737-200 aircraft which were redelivered early to Airplanes Group in the year ended March 31, 1998, and a provision required of $5 million (including $3 million relating to costs payable to Eurocontrol, the European air traffic control regulator) in respect of three MD-83 aircraft which were on lease to a Turkish lessee which ceased to trade. In addition, there was a release of $9 million withholding tax provisions, following updated advice that they were no longer required for certain jurisdictions.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the year ended March 31, 1999 amounted to $35 million (Airplanes Limited: $33 million; Airplanes Trust:
$2 million). This is a comparable expense to that incurred in the year to March 31, 1998 of $38 million (Airplanes Limited: $35 million; Airplanes Trust: $3 million).

     The most significant element of selling, general and administrative expenses are the aircraft servicing fees paid to GECAS. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management pursuant to a servicing agreement. Selling, general and administrative expenses of $35 million in the year to March 31, 1999 includes $24 million (Airplanes Limited: $22 million; Airplanes Trust:
$2 million) relating to GECAS servicing fees, comparable with the $26 million incurred in the year to March 31, 1998 (Airplanes Limited: $24 million; Airplanes Trust: $2 million).

     A further significant element of Airplanes Group's actual selling, general and administrative expenses reported in the year ended March 31, 1999 was $9 million (Airplanes Limited: $9 million; Airplanes Trust: $Nil) in respect of administrative agency and cash management fees payable to the administrative agent and cash manager, similar to the charge of $9 million for the year to March 31, 1998.

     OPERATING LOSS

     The operating loss for the year ended March 31, 1999 was $181 million (Airplanes Limited: $168 million; Airplanes Trust: $13 million) compared with an operating loss of $153 million for the year ended March 31, 1998 (Airplanes
Limited: $144 million; Airplanes Trust: $9 million). Airplanes Limited and Airplanes Trust are expected to continue to report substantial losses in the future.

     TAXES

     There was an overall tax benefit of $3 million (Airplanes Limited: $3 million; Airplanes Trust: $Nil) in the year ended March 31, 1999, as compared with an overall tax benefit of $3 million in the year ended March 31, 1998 (Airplanes Limited: $3 million; Airplanes Trust: $Nil).

     NET LOSS

     The net loss after taxation for the year ended March 31, 1999 was $178 million (Airplanes Limited: $165 million; Airplanes Trust: $13 million) compared with a net loss after taxation for the year ended March 31, 1998 of $150 million (Airplanes Limited: $141 million; Airplanes Trust: $9 million).

FINANCIAL RESOURCES AND LIQUIDITY

     Our primary source of liquidity is rental payments made by lessees under the leases. Our principal uses of cash rental payments are expenses related to the aircraft and their servicing, corporate expenses and the payment of interest, principal and any premium on indebtedness. See "-- Indebtedness" for more information regarding our outstanding debt.

     Airplanes Group's cash balances at December 31, 2000 amounted to $190 million (Airplanes Limited: $184 million; Airplanes Trust: $6 million) compared to cash balances at December 31, 1999 of $211 million (Airplanes Limited: $205 million; Airplanes Trust: $6 million). This represented a decrease of $13 million in the cash balances for the nine months to December 31, 2000, compared with a net decrease in the cash balances of $13 million for the nine months to December 31, 1999. Airplanes Group's cash balances at March 31, 2000 amounted to $203 million (Airplanes Limited: $197 million; Airplanes Trust: $6 million) compared to cash balances at March 31, 1999 of $224 million (Airplanes Limited:
$218 million; Airplanes Trust: $6 million).

     Under the terms of Airplanes Group's indebtedness, we are required to maintain cash balances, which we refer to as the "LIQUIDITY RESERVE AMOUNT," equal to (1) the amount of security deposits ($39 million at December 31, 2000),
(2) a maintenance reserve and (3) a miscellaneous reserve amount. See "Description of Securities -- The Accounts -- Liquidity Reserve Amount" for circumstances under which these amounts may be increased or decreased. The terms of Airplanes Group's indebtedness restrict the use of this cash so that it is generally not available to service debt. The liquidity reserve amount has been determined largely based on an analysis of historical experience, assumptions regarding Airplanes Group's future performance and the frequency and cost of certain contingencies in respect of the aircraft. It is intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing liens, complying with ADs and repossessing and re-leasing aircraft.

     In analyzing the future impact of costs, assumptions have been made regarding their frequency and amount based on historical experience. There can be no assurance, however, that historical experience will prove to be relevant or that actual cash received by Airplanes Group will not be significantly less than that assumed. Any significant variation may materially adversely affect our ability to make payments of interest and principal on the notes.

     During the next two years, we may have to incur unusually high cash expenditures for the purpose of airframe and engine overhauls and complying with new regulatory requirements for aircraft operating in Europe and North America. Depending on their level and timing, these payments could adversely affect our ability to make certain principal payments on the notes since aircraft expenses rank ahead of payments on the notes.

     OPERATING ACTIVITIES

     Operating cash flows depend on many factors including the performance of lessees and Airplanes Group's ability to re-lease aircraft, the average cost of the notes, the efficacy of Airplanes Group's interest rate hedging policies, the ability of Airplanes Group's swap providers to perform under the terms of their swap and similar obligations and whether Airplanes Group will be able to refinance certain subclasses of notes that have not been repaid with lease cash flows.

     Net cash provided by operating activities in the nine months ended December 31, 2000 amounted to $85 million (Airplanes Limited: $82 million; Airplanes
Trust: $3 million) compared with $147 million in the nine months ended December 31, 1999 (Airplanes Limited: $132 million; Airplanes Trust: $15 million). This includes cash paid in respect of interest of $166 million in the nine months ended December 31, 2000 (Airplanes Limited: $151 million; Airplanes Trust: $15 million) compared with the $158 million in the nine months ended December 31, 1999 (Airplanes Limited: $143 million; Airplanes Trust: $15 million). The decrease in cash provided by operating activities in the nine month period to December 31, 2000 is primarily attributable to the number and type of off-lease aircraft during the nine months ended December 31, 2000 and a reduction in lease revenues due to previous aircraft sales. In addition, in the nine months to December 31, 2000 there was a net increase in the level of receivables balances, as compared to the nine months to December 31, 1999 when there was a reduction in receivables.

     Net cash provided by operating activities in the year ended March 31, 2000 amounted to $181 million (Airplanes Limited: $163 million; Airplanes Trust: $18 million) compared with $111 million in the year ended March 31, 1999 (Airplanes
Limited: $90 million; Airplanes Trust: $21 million). This reflects cash paid in respect of interest of $214 million in the year ended March 31, 2000 (Airplanes Limited:
$193 million; Airplanes Trust: $21 million) compared with $223 million in the year ended March 31, 1999 (Airplanes Limited: $201 million; Airplanes Trust: $22 million). The $70 million increase in cash provided by operating activities in the year ended March 31, 2000 is primarily attributable to a reduction in the level of receivables of $11 million compared to an increase of $20 million in the year ended March 31, 1999.

     In addition, there was a reduction in the net outflow of maintenance revenues of $20 million, due largely to the acceleration of maintenance events in the year ended March 31, 1999 (including as a result of aircraft repossessions) in the amount of $15 million and the return of $7 million in maintenance reserves due to a Latin American lessee as a result of the restructuring of its leases. There was a reduction in the amount of cash paid as interest during the year ended March 31, 2000 of $27 million, as a result of lower average debt and the generation of $11 million in cash from the re-couponing or unwinding of Airplanes Group's portfolio of swaps. See "-- Interest Rate Sensitivity -- Interest Rate Risk and Management" for a further description of this re-couponing and unwinding of our swap portfolio. These factors were somewhat offset by a reduction of $25 million in leasing revenues, which arose due to aircraft sales and an increased level of aircraft downtime.

     INVESTING AND FINANCING ACTIVITIES

     Cash flows from investing activities in the nine months to December 31, 2000, reflect the cash provided by capital and sales type leases which was $4 million (Airplanes Limited: $4 million; Airplanes Trust: $Nil) as compared to $6 million in the nine months ended December 31, 1999 (Airplanes Limited: $6 million; Airplanes Trust: $Nil). In the nine months ended December 31, 2000, Airplanes Group also received sales proceeds of $14 million (Airplanes Limited:
$8 million; Airplanes Trust: $6 million) compared to the receipt of $2 million (Airplanes Limited: $2 million; Airplanes Trust: $Nil) in the nine months ended December 31, 1999.

     Cash flows from investing activities in the nine months to December 31, 2000, primarily reflect the repayment of $113 million of principal on the subclass A-6 notes and class B notes by Airplanes Group (Airplanes Limited: $103 million; Airplanes Trust: $10 million) compared with $166 million of principal repaid on the subclass A-6, class B and C notes by Airplanes Group (Airplanes
Limited: $151 million; Airplanes Trust: $15 million) in the nine months to December 31, 1999. The decrease in principal repayments in the nine months ended December 31, 2000 as compared to the nine months ended December 31, 1999, is due to a decrease in cash provided by operating activities as discussed above.

     Cash flows from investing activities in the year ended March 31, 2000, amounted to $8 million (Airplanes Limited: $8 million; Airplanes Trust: $Nil) compared to $135 million in the year ended March 31, 1999. This $127 million decrease primarily reflects the proceeds of $132 million (Airplanes Limited: $37 million; Airplanes Trust: $95 million) from the sale of 19 aircraft during the year ended March 31, 1999 compared with sales proceeds of $3 million for the year ended March 31, 2000. Cash provided by capital and sales type leases amounted to $8 million (Airplanes Limited: $8 million; Airplanes Trust: $Nil) as compared with $8 million in the comparative period to March 31, 1999 (Airplanes
Limited: $8 million; Airplanes Trust: $Nil). In the year ended March 31, 2000, this included the repayment of $1 million as a final bullet payment in relation to one B737-200A aircraft.

     Cash flows from financing activities in the year to March 31, 2000 primarily reflect the repayment of $210 million of principal on subclass A-6, class B notes, class C notes and class D notes by Airplanes Group (Airplanes
Limited: $192 million; Airplanes Trust: $18 million) compared with $240 million of principal repaid on subclass A-5, A-6, class B notes, class C notes and class D notes by Airplanes Group (Airplanes Limited: $219 million; Airplanes Trust:
$21 million) in the year ended March 31, 1999. The decrease in principal repayments in the year ended March 31, 2000 as compared to the year ended March 31, 1999, is due to a net reduction in cash provided by investing and operating activities as discussed above.

     INDEBTEDNESS

     Airplanes Group's outstanding indebtedness consisted of class A, B, C, D and E notes in the amount of $3,636 million (Airplanes Limited: $3,313 million; Airplanes Trust: $323 million) at March 31, 2000 and $3,842 million (Airplanes
Limited: $3,500 million; Airplanes Trust: $342 million) at March 31, 1999. Airplanes

Group had $591 million of class E notes outstanding at March 31, 2000 and 1999. The terms of each subclass of notes, including the outstanding principal amount as of March 15, 2001, and estimated fair market value as of January 31, 2001, are as follows:

                                   OUTSTANDING                                               ESTIMATED
                                    PRINCIPAL            ANNUAL                             FAIR MARKET
CLASS OR SUBCLASS OF              AMOUNT AS OF        INTEREST RATE         FINAL           VALUE AS OF
CERTIFICATES AND NOTES           MARCH 15, 2001     (PAYABLE MONTHLY)   MATURITY DATE   JANUARY 31, 2001(1)
----------------------          -----------------   -----------------   --------------  -------------------
                                  ($ MILLIONS)                                             ($ MILLIONS)
Subclass A-6..................        450.4         LIBOR+0.340%        March 15, 2019         457.5
Subclass A-8..................        700.0         LIBOR+0.375%        March 15, 2019         697.5
Subclass A-9..................        750.0         LIBOR+0.550%        March 15, 2019              (2)
Class B.......................        279.4         LIBOR+0.750%        March 15, 2019         276.6
Class C.......................        349.8         8.150%              March 15, 2019         335.4
Class D.......................        395.1         10.875%             March 15, 2019         280.5
Class E (notes only)(3).......        591.2         20.000%             March 15, 2019           --

---------------

(1) Based on the outstanding principal amounts as of January 31, 2001, which, in the case of the subclass A-6 notes, was $458.2 million and, in the case of the class B notes, was $281.5 million.

(2) The subclass A-9 certificates were issued on March 15, 2001.

(3) The annual interest rate on the class E notes is adjusted by reference to changes in the U.S. Consumer Price Index since March 28, 1996. As of March 15, 2001, the annual interest rate on the class E notes was 22.0%. Except for the class E minimum interest amount and supplemental interest amount, payable at 1% and 10% per annum respectively, no principal or interest is payable on the class E notes until the more senior classes of notes have all been paid in full. See "Description of Securities -- The Notes and Guarantees -- Class E Notes" for more information on the terms of the class E notes. As of March 15, 2001, the accrued and unpaid class E minimum interest amount and supplemental interest amount was $1,051 million.

     In order to repay principal on the subclass A-8 notes on their expected final payment date (March 15, 2003) and avoid step-up interest, Airplanes Group expects that it will have to refinance the subclass A-8 certificates in the capital markets.

INTEREST RATE SENSITIVITY

     Airplanes Group's principal market risk exposure is to changes in interest rates. This exposure arises from the notes as illustrated in the table above and the derivative instruments used by Airplanes Group to manage interest rate risk.

     INTEREST RATE RISK AND MANAGEMENT

     The leasing revenues of Airplanes Group are generated primarily from lease rental payments which are based on either a fixed or floating rate, or a combination of the two. In the case of floating rate leases, an element of the rental varies in line with changes in LIBOR, generally six-month LIBOR. See "The Aircraft, Related Leases and Collateral -- The Leases" for more information regarding the terms of our leases. As of January 31, 2001, leases representing approximately 75% of our portfolio by appraised value as of January 31, 2001 provided for fixed rate rental payments and approximately 25% provided for floating rate payments.

     In general, an interest rate exposure arises to the extent that Airplanes Group's fixed and floating interest obligations in respect of the class A, B, C and D notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The class A and class B notes bear floating rates of interest and the class C and class D notes bear fixed rates of interest. The mix of fixed and floating rental payments contains a higher percentage of fixed rate payments than the percentage of fixed rate interest payments on the notes, including as a result of the fact that the reset periods on floating rental payments are generally longer than the monthly reset periods on the floating rate notes. In order to correlate the contracted fixed and floating rental payments to the fixed and floating interest payments on the notes, Airplanes Group enters into interest rate swaps.

     Under the swaps, Airplanes Group pays fixed amounts and receives floating amounts on a monthly basis. The swaps amortize having regard to the expected pay down schedule of the class A and B notes, the expiry dates of the leases under which lessees are contracted to make fixed rate rental payments and the LIBOR reset dates under the floating rate leases. At least every three months, and in practice more frequently, the administrative agent seeks to enter into additional swaps or sell at market value or unwind part or all of the swaps and any future swaps in order to rebalance the fixed and floating mix of interest obligations and the fixed and floating mix of rental payments.

     As of January 31, 2001, Airplanes Group had unamortized swaps with an aggregate notional principal balance of $2,000 million. The aggregate notional principal balance of these swaps reduce by their terms to $1,785 million by March 31, 2001, to an aggregate notional principal balance of $1,045 million by March 31, 2002, to an aggregate notional principal balance of $380 million by March 31, 2003 and to an aggregate notional principal balance of $90 million by March 31, 2004. None of the swaps have maturity dates extending beyond September 15, 2004. The aggregate fair market value of the portfolio of 45 swaps as of January 31, 2001 was estimated at $(32.5) million (that is, the swaps were "out-of-the-money"), as detailed below:

                AIRPLANES GROUP SWAP BOOK AT JANUARY 31, 2001(1)

                                                                                                  ESTIMATED FAIR
                                                                FINAL MATURITY   FIXED RATE     MARKET VALUE AS OF
SWAP NUMBER              NOTIONAL AMOUNT(2)    EFFECTIVE DATE        DATE        PAYABLE(3)    JANUARY 31, 2001(4)
-----------              -------------------   --------------   --------------   -----------   --------------------
                            (IN MILLIONS)                                                         (IN THOUSANDS)
1....................          $   10             23-Dec-97        15-Mar-01       5.81750%          $     (2)
2....................              55             16-Oct-00        15-Mar-01       6.65500                (85)
3....................              20             17-Nov-99        15-Apr-01       5.85500                (15)
4....................              40             28-Mar-96        15-Apr-01       6.09250                (42)
5....................              70             15-Aug-00        15-May-01       6.77500               (124)
6....................              55             22-Dec-00        15-Jun-01       6.22500               (196)
7....................              50             15-Dec-00        15-Jun-01       6.54000               (182)
8....................              20             28-Oct-97        15-Jun-01       5.96000                (50)
9....................             160             26-Jan-01        15-Jul-01       5.39500               (120)
10...................              15             15-Dec-99        15-Aug-01       6.20000                (46)
11...................              15             17-Apr-00        15-May-02       6.71500               (273)
12...................              20             27-May-98        15-Apr-02       6.28000               (308)
13...................              40             16-Aug-99        15-Apr-02       6.22500               (546)
14...................              15             15-Dec-99        15-Apr-02       6.31000               (198)
15...................              10             27-Oct-98        15-May-02       6.29000               (165)
16...................             325             15-Nov-99        15-Jun-02       6.12000             (2,312)
17...................              15             16-Feb-99        15-Jul-02       6.27000               (250)
18...................              20             15-Sep-98        15-Aug-02       6.17000               (136)
19...................              15             15-Jun-00        15-Dec-02       7.11250             (2,412)
20...................             135             15-Jul-98        15-Dec-02       6.24000             (2,226)
21...................              30             25-Aug-98        15-Feb-03       6.39000               (829)
22...................              15             15-Oct-98        15-Feb-03       6.38000               (570)
23...................              10             16-Nov-98        15-Feb-03       6.39000               (297)
24...................              50             15-Dec-98        15-Feb-03       6.28400             (1,014)
25...................              15             15-Feb-00        15-Mar-03       6.39650               (388)
26...................              15             18-Jan-00        15-Mar-03       6.38500               (443)
27...................              40              1-Jun-99        15-Mar-03       6.22000               (672)
28...................              45             21-Dec-99        15-Mar-03       6.58750               (998)
29...................               0(5)          15-Apr-01        15-Apr-03       7.18500               (773)
30...................              35             21-Jun-99        15-Jun-03       6.31000             (1,252)
31...................              55             15-Jul-99        15-Aug-03       6.29000             (1,404)
32...................              15             18-Jan-00        15-Oct-03       6.46500               (404)
33...................              30             17-Aug-99        15-Nov-03       6.33000               (853)
34...................              35             15-Dec-00        15-Nov-03       7.36250             (1,751)
35...................              25             26-Apr-00        15-Nov-03       6.68750               (535)
36...................              15             20-Sep-00        15-Nov-03       6.56250             (1,383)
37...................             125             15-Nov-00        15-Nov-03       6.57750               (774)
38...................              25             24-Mar-00        15-Dec-03       6.84500               (878)
39...................              85             15-May-00        15-Jan-04       7.29950             (1,888)
40...................              25             26-Jun-00        15-Feb-04       6.97750               (819)
41...................              60             15-Aug-00        15-Feb-04       6.77000             (1,906)
42...................              65             18-Aug-00        15-Apr-04       6.77000               (664)
43...................               0(5)          17-Apr-01        15-May-04       6.82900             (1,184)
44...................              80             16-Oct-00        15-Jul-04       6.58500               (743)
45...................               0(5)          17-Sep-01        15-Sep-04       5.71250               (353)
                               ------                                                                --------
  Total..............          $2,000                                                                $(32,463)
                               ======                                                                ========

---------------

(1) As of the date of this prospectus, Airplanes Group had entered into one further swap:

                                                                         FINAL       FIXED RATE
SWAP NUMBER                     NOTIONAL AMOUNT     EFFECTIVE DATE   MATURITY DATE     PAYABLE
-----------                   -------------------   --------------   -------------   -----------
                                 (IN MILLIONS)
   46.....................          $   35             15-Feb-01        15-Nov-03      5.27500%
   47.....................             135             15-Mar-01        15-Sep-03      4.89000
   48.....................               0(5)          15-Apr-02        15-Dec-04      5.93750

(2) While some of the above swaps have a fixed notional amount, many amortize over the period to the final maturity date.

(3) Airplanes Group makes fixed rate payments on a monthly actual/360 adjusted basis under all swaps, with the exception of swap number 4 under which Airplanes Group makes fixed rate payments calculated on a monthly 30/360 unadjusted basis.

(4) Under all swaps, Airplanes Group receives floating rate payments at one month LIBOR, reset monthly.

(5) The initial amounts for swaps number 29, 43, 45 and 48 are $20 million, $25 million, $25 million and $40 million respectively.

     Pursuant to a decision of the directors of Airplanes Limited and the controlling trustees of Airplanes Trust on November 8, 1999, Airplanes Group either re-couponed or unwound and replaced 30 of its then portfolio of 44 swaps. 20 of these swaps were adjusted so that Airplanes Group's fixed payment rate more closely reflected current market rates. Airplanes Group received a net cash payment of $9.33 million with respect to these 20 swaps. In addition, ten of the 30 swaps were terminated, in return for a net payment to Airplanes Group of $1.92 million. In aggregate, Airplanes Group received a net cash inflow of $11.25 million as a result of this recouponing or unwinding and replacement, but became subject to higher ongoing swap costs due to the re-calibrating of the swaps to then current market rates. Simultaneously with these terminations, Airplanes Group put in place a replacement swap to maintain a hedged position. These adjustments and terminations released the positive value in Airplanes Group's swaps and resulted in additional principal payments to the certificate holders. These transactions were conducted in accordance with Airplanes Group's interest rate risk management policies. The realized gain on the termination of these swaps has been deferred and is being recognized over the life of the hedged transaction in accordance with the guidance provided in ET Issue No. 84-7, "Termination of Interest Rate Swaps."

     Additional interest rate exposure will arise to the extent that lessees owing fixed rate rental payments default and interest rates have declined between the contract date of the lease and the date of default. This exposure is managed through the purchase of swaptions. Airplanes Group purchases swaptions which, if exercised, will allow Airplanes Group to enter into interest rate swap transactions under which it will pay floating amounts and receive fixed amounts.

     Because not all lessees making fixed rate rental payments are expected to default and not all lessee defaults are expected to occur following a decline in interest rates, Airplanes Group purchases swaptions in a notional amount less than the full extent of the exposure associated with the lessees making fixed rate rental payments. This notional amount (the "TARGET HEDGE") will be varied from time to time to reflect, among other things, changes in the mix of payments bases under future leases and in the prevailing level of interest rates.

     The payment of the premium for any of these swaptions may be made at two points in the priority of payments under the indentures, as described in "Description of Securities -- The Notes and Guarantees -- Priority of Payments." Fifty percent of any swaption premium in any month is a "MINIMUM HEDGE PAYMENT" and is paid fourth in Airplanes Group's order of priority of payments. The other 50% of the premium is expended as a "SUPPLEMENTAL HEDGE PAYMENT" and is paid seventeenth in Airplanes Group's order of priority of payments.

     If there are not sufficient amounts available for distribution and a supplemental hedge payment would not be made in any month, then Airplanes Group will reduce the aggregate notional amount of the swaptions bought in that month to reflect the amount that can be bought for the premium payable as a minimum hedge payment. As a result of the outstanding class A principal adjustment amount, no supplemental hedge payments can be made until there are sufficient cash flows in any given month to satisfy all obligations ranking senior to the supplemental hedge payment under the terms of the notes. See "Description of Securities -- The Notes and Guarantees -- Priority of Payments" for a fuller description of the priority of payments. From time to time the administrative agent may also sell at market value or unwind part or all of the swaption portfolio, for example, to reflect any decreases in the target hedge.

     In the period from March 28, 1996 to January 31, 2001, Airplanes Group purchased swaptions with an aggregate notional principal balance of $556 million and sold swaptions with an aggregate notional principal balance of $194 million and swaptions with an aggregate notional principal balance of $46 million have matured. The net aggregate notional principal balance of swaptions at January 31, 2001 therefore amounted to $316 million. The estimated fair market value of the swaptions at January 31, 2001 was $1.9 million (December 31, 2000: $0.5 million). Because the swaptions do not qualify for hedge accounting under U.S. GAAP, the decrease in value of $0.4 million between March 31, 2000 and December 31, 2000 has been included in net interest expense for the nine months ended December 31, 2000. Airplanes Group was a party to 13 swaptions as of January 31, 2001, which are listed below:

            AIRPLANES GROUP SWAPTION BOOK AS OF JANUARY 31, 2001(1)

                                                                                          ESTIMATED FAIR MARKET
                            NOTIONAL      EXERCISE DATE       FINAL        FIXED RATE          VALUE AS OF
SWAPTION NUMBER             AMOUNT(2)     (ON OR AFTER)   MATURITY DATE   RECEIVABLE(3)     JANUARY 31, 2001
---------------           -------------   -------------   -------------   -------------   ---------------------
                          (IN MILLIONS)                                                   (IN THOUSANDS)
1.......................      $ 24          15-Jan-98       15-May-01            5.00%           $   66
2.......................        50          15-Sep-98       15-Dec-01            5.30               138
3.......................        30          15-Jan-98       15-Apr-02            5.00               194
4.......................        20          17-Feb-98       15-Sep-02            5.10                89
5.......................        14          15-Apr-98       15-Sep-02            5.10                62
6.......................        15          16-Mar-98       15-Mar-03            5.10                84
7.......................        50          15-Jul-98       15-Mar-03            5.10               271
8.......................        12          15-Jan-01       15-Nov-02            5.25                42
9.......................        20          15-Apr-98       15-Jun-03            5.10               120
10......................        10          15-Sep-98       15-Sep-03            5.30                59
11......................        15          15-Jan-01       15-Nov-03            5.30               134
12......................        10          16-Feb-99       15-Feb-04            5.40               101
13......................        46          15-Jan-01       15-Jan-05            5.40               528
                              ----                                                               ------
                              $316                                                               $1,888
                              ====                                                               ======

---------------

(1) As of the date of this prospectus, Airplanes Group had entered into two further swaptions:

                                      NOTIONAL      EXERCISE DATE       FINAL        FIXED RATE
SWAPTION NUMBER                        AMOUNT       (ON OR AFTER)   MATURITY DATE    RECEIVABLE
---------------                     -------------   -------------   -------------   -------------
                                    (IN MILLIONS)
   14.............................      $ 19          15-Feb-01       15-Nov-02            5.20%
   15.............................        20          15-Feb-01       15-Feb-06            5.55
   16.............................        23          15-Mar-01       15-Feb-06            5.45

(2) Under each swaption, if exercised, Airplanes Group would receive fixed rate payments at the rate indicated above on a monthly fixed 30/360 unadjusted basis.

(3) Under each swaption, if exercised, Airplanes Group would pay floating rate payments at one month LIBOR, reset monthly.

     Through the use of swaps, swaptions and other interest rate hedging products, Airplanes Group seeks to manage its exposure to adverse changes in interest rates based on regular reviews of its interest rate risk. There can be no assurance, however, that Airplanes Group's interest rate risk management strategies will be effective in this regard.

     The directors of Airplanes Limited and the controlling trustees of Airplanes Trust are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Specific hedging contracts are approved by officers of the administrative agent acting within the overall policies and limits. Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the directors of Airplanes Limited and the controlling trustees of Airplanes Trust. Airplanes Group's counterparties consist of the affiliates of major U.S. and European financial institutions who have credit ratings, or provide collateralization arrangements, which are consistent with maintaining the ratings of the class A certificates.

     NEW ACCOUNTING PRONOUNCEMENT

     The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities," in June 1998 and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133," in June 2000. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000.

     Airplanes Group expects that all of its interest rate swaps will be designated as cash flow hedges while its swaptions will be designated as held for trading instruments.

     As part of its hedging policy, Airplanes Group has begun formally documenting all relationships between hedging instruments and hedged items in the context of the requirements of SFAS No. 133 and SFAS No. 138, including linking all derivatives that are designated as cash-flow hedges to specific liabilities on the balance sheet. Airplanes Group now formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

     Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge will be recorded in other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item.

     Airplanes Group will discontinue hedge accounting prospectively when it is determined that the derivative is no longer highly effective in offsetting changes in the cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, or it is determined that designation of the derivative as a hedging instrument is no longer appropriate.

     In all situations in which hedge accounting is discontinued, Airplanes Group will continue to carry the derivative at its fair value on the balance sheet, and will recognize any changes in its fair value in earnings.

     In all situations where derivatives are designated as trading instruments, they will be carried at fair value on the balance sheet and any changes in fair value will be recognized in earnings.

     The quantitative disclosure and other statements in this section are forward-looking statements that involve risks and uncertainties. Although Airplanes Group's policy is to limit its exposure to changes in interest rates, it could suffer higher cash flow losses as a result of actual future changes in interest rates. It should also be noted that Airplanes Group's future exposure to interest rate movements will change as the composition of its lease portfolio changes or if it issues new subclasses of additional notes or refinancing notes with different interest rate provisions from the notes. You should refer to "Risk Factors" for more information about risks, especially lessee credit risk, that could intensify Airplanes Group's exposure to changes in interest rates.

                           DESCRIPTION OF SECURITIES

     The following description is a summary of the provisions of our outstanding certificates and notes, the trust agreement, the indentures and related documents. This summary does not restate these agreements in their entirety and we urge you to read the trust agreement, the indentures and the security trust agreement because these are principal documents that define your rights as a holder of the certificates. The following discussion uses terms that have specific definitions in the indentures and other transaction documents. You should refer to the Index of Defined Terms for an index of the defined terms used in this prospectus.

GENERAL

     On March 12, 1996, in connection with our acquisition of the aircraft, Airplanes Pass Through Trust issued $4,048 million in aggregate principal amount of subclass A-1, A-2, A-3, A-4 and A-5 and class B, C and D pass through certificates in an underwritten offering. Each of these certificates represents a fractional undivided beneficial interest in two corresponding classes or subclasses of notes issued by Airplanes Limited and Airplanes Trust on that same date. Airplanes Limited and Airplanes Trust also issued $604 million in aggregate principal amount of class E notes to GPA Group (now known as debis AirFinance Ireland) and its subsidiaries on that same date, $13 million of which was cancelled in July 1996 as an adjustment to the purchase price of the aircraft pursuant to the purchase agreement for the aircraft.

     In order to refinance the subclass A-1, A-2 and A-3 and class B certificates, Airplanes Pass Through Trust issued $2,437 million of subclass A-6, A-7 and A-8 and class B certificates on March 16, 1998. Each of these certificates represents a fractional undivided beneficial interest in two corresponding classes or subclasses of notes issued by Airplanes Limited and Airplanes Trust on that same date. On November 20, 1998, AerFi Group (now known as debis AirFinance Ireland) and its subsidiaries transferred the class E notes they held to GE Capital. The subclass A-5 certificates were fully repaid on May 15, 1998.

     Each subclass of the class A certificates and each class of the class B, C and D certificates has been issued by a separate pass through trust formed under a supplement to the trust agreement, which has been qualified under the Trust Indenture Act of 1939, as amended. Each of the corresponding subclasses of class A notes and each class of the class B, C and D notes, as well as the class E notes, has been issued by Airplanes Limited and Airplanes Trust under their indentures or a supplement to their indentures.

     The old subclass A-9 certificates were issued by a new pass through trust, the 2001 refinancing trust, formed on March 15, 2001 under another supplement to the trust agreement. The 2001 refinancing trust will issue the new certificates. The subclass A-9 notes were issued and guaranteed by Airplanes Limited and Airplanes Trust pursuant to supplements to their indentures. The new certificates will rank equally in right of payment of principal and interest among themselves and will, as the old certificates currently do, rank equally in right of payment with the subclass A-6 and A-8 certificates, and the subclass A-9 notes and guarantees rank equally in right of payment of principal and interest among themselves and rank equally in right of payment with the subclass A-6 and A-8 notes and guarantees. Airplanes Limited and Airplanes Trust have each agreed under the indentures to guarantee the other's obligations in respect of the notes. Bankers Trust Company is both the trustee under the trust agreement and the indenture trustee under each indenture.

     The old certificates are, and the new certificates will be, direct obligations of the 2001 refinancing trust only and will not be secured by the aircraft or the leases. The old certificates do not, and the new certificates will not, represent obligations of Airplanes Limited, Airplanes Trust, any lessee, debis AirFinance B.V., debis AirFinance Ireland, Bankers Trust Company, GE Capital or GECAS.

THE CERTIFICATES

     Each certificate issued by each pass through trust represents a fractional undivided beneficial interest in the two corresponding classes or subclasses of notes and guarantees held by that pass through trust. Each pass through trust has no significant assets other than (a) the class or subclass of notes and guarantees issued by Airplanes Limited and Airplanes Trust that correspond to the class or subclass of certificates it issued and (b) any funds held on deposit in that pass through trust's account. Payments on the certificates will only be made to the extent that the relevant pass through trust has funds available in its account to make that payment. See "The Parties -- The Trust and Trustee" for more information about Airplanes Pass Through Trust.

     FORM AND DENOMINATION

     The certificates are issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess of that amount, except a single certificate of each class or subclass may be issued in a denomination of less than $100,000.

     The certificates of each class or subclass will be represented by one or more Rule 144A or Regulation S global certificates registered in the name of Cede & Co., as nominee of DTC, and deposited with Bankers Trust Company, as custodian for DTC. Beneficial interests in the certificates will be in electronic, book-entry form and shown only on, and transfers of book-entry interests will be effected only through, records maintained by DTC or its nominee and its participants, including Euroclear and Clearstream, Luxembourg.

     You will receive a definitive certificate in exchange for your book-entry interests only under the circumstances described under "Book-Entry Registration, Global Clearance and Settlement -- Definitive Certificates." You should also refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of how book-entry interests in the global certificates and definitive certificates may be held and transferred and how payments on them will be distributed.

     RATINGS

     Each outstanding class or subclass of certificates is rated as follows as of the date of this prospectus:

                                                                      RATING AGENCIES
                                                           --------------------------------------
                                                                                       STANDARD &
CLASS OR SUBCLASS OF CERTIFICATES                            FITCH        MOODY'S        POOR'S
---------------------------------                          ----------    ----------    ----------
Subclass A-6...........................................        AA           Aa2            AA
Subclass A-8...........................................        AA           Aa2            AA
Subclass A-9...........................................        AA           Aa2            AA
Class B................................................         A            A2             A
Class C................................................       BBB          Baa2           BBB
Class D................................................        BB           Ba2            BB

     The ratings of a class or subclass of certificates only address the likelihood of the timely payment of interest and the ultimate payment of the principal on that class or subclass of certificates on the final maturity date. The rating agencies have not rated our ability to pay step-up interest on any class or subclass of certificates or to repay their principal on their expected final payment date. The ratings assigned to each class or subclass of certificates also do not address the effect of any imposition of any withholding tax on any payments under the leases, the certificates, the notes, the guarantees or otherwise.

     A rating is not a recommendation to buy, sell or hold any class or subclass of certificates because it does not address market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any class or subclass of certificates, including the subclass A-9 certificates, no person or entity has any obligation to support the obligation of the trust under the affected certificates in any way.

     PAYMENTS AND DISTRIBUTIONS

     The trust agreement requires that the trustee of each class or subclass of certificates establish and maintain, for the benefit of the certificate holders of that class or subclass, a separate account for the deposit of payments on the corresponding class or subclass of notes or the guarantees held in trust by the trustee. On each payment date, if the trustee (or a paying agent in Luxembourg appointed by the trustee) has confirmed receipt of any amount of interest, principal or premium or any other payment paid on a class or subclass of notes in the trust's account in respect of any class or subclass of certificates by 1:00 p.m., New York time, the trustee will pay (or instruct the paying agent to pay) that amount over to holders of the corresponding class or subclass of certificates. If the trustee or the paying agent can only confirm receipt of the payment after 1:00 p.m., New York time, then it will only pay that amount to the holders of the corresponding class or subclass of certificates on the next day which is a business day, without any extra interest or penalty.

     Payments on any class or subclass of certificates on any payment date will be made to the certificate holders of record of that class or subclass on the record date immediately preceding the relevant payment date, which is the close of business on the day that is 15 days before that payment date, whether or not it is a business day. For the final distribution on any class or subclass of certificates, however, payment will only be made upon presentation and surrender of those certificates by the certificateholder or its agent (including any holder in street name) at the office or agency of the trustee or paying agent. So long as any certificates are listed on the Luxembourg Stock Exchange, we will appoint and maintain a paying agent in Luxembourg.

     If the certificates of any class or subclass are issued in definitive form, distributions by the trustee from the account on a payment date will be made by check mailed to each certificateholder of a definitive certificate on the record date at its address appearing on the register maintained with respect to that class or subclass. Alternatively, if a certificateholder of more than $1,000,000 in aggregate principal amount of definitive certificates requests in writing not later than the relevant record date, the trustee will distribute the payment by wire transfer to an account designated by that certificateholder at a financial institution in New York.

     PAYMENT OF PRINCIPAL AND INTEREST

     Each class or subclass of certificates is the direct obligation of the pass through trust issuing those certificates and are not secured by the aircraft or any leases. The trust's only sources of payment for any class or subclass of certificates are payments by Airplanes Limited and Airplanes Trust on the corresponding class or subclass of notes and guarantees held by the trust. If Airplanes Limited and Airplanes Trust do not make payments on those notes and guarantees, the trust will not have any funds to make payments on the corresponding class or subclass of certificates.

     Each class or subclass of certificates will bear the same rate of interest as the corresponding class or subclass of notes. Interest on the certificates will be payable monthly in arrears on the fifteenth day of each month, referred to as the "payment date," unless that day is not a business day, in which case the interest will be paid on the next day which is a business day. The subclass A-9 certificates will bear interest at a rate equal to one month LIBOR plus 0.550%. See "Summary -- Overview -- Outstanding Debt" for the interest rate on the other classes and subclasses of certificates. Interest on the certificates that bear a floating rate of interest will be calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period. Interest on the certificates that bear a fixed rate of interest will be calculated on the basis of one-twelfth of an annual interest payment and, in the case of an incomplete interest accrual period, on the basis of a 360-day year consisting of twelve 30-day months.

     The certificates all have a "FINAL MATURITY DATE," which is the date on which all principal and accrued but unpaid interest on the certificates is due and payable, of March 15, 2019. However, at the time we issued each class or subclass of certificates, we established for that class or subclass an "EXPECTED FINAL PAYMENT DATE," which is the date before the final maturity date on which we expected the final payment of principal and interest on that class or subclass of certificates to be made. For amortizing certificates, the expected final payment date is the date on which we expected to repay the certificates in full from our available cash flow based upon assumptions used at the time we issued those certificates. For soft bullet certificates, the expected final payment date is the date on which we expected to refinance them. The subclass A-9 certificates are amortizing certificates and have an expected final payment date of November 15, 2008.

     Although we expected to repay each class or subclass of these certificates in full on its expected final payment date determined at the time of their initial issuance, the actual final payment date for that class or subclass of certificates is likely to occur earlier or later than the expected final payment date for that class or subclass as a result of a number of factors, including the fact that the assumptions are unlikely to correspond to actual experience. A class or subclass of certificates may be repaid prior to its expected final payment date due to the early amortization of payments using available collections or the refinancing, redemption or defeasance of the corresponding class or subclass of notes as described under "-- The Notes and Guarantees -- Refinancing," "-- Redemption" and "-- Defeasance." A class or subclass of certificates may be repaid later than its expected final payment date because of a number of factors, including increased levels of aircraft downtime, reduced rental payments and, in the case of the certificates which we intend to repay by refinancing, the inability of Airplanes Group to issue refinancing certificates. See "Risk Factors -- Risks Relating to Payments on the Subclass A-9 Certificates" for a further discussion of the risk of nonpayment on the expected final payment date of the subclass A-9 certificates.

     If we do not repay the subclass A-8 certificates in full on or before their expected final payment date, we will have to pay step-up interest of an additional 0.50% per annum on the outstanding principal balance of those certificates until they are repaid in full. So long as the subclass A-9 certificates are listed on the Luxembourg Stock Exchange, we will publish the amount of interest that is payable by us in the manner required by the indentures, including publication in a newspaper of general circulation in Luxembourg, and give notice of this to the Luxembourg Stock Exchange. We may issue additional certificates or refinancing certificates that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, B, C and D certificates. The rating agencies have not rated our ability to pay step-up interest on the certificates.

     EVENTS OF DEFAULT AND REMEDIES

     An "EVENT OF DEFAULT" with respect to any class of certificates is defined as the occurrence and continuance of a note event of default with respect to the corresponding class of notes under either indenture. See "-- The Notes and Guarantees -- Note Events of Default" for a description of these note events of default. As promptly as practicable, and in any case within 30 days, after the occurrence of any event of default, the trustee will notify Airplanes Limited, Airplanes Trust, the indenture trustee and the certificate holders by mail of all uncured or unwaived defaults that it knows of as of the date of the notice.

     If an event of default has occurred and is continuing with respect to any class or subclass of certificates, the trustee (1) may vote all of the corresponding class or subclass of notes to declare the outstanding principal balance of the notes, together with accrued but unpaid interest, due and payable, and (2) upon the direction of the holders of 25% of that class or subclass of certificates, shall vote a corresponding amount of the corresponding class or subclass of notes to direct the indenture trustee to declare the outstanding principal amount of the notes, together with any accrued interest, due and payable in accordance with the provisions of the indentures; provided that the trustee and the holders of any class of certificates will not be permitted to direct the indenture trustee until the payment in full of all amounts due and payable with respect to any class ranking senior to the notes corresponding to that class of certificates. Under the terms of the indentures, all of the notes will become immediately due and payable upon the declaration by the trustee for, or the vote of the appropriate percentage of the holders of, the most senior class of notes then outstanding. Before exercising any right or power under the trust agreement at the request or direction of a class of certificate holders, the trustee will be entitled to indemnification by the certificate holders of that class or subclass.

     As an additional remedy, if an event of default has occurred and is continuing with respect to any class or subclass of certificates, the trustee for the most senior class or subclass of certificates may (and at the written direction of the certificate holders of at least 25% of any class or subclass of certificates by outstanding principal balance, will) sell all or part of the two corresponding classes or subclasses of notes and guarantees for cash to any person. Any proceeds received by the trustee upon sale will be deposited in the trust's account for the class (allocated, in the case of the sale of any subclass of class A notes, among the subclasses on a proportional basis in relation to the outstanding principal balances, if any, of each subclass) and will be distributed to the relevant certificate holders on the next payment date. However, since the market for any class of notes and the related guarantees in default would necessarily be very limited, the trustee may not be able to sell those notes for their aggregate outstanding principal balances and the certificate holders may receive a smaller amount of principal distributions than anticipated as a result. If this happens, the certificates will suffer a loss of principal and holders will have no further claim for the shortfall against Airplanes Group or the trustee.

     Any funds representing payments on the corresponding class of notes in default that is received by the trustee and any sales proceeds from selling those notes will, to the extent practicable, be invested and reinvested by the trustee, at the direction of the trustee of the most senior class of certificates then outstanding, in permitted account investments pursuant to the cash management agreement pending distribution of those funds.

     The certificate holders of a majority of the outstanding principal balance of each class or subclass of certificates may, on behalf of all of the certificate holders of the same class or subclass, waive any past default or event of default with respect to that class or subclass of certificates and annul any previous direction given by the trustee with respect to any default or event of default. This does not apply to (a) a default in the deposit or distribution of any payment required to be made on the certificates, (b) a payment default on the corresponding class or subclass of notes, or (c) a default in respect of any covenant or provision of the trust agreement that by its terms cannot be waived without the consent of each affected certificateholder. If the certificate holders waive any past default or event of default as described above, the trustee will vote a corresponding majority of the related class or subclass of notes held by the trust in favor of a waiver of the past default or event of default with respect to those notes under the relevant indenture.

     VOTING

     Except as described in this prospectus under "-- Events of Default and Remedies," "-- Modification of Agreements" and "-- The Notes and Guarantees -- Modification and Waivers," or otherwise required by New York law, the Trust Indenture Act or the trust agreement, holders of the certificates will have no voting rights or rights to give consents or waivers under the certificates, the notes or any related documents. Where the certificate holders are entitled to vote or give consents and waivers with respect to the notes or any related documents, the trustee, as sole initial holder of the notes held by the trust, will vote and give consents and waivers in respect of those notes and related documents as directed by the certificate holders of the corresponding class or subclass.

     TERMINATION OF THE TRUST

     The obligations of Airplanes Limited, Airplanes Trust and the trustee with respect to any class or subclass of certificates will terminate upon:

     - the distribution to the relevant certificate holders of the property of the relevant pass through trust and the disposition of all property held in that trust, and

     - final payments being made in respect of the corresponding class or subclass of notes.

     Prior to any termination, the trustee will mail, between 20 and 60 days before the final distribution, to the relevant certificateholder a notice of the termination setting forth the amount of the proposed final payment, the proposed date for the distribution of that final payment for the trust and the fact that the final distribution to any certificateholder of the trust will be made only upon surrender of a certificateholder's certificates at the office or agency of the trustee specified in the notice of termination.

     MODIFICATION OF AGREEMENTS

     The trust agreement contains provisions permitting Airplanes Limited or Airplanes Trust and the trustee to enter into supplemental trust agreements, without the consent of any certificate holders, to:

     (1) allow Airplanes Limited or Airplanes Trust to issue refinancing notes;

     (2) add to the covenants of Airplanes Limited and Airplanes Trust for the benefit of the certificate holders of any class, or to surrender any right or power of Airplanes Limited and Airplanes Trust under the trust agreement;

     (3) cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the trust agreement or any supplemental trust agreement so long as this does not adversely affect the interests of any certificate holders; or

     (4) make any modification necessary to continue the qualification of the trust agreement under the Trust Indenture Act.

     The trust agreement also contains provisions permitting Airplanes Limited or Airplanes Trust and the trustee, with the consent of the holders of each class or subclass of certificates of the applicable trust evidencing interests aggregating not less than a majority of the outstanding principal balance of that class or subclass to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the trust agreement or modifying the rights of the certificate holders of that class or subclass. No supplemental trust agreement may, without the consent of each affected certificate holder:

     (1) reduce in any manner the amount of, or delay the timing of, the trustee's receipt of payments on any of the related notes held in each trust, or distributions in respect of any related certificate, change the final maturity date or payment date on any certificate, change the place of payment where, or the coin or currency in which, any certificate is payable, or impair the right of any certificate holder to institute suit for the enforcement of any payment when due,

     (2) permit the disposition of any of the notes except as provided in the trust agreement, or otherwise deprive any certificate holder of the benefit of the ownership of those notes,

     (3) reduce the percentage of the outstanding principal balance of the certificates of any class or subclass provided for in the trust agreement, the consent of the holders of which is required for a supplemental trust agreement or for any waiver provided for in the trust agreement, or

     (4) adversely affect the status of the trust as a grantor trust for U.S. federal income tax purposes.

     If any trustee, as holder of the notes of any class or subclass held in the related pass through trust, receives a request for its consent to an amendment, modification or waiver under the related indenture, the notes, the cash management agreement, administrative agency agreement or other documents related to those notes, the trustee will mail a notice of the proposed amendment, modification or waiver to each holder of the corresponding class or subclass of certificates to seek their vote or consent. Upon the vote by the relevant certificate holders, the trustee will vote or consent as to that amendment, modification or waiver in the same proportion as the certificate holders that actually voted.

     GOVERNING LAW

     The trust agreement, including all its supplements, are governed by New York law. Each of Airplanes Limited, Airplanes Trust and the trustee has submitted to the jurisdiction of the United States Federal and New York State courts located in New York City for purposes of all suits arising out of or in connection with, the trust agreement and the certificates, and have each designated a person in New York City to accept service of any process on its behalf.

     NOTICES TO CERTIFICATE HOLDERS

     Except as provided below, any notice to the certificate holders will be valid if given:

     (1) by publication in the Luxemburger Wort or, if it ceases to be published or it is not practicable to timely publish the notice in this newspaper, in any other English language newspaper or newspapers having a general circulation in Europe that the trustee approves;

     (2) by either (a) having the information contained in that notice appearing on the relevant page of the Reuters screen or another medium for the electronic display of data that is approved by the trustee and notified to certificate holders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either of them ceases to be published or it is not practicable to timely publish the notice in those newspapers, in any other English language newspaper or newspapers having a general circulation in Europe and the United States that the trustee has approved; and

     (3) until any definitive certificates are issued and so long as the certificates are registered in the name of a nominee for DTC, Euroclear or Clearstream, Luxembourg, delivery of the relevant notice to DTC, Euroclear or Clearstream, Luxembourg for communication by them to certificate holders.

     However, any notice to certificate holders of any class or subclass of certificates specifying a floating interest rate for the certificates, any payment date, any principal payment or any payment of premium, if any, shall be validly given by delivery of the relevant notice to DTC, Euroclear or Clearstream, Luxembourg, for communication by them to these certificate holders, without the need for publication in the Luxemburger Wort.

Any notice to the certificate holders shall be deemed to have been given on the first date on which any of these conditions have been met. So long as the trustee notifies the certificate holders, it may also approve another method of giving notice to the certificate holders if, in its opinion, the method:

     (1) is reasonable given the number and identity of the certificate holders or the prevailing market practice;

     (2)   is in the best interests of the certificate holders; and

     (3) will comply with the rules of the Luxembourg Stock Exchange or any other stock exchange (if any) on which the certificates are listed.

     For so long as the certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange require, the trustee will give the Luxembourg Stock Exchange notice specifying the rate, amount or payment date in respect of any floating rate certificates, including the subclass A-9 certificates, or in respect of any repayment of principal on any notes or certificates. However, until any definitive certificates are issued and so long as the certificates are registered in the name of a nominee for DTC, Euroclear or Clearstream, Luxembourg, this requirement is deemed to be satisfied by:

     (1) delivery of the notice to DTC, Euroclear or Clearstream, Luxembourg for communication by them to the certificate holders and note holders without the need for publication in the Luxemburger Wort; and

     (2) delivery of the notice to the Luxembourg Stock Exchange and the paying agent in Luxembourg.

     However, any notice specifying:

     (1) an increase in the interest rate of any subclass of certificates due to step-up interest or failure by Airplanes Group to comply with the registration requirements for the certificates; or

     (2)   redemption of principal of any certificates,

must be published in the Luxemburger Wort or another daily newspaper of general circulation in Luxembourg.

THE NOTES AND GUARANTEES

     GENERAL

     The notes are direct obligations of Airplanes Limited and Airplanes Trust and are not secured by the aircraft or any leases. Generally, the only sources of payment for the notes and the other obligations of Airplanes Group are:

     -  the payments made by the lessees under the leases;

     -  proceeds from the dispositions of any aircraft;

     -  insurance proceeds from any loss of any aircraft;

     - net payments to us under our swap agreements and other hedging instruments;

     -  interest earned on the investment of our cash balances; and

     -  net cash proceeds received from the sale of any refinancing notes.

     Each class and subclass of notes and corresponding guarantee has the priority given to it according to the priority of payments in the indentures, as described under "-- Principal Amortization of Floating Rate Notes" and "-- Priority of Payments." The notes are subordinated to expenses and some of our other obligations and we cannot make payment on any class or subclass of notes on any payment date unless we have made or provided for all payments ranking higher in the priority of payments to that class or subclass of notes on that date. The subordination provisions of the indentures may not be amended or modified without the agreement of each holder of a class or subclass of notes that is affected by the amendment or modification and each holder of any class or subclass of notes that ranks senior to the affected class. The priority of the expenses, swap payments and swap breakage costs may not be amended or modified under any circumstances.

     If a note event of default occurs, holders of 25% of the class A notes by outstanding principal balance may immediately deliver a default notice or exercise any remedy available to them. Holders of class B, C and D notes may not deliver a default notice or exercise any other remedy until all the class or classes of notes senior to theirs have been paid in full.

     GUARANTEES

     Each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the obligations of the other under each class or subclass of notes. Under the terms of the guarantees, the obligations of Airplanes Trust's guarantee of each class or subclass of Airplanes Limited notes will rank equally with Airplanes Trust's obligations under the corresponding class or subclass of Airplanes Trust notes, and the obligations of Airplanes Limited under Airplanes Limited's guarantee of each class or subclass of Airplanes Trust notes will rank equally with Airplanes Limited's obligations under the corresponding class or subclass of Airplanes Limited notes. In addition, the obligations of Airplanes Trust and Airplanes Limited under their respective guarantees will be limited under the terms of the indentures to the extent necessary so that they will not constitute fraudulent conveyances under applicable laws.

     INTEREST

     Each note bears interest on its outstanding principal balance from its date of issue, payable monthly in arrears on each payment date, until it is paid in full. The subclass A-9 notes will bear interest for each interest accrual period at a rate equal to one month LIBOR plus 0.550%. An interest accrual period is the period from and including a payment date (or March 15, 2001, in the case of the first interest accrual period) up to but excluding the next payment date. The final interest accrual period for each subclass of notes will end on but exclude the final maturity date or the date upon which all principal, interest and any premium on the subclass of notes is paid in full. See "Summary -- Overview -- Outstanding Debt" for the interest rate on the other classes and subclasses of notes. Interest on any class or subclass of notes that bears interest at a floating rate, including the subclass A-9 notes, will be calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period. Interest on any class or subclass of notes that bears interest at a fixed rate will be calculated on the basis of one-twelfth of an annual interest payment on the outstanding principal balance and, in the case of an incomplete interest accrual period, on the basis of a 360-day year consisting of twelve 30-day months.

     If we do not repay the subclass A-8 notes in full on or before March 15, 2003, their expected final payment date established at the time of their initial issuance, we will have to pay step-up interest on those notes of an additional 0.50% per annum on the outstanding principal balance of those notes until they are repaid in full. We may issue additional notes or refinancing notes that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, B, C and D notes, including accrued but unpaid interest, the minimum principal payment amount and the scheduled principal payment amount. The rating agencies have not rated our ability to pay step-up interest on the notes.

     REFERENCE AGENCY AGREEMENT

     For the purpose of calculating the rate of interest payable on our floating rate notes, including the subclass A-9 notes, we have entered into a reference agency agreement with Bankers Trust Company, as reference agent, according to which it will determine LIBOR for each interest accrual period. The

"REFERENCE DATE" for determining LIBOR for each interest accrual period is the date that is two business days before the payment date on which the interest accrual period begins.

     Under the reference agency agreement, the reference agent determines LIBOR according to the following method:

     - On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" in the Telerate Monitor, or another page or service that replaces it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits, at approximately 11:00 a.m., London time.

     - If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of at least two rates appearing on the Telerate Monitor or replacement page or service. If these rates do not appear or the relevant page is unavailable, the reference agent will request each of the banks whose offered rate would have been used for purposes of the relevant page or any substitute reference bank in London to provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as of 11:00 a.m., London time on the reference date. In this case, the floating rate of interest for each subclass of notes will be the average of at least two quotations received plus the applicable interest spread over LIBOR and step-up interest, if payable.

     - If on any reference date one or no reference bank provides a quotation, the reference agent will determine the average of the U.S. dollar lending rates which New York City banks selected by the reference agent are quoting as their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest rate for the next interest accrual period will be this average rate plus the applicable interest spread over LIBOR and step-up interest, if payable. If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.

     Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period for each class or subclass of notes as:

                            N
Interest amount = P X I X  ---
                           360

where:

     P = outstanding principal balance of the relevant class or subclass at the beginning of the interest accrual period, as estimated by the reference agent
     I = applicable interest rate for the relevant class or subclass for the interest accrual period, and
     N = number of days in the interest accrual period.

     The reference agent's determination of LIBOR, the interest rate and the interest amount for the floating rate notes will, in the absence of negligence, wilful default, bad faith or manifest error, be conclusive and binding upon all parties, including holders of the floating rate certificates.

     As promptly as practicable after each reference date, the reference agent will notify Airplanes Limited, Airplanes Trust, the Luxembourg Stock Exchange, the listing agent and the cash manager of LIBOR, the payment date, the interest rate for each class or subclass of certificates for the relevant interest accrual period and the amount of interest on each class or subclass of floating rate notes. You can also get this information at the offices of the listing agent or paying agent in Luxembourg, or from the monthly statements we file with the SEC.

     If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period, the cash manager will determine the rate of interest and calculate the interest amount in accordance with the above provisions, and this determination and calculation will be deemed to have been made by the reference agent.

     Airplanes Limited and Airplanes Trust reserve the right to terminate the appointment of the reference agent at any time on 30 days' prior notice and to appoint a replacement reference agent in its place. Notice of any termination of the reference agent will be given to the holders of the floating rate certificates. The reference agent may not be removed by us or resign its duties unless a successor reference agent has been appointed.

     PRINCIPAL AMORTIZATION GENERALLY

     The principal repayment provisions of the notes are intended to produce increasing levels of collateralization with respect to each class of notes as our portfolio ages and the value of the aircraft declines and to ensure that the principal amount of each class or subclass of notes is repaid in full prior to its final maturity date. "COLLATERALIZATION" refers to the difference between the outstanding principal balance of the various classes of notes relative to the Initial Appraised Value of the aircraft, the Expected Portfolio Value and the Adjusted Portfolio Value, as described further below. The obligations of Airplanes Group to pay interest, principal and any premium will not, in fact, be collateralized or secured by the aircraft or the leases of Airplanes Group.

     The class A and class B notes are either "AMORTIZING NOTES," which require and are entitled to repayment of principal on each payment date to the extent there are sufficient funds for repayment in accordance with "-- Principal Amortization of Floating Rate Notes," or "SOFT BULLET NOTES," which do not require repayment of principal on any payment date prior to the "AMORTIZATION COMMENCEMENT DATE" for that subclass of notes described below. The subclass A-6 and A-9 notes and the class B notes are amortizing notes and the subclass A-8 notes are soft bullet notes.

     The amortization commencement date for the subclass A-8 notes will be the earlier of:

     (1) the date of repayment (in each case other than through an issue of refinancing notes) in full of the subclass A-6 and A-9 notes and any future subclass of class A notes designated as a subclass of amortizing notes, and

     (2) the date on which both the expected final payment date for the subclass A-8 notes has occurred (March 15, 2003) and the subclass A-6 notes have been repaid in full.

     We intend to refinance 100% of the outstanding principal balance of each subclass of soft bullet notes by issuing and selling refinancing notes to the trust on or before the expected final payment date established at the time of initial issuance of the relevant subclass. The trust will finance the purchase of these refinancing notes through the issuance and sale of a corresponding subclass of refinancing certificates in the capital markets. However, our failure to repay any subclass of soft bullet notes in full at its expected final payment date will not result in a note event of default under the indentures.

     If any subclass of the soft bullet notes is not repaid in full on its amortization commencement date, that subclass of notes will convert automatically into a class of amortizing notes with a principal repayment schedule intended to ensure that the remaining outstanding principal balance of that subclass will be repaid in full on or before its final maturity date. In addition, after its expected final payment date established at the time of initial issuance, each soft bullet note which remains outstanding will accrue interest at a rate equal to its stated interest rate, plus step-up interest.

     PRINCIPAL AMORTIZATION OF FLOATING RATE NOTES

     Each class or subclass of amortizing notes and, following their amortization commencement date, each class or subclass of soft bullet notes will be entitled to a payment on each payment date equal to the sum of the following amounts to the extent that there are sufficient funds in the collection account to make that payment:

     -  the Minimum Principal Payment Amount;

     -  the Supplemental Principal Payment Amount; and

     -  with respect to the class A notes only, the Principal Adjustment Amount.

The terms "Minimum Principal Payment Amount," "Supplemental Principal Payment Amount" and "Principal Adjustment Amount" are defined below. We call the sum of these amounts for each class or subclass of notes, to the extent they are applicable to that class or subclass, the "PRINCIPAL DISTRIBUTION AMOUNT" for that class or subclass.

     To the extent any Minimum Principal Payment Amount, Supplemental Principal Payment Amount or Principal Adjustment Amount is required to be paid with respect to the class A notes, and there are sufficient funds in the collection account to make that payment, these amounts will be applied to repay the subclass of the class A notes in the following order:

     (1)   First, any amount outstanding under the subclass A-6 notes,

     (2) Second, following their amortization commencement date, any amount outstanding under the subclass A-8 notes, and

     (3)   Third, any amount outstanding under the subclass A-9 notes.

Any future subclasses of refinancing notes issued to refinance a subclass of class A notes will not receive any payments of principal before the payment in full of the outstanding principal amount of each outstanding subclass of class A notes that has passed its expected final payment date established at the time of initial issuance and was issued prior to the issuance of that subclass of refinancing notes.

     In the following definitions of Minimum Principal Payment Amount, Supplement Principal Payment Amount and Principal Adjustment Amount, we use the terms "Expected Portfolio Value" and "Adjusted Portfolio Value," which have the following meanings:

     The "EXPECTED PORTFOLIO VALUE" on each payment date will be equal to the sum of the Expected Values of all the aircraft in our portfolio on that payment date. The "EXPECTED VALUE" of each aircraft on each payment date will be calculated as follows:

                        DF(t)
Expected Value = IAV X  ---
                        DF(c)

where:

    IAV  =    the "INITIAL APPRAISED VALUE" of that aircraft, which is
              equal to the average of three appraised base values of the aircraft as of October 31, 1995,
    DF(t) =   the Depreciation Factor for that aircraft on that payment
              date, and
    DF(c) =   the Depreciation Factor for that aircraft on March 28, 1996, the closing date of our acquisition of the aircraft.

     For each aircraft, the "DEPRECIATION FACTOR" at time "T" will be calculated as follows:

DF(t)  = [1 - (kn)] X (1 + g)(n)

where:

    n    =    age of the aircraft in years, and
              1
    k    =    ---------------------------------------------------------------------------------------
              25 years for passenger aircraft and 15 years for aircraft converted into freighters;
    g    =    0.03

provided that the Depreciation Factor may not be less than zero at any time.

     The Depreciation Factor for any aircraft on any payment date, and consequently the assumed decline in aircraft value for that aircraft on that payment date, will be determined by reference to:

     - for purposes of calculating a Minimum Principal Payment Amount or Supplemental Principal Payment Amount, the period of time between March 28, 1996 and the relevant payment date, and

     - for purposes of calculating a Principal Adjustment Amount, the period of time between the most recent appraisal of the aircraft and the relevant payment date.

     The Depreciation Factors produce a "DEPRECIATION CURVE" that assumes that the value of an aircraft will decline at an accelerating rate as the aircraft ages. We have used these Depreciation Factors solely for the purpose of determining repayments of principal of the notes. They are not intended to predict or conform to actual declines in aircraft values over any period.

     The "ADJUSTED PORTFOLIO VALUE" on each payment date will equal the sum of the Adjusted Values of all the aircraft in our portfolio on that payment date. The "ADJUSTED VALUE" of each aircraft on each payment date will be calculated as follows:

                        DF(t)
Adjusted Value = ABV X  ---
                        DF(a)

where:

    ABV  =    the "ADJUSTED BASE VALUE" of that aircraft on that payment date, which is equal to the average of three appraised
              values of that aircraft as of the date of the most recent
              appraisal before that payment date,
    DF(t) =   the Depreciation Factor for that aircraft on that payment
              date, and
    DF(a) =   the Depreciation Factor for that aircraft on the date of the most recent appraisal before that payment date.

     Minimum Principal Payment Amount. The "MINIMUM PRINCIPAL PAYMENT AMOUNT" for the amortizing notes and, following their respective amortization commencement dates, the soft bullet notes on each payment date will be calculated as follows:

                  Minimum Principal Payment Amount = OPB - TPB

where:

    OPB  =    the outstanding principal balance of the relevant class of notes on that payment date (subject to the qualifications
              below for the class A notes), and
    TPB  =    the Target Principal Balance for that class of notes for
              that payment date, as calculated below;

provided that the Minimum Principal Payment Amount may not be less than zero on any payment date.

     The "TARGET PRINCIPAL BALANCE" of each class of notes on each payment date will be calculated as follows:

                   Target Principal Balance = TLVR (LOGO) EPV

where:

     TLVR = the Target Loan to Value Ratio for that class of notes on that payment date as set forth in Appendix 4 to this prospectus, and
     EPV = the "EXPECTED PORTFOLIO VALUE" for that payment date as set forth in Appendix 3 to this prospectus.

     However, for the class A notes, if on any payment date the outstanding principal balance of that class is greater than the Adjusted Portfolio Value, the class A Minimum Principal Payment Amount on that payment date will be calculated as follows:

                  Minimum Principal Payment Amount = OPB - AB where:

    OPB  =    the outstanding principal balance of the class A notes on
              that payment date, and
    AB   =    the "ADJUSTED BALANCE" of the class A notes for that payment date, which is equal to the product of (1) the Target Loan to Value Ratio for the class A notes for that payment date as set forth in Appendix 4 to this prospectus and (2) the
              Adjusted Portfolio Value on that payment date.

     Principal Adjustment Amount. The "PRINCIPAL ADJUSTMENT AMOUNT" for the class A notes on each payment date will be calculated as follows:

                     Principal Adjustment Amount = OPB - AB

where:

    OPB  =    the outstanding principal balance of the class A notes
              (after giving effect to any payment of the Minimum Principal
              Payment Amount for that class of notes on that payment date)
              on that payment date, and
    AB   =    the Adjusted Balance of the class A notes for that payment date;

provided that the Principal Adjustment Amount may not be less than zero on any payment date.

     The Principal Adjustment Amount is intended to adjust the principal amortization schedule established on March 28, 1996 for declines in the value of the aircraft which, at the time of any subsequent appraisal of the aircraft, are in excess of the decline in value assumed by the Depreciation Factors.

     Supplemental Principal Payment Amount. The "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" for the amortizing notes and, following their respective amortization commencement dates, the soft bullet notes on each payment date will be calculated as follows:

               Supplemental Principal Payment Amount = OPB - SPB

where:

    OPB  =    the outstanding principal balance of that class of notes on that payment date (after giving effect to any payment of the
              Minimum Principal Payment Amount for that class and, in the case of class A notes only, any Principal Adjustment Amount on that payment date), and
    SPB  =    the "SUPPLEMENTAL PRINCIPAL BALANCE" for that class of notes on that payment date, which is equal to the product of (1)
              the applicable Supplemental Loan to Value Ratio for that
              class of notes on that payment date as set forth in Appendix
              5 to this prospectus and (2) the Expected Portfolio Value on that payment date;

provided that the Supplemental Principal Payment Amount may not be less than zero on any payment date.

     SCHEDULED PRINCIPAL REPAYMENT OF FIXED RATE NOTES

     Each class of fixed rate notes will be entitled to a payment on each payment date equal to the Scheduled Principal Payment Amount, if any, for that class of notes to the extent there are sufficient funds in the collection account for that payment.

     Scheduled Principal Payment Amount. The "SCHEDULED PRINCIPAL PAYMENT AMOUNT" for each class of fixed rate notes on each payment date will be calculated as follows:

                 Scheduled Principal Payment Amount = OPB - TPB

where:

    OPB  =    the outstanding principal balance of that class on that
              payment date, and
    TPB  =    the product of the initial outstanding principal balance of that class and the "TARGET POOL FACTOR" for that class for that payment date as set forth in Appendix 6 to this
              prospectus and subject to recomputation to reflect any
              redemption of principal as set forth below.

     The "ACTUAL POOL FACTOR" of each class of notes on any payment date (as reported monthly in the report to holders) is calculated as follows (and rounded to the seventh decimal place):

                       OPB
Actual Pool Factor   = ---
                       IPB

where:

    OPB  =    the outstanding principal balance of that class of notes on that payment date (after giving effect to any payment of
              principal on those notes on that payment date), and
    IPB  =    the initial outstanding principal balance of that class of notes.

     The pool factor for the class C and D notes was 1.0000000 on March 28, 1996 before any repayments of principal on those classes of notes.

     The amount of a note holder's proportionate interest of a class of notes can be determined by multiplying the original denomination of that holder's notes of that class by the Actual Pool Factor for that class of notes as of the relevant payment date. The Actual Pool Factor for each class of fixed rate notes will be mailed to holders of the relevant class on each payment date. In the event of a partial redemption of a class of notes, the applicable Target Pool Factor and the outstanding principal balance of that class will be calculated and notice of that calculation will be mailed to the holders of those notes. Each class of fixed rate notes will have a separate Target Pool Factor.

     REDEMPTION

     We can redeem any class or subclass of notes under the following circumstances. Once we redeem the notes of any class or subclass, the trust will also redeem the corresponding class or subclass of certificates at the same redemption price.

     Optional Redemption. We may elect to redeem, in whole or in part, any subclass A-6, A-8 or A-9 or class B notes on any payment date at the applicable redemption price set forth below, plus accrued but unpaid interest:

     - if we are using available collections, including proceeds from the sale of aircraft, to redeem the notes pursuant to the priority of payment described under "-- Priority of Payments," the redemption price for the floating rate notes will equal their outstanding principal balance; and

     - if we are using amounts other than available collections to redeem the notes, the redemption price for the floating rate notes will equal the product of the applicable redemption premium set out below and the outstanding principal balance of those notes.

                                                                     REDEMPTION PREMIUM
                                                    ----------------------------------------------------
                                                    SUBCLASS A-6   SUBCLASS A-8   SUBCLASS A-9   CLASS B
REDEMPTION DATE                                        NOTES          NOTES          NOTES        NOTES
---------------                                     ------------   ------------   ------------   -------
On or after March 15, 2001 but before March 15,
  2002............................................    100.00%        100.25%        101.00%      100.50%
On or after March 15, 2002 but before March 15,
  2003............................................    100.00         100.00         100.50       100.25
On or after March 15, 2003........................    100.00         100.00         100.00       100.00

     We may also redeem, in whole or in part, any class C or class D notes on any payment date at a redemption price equal to the product of the applicable redemption premium set forth below and the outstanding principal balance of such class of notes or portion thereof being redeemed, plus accrued but unpaid interest. For each class of fixed rate notes being redeemed in part, the amount of the outstanding principal balance being repaid will be applied in each case proportionately among all fixed rate notes of that class to ratably reduce the remaining expected principal payments of that class.

                                                                 REDEMPTION PREMIUM
                                                                --------------------
                                                                CLASS C      CLASS D
REDEMPTION DATE                                                  NOTES        NOTES
---------------                                                 -------      -------
On or after March 15, 2001 but before March 15, 2002........    105.00%      107.00%
On or after March 15, 2002 but before March 15, 2003........    104.00       106.00
On or after March 15, 2003 but before March 15, 2004........    103.00       105.00
On or after March 15, 2004 but before March 15, 2005........    102.00       104.00
On or after March 15, 2005 but before March 15, 2006........    101.00       103.00
On or after March 15, 2006 but before March 15, 2007........    100.00       102.00
On or after March 15, 2007 but before March 15, 2008........    100.00       101.00
On or after March 15, 2008..................................    100.00       100.00

     It is a condition of any redemption that on the redemption date, all amounts necessary for that redemption and all amounts necessary to pay accrued but unpaid interest in respect of all classes or subclasses of notes ranking equally with or prior to the notes to be redeemed have been paid or will be paid on the redemption date.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, that we make in respect of any class or subclass of notes or guarantees, or intercompany payments supporting the notes and guarantees, will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. If any withholding or deduction is required by law, we will not be obliged to pay any additional amounts in respect of that withholding or deduction. Furthermore, if at any time:

     (a) Airplanes Limited or Airplanes Trust is, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any class or subclass of notes; or

     (b) Airplanes Limited or Airplanes Trust is, or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would:

        (1) materially increase the cost to Airplanes Limited or Airplanes Trust of making payments in respect of any class or subclass of notes or of complying with its obligations under or in connection with any notes;

        (2) materially increase the operating or administrative expenses of Airplanes Limited or Airplanes Trust, or the charitable trusts which hold the ordinary share capital of Airplanes Limited;

        (3) otherwise oblige Airplanes Limited or Airplanes Trust or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by Airplanes Limited or Airplanes Trust, or by the cash manager on behalf of Airplanes Limited or Airplanes Trust as contemplated by the cash management agreement;

then Airplanes Limited or Airplanes Trust will inform the indenture trustee at that time of the requirement or imposition and use their best efforts to avoid the effect of the same. However, Airplanes Limited and Airplanes Trust will not take any action to avoid the withholding tax or deduction unless each rating agency has confirmed that the action would not result in the lowering or withdrawal of the current rating of any outstanding class or subclass of certificates.

     If, after using its best efforts to avoid the adverse effect described above, Airplanes Limited, Airplanes Trust or any subsidiary has not avoided the effects of the withholding tax or deduction, then on any payment date, each of Airplanes Limited and Airplanes Trust may, at its election, redeem the notes of any or all classes or subclasses to which the withholding or deduction applies, in whole but not in part, at the outstanding principal balance of that class or subclass, without premium, plus accrued but unpaid interest. However, any redemption for taxation purposes may not occur more than 30 days before the time at which the requirement or imposition described in (a) or (b) above is to become effective.

     Method of Redemption. If Airplanes Limited and Airplanes Trust propose to make an optional redemption or a redemption for taxation purposes, Airplanes Limited and Airplanes Trust have to notify the indenture trustee at least 30 days before the redemption date and the indenture trustee will notify holders of the relevant class or subclass of notes at least 20 days but not more than 60 days before the redemption date. If we redeem any class or subclass of notes in part, we will apply the redemption price proportionally to each holder of that class or subclass. If we redeem all or any part of a class or subclass of notes with available collections as required by the priority of payments, we will not send a notice of redemption.

     Each notice of redemption will state:

     -  the applicable redemption date,

     -  the indenture trustee's arrangements for making the redemption payments,

     -  the redemption price of the notes to be redeemed,

     - in the case of a redemption in whole, that notes of the class or subclass to be redeemed must be surrendered (which can be done by any holder of the notes or its authorized agent) to the indenture trustee to collect the redemption price and accrued but unpaid interest on those notes, and

     - in the case of redemptions in whole, that, unless we default in the payment of the redemption price and any accrued but unpaid interest thereon, interest on the class or subclass of notes called for redemption will cease to accrue on and after the redemption date.

     The indenture trustee may not deliver any notice of redemption unless and until it has received satisfactory evidence that amounts sufficient for that redemption and to pay all accrued but unpaid interest on any class or subclass of notes that rank prior to or equally with the class or subclass or notes being redeemed have been deposited into the defeasance/redemption account.

     Once a notice of redemption for a redemption in whole is mailed, each class or subclass of notes to which it applies will become due and payable on the redemption date and at the redemption price stated in the notice, together with accrued but unpaid interest, and will cease to bear interest after the redemption date (unless there is a default in the redemption payment). If the redemption payment is not paid upon surrender of the relevant note on the redemption date, that note will continue to bear interest at the interest rate then applicable to that note.

     REFINANCING

     We can refinance any class or subclass of notes by issuing refinancing notes. If we do so, we will repay to the holders of the class or subclass of notes being refinanced the outstanding principal amount of those notes, together with the redemption premium referred to above, if any, and any accrued but unpaid interest.

     DEFEASANCE

     We may at any time terminate all of our obligations under the notes and the indentures. This is known as "LEGAL DEFEASANCE." Legal defeasance will not apply to (1) our obligations relating to the defeasance trust or (2) our obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register in respect of the notes.

     In addition, we may at any time terminate our obligations under the covenants described under "-- Indenture Covenants" and "-- Operating Covenants" and the note events of default described under "-- Note Event of Default" other than those described in clauses (1), (2), (3), (6) (solely with respect to Airplanes Limited and Airplanes Trust) and (7) (solely with respect to Airplanes Limited and Airplanes Trust). This is known as "COVENANT DEFEASANCE."

     We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. If we exercise our legal defeasance option, payment on the notes may not be accelerated because of any note event of default. If we exercise our covenant defeasance option, payment on the notes may not be accelerated because of any note event of default described under "-- Note Event of Default" other than those described in clauses (1), (2), (3), (6) (solely with respect to Airplanes Limited and Airplanes Trust) and (7) (solely with respect to Airplanes Limited and Airplanes Trust).

     In order to exercise either defeasance option, we must irrevocably deposit in trust with the indenture trustee any combination of cash or obligations of the U.S. Government or corporate issuers (whose obligations are rated at least AA+ or equivalent and which have a maturity of less than three years from the date of defeasance) that will be sufficient for the payment of principal, premium (if any), and interest on the notes to redemption or maturity. We also must comply with other conditions, including delivering to the indenture trustee an opinion of counsel to the effect that holders of the notes (1) will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law.

     PRIORITY OF PAYMENTS

     On each payment date, the cash manager on behalf of the security trustee will distribute amounts on deposit in the collection account in the order of priority set forth below, but will only pay an amount to the extent that all amounts ranking senior to that amount are paid in full on the payment date.

     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount and then to the relevant expense payees;

     (2) Second, the following amounts, in no order of priority among themselves, but in proportion to the amounts payable on that date:

        (A) to the holders of each subclass of class A notes, all accrued but unpaid interest excluding step-up interest, if applicable, on that subclass of class A notes, proportionately according to the amount of accrued but unpaid interest on that subclass of class A notes; and

        (B) proportionately, to any swap provider, an amount equal to any payment due from Airplanes Limited or Airplanes Trust under any swap agreement;

     (3) Third, retain in the collection account, an amount, if positive, equal to

        (A) the sum of the maintenance reserve amount and the miscellaneous reserve amount, less

        (B) the amount then on deposit in the collection account that was already allocated pursuant to this provision;

     (4) Fourth, to any swap provider an amount not in excess of the minimum hedge payment;

     (5) Fifth, to the holders of relevant subclass of the class A notes, in the order of priority by subclass set forth under "-- Principal Amortization of Floating Rate Notes," an amount equal to the class A Minimum Principal Payment Amount;

     (6) Sixth, to the holders of the class B notes, all accrued but unpaid interest on the class B notes;

     (7) Seventh, to the holders of the class B notes, an amount equal to the class B Minimum Principal Payment Amount;

     (8) Eighth, to the holders of the class C notes, all accrued but unpaid interest on the class C notes;

     (9) Ninth, to the holders of the class D notes, all accrued but unpaid interest on the class D notes;

     (10) Tenth, retain in the collection account, an amount, if positive, equal to

        (A)  the liquidity reserve amount, less

        (B) the amount then on deposit in the collection account that was retained pursuant to clause (3) above;

     (11) Eleventh, in the order of priority by subclass set forth under "-- Principal Amortization of Floating Rate Notes," to the holders of the class A notes, an amount, if any, equal to the class A Principal Adjustment Amount with respect to each subclass;

     (12) Twelfth, to the holders of the class C notes, an amount equal to the class C Scheduled Principal Payment Amount;

     (13) Thirteenth, to the holders of the class D notes, an amount equal to the class D Scheduled Principal Payment Amount;

     (14) Fourteenth, to the expense account, an amount equal to permitted accruals in respect of modification payments (or any part thereof);

     (15) Fifteenth, to the holders of each subclass of the class A notes entitled to that payment, an amount equal to all accrued but unpaid step-up interest on those subclasses, if any, proportionately according to the amount of accrued but unpaid step-up interest payable in respect of each subclass;

     (16) Sixteenth, to the holders of class E notes, an amount equal to the class E note minimum interest amount for the current interest accrual period, without accruals from prior interest accrual periods;

     (17) Seventeenth, to any swap provider an amount not in excess of the supplemental hedge payment;

     (18) Eighteenth, to the holders of class B notes, an amount equal to the class B Supplemental Principal Payment Amount;

     (19) Nineteenth, in the order of priority by subclass set forth under "-- Principal Amortization of Floating Rate Notes," to the holders of the class A notes, an amount equal to the class A Supplemental Principal Payment Amount;

     (20) Twentieth, to the holders of class D notes, an amount equal to the redemption price, including premium, if any, of the outstanding principal balance of the class D notes;

     (21) Twenty-first, to the holders of class C notes, an amount equal to the redemption price, including premium, if any, of the outstanding principal balance of the class C notes;

     (22) Twenty-second, to the holders of the class E notes, an amount equal to the class E note supplemental interest amount for the current interest accrual period, without accruals from prior interest accrual periods;

     (23) Twenty-third, to the holders of class B notes, an amount equal to the outstanding principal balance of any class B notes;

     (24) Twenty-fourth, in the order of priority by subclass set forth under "-- Principal Amortization of Floating Rate Notes," to the holders of the class A notes, an amount equal to the outstanding principal balance of the class A notes;

     (25) Twenty-fifth, payments to swap providers which are subordinated in accordance with their terms;

     (26) Twenty-sixth, to the holders of the class E notes, an amount equal to all accrued but unpaid interest on the class E notes and any amount equal to the liquidity reserve amount then on deposit in the collection account; and

     (27) Twenty-seventh, on a proportionate basis to the holders of the class E notes, an amount equal to the outstanding principal balance of the class E notes and to the trustees of the charitable trusts, an amount equal to any arrears of the annual dividend amount not previously paid.

     In addition to the above payments, Airplanes Limited will pay annually to the trustees of the charitable trusts, to the extent that there are distributable profits in any fiscal year, the annual dividend amount and any arrears of the annual dividend amount to the extent not paid in respect of previous fiscal years.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

     If a default notice is delivered to Airplanes Limited, Airplanes Trust or the cash manager, the allocation of payments described above will not apply and all amounts on deposit in the collection account will be applied in the following order of priority:

     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount (other than any amount in respect of permitted account investments);

     (2) Second, the following amounts, in no order of priority among themselves, but in proportion to the amounts payable on that date:

        (A) to the holders of each subclass of class A notes, all accrued but unpaid interest including step-up interest, if applicable, on, and all outstanding principal of, that subclass of class A notes, proportionately according to the amount of accrued but unpaid interest and outstanding principal on that subclass of class A notes; and

        (B) proportionately, to any swap provider, an amount equal to any payment due from Airplanes Limited or Airplanes Trust under any swap agreement;

     (3) Third, to the holders of the class B notes, all accrued but unpaid interest on and all outstanding principal of the class B notes;

     (4) Fourth, to the holders of the class C notes, all accrued but unpaid interest on and all outstanding principal of the class C notes;

     (5) Fifth, to the holders of the class D notes, all accrued but unpaid interest on and all outstanding principal of the class D notes;

     (6) Sixth, to the holders of the class E notes all accrued but unpaid interest on and all outstanding principal of the class E notes; and

     (7) Seventh, with respect to the Airplanes Limited only, to the charitable trusts, all accrued but unpaid dividends payable to the charitable trusts.

     INDENTURE COVENANTS

     No Release of Obligations. Airplanes Limited and Airplanes Trust will not take, or knowingly (a) permit any subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of the relevant agreement with an agreement on substantially similar terms) or discharge or prejudice the validity or effectiveness of the indentures (other than as permitted therein), the security trust agreement, the cash management agreement, the administrative agency agreement, or the servicing agreement, or
(b) permit any party to any of those agreements to be released from its obligations, except, in each case, as permitted or contemplated by the terms of the relevant agreement. We may, however, take or permit those actions and may permit those releases if (x) we first obtain an authorizing resolution of the directors in the case of Airplanes Limited, or of the controlling trustees in the case of Airplanes Trust, determining that the action, permitted action or release does not materially adversely affect the interests of the note holders and (y) we have given notice to the rating agencies.

     Despite the preceding paragraph:

     (1) we will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in those agreements, and

     (2) there must be at all times an administrative agent, a cash manager and a servicer (unless the servicer terminates the servicing agreement prior to the appointment of a replacement servicer as a result of any failure to pay amounts due by us and owing to it).

     Limitation on Encumbrances. Airplanes Limited and Airplanes Trust will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest) over or with respect to any of our or any of our subsidiary's assets (excluding segregated funds but including, without limitation, all ordinary shares and preferred shares, any options, warrants and other rights to acquire shares of capital stock and any indebtedness of any subsidiary held by us or a subsidiary).

     However, we may create, incur, assume or suffer to exist:

     (1)   any permitted encumbrance, as described below;

     (2) any security interest created or required to be created under the security trust agreement;

     (3) encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that the proposed action or event will not result in the lowering or withdrawal of any rating assigned by that rating agency to any class or subclass of certificates, so long as any transaction or series of transactions resulting in an encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by us from the relevant lease had that encumbrance not been created; or

     (4) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by us or any of our subsidiaries (however, if these proceedings continue for more than 12 months and the outstanding encumbrance or encumbrances relate to more than 2% of the initial appraised value of our portfolio, we will give notice to the rating agencies).

     As used in the indentures, "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, that person or is a director or officer of that person, and "CONTROL" of a person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of that person or to direct or cause the direction of the management and policies of that person, whether through the ownership of voting stock, by contract or otherwise.

     For purposes of this covenant, "PERMITTED ENCUMBRANCE" means:

     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

     (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;

     (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease (other than liens or encumbrances created by the relevant lessor);

     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not that lease has been terminated) or without the consent of the relevant lessor (as long as if that lessor becomes aware of any lien of that type, that lessor shall use commercially reasonable efforts to have the lien lifted);

     (5) any head lease, lease, conditional sale agreement or purchase option existing on March 28, 1996 or any aircraft agreement meeting the requirements of paragraph (2)(c) under the "Limitation on Aircraft Sales" covenant;

     (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;

     (7) any lien created in favor of Airplanes Limited or Airplanes Trust or any of their subsidiaries or the security trustee;

     (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of $2,000,000 in the aggregate for our portfolio or $250,000 per aircraft.

     Limitation on Restricted Payments. Airplanes Limited and Airplanes Trust will not, and will not permit any subsidiary to:

     (1) declare or pay any dividend or make any distribution on its stock held by persons other than Airplanes Limited or Airplanes Trust or any subsidiary, except that, so long as no note event of default has occurred and is continuing, Airplanes Limited may pay the annual dividend amount to the extent permitted by the relevant indenture;

     (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in Airplanes Limited or Airplanes Trust or any stock of any subsidiary held by and on behalf of persons other than Airplanes Limited or Airplanes Trust, any subsidiary or other persons permitted under the requirements of paragraph (2)(b) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant;

     (3) make any interest, principal or premium payment on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of Airplanes Limited or Airplanes Trust or any subsidiary that is not owed to Airplanes Limited or Airplanes Trust or any subsidiary other than in accordance with the notes and the indentures; or

     (4) make any investments (other than permitted account investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, and allowed restructurings), except that no investment by Airplanes Trust or any of its subsidiaries in Airplanes Limited or any of its subsidiaries, and vice-versa, may be made if the investment would materially adversely affect the note holders.

     The term "INVESTMENT" for purposes of this covenant means any loan or advance to a person or entity, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of that person or entity, any capital contribution to such person or entity and any other investment in that person or entity.

     Limitation on Dividends and Other Payment Restrictions. Airplanes Limited and Airplanes Trust will not, and will not permit any subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

     (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the stock of any member of Airplanes Group;

     (2) pay any indebtedness owed to Airplanes Limited or Airplanes Trust or any other subsidiary;

     (3) make loans or advances to Airplanes Limited or Airplanes Trust or any other subsidiary; or

     (4) transfer any of its property or assets to Airplanes Limited or Airplanes Trust or any other subsidiary.

     These restrictions shall not apply to any consensual encumbrances or other restrictions:

     (1) that existed on March 28, 1996 under any related document, including any amendments, extensions, refinancings, renewals or replacements of those documents so long as the consensual encumbrances and restrictions in those amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or

     (2)   in the case of clause (4) above:

        (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or

        (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of Airplanes Limited or Airplanes Trust or any subsidiary not otherwise prohibited by the indentures. This covenant shall not prevent Airplanes Limited or Airplanes Trust or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the indentures.

     Limitation on Engaging in Business Activities. Airplanes Limited or Airplanes Trust will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (1) purchasing or otherwise acquiring from debis AirFinance Ireland and its affiliates the stock of the aircraft-owning and aircraft-leasing subsidiaries (including, in the case of Airplanes Limited and its subsidiaries, the purchase of stock of affiliates of the companies organized in the Isle of Man who were parties to aircraft sales agreements in connection with the acquisition in 1996);

     (2) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the aircraft;

     (3) entering into all contracts and engaging in all related activities incidental to the activities in clause (2) above, including from time to time accepting, exchanging, holding or permitting any of our subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of those lessees or their respective affiliates in the ordinary course of business;

     (4) in the case of Airplanes Limited and its subsidiaries, acquiring from an Isle of Man company any aircraft that was subject to an existing sales agreement on March 28, 1996;

     (5) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of Airplanes Limited or Airplanes Trust or any subsidiary, in each case on the terms and in the manner that the directors or controlling trustees, as the case may be, see fit and (whether or not that member of Airplanes Group or its subsidiary derives a benefit therefrom) so long as the loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1)-(4) above and so long as the loan, guarantee or other support would not materially adversely affect the note holders;

     (6)   financing or refinancing the business activities described in clauses
           (1)-(4) above through the offer, sale and issuance of any securities of Airplanes Limited or Airplanes Trust, upon the terms and conditions that the directors or controlling trustees, as the case may be, see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by Airplanes Limited or Airplanes Trust;

     (7) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of Airplanes Limited or Airplanes Trust or any subsidiary within limits determined by the directors or the controlling trustees, as the case may be, from time to time and submitted to and agreed to by the rating agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments;

     (8) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clauses (1)-(4) above (so long as the relevant constitutional documents are substantially similar, to the extent applicable under applicable local law, to those of the Airplanes Group members);

     (9) acquiring, holding and disposing of shares, securities and other interests in any entity or partnership referred to in clause (8) above;

     (10) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary other than Airplanes Holdings or AeroUSA so long as any disposition which results in the disposition of an aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and

     (11) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which we may think fit and to pay the premiums.

     Limitation on Indebtedness. Airplanes Limited and Airplanes Trust will not, and will not permit any of their subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, indebtedness, except as described below.

     For the purposes of the indentures, "INDEBTEDNESS" means, with respect to any person at any date of determination without duplication:

     (1)   all indebtedness of that person for borrowed money;

     (2) all obligations of that person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of that person in respect of letters of credit or other similar instruments including reimbursement obligations with respect thereto;

     (4) all obligations of that person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing the property or service or taking delivery and title thereto or the completion of the services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of the property or service;

     (5) all obligations of that person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States;

     (6) all indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons secured by a lien on any asset of that person, whether or not the indebtedness is assumed by that person; and

     (7) all indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons guaranteed by that person.

     However, this restriction does not apply to:

     (1)   indebtedness under any note, class E note or guarantee;

     (2)   indebtedness under any refinancing notes so long as:

        (a) the certificates corresponding to the refinancing notes or other indebtedness receive ratings from the rating agencies at the close of the refinancing equal to or higher than those of the class or subclass being refinanced (determined at the date of incurrence);

        (b) taking into account the refinancing, Airplanes Group receives confirmation prior to the refinancing from the rating agencies that the transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any outstanding class or subclass of certificates;

        (c) the refinancing does not extend the remaining weighted average life of any other class or subclass of notes then outstanding by more than three months;

        (d) the net proceeds of the refinancing shall be used only to repay the outstanding principal balance of the class or subclass of the notes being refinanced; and

        (e) in the case of any refinancing other than of the soft bullet notes, the remaining weighted average life and expected final payment date established at the time of initial issuance of the refinancing notes, determined as of the date of incurrence, does not exceed by more than three months:

             - in the case of fixed rate notes, the remaining weighted average life or expected final payment date established at the time of initial issuance, as the case may be, of the class or subclass of notes to be refinanced, or

             - in the case of floating rate notes, the expected final payment date established at the time of initial issuance of the class or subclass of notes to be refinanced;

     (3) indebtedness under guarantees by Airplanes Limited and Airplanes Trust or any subsidiary of any other member of Airplanes Group so long as no indebtedness in respect of any member of Airplanes Group other than Airplanes Limited or Airplanes Trust or any subsidiary shall be incurred if it would materially adversely affect the note holders;

     (4) obligations to each seller under the stock purchase agreement dated March 28, 1996 and the related lease assignment and assumption agreements and the related documents;

     (5) indebtedness under any issuance of class E notes payable in connection with any purchase price adjustment under the stock purchase agreements;

     (6) indebtedness to Airplanes Limited or Airplanes Trust or any of their subsidiaries or any other member of Airplanes Group under intercompany loans or any agreement between Airplanes Limited or Airplanes Trust or any of their subsidiaries and any other members of Airplanes Group. Any indebtedness of any member of Airplanes Group to Airplanes Limited or Airplanes Trust shall not be incurred if it would materially adversely affect the note holders; and

     (7) any subordinated, non-interest paying indebtedness issued in accordance with the terms of the tax sharing agreement.

     As used in the indentures, "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of that person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) the indebtedness or other obligation of any other person, or

     (2) entered into for purposes of assuring in any other manner the obligee of the indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect of the indebtedness or other obligation in whole or in part, but does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. Airplanes Limited and Airplanes Trust will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any aircraft or any interest therein, except:

     (1)   any engine or part; or

     (2)   one or more aircraft or an interest in aircraft:

        (a) under a purchase option or other agreements of a similar character existing on March 28, 1996;

        (b) within or among Airplanes Limited or Airplanes Trust and any subsidiary without limitation, and among Airplanes Limited or Airplanes Trust or any subsidiary and any other member of Airplanes Group if that sale, transfer or disposition, as the case may be, would not materially adversely affect the note holders;

        (c) under any aircraft agreement as long as that sale does not result in a concentration default, and the net present value of the cash net sale proceeds is not less than the note target price;

        (d) pursuant to receipt of insurance proceeds in connection with an event of loss; or

        (e) having an aggregate initial appraised value of no more than $50 million per year and no more than $500 million in aggregate, in each case for Airplanes Group taken as a whole, from March 28, 1996 until the termination of either indenture by its terms, so long as:

             (1)   the directors of Airplanes Limited or the controlling
                 trustees of Airplanes Trust, as applicable, unanimously confirm that each sale is in the best interests of Airplanes Group and the note holders,

             (2)   all consideration for the sale shall be in cash, and

             (3)   the sale does not result in a concentration default.

     This covenant will not apply to any sale, transfer or other disposition of any aircraft or any interest therein effected as part of a single transaction providing for the redemption or defeasance of the notes or the class E notes in accordance with their terms as described under "-- Redemption" or "-- Defeasance."

     For the purpose of this covenant, the net present value of the cash net sale proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by Airplanes Limited or Airplanes Trust from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to that aircraft, discounted back to the date of execution or option granting date, as the case may be, of the aircraft agreement at the weighted average cost of funds of Airplanes Limited or Airplanes Trust (based on the cost of funds represented by the notes on the payment date immediately preceding that date and taking into account any swap agreements but excluding any interest paid or accrued on the class E notes, other than class E minimum interest amount).

     The "NOTE TARGET PRICE" of an aircraft means 105% of the aggregate outstanding principal balance of the class A, B, C and D notes allocable to the aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of class A, B, C and D notes allocable to an aircraft will be calculated as follows:

                                                  ABV
Allocable Outstanding Principal Balance = OPB X   ---
                                                  APV

where:

    ABV  =    the Adjusted Base Value,
    APV  =    the Adjusted Portfolio Value, and
    OPB  =    the aggregate outstanding principal balance of all class A,
              B, C and D notes of Airplanes Limited or Airplanes Trust on the most recent payment date.

     "AIRCRAFT AGREEMENT" means any lease, sub-lease, conditional sale agreement, hire purchase agreement or other agreement (other than an agreement for sale not providing for possession by the purchaser, or an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than Airplanes Limited or Airplanes Trust or any subsidiary or any other member of Airplanes Group to purchase an aircraft pursuant to a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title or the economic benefits of ownership of that aircraft.

     "NET SALE PROCEEDS" means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting (without duplication):

     (1) reasonable and customary brokers' commissions and other similar fees and commissions; and

     (2) the amount of taxes payable in connection with or as a result of that transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of the cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to that transaction or to the asset that is the subject of that transaction.

     "CONCENTRATION DEFAULT" means an event of default under "-- Operating Covenants -- Concentration Limits," as that covenant may be adjusted from time to time upon approval by the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement.

     Limitation on Modification Payments and Capital Expenditures. Airplanes Limited and Airplanes Trust will not, and will not permit any subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business except as described below.

     Airplanes Limited and Airplanes Trust may, and may permit any subsidiary to, make modification payments if:

     (1) each modification payment, together with all other modification payments made after March 28, 1996 with respect to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance (as described in the servicing agreement) on that aircraft, including the airframe and the engines;

     (2) any improvements made as a result of a modification payment do not detract from the value of the affected aircraft;

     (3) that modification payment is included in the annual operating budget of Airplanes Limited and Airplanes Trust and approved by the directors or the controlling trustees, as the case may be;

     (4) the amount of funds necessary to make that modification payment shall have been accrued in advance as a permitted accrual in the expense account through transfers into the expense account pursuant to the indentures or is otherwise allowed to be paid under permitted indebtedness; and

     (5) the aggregate amount of all modification payments made by members of Airplanes Group, taken as a whole, pursuant to this covenant after March 28, 1996, including the modification payment in question, shall not exceed $200,000,000.

     Limitation on Consolidation, Merger and Transfer of Assets. Airplanes Trust and Airplanes Limited will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially as an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into Airplanes Limited or Airplanes Trust or any subsidiary, unless:

     (1) the resulting entity is a special purpose entity, the constitutional documents of which are substantially similar to the memorandum of association of Airplanes Limited, the trust agreement under which Airplanes Trust is organized, or the equivalent charter document of the relevant subsidiary, as the case may be, and, after the consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from the resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to the holders of the notes than the amount of any withholding tax payments which would have been required had that event not occurred;

     (2) in the case of consolidation, merger or transfer by Airplanes Limited or Airplanes Trust, the surviving successor or transferee entity shall expressly assume all of the obligations of Airplanes Limited or Airplanes Trust in the relevant indenture, the notes and each other related document;

     (3) the directors or the controlling trustees as the case may be, shall have obtained advance confirmation that the action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the certificates;

     (4) immediately after giving effect to the transaction, no event of default shall have occurred and be continuing; and

     (5) Airplanes Limited or Airplanes Trust delivers to the indenture trustee an officer's certificate or trustee's certificate as the case may be, and an opinion of counsel, in each case stating that the consolidation, merger or transfer and the supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the relevant indenture relating to the transaction have been complied with.

     This covenant shall not apply to any consolidation, merger, sale, conveyance, transfer, lease or disposition:

     (1) within and among Airplanes Limited or Airplanes Trust and any of our subsidiaries if the consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the notes;

     (2) complying with the terms of the "Limitation on Aircraft Sales" covenant; or

     (3) effected as part of a single transaction providing for the redemption or defeasance of the notes in accordance with their terms as described under "-- Redemption" or "-- Defeasance," respectively.

     Limitation on Transactions with Affiliates. Airplanes Trust and Airplanes Limited will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of Airplanes Limited or Airplanes Trust or any subsidiary, except upon fair and reasonable terms no less favorable to Airplanes Limited or Airplanes Trust or that subsidiary than could be obtained, at the time of that transaction or at the time of the execution of the relevant agreement, in a comparable arm's-length transaction with a person that is not an affiliate.

     This limitation shall not apply to:

     (1) any transaction pursuant to the terms of the administrative agency agreement, Airplanes Trust Agreement, cash management agreement, indentures, notes, reference agency agreement, secretarial services agreement, security trust agreement and related security documents, servicing agreement, stock purchase agreement dated March 28, 1996, swap agreements, swap guarantees or trust agreement (the "RELEVANT DOCUMENTS");

     (2) any transaction within and among Airplanes Trust or Airplanes Limited or any of its subsidiaries and any other member of Airplanes Group, except that no transaction, other than between Airplanes Limited or Airplanes Trust and any subsidiary, shall be consummated if it would materially adversely affect the holders of the notes;

     (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the directors of Airplanes Limited and the controlling trustees of Airplanes Trust;

     (4)   any payments or other transactions under the tax sharing agreement;

     (5) any payments of the types referred to in clauses (1) or (2) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder;

     (6) any payments under any contract for the re-acquisition of aircraft from an Isle of Man company of a price not exceeding the amount paid therefor by the Isle of Man company under a conditional sale agreement existing on March 28, 1996; and

     (7) entering into any sale of any aircraft owned by any subsidiary as part of a single transaction providing for the redemption or defeasance of the notes as described under "-- Redemption" and "-- Defeasance," respectively.

     Limitation on the Issuance, Delivery and Sale of Capital Stock. Airplanes Limited and Airplanes Trust will not:

     (1) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity, including, without limitation, all ordinary shares of Airplanes Limited and the Airplanes Trust residual interest, as the case may be; or

     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity, except:

        (a)   to the trustees of the charitable trusts;

        (b) issuances or sales of shares of stock of any foreign subsidiaries to nationals in the jurisdiction of incorporation or organization of that subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the directors or controlling trustees, as the case may be, to avoid adverse tax consequences in that jurisdiction;

        (c) the pledge of the shares in any member of Airplanes Group pursuant to the security trust agreement;

        (d) the sale, delivery or transfer of any stock of any member of Airplanes Group as part of a single transaction providing for the redemption or defeasance of the notes as described under "-- Redemption" and "-- Defeasance," respectively;

        (e) the sale of any subsidiary of Airplanes Limited to Airplanes Limited or its subsidiaries or the sale of any subsidiaries of Airplanes Trust to Airplanes Trust or its subsidiaries; and

        (f) the sale of any stock of any subsidiary in connection with any sale of aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant.

     In addition, under the terms of the shareholders' agreement, the trustees of the charitable trusts have agreed that while the Airplanes Limited class A, B, C and D notes are outstanding, they will not, without prior written approval of the Airplanes Limited indenture trustee and all of the directors, take any action in their capacity as shareholders of Airplanes Limited to alter the share capital or issue any additional shares of Airplanes Limited.

     Bankruptcy and Insolvency.  Airplanes Limited and Airplanes Trust:

     (1) will promptly provide the indenture trustee and the rating agencies with notice of the institution of any proceeding by or against them or any subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property; and

     (2) will not take any action to waive, repeal, amend, vary, supplement or otherwise modify their constitutional documents, without an affirmative unanimous written resolution of the directors or the controlling trustees, as applicable and confirmation from the rating agencies in advance that the relevant action or event will not result in the lowering or withdrawal of any rating assigned to the certificates.

     In addition, under the terms of the shareholders' agreement, the trustees of the charitable trusts have agreed that while the Airplanes Limited class A, B, C and D notes are outstanding they will not, without prior written approval of the Airplanes Limited indenture trustee and all of the directors, take any action in their capacity as shareholders of Airplanes Limited:

     (1) to cause Airplanes Limited to institute any proceeding seeking liquidation or insolvency (or similar proceeding);

     (2) in the case of any proceeding instituted against Airplanes Limited, to authorize or consent to that proceeding;

     (3)   to terminate Airplanes Limited's existence;

     (4) to waive or amend the memorandum and articles of association of Airplanes Limited; or

     (5) to transfer any part of the capital stock of Airplanes Limited or any interest therein unless the transferee:

        (a) is a trustee of a trust formed for charitable purposes substantially identical to those for which the charitable trusts are established, and

        (b) enters into an agreement substantially identical to the shareholders agreement in favor of the Airplanes Limited indenture trustee.

     Maintenance of Taxation Status. Airplanes Limited and Airplanes Trust have agreed that they will not, and will not permit any of their subsidiaries to, take any action or omit to take any action which is inconsistent with the preservation of the certification with respect to taxation of Airplanes Limited, Airplanes Trust and their subsidiaries issued by the Irish Department of Finance (or any similar treatment in other jurisdictions) in connection with business operations in Shannon, Ireland or similar certification for other tax-advantaged zones in Ireland or other jurisdictions and the taxation treatment awarded to them as a consequence thereof.

     OPERATING COVENANTS

     Concentration Limits. Unless the directors or controlling trustees obtain prior written confirmation from each of the rating agencies that it will not result in a lowering or withdrawal of the then current rating of any class or subclass of certificates, Airplanes Limited and Airplanes Trust will not permit any subsidiary to lease or re-lease any aircraft if entering into the proposed lease would cause our portfolio to exceed any of the concentration limits set forth below. The indentures permit renewal, extension or restructuring of any lease irrespective of the effect of it on the concentration limits.

                                LESSEE COVENANTS

                                                                  PERCENTAGE OF
                                                              MOST RECENT APPRAISED
LESSEE                                                         VALUE OF PORTFOLIO
------                                                        ---------------------
Single lessee...............................................           10%
Five largest lessees........................................           35%

                               COUNTRY COVENANTS

                                                                  PERCENTAGE OF
                                                              MOST RECENT APPRAISED
COUNTRY RATING                                                VALUE OF PORTFOLIO(2)
--------------                                                ---------------------
A- (or the equivalent) or better(1).........................           20%
Other.......................................................           15%

                                REGION COVENANTS

                                                                  PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                           REGION                             VALUE OF PORTFOLIO(3)
                           ------                             ---------------------
Africa......................................................            5%
Asia........................................................           45%
Australia...................................................           10%
Europe (including Turkey, but excluding CIS and Eastern
  Europe)...................................................           45%
Middle East.................................................           15%
North America...............................................           45%
Latin America (including South America, the Caribbean and
  Mexico)...................................................           35%
Other (including CIS and Eastern Europe)....................           10%

---------------

     (1) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.

     (2) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft operated or to be operated by lessees habitually based in the applicable country by the aggregate most recent appraised values of all aircraft then owned by Airplanes Group.

     (3) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft operated or to be operated by lessees habitually based in the applicable region by the aggregate most recent appraised values of all aircraft then owned by Airplanes Group.

     In addition, the indentures do not permit Airplanes Limited and Airplanes Trust or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in some countries, and require political risk insurance for aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines set forth in the indentures. Airplanes Limited and Airplanes Trust may amend the list of prohibited countries and countries with respect to which political risk insurance is required from time to time upon the approval of the directors of Airplanes Limited or the controlling trustees of Airplanes Trust, as the case may be.

     The indentures contain no limitations with respect to the country or region where any sublessees of aircraft operated or to be operated are domiciled if the sublease is permitted under the relevant lease (including by reason of consent or waiver, if applicable) or renewed lease (including by reason of consent or waiver, if applicable) and the relevant lessee is either a signatory to a lease or a renewed lease.

     Compliance with Law, Maintenance of Permits. Airplanes Limited and Airplanes Trust will:

     (1) comply, and cause each subsidiary to comply, in all material respects with all applicable laws;

     (2) obtain, and cause each subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for that person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of that aircraft), except that:

        (a) no certificate of airworthiness shall be required for any aircraft:

             - during any period when that aircraft is undergoing maintenance, modification or repair; and

             - following the withdrawal or suspension by the applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as that aircraft (in which case Airplanes Limited and Airplanes Trust will have to comply, and cause each subsidiary to comply, with all directions of the applicable aviation authority in connection with that withdrawal or suspension);

        (b) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when that aircraft is not being operated; and

        (c) no registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;

     (3) not cause or knowingly permit, directly or indirectly, through any subsidiary, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and

     (4) not knowingly permit, directly or indirectly, through any subsidiary, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for that lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.

     This covenant shall not be breached by virtue of any "THIRD PARTY EVENTS," by which we mean any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft (other than seizure or confiscation arising from a breach by Airplanes Limited or Airplanes Trust or any subsidiary of this covenant) so long as:

     (1) no member of Airplanes Group consents or has consented to that third party event; and

     (2) the member of Airplanes Group which is the lessor or owner of the relevant aircraft promptly and diligently takes the commercially reasonable actions that a leading international aircraft operating lessor or owner would reasonably take in respect of that third party event, including (taking into account, among other things, the laws of the jurisdictions in which the aircraft are located) seeking to compel that lessee or other relevant person to remedy that third party event or seeking to repossess the relevant aircraft or engine.

     Appraisal of Portfolio. We will, within 30 to 90 days before March 31 of each year, deliver to the indenture trustee appraisals of the appraised value of each of the aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. Each appraisal shall be dated within 30 days prior to its delivery to the indenture trustee.

     Maintenance of Assets.  We will:

     (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly through any subsidiary, that aircraft and engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including the credit standing and operating experience thereof), the age and condition of the aircraft and the jurisdiction in which the aircraft will be operated or registered under that lease; and

     (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each subsidiary to maintain, that aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. A third party event will not cause a breach of this covenant so long as:

        (a) no member of Airplanes Group consents or has consented to the third party event; and

        (b) the member of Airplanes Group which is the lessor or owner of the relevant aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of that third party event, including seeking to compel the lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.

     Notification of Indenture Trustee and Administrative Agent. Airplanes Limited and Airplanes Trust will notify the indenture trustee, cash manager and administrative agent as soon as they or any subsidiary become aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of that asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

     Leases. Airplanes Limited and Airplanes Trust will adopt, and will cause the servicer to use, the pro forma lease agreement or agreements then used by the servicer in connection with its aircraft operating leasing services business generally (as revised by the servicer) as the starting point in the negotiation of future leases.

     However, in the case of any future lease entered into in connection with:

     (1)   the renewal or extension of an existing lease;

     (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or

     (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer;

the servicer can use a form of lease substantially similar to the pre-existing lease or operating lease, instead of the pro forma lease, as a starting point in the negotiation of the future lease with third parties.

     If the directors or controlling trustees determine, in an annual review of the servicer's lease on or before each year after March 28, 1996, that any revision to the servicer's pro forma lease made since the preceding review by the directors or controlling trustees is substantially inconsistent with the core lease provisions of Airplanes Limited or Airplanes Trust as set forth in the indentures in such a way that it has a material adverse effect on the note holders (taking into account the revision and any risk that the aircraft might not be able to be leased on terms inconsistent with the servicer's pro forma lease), then the directors or controlling trustees will direct the servicer to exclude that revision in the servicer's pro forma lease to be used as the starting point in the negotiation of any future lease. If the directors or controlling trustees have determined that any revision to the servicer's pro forma lease will not have a material adverse effect on the note holders, the directors or controlling trustees will amend the applicable core lease provisions. It will not be deemed to be a violation of this covenant if the terms of any future lease deviate from the terms of the servicer's pro forma lease or a precedent lease so long as the servicer's pro forma lease or the applicable precedent lease was the starting point for the negotiation of the future lease. This covenant does not apply to any negotiation with respect to, or the execution of, any future lease of an aircraft where negotiation commenced on or prior to March 28, 1996.

     On the payment date occurring three months after each anniversary of March 28, 1996, Airplanes Limited and Airplanes Trust will certify to the indenture trustee that the future leases executed by or on behalf of Airplanes Limited and Airplanes Trust or any subsidiary during the preceding year ending on that anniversary with persons who are not members of Airplanes Group, having regard to deviations from the core lease provisions in effect as of that anniversary (or, with respect to any renewal leases, having regard to deviations from the provisions corresponding to the core lease provisions which had been previously incorporated in the applicable precedent leases), taken as a whole, should not be reasonably expected to have a material adverse effect on the note holders. If Airplanes Limited and Airplanes Trust cannot make this certification, then Airplanes

Limited and Airplanes Trust will deliver to the indenture trustee a core lease provision certificate which sets forth information specifying the nature of the deviations from the core lease provisions or, with respect to the renewal leases, the corresponding provisions of the future leases executed by or on behalf of Airplanes Limited and Airplanes Trust during the preceding year which should reasonably be expected to have a material adverse effect on the note holders. In addition, Airplanes Limited and Airplanes Trust will furnish an annual report to the rating agencies, with a copy to the indenture trustee, setting forth the rationale (including, if applicable, trends in the international operating leasing market) for any changes in the core lease provisions during the preceding year.

     Opinions. Airplanes Limited and Airplanes Trust will not enter into, and will not permit any subsidiary to enter into, any future lease with any third party or change the jurisdiction of registration of any aircraft that is subject to a lease, unless, upon entering into the future lease or changing the jurisdiction or registration of the aircraft or within a commercially reasonable period thereafter, the servicer obtains legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and other matters customary for those transactions to the extent that receiving those legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     Insurance. Airplanes Limited and Airplanes Trust will maintain or cause, directly or indirectly through their subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:

     (1) airline hull insurance for each aircraft in an amount at least equal to the note target price for the aircraft or the equivalent thereof from time to time if the insurance is denominated in a currency other than U.S. dollars;

     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the indentures for each model of aircraft; and

     (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the indentures and as amended from time to time, in an amount at least equal to the note target price (or the equivalent thereof from time to time if the insurance is denominated in a currency other than U.S. dollars) for that aircraft. Any of this insurance may be subject to deductibles and self-insurance not to exceed $10,000,000 in the aggregate in respect of any one occurrence relating to the aircraft under a lease (or sale agreement) with any lessee (or purchaser), whose long-term unsecured debt obligations are rated not less than A, or its equivalent, by at least one of the rating agencies, or commercially reasonable deductible and self-insurance arrangements, taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally. The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any aircraft not subject to a lease must be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft and, with respect to any aircraft subject to a lease, must be substantially consistent with the relevant provisions of the lease.

     In determining the amount of insurance required to be maintained, Airplanes Limited and Airplanes Trust may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft. The amount of that indemnification or insurance, when added to the amount of insurance against the same risk we maintain or caused to be maintained, must be at least equal to the amount of insurance against that risk otherwise required by this covenant taking into account self-insurance permitted by this covenant. Any indemnification or insurance provided by these government authorities or agencies must provide substantially similar protection as the insurance required by this covenant. Airplanes Limited and Airplanes Trust will not be required to maintain, or to cause to be maintained, any insurance otherwise required under the indentures to the extent that it is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

     Indemnity. Airplanes Limited and Airplanes Trust will, and will cause each subsidiary to, include in each lease between a member of Airplanes Group and a person who is not a member of Airplanes Group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of the lease, subject to exceptions, limitations and qualifications that are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

     NOTE EVENTS OF DEFAULT

     Each of the following events will be a "NOTE EVENT OF DEFAULT" with respect to any class of notes, except as specified below:

     (1) failure to pay interest on any note of that class, other than step-up interest, in each case when that amount becomes due, and this failure to pay continues for a period of five or more business days;

     (2) failure to pay principal or premium, if any, on any note of that class or any subclass thereof either on or prior to the final maturity date;

     (3) failure to pay any amount other than interest when due and payable in connection with any note, to the extent that there are available collections for payment at that time, and this failure to pay continues for a period of two or more business days;

     (4) failure by Airplanes Limited or Airplanes Trust to comply with any of the covenants, obligations, conditions or provisions binding on it under the indentures or the notes (other than a payment default for which provision is made in clause (1), (2) or (3) above) or any material breach by Airplanes Limited, Airplanes Trust or any subsidiary of any of the covenants, obligations, conditions or provisions under any relevant documents or any breach of any representations given as of March 28, 1996 in these agreements, if that failure or breach materially adversely affects the holders of that class of notes and continues for a period of 30 days or more after written notice of that failure or breach has been given to Airplanes Limited or Airplanes Trust by the senior trustee or by holders of at least 25% of the aggregate outstanding principal balance of the most senior class of the notes outstanding;

     (5) in the case of either indenture, an "event of default" under the other indenture or failure in the case of either indenture, by Airplanes Limited or Airplanes Trust, in their capacity as guarantors, to pay any amount when deemed payable under the applicable indenture;

     (6) a court having jurisdiction in the premises enters a decree or order for:

        (a) relief in respect of Airplanes Limited, Airplanes Trust or any "SIGNIFICANT SUBSIDIARY" (a subsidiary which owns or leases aircraft having an aggregate appraised value of at least 2% of the adjusted portfolio value at that time) under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;

        (b) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Airplanes Limited or Airplanes Trust or any significant subsidiary; or

        (c) the winding up or liquidation of the affairs of Airplanes Limited or Airplanes Trust or any significant subsidiary and, in each case, that decree or order shall remain unstayed or that writ or other process shall not have been stayed or dismissed within 90 days from entry thereof.

     (7)   Airplanes Limited or Airplanes Trust or any significant subsidiary:

        (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect or consents to the entry of an order for relief in any voluntary case under those laws;

        (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Airplanes Limited or Airplanes Trust or any significant subsidiary or for all or substantially all of the property and assets of Airplanes Limited or Airplanes Trust or any significant subsidiary; or

        (c)   effects any general assignment for the benefit of creditors;

     (8) any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against Airplanes Limited or Airplanes Trust or any subsidiary and either:

        (a) enforcement proceedings shall have been commenced by any creditor upon that judgment or order; or

        (b) there shall be any period of 10 consecutive days during which a stay of enforcement of that judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        However, any of these judgments or orders shall not be an event of default under the indentures if and for so long as:

        - the amount of that judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and

        - the insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of that judgment or order; or

     (9) the constitutional documents of Airplanes Limited or Airplanes Trust cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     If a note event of default (other than a note event of default under clause
(6) or (7) above) shall have occurred and is continuing, the senior trustee may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the most senior class of notes, will, give a default notice to Airplanes Limited, Airplanes Trust, the cash manager, each indenture trustee and note holder declaring the outstanding principal balance of the notes and all accrued but unpaid interest thereon to be due and payable. Other than class A certificate holders and note holders, holders of a class of certificates or notes may not deliver a default notice or exercise any remedy with respect to a note event of default until all amounts for all senior ranking classes of notes have been paid in full.

     At any time after the senior trustee has declared the outstanding principal balance of the notes to be due and payable and before the exercise of any other remedies pursuant to the indentures, holders of a majority of the outstanding principal balance of the senior class of notes, by written notice to Airplanes Limited and Airplanes Trust, the senior trustee and the cash manager, may rescind and annul any declaration and thereby annul its consequences if:

     (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the notes, and the principal of and premium, if any, on the notes that would have become due otherwise than by the relevant declaration of acceleration;

     (2)   the rescission would not conflict with any judgment or decree; and

     (3) all other defaults and note events of default, other than nonpayment of interest and principal on the notes that have become due solely because of the acceleration, have been cured or waived.

     If a note event of default under clause (6) or (7) above occurs, the outstanding principal balance of the notes and all accrued but unpaid interest thereon will automatically become due and payable without any further action by any party.

     After the occurrence and during the continuation of a note event of default:

     (1) the class B note holders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of that note event of default until all interest and principal on the class A notes have been paid in full,

     (2) the class C note holders will not be permitted to give a default notice or to exercise any remedy in respect of that note event of default until all interest and principal on the class A notes and the class B notes have been paid in full, and

     (3) the class D note holders will not be permitted to give a default notice or to exercise any remedy in respect of that note event of default until all interest and principal on the class A notes, the class B notes and the class C notes have been paid in full.

     The indenture trustee will provide each rating agency with a copy of any default notice it receives pursuant to the indentures.

     The trust agreement contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the certificates before proceeding to exercise any right or power under the trust agreement at the request or direction of those holders.

     In addition, each indenture contains a provision entitling the indenture trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the notes before proceeding to exercise any right or power under the applicable indenture or the cash management agreement at the request or direction of those holders. Except in limited circumstances, no holder of the notes will have the right, other than through the senior trustee acting in accordance with the trust agreement and the indentures to sue for recovery or take any other actions to enforce the obligations of Airplanes Limited or Airplanes Trust to pay any and all amounts due and payable under the notes issued under either indenture, and no holder of the notes will have the right to take any steps to cause the filing for bankruptcy of Airplanes Limited or Airplanes Trust. The senior trustee, as sole initial holder of the senior class of notes outstanding, is entitled to exercise any and all remedies available under the indentures.

     The term "DEFAULT" means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute a note event of default.

     INTERCREDITOR RIGHTS

     Subject to the terms of the indentures, the senior trustee will have sole discretion as to whether to direct the cash manager to exercise and enforce any and all remedies with respect to the notes. The senior trustee may take various actions in respect of the notes, without regard to the interests of any other creditors.

     MODIFICATION AND WAIVER

     Each indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes (acting as a single class), modifications may be made to the notes or the indentures except that without the consent of the holder of each outstanding note affected, we may not make any modification:

     - of the provisions setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any class or subclass of notes;

     - reducing the percentage of the aggregate outstanding principal balance of any class or subclass of notes required to approve any amendment or waiver; or

     - altering the manner or priority of payment of any class or subclass of notes.

     Any of these modifications approved by the required holders of any class or subclass of notes will be binding on the holders of the relevant class or subclass of notes and each party to the indenture. This provision will not prevent Airplanes Limited or Airplanes Trust or any subsidiary from amending any lease if the amendment is otherwise permitted by the indenture. The senior trustee may also waive any note event of default.

     The subordination provisions contained in each indenture may not be amended or modified without the consent of each swap provider, each holder of the class or subclass of notes affected thereby and each holder of any class or subclass of notes ranking senior to those notes.

     Without the consent of each note holder, no amendment or modification of the relevant indenture or the cash management agreement may:

     (1) modify the provisions of the relevant indenture or the cash management agreement with respect to account payment instructions and the payment thereunder by the cash manager; or

     (2) result in the sale of Airplanes Group's assets other than pursuant to the provisions of "-- Indenture Covenants."

     However, the provisions relating to the priority of the expenses, swap payments or swap breakage costs in each indenture cannot be amended or modified in any event.

     GOVERNING LAW AND JURISDICTION

     The indentures are governed by New York law. Airplanes Limited and Airplanes Trust have submitted to the jurisdiction of the United States Federal and New York State courts located in the City of New York for all purposes of, or in connection with, the indentures and the notes and have each designated a person in the City of New York to accept service of any process on its behalf.

     THE CLASS E NOTES

     In connection with our acquisition of our portfolio from GPA Group (now known as debis AirFinance Ireland) in 1996, Airplanes Limited and Airplanes Trust issued $604 million in aggregate principal amount of class E notes to GPA Group and its subsidiaries pursuant to the indentures. $13 million of the aggregate principal amount of the class E notes was subsequently cancelled in July 1996 as an adjustment to the purchase price of the aircraft pursuant to the purchase agreement for the aircraft. On November 20, 1998, GPA Group (then known as AerFi Group and now known as debis AirFinance Ireland) and its subsidiaries transferred the class E notes held by them to GE Capital.

     The class E notes accrue interest for each interest accrual period at a rate of 20% per annum payable monthly in arrears on each payment date, commencing May 15, 1996. The stated interest rate on the class E notes is adjusted by reference to the U.S. consumer price index. Except for the "CLASS E MINIMUM INTEREST AMOUNT" and the "CLASS E SUPPLEMENTAL INTEREST AMOUNT," which are paid at a rate of 1% and 10% per annum, respectively, no interest is payable on the class E notes until all of the interest, principal and premium, if any, on the class A, B, C and D notes have been repaid in full. Interest accrued but not paid on the class E notes on each payment date will accrue interest during each interest accrual period until the principal of the class E notes shall have been repaid. The class E minimum interest amount and the class E supplemental interest amount will be paid on each payment date only to the extent that Airplanes Group has available collections sufficient to make payment after paying or providing for each of the items ranking prior to them in the order of payment priority as described under "-- Priority of Payments."

     Holders of the class E notes are not permitted to give a default notice with respect to any note event of default or to exercise any remedy in respect of any note event of default until all amounts owing under each other class of the notes have been paid in full. The indentures also require that the class E note holders pay over to the cash manager any money (including principal or interest) paid to them in the event that the cash manager, acting in good faith, determines subsequently that the money was not paid in accordance with the priority of payment obligations described above under "-- Priority of Payments" or as a result of any other mistake of fact or law on the part of the cash manager in making that payment. Any amendment to or modification of the subordination provisions contained in the indentures will require the consent of each note holder if the amendment or modification would adversely affect the rights of the note holders.

     The majority holder of the class E notes of Airplanes Limited has the right to appoint one of the five directors of Airplanes Limited, and the majority holder of the class E notes of Airplanes Trust has the right to appoint one of the five controlling trustees of Airplanes Trust. GE Capital has, in its capacity as the sole holder of the class E notes, appointed Brian T. Hayden as the class E director of Airplanes Limited and the class E independent trustee of Airplanes Trust, as further described in "Management of Airplanes Group -- Directors and Controlling Trustees."

     THE SECURITY TRUST AGREEMENT

     As security for various obligations of Airplanes Limited and Airplanes Trust, including those under the notes and guarantees, Airplanes Limited and Airplanes Trust and their subsidiaries have granted a security interest in the following property under the security trust agreement to Bankers Trust Company, as security trustee for the benefit of the holders of the notes:

     - one-third of the ordinary share capital of AeroUSA, Airplanes Holdings and their various subsidiaries;

     - cash balances in the accounts as described under "Description of Securities -- The Accounts;" and

     -  investments made with our balances.

     You should note that you and the security trustee have no security interest, mortgage, charge or similar interest in the aircraft in our portfolio or the related leases.

THE ACCOUNTS

     The indentures and the security trust agreement provide that substantially all of Airplanes Group's cash inflows and outflows occur through the rental accounts, collection account, lessee funded account and expense account which the cash manager, acting on behalf of the security trustee, has established and maintains at a bank having:

     - a long-term unsecured debt rating of not less than AA, or the equivalent, by the rating agencies, or

     - a certificate of deposit rating of A-1+ by Standard & Poor's, P-1 by Moody's and F1 by Fitch,

except that, where required by the terms of the relevant leases, some rental accounts may be established at banks having ratings of less than AA, or the equivalent, by the rating agencies or a certificate of deposit rating of less than A-1+ by Standard & Poor's, P-1 by Moody's and F1 by Fitch.

     Except where local legal or regulatory reasons do not permit, all of these accounts are held in the names of the security trustee, who has sole dominion and control over the accounts, including the sole power to direct withdrawals from or transfers among the accounts. Subject to conditions set forth in the cash management agreement, the security trustee has delegated its authority over the accounts to the cash manager but the security trustee is not responsible for the acts or omissions of the cash manager.

     For so long as any notes remain outstanding, funds on deposit in the accounts will be invested and reinvested at Airplanes Group's written direction (which direction has been delegated to the cash manager pursuant to the cash management agreement) in one or more permitted account investments, maturing, in the case of the collection account and expense account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled interest payment date on the notes after those investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases. Investment earnings on funds deposited in any account, net of losses and investment expenses, will (to the extent permitted by the terms of the related leases in the case of funds in the lessee funded account) be deposited in the collection account and treated as collections.

     RENTAL ACCOUNTS

     The lessees make all payments under the leases directly into the applicable rental accounts. Pursuant to the cash management agreement, the cash manager transfers, or causes to be transferred, all funds deposited into the rental accounts into the collection account as collections within one business day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons).

     THE COLLECTION ACCOUNT

     All of the following "COLLECTIONS" received by Airplanes Group have to be deposited in the collection account:

     -  rental payments,

     - payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease,

     -  the liquidity reserve amount,

     - amounts received in respect of claims for damages or in respect of any breach of contract for any nonpayment (including any amounts received from any Airplanes Group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with a lessee's restructuring),

     - net proceeds of any aircraft sale or amounts received under purchase options and other agreements,

     - proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds,

     - amounts transferred from the lessee funded account to the collection account,

     -  net payments to Airplanes Group under any swap agreement,

     - investment income on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases), and

     - any other amounts received by any member of Airplanes Group, except specified funds required to be segregated from Airplanes Group's other funds, applied in connection with a redemption, received in connection with a refinancing issue of notes and required to be paid over to any third party.

     Collections on deposit in the collection account are calculated by the cash manager on the fourth business day immediately preceding each interest payment date. On each payment date, the cash manager will transfer from the collection account to the expense account the portion of Airplanes Group expenses that are due and payable or are anticipated to become due and payable over the next interest accrual period on the notes (the "REQUIRED EXPENSE AMOUNT") and that have not been paid directly by the cash manager to expense payees. The cash manager may also transfer other amounts into the expense account for unanticipated expenses falling due and payable within that interest accrual period. If there are available funds in accordance with "-- The Notes and Guarantees -- Priority of Payments" on any payment date, the cash manager will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses but are anticipated to become due and payable in any future interest accrual period ("PERMITTED ACCRUALS") to the expense account. Amounts received in respect of segregated security deposits and maintenance reserves are transferred directly into the lessee funded account.

     LIQUIDITY RESERVE AMOUNT

     Airplanes Group is required to maintain a cash balance in the collection account under the indentures in an amount equal to the sum of:

     - the maintenance reserve amount (currently $80 million for purposes of the "First Collection Account Top-up" and $60 million for purposes of the "Second Account Top-up" as of March 15, 2001, as further described below),

     - a security deposit reserve amount (equal to approximately $36.9 million as of March 15, 2001), and

     - a miscellaneous reserve amount. (currently $Nil, as further described below)

     The required maintenance reserve amount and miscellaneous reserve amount may be increased or decreased from time to time by an action of the board of directors of Airplanes Limited or the controlling trustees of Airplanes Trust in light of significant changes in, among other things, the condition of the aircraft, the terms and conditions of future leases, the financial condition of the lessees or prevailing industry conditions. Any reduction is subject to confirmation in advance in writing from the rating agencies that the proposed reduction in the liquidity reserve amount will not result in a lowering or withdrawal of their ratings of any class of certificates.

     On February 20, 2001, the board of directors of Airplanes Limited and the controlling trustees of Airplanes Trust approved a reduction of the miscellaneous reserve amount required to be retained by Airplanes Group in the collection account from $40 million to $Nil as of March 15, 2001. On March 8, 2001, the board of directors of Airplanes Limited and the controlling trustees of Airplanes Trust further approved a reduction of the maintenance reserve amount required to be retained by Airplanes Group in the collection account from $80 million to $60 million as of March 15, 2001 for purposes of the "First Collection Account Top-up" (but not for the "Second Collection Account Top-up") as illustrated in "Summary -- Overview -- Priority of Payments" and further described in "-- The Notes and Guarantees -- Priority of Payments".

     The $40 million made available from the reduction of the miscellaneous reserve amount [will be] [was] applied to reduce the outstanding class A principal adjustment amount on the April 17, 2001 payment date. The reduction of the maintenance reserve amount for purposes of the "First Collection Account Top-up" will allow an additional amount of up to $20 million to be applied to pay the minimum hedge payments, class A minimum principal, class B interest, class B minimum principal, class C interest and class D interest. This additional $20 million amount, however, will still be required to be retained by Airplanes Group in the collection account for purposes of the "Second Collection Account Top-up." The rating agencies have confirmed that this reduction of the miscellaneous reserve amount and the maintenance reserve amount will not result in a lowering or withdrawal of the ratings of any class or subclass of certificates.

     If the balance of funds on deposit in the collection account falls below the liquidity reserve amount at any time (including as a result of Airplanes Group's determination that the liquidity reserve amount should be increased, as required by the applicable rating agencies or otherwise), Airplanes Group may continue to make all payments, including required payments on the notes and the guarantees, which rank prior to or equally with payments of accrued but unpaid interest on the class D notes and any permitted accruals so long as the balance of funds in the collection account does not fall below the sum of the maintenance reserve amount and the miscellaneous reserve amount at their then current levels. Even if the balance of funds in the collection account falls below the sum of the maintenance reserve amount and the miscellaneous reserve amount, Airplanes Group may continue to make all payments, including required payments on the notes and the guarantees, of (a) all accrued but unpaid interest and, on the final maturity date, principal of the class or subclass of the most senior class of notes then outstanding to avoid a note event of default and (b) payments under Airplanes Group's swap agreements.

     If the aggregate outstanding principal balance of the notes is less than or equal to the liquidity reserve amount, the balance of funds in the collection account will be distributed in accordance with the priority of payments established for the notes.

     THE LESSEE FUNDED ACCOUNT

     Some leases require that certain lessee security deposits and supplemental rent payments to provide for maintenance reserves be segregated from other Airplanes Group funds. These security deposits and maintenance reserves are held in the "LESSEE FUNDED ACCOUNT" and are accounted for (and, if required by any lease, segregated) on a per lease basis.

     Funds on deposit in the lessee funded account are used to make specified maintenance payments, security deposit repayments and other specified or permitted payments and will not be used to make payments in respect of the notes or the certificates at any time, including after a note event of default. In some circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be transferred from the lessee funded account to the collection account.

     THE EXPENSE ACCOUNT

     On each payment date, the cash manager withdraws the required expense amount from the collection account to pay the expenses. To the extent that the required expense amount has not been paid directly to expense payees, it is deposited into the expense account. Further withdrawals of cash from the collection account by the cash manager to satisfy expenses due and payable prior to the next payment date that were not previously anticipated are also deposited in the expense account. If funds on deposit in the collection account are less than the required expense amount on any payment date, Airplanes Group will be unable to pay the required expense amount in full, which may lead to a default under Airplanes Group's various service agreements or other contracts under which the expenses arise.

                         REPORTS TO CERTIFICATE HOLDERS

     Two days before each payment date and any other date for distribution of any payments with respect to each class or subclass of certificates, the trustee will distribute to each certificateholder a statement with respect to the distribution to be made on that payment date or other date, as the case may be, setting forth the following information:

     (1) With respect to each payment date, (A) the balances on deposit on the calculation date immediately preceding the prior payment date, (B) the aggregate amounts of deposits and withdrawals between that calculation date and the calculation date immediately preceding the payment date and (C) the balances on deposit in the expense account, collection account and lessee funded account on the calculation date immediately preceding that payment date.

     (2)   Analysis of expense account activity

         Balance on preceding calculation date
         Payments during period between prior calculation date and
           the relevant calculation date
         (1) Payments on prior payment date
         (2) Other payments
         Balance on relevant calculation date

     (3)   Analysis of collection account activity

         Balance on preceding calculation date
         -- Required expense amount (including on preceding payment date)
         -- Net transfer to lessee funded accounts during period
         -- Collections during period
         -- Aggregate certificate payments
         -- Swap payments
         Balance on relevant calculation date (separately stating the components of the liquidity reserve amount)
         Analysis of current payment date distributions

     (4)   Payments on the certificates

        (a)   Floating rate certificates (by class or subclass)

              Applicable LIBOR for the current interest accrual period
              Applicable margin for the current interest accrual period
              Applicable interest rate for the current interest accrual
                period
              Interest amount payable
              Step-up interest
              Opening outstanding principal balance
              Minimum principal payment amount
              Adjusted principal payment amount
              Supplemental principal payment amount
              Redemption amount
              -- amount allocable to principal
              -- amount allocable to premium
              Closing outstanding principal balance

        (b)   Fixed rate certificates (by class)

              Applicable interest rate
              Interest amount payable
              Opening outstanding principal balance
              Scheduled principal payment amount
              Redemption amount
              -- amount allocable to principal
              -- amount allocable to premium
              Closing outstanding principal balance
              Pool Factors and scheduled payment amounts in the event of a partial redemption

     (5) Floating rate certificate information for next interest accrual period (by class or subclass)

         Applicable LIBOR
         Applicable margin
         Applicable interest rate

     (6) Payments per $100,000 initial outstanding principal balance of certificates (by class or subclass)

         Opening outstanding principal balance
         Total principal payments
         Closing outstanding principal balance
         Total interest
         Total premium

     We also file these monthly statements with the SEC as a current report on Form 8-K. In addition, the trustee will include with each statement accompanying a distribution of any payment as described in (1)-(6) above, a supplemental statement setting forth the "Airplanes Group Portfolio Analysis" table in this prospectus, updated and revised to reflect the current composition of our portfolio. Each Airplanes Group report to the SEC on Form 10-Q or Form 10-K will also include disclosure with respect to any material adverse effect of any delinquency or loss in connection with the leases.

     After the end of each calendar year, the trustee will furnish to each person who was a holder of any subclass of certificates at any time during that calendar year a statement containing the sum of the amounts determined under subsection (4) (payment on the certificates) above for that year or portion of the year for the relevant subclass, and any other items that are readily available to the trustee and that the certificateholder reasonably requests as necessary in preparing its United States federal tax returns. So long as any subclass of certificates are registered in the name of DTC or its nominee, this statement will be prepared on the basis of the information supplied to the trustee by DTC and the DTC participants, and the trustee will deliver it to the DTC participants to be available for forwarding by the DTC participants to the applicable certificate holders as described above.

     If the certificates of any class or subclass are issued in the form of definitive certificates, the trustee will prepare and deliver the information described above to each holder of record of a definitive certificate of that class or subclass as the name and period of beneficial ownership of each holder of record of a definitive certificate of that class or subclass appears on the records of the trustee. The trustee maintains the records concerning the holders of any definitive certificates.

NOTICES IN LUXEMBOURG AND ON BLOOMBERG(R)

     Following each payment date, the trustee will publish or cause to be published in the Luxemburger Wort, or another newspaper of general circulation in Luxembourg approved by the trustee, a notice to the effect that the information described above will be available for review at the main office of the listing agent for the certificates in Luxembourg. Notices to certificate holders regarding the certificates will be given in the same manner. The trustee will notify the Luxembourg Stock Exchange promptly following each payment date. In addition, promptly after each payment date, the trustee intends to provide the same information to Bloomberg Financial Markets for publication on the BLOOMBERG(R) Service.

     For so long as the subclass A-9 certificates are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, we will give notice specifying the interest rate and the amount of any repayment of principal on any subclass A-9 certificate pursuant to any optional redemption to the Luxembourg Stock Exchange and publish that information in a newspaper of general circulation in Luxembourg. Notice shall be deemed to have been given on the first day on which the requirements for notification of the Luxembourg Stock Exchange shall have been met.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

     You will hold the subclass A-9 certificates either directly through DTC in the United States or directly or indirectly through Euroclear or Clearstream, Luxembourg or their participants. Except in the limited circumstances described below where definitive certificates may be issued to you, the subclass A-9 certificates will be issued in global form without interest coupons and will be registered in the name of Cede & Co., as the nominee for DTC, and deposited with Bankers Trust Company, as book-entry depositary.

     Unless and until definitive certificates are issued, all references in this prospectus to actions by certificate holders will refer to actions taken by DTC upon instructions from the certificate holders and all references to distributions, notices, reports and statements to certificate holders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede & Co., as the registered holder of the global certificate, or to DTC participants for distribution to certificate holders in accordance with DTC procedures.

     GLOBAL CLEARANCE AND SETTLEMENT

     Transfers of book-entry interests between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Clearstream, Luxembourg and participants in Euroclear will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts on the books of the respective depositories for Euroclear and Clearstream, Luxembourg, which, in turn, will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. The Chase Manhattan Bank in New York will act as depositary for Euroclear and Citibank, N.A. will act as depositary for Clearstream, Luxembourg.

     Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Euroclear participants or Clearstream, Luxembourg participants, on the other hand, will be effected by DTC in accordance with DTC rules and on behalf of Euroclear or Clearstream, Luxembourg by its own depositary. However, cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to Euroclear's or Clearstream, Luxembourg's depositories.

     Because of time-zone differences, credits of interests in the subclass A-9 certificates received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during the next business day following the DTC settlement date on which securities settlement processing takes place. The credits or other transaction in subclass A-9 certificates that is settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of subclass A-9 certificates by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

     DTC

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include other organizations. Indirect access to the DTC systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Certificate holders who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry interests in the subclass A-9 certificates can only effect the purchase, sale or transfer through DTC participants. Indirect participants are required to effect transfers through a DTC participant.

     The 2001 refinancing trust will make payments of interest, principal, and premium, if any, on the subclass A-9 certificates to DTC. These payments are the responsibility of the 2001 refinancing trust. Certificate holders will receive any distribution of interest, principal and premium on the certificates from the trustee or paying agent, through DTC participants and indirect participants. Disbursement of payments to DTC participants will be the responsibility of DTC and disbursement of payments to the certificate holders will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with the holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to subclass A-9 certificate holders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participant. So long as the subclass A-9 certificates are registered in the name of Cede & Co., the only certificateholder will be Cede & Co., as nominee for DTC, and Cede & Co. will be considered the sole owner of the subclass A-9 certificates for purposes of the indenture. You will be permitted to exercise your rights as certificate holders only indirectly through DTC, DTC participants and indirect participants.

     Under the rules, regulations and procedures governing DTC and its operations, DTC is required to make book-entry transfers of the subclass A-9 certificates among the DTC participants on whose behalf it acts with respect to the subclass A-9 certificates and to receive and transmit any distributions of interest, principal and premium on the certificates. DTC participants and indirect participants are similarly required to make book-entry transfers and receive and transmit these payments. DTC's procedures provide a mechanism by which certificate holders will receive payments and will be able to transfer their interests.

     DTC has advised Airplanes Group that it will take any action permitted to be taken by a holder of any subclass of certificates under the trust agreement only at the direction of the DTC participants to whose accounts that subclass of certificates is credited. Additionally, DTC has advised Airplanes Group that it will take actions with respect to any percentage of the outstanding principal amount of any subclass of certificates only at the direction of and on behalf of the DTC participants whose customers own that outstanding principal amount. DTC may take conflicting actions with respect to different subclasses of certificates to the extent that those actions are taken on behalf of DTC participants whose holdings include different subclasses of certificates.

     EUROCLEAR

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to certificates beneficially held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent the distributions are received by its depositary. Euroclear will take any other action permitted to be taken by a certificateholder under the trust agreement on behalf of Euroclear participants in accordance with the Terms and Conditions and subject to its depositary's ability to effect actions on its behalf through DTC.

     CLEARSTREAM, LUXEMBOURG

     Distributions on certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with Clearstream, Luxembourg rules and procedures, to the extent the distributions are received by its depositary. Clearstream, Luxembourg will take any other action permitted to be taken by a certificateholder under the trust agreement on behalf of Clearstream, Luxembourg participants only in accordance with its rules and procedures and subject to its depositary's ability to effect actions on its behalf through DTC.

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The subclass A-9 certificates may be issued in definitive, fully registered, certificated form to individual owners of beneficial interests in the subclass A-9 global certificates only if:

     (1) we advise the trustee in writing that DTC is no longer willing or able to act as depositary with respect to the subclass A-9 certificates and the trustee or we are unable to locate a qualified successor;

     (2)   we elect to terminate the book-entry system through DTC; or

     (3) after the occurrence of an event of default with respect to the subclass A-9 certificates, holders of not less than a majority of the aggregate outstanding principal amount of subclass A-9 certificates advise us, the trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of those certificate holders.

     If any of these events occurs, the trustee will notify the holders of subclass A-9 certificates through DTC and will arrange for definitive certificates to be issued, authenticated and delivered to the holders in accordance with the instructions of DTC in exchange for the holders' book-entry interests.

     You should be aware that, under current Irish tax law, the holder of a definitive certificate may become subject to Irish income tax, currently amounting to 20%, which will be withheld on any payments of interest on the definitive certificates as set forth under "Tax Considerations -- Irish Tax Considerations." If definitive certificates are issued, we will have no obligation to pay to any holder any additional amounts for any Irish or other tax.

     The trustee will make distributions of interest, principal and any premium on any definitive certificates directly to the holders in whose names the definitive subclass A-9 certificates are registered at the close of business on the last record date preceding the relevant payment date. These distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the registrar. The final payment on any definitive certificates, however, will be made only upon presentation and surrender of the definitive certificates at the office or agency specified in the notice of final distribution to holders, including the office or agency of a paying agent in Luxembourg.

     Definitive certificates will be freely transferable and exchangeable for other definitive certificates of the same subclass at the offices of the co-registrar in Luxembourg upon compliance with the procedures specified in the indentures, including due completion of a transfer certificate obtainable from the trustee or co-registrar. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     You may exchange or replace a certificate that is mutilated, destroyed, lost or stolen at the offices of the co-registrar in Luxembourg upon presentation of the certificate or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the co-registrar may be required at the expense of the certificateholder before a replacement certificate will be issued. The certificateholder will have to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other related expenses, including the fees and expenses of the trustee and co-registrar.

CUSIP, ISIN AND COMMON CODE NUMBERS

     The new certificates have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg. Their CUSIP number, International Securities Identification Number (ISIN) and Common Code Number (CCN) are as set forth in the table below.

                                                    CUSIP          ISIN           CCN
                                                 -----------   -------------   ----------
Subclass A-9 Certificate......................   009451 AP 0    US 009451 AP
                                                                          06

                               TAX CONSIDERATIONS

JERSEY TAX CONSIDERATIONS

     The following summary is based upon the opinion of Mourant du Feu & Jeune, Airplanes Group's Jersey tax counsel, as to the tax treatment under Jersey law of Airplanes Limited and the trust and the tax treatment under Jersey law in relation to the purchase, ownership and disposition of the Airplanes Limited subclass A-9 notes and the new certificates. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including letters from the Comptroller of Income Tax in Jersey and the Jersey Financial Services Commission, all of which are currently in effect and are subject to change. Any change in these laws, regulations, rulings and decisions may be applied retroactively and may adversely affect the Jersey tax consequences described in this prospectus. Unless otherwise specifically noted, the term "CERTIFICATE HOLDERS" as used in the discussion below (including the discussion with respect to U.S. federal tax consequences) refers to the beneficial owner of the new certificates and the term "CERTIFICATE" refers both to the new certificates and the interest in the new certificates held indirectly through DTC, Euroclear or Clearstream, Luxembourg.

     INCOME TAXES

     Airplanes Limited will qualify as an "EXEMPT COMPANY" under Article 123A of the Income Tax (Jersey) Law 1961, as amended, as long as it makes the returns of information and pays the fees (currently L600 per annum) as required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in Airplanes Limited. As an exempt company, Airplanes Limited will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey. For purposes of the 1961 Law, the Comptroller of Income Tax in Jersey has, among other things:

     - granted a concession that the certificate holders and holders of Airplanes Limited subclass A-9 notes will not be regarded as having a beneficial interest (for the purposes of Article 123A of the 1961 Law) in Airplanes Limited;

     - confirmed that the holding of the shares in the capital of Airplanes Limited by or on behalf of the trustees of the charitable trusts will not prejudice the exempt company status of Airplanes Limited;

     - confirmed that the income generated by the activities undertaken by Airplanes Limited as described in this prospectus will not be treated as income arising in Jersey; and

     - confirmed that the administration in and from Jersey of the business undertaken by Airplanes Limited as described in this prospectus will not constitute the carrying on of a trade through an established place of business in Jersey.

     Accordingly, based upon the foregoing, in the opinion of Airplanes Group's Jersey tax counsel, Airplanes Limited will not be subject to Jersey income tax.

     In addition, in the opinion of Airplanes Group's Jersey tax counsel, there will not be any Jersey income taxes imposed on the 2001 refinancing trust.

     WITHHOLDING TAXES

     In general, Jersey imposes a withholding tax at the rate of 20% on interest and other amounts paid to non-residents of Jersey with respect to any debt obligation of a company resident in Jersey. However, this withholding tax is not imposed with respect to an exempt company (as defined above). Accordingly, based upon Airplanes Limited's qualification as an exempt company, in the opinion of Airplanes Group's Jersey tax counsel, no Jersey withholding tax will be deducted from interest and other amounts paid on the Airplanes Limited subclass A-9 notes on account of Jersey taxes.

     In addition, in the opinion of Airplanes Group's Jersey tax counsel, no withholding or deduction on account of Jersey taxes will be imposed with respect to interest and other amounts paid on the new certificates, other than any deduction with respect to payments on the new subclass-A-9 certificates attributable to withholding on the Airplanes Limited subclass A-9 notes, if any, as described above.

     In the event that any Jersey withholding tax is imposed, you should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate that withholding. You should note further that Airplanes Limited will not be obliged under the terms of the Airplanes Limited subclass A-9 notes, and the trustee will not be obliged under the terms of the new certificates, to make any additional payments in respect of any withholding tax that may be imposed. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to you may be less than those which would be made on the new certificates in the absence of any withholding tax.

     OTHER TAXES

     There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, capital gains of Airplanes Limited on its investments and your capital gains, if any, on a sale or transfer of the new certificates will not be subject to taxation in Jersey. There is no value added tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any governmental department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer inter vivos of the Airplanes Limited subclass A-9 notes or the new certificates.

     In the event that any such new certificates or corresponding Airplanes Limited subclass A-9 notes are situated in Jersey on the death of a sole individual holder of those new certificates or notes who is a non-resident of Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be so situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1% of the assets of the deceased situated in Jersey would be payable.

IRISH TAX CONSIDERATIONS

     The following summary is based on the opinions of KPMG on principles of Irish taxation law and McCann FitzGerald with regard to stamp duty. These principles depend on interpretation of laws, regulations, rulings and decisions, all of which are currently in effect but are subject to change. Any change in these laws, regulations, rulings or decisions may be applied retroactively and may adversely affect the principles of Irish tax on which the opinion is based. This summary does not address all Irish tax principles that may apply to all categories of potential investors, some of which may be subject to special rules.

     IRISH INCOME AND WITHHOLDING TAXES

     A company that is resident in Ireland is subject to Irish tax on its worldwide income and gains, and a company that is not resident in Ireland but which carries on a trade in Ireland through a permanent establishment, branch or agency is subject to Irish taxes on its income and capital gains arising in Ireland. In addition, there generally is an Irish withholding tax imposed on interest paid to non-residents of Ireland by a company resident in Ireland or by a company that is not resident of Ireland to the extent that this interest is attributable to a trade carried on in Ireland through a permanent establishment, branch or agency or is Irish source interest.

     In the opinion of KMPG (1) there will be no Irish taxation on the income of, or any capital gain of, Airplanes Limited, Airplanes Trust or the 2001 refinancing trust, and (2) there will be no withholding or deduction on account of Irish taxes with respect to interest and other amounts paid by Airplanes Limited or Airplanes Trust on the subclass A-9 notes, or by the 2001 refinancing trust on the subclass A-9 certificates. The foregoing opinion is based on the assumptions that (1) none of Airplanes Limited, Airplanes Trust or the 2001 refinancing trust will (a) be Irish tax resident, (b) have a branch, agency or permanent establishment in Ireland or (c) have any Irish source income or gain other than interest paid by their direct and indirect Irish subsidiaries in the course of carrying on relevant trading operations under their Shannon certificates ("SHANNON CERTIFIED OPERATIONS"), and (2) the interest and other amounts paid on the subclass A-9 notes and certificates will not be Irish source income.

     Airplanes Limited and Airplanes Trust intend to continue to operate their business in a way which will satisfy these criteria.

     As regards Shannon certified operations and their termination in 2005, see "Risk Factors -- Risks Relating to Tax."

     You should note that neither Airplanes Limited nor Airplanes Trust will be obliged under the terms of the subclass A-9 notes, and the trustee will not be obliged under the terms of the subclass A-9 certificates, to make any additional payments in respect of any Irish withholding tax that may be imposed. Accordingly, distributions to you may be less than those which would be made on the subclass A-9 certificates in the absence of any withholding tax.

     IRISH VALUE ADDED TAX

     Ireland generally imposes a value added tax on the supply of goods and services. In the opinion of KPMG, (1) leases will not be subject to Irish value added tax and (2) AeroUSA will be eligible to reclaim any Irish value added tax that it may have to pay in connection with any management services performed by GECAS or by subsidiaries of debis AirFinance Ireland. The foregoing opinion is based upon certain covenants by each of Airplanes Limited, Airplanes Trust, and AeroUSA regarding its place of business and the location of the aircraft and on the assumptions that: (a) the aircraft are used or to be used by a transport undertaking operating for reward chiefly on international routes; (b) none of Airplanes Limited, Airplanes Trust or AeroUSA supply goods or services within Ireland and (c) input credit would not be denied to an Irish person carrying on the same activity as the payor, if that person were in receipt of the management services specified.

     In general, Irish value added tax will be payable, and may not be reclaimable, in respect of certain management services performed by subsidiaries of debis AirFinance Ireland for Airplanes Limited, Airplanes Trust or the trust.

     OTHER IRISH TAXES

     In the opinion of McCann FitzGerald, no stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland will be payable in connection with the creation, initial issue or delivery of the subclass A-9 notes or certificates.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following description of the material U.S. federal income tax consequences resulting from the ownership and disposition of the subclass A-9 certificates is the opinion of Davis Polk & Wardwell. This discussion does not purport to consider all the possible tax consequences of the ownership or disposition of subclass A-9 certificates, and it is not intended to reflect the individual tax position of any holder. It deals only with subclass A-9 certificates held as capital assets by holders who purchased the old certificates in the offering at their "ISSUE PRICE" (which is the price at which a substantial amount of the old certificates were sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and not with special classes of holders, including, without limitation, dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, financial institutions, broker-dealers, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle or conversion transaction, certain U.S. expatriates or persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. Holders who purchased the old certificates at a price other than the issue price should consult their tax advisors as to the possible applicability to them of the amortizable bond premium or market discount rules. Further, this discussion does not address the effect of any U.S. state or local tax laws on a holder of subclass A-9 certificates. The discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), its legislative history, final, temporary and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

     Holders and prospective purchasers of subclass A-9 certificates should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. federal income tax laws and the laws of any relevant state, local or other foreign taxing jurisdiction, of the purchase, ownership and disposition of subclass A-9 certificates.

     A "U.S. HOLDER" means a beneficial owner of subclass A-9 certificates that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a U.S. corporation, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     A "NON-U.S. HOLDER" means a beneficial owner of subclass A-9 certificates that is, for U.S. federal income tax purposes, (1) a nonresident alien individual, (2) a foreign corporation, (3) a nonresident alien fiduciary of a foreign estate or trust or (4) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     For U.S. federal income tax purposes, each holder of subclass A-9 certificates will be treated as owning directly the portion of subclass A-9 notes represented by those subclass A-9 certificates.

     TAX CONSEQUENCES TO U.S. HOLDERS

     PAYMENTS OF INTEREST. The portion of the stated interest with respect to subclass A-9 notes, including Irish or Jersey withholding taxes, if any, that is allocable to the subclass A-9 certificates held by a U.S. holder will be includible in that holder's gross income as ordinary interest income at the time it is received or accrued, depending on the holder's method of accounting for U.S. federal income tax purposes. The subclass A-9 certificates will be issued either at par, in which case there will be no original issue discount ("OID"), or at less than par with a de minimis amount of OID. A holder of subclass A-9 certificates with de minimis OID must include that OID in income on a proportionate basis as principal payments are made.

     U.S. holders may be entitled to claim foreign tax credits, subject to applicable limitations, with respect to any Irish or Jersey taxes withheld from interest paid by Airplanes Limited. Holders should consult their tax advisors about the treatment of any of these taxes.

     SALE, RETIREMENT AND OTHER DISPOSITION OF THE SUBCLASS A-9
CERTIFICATES. Upon the sale, exchange or retirement of a subclass A-9 certificate, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized (not including any amounts received that are attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income in accordance with the U.S. holder's method of accounting as described above) and the U.S. holder's tax basis in that subclass A-9 certificate. A U.S. holder's tax basis in a subclass A-9 certificate generally will be its cost, decreased by any principal repayments. Such gain or loss recognized on the sale or retirement of a subclass A-9 certificate will be capital gain or loss, and will generally be U.S. source. Holders and prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES. An exchange of old certificates for new certificates will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, if a U.S. holder exchanges the old certificates for new certificates, such holder will not recognize income, gain or loss for U.S. federal income tax purposes. A U.S. holder's tax basis in the new certificates will be equal to such holder's adjusted tax basis in the old certificates, and the holder's holding period in the new certificates will include such holder's holding period in the old certificates.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. Information returns will be filed with the Internal Revenue Service ("IRS") in connection with payments on subclass A-9 certificates and the proceeds from a sale or other disposition of subclass A-9 certificates. A U.S. holder will not be subject to a 31% U.S. backup withholding tax on these payments if that holder provides its taxpayer identification number to the paying agent and complies with certain certification procedures. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

     TAX CONSEQUENCES TO NON-U.S. HOLDERS

To the extent that payments on subclass A-9 certificates are in respect of underlying Airplanes Trust subclass A-9 notes, and subject to the "-- Information Reporting and Backup Withholding" discussion below:

     - payments of principal and interest on the subclass A-9 notes to any non-U.S. holder will not be subject to U.S. federal withholding tax, provided that the holder is not a bank receiving interest described in
        Section 881(c)(3)(A) of the code; and

     - the statement requirement set forth in Section 871(h) or Section 881(c) of the code has been fulfilled with respect to the beneficial owner, as discussed below.

     Sections 871(h) and 881(c) of the code require that, in order to obtain the portfolio interest exemption from withholding tax described above, either the beneficial owner of the subclass A-9 certificate, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION") and that is holding the subclass A-9 certificate on behalf of that beneficial owner, must file a statement with the withholding agent to the effect that the beneficial owner of the subclass A-9 certificate is not a U.S. holder. Such requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. holder and provides its name and address, and any financial institution holding the subclass A-9 certificate on behalf of the beneficial owner files a statement on Form W-8IMY with the withholding agent to the effect that it has received that statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). With respect to interest and disposition proceeds paid on subclass A-9 certificates held by a foreign partnership, the foreign partnership generally will be required to provide a Form W-8IMY and to attach an appropriate certification by each partner thereto.

     To the extent that payments on subclass A-9 certificates are in respect of underlying Airplanes Limited subclass A-9 notes, and subject to the "-- Information Reporting and Backup Withholding" discussion below, payments of principal and interest on the subclass A-9 certificates to any non-U.S. holder will not be subject to U.S. federal income tax, including withholding tax, unless the non-U.S. holder has an office or other fixed place of business in the United States to which the interest is attributable, and either:

     - the interest is derived in the active conduct of a banking, financing or other similar business within the United States or is received by a corporation the principal business of which is trading in stocks or securities for its own account; or

     - the non-U.S. holder is an insurance company carrying on a U.S. insurance business to which the interest is attributable,

and in each case certain other conditions exist. In that event, the non-U.S. holder will be taxed in the same manner as if it were a U.S. holder with respect to those payments and the payments may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of subclass A-9 certificates, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either the gain is attributable to an office or fixed place of business maintained by that individual in the United States, or, generally, the individual has a "tax home" in the United States, or (2) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. In the event that clause (1) applies, the gain will generally be subject to a 30% tax. In the event that clause (2) applies, the non-U.S. holder will be taxed in the same manner as if it were a U.S. holder with respect to that gain and that gain may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A subclass A-9 certificate held by an individual who is not a citizen or resident of the United States at the time of death will not be subject to U.S. federal estate tax as a result of that individual's death, provided, to the extent the subclass A-9 certificates represent the underlying Airplanes Trust subclass A-9 notes, that at the time of that individual's death, payments with respect to that subclass A-9 certificate would not have been effectively connected with the conduct by that individual of a trade or business in the United States.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments on the subclass A-9 certificates and the proceeds from a sale or other disposition of the subclass A-9 certificates may be subject to information reporting and to a 31% U.S. backup withholding tax. A non-U.S. holder may have to comply with certification procedures to establish that the holder is not a U.S. person or otherwise establish an exemption in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim the portfolio interest exemption described above will generally satisfy the certification requirements necessary to avoid the 31% backup withholding tax on payments made by the trust or any agent of the trust. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle that holder to a refund, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Any plan that proposes to purchase subclass A-9 certificates should consult with its counsel with respect to the potential consequences of the investment under the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the code.

     ERISA and the code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the code (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to those plans. A person who exercises discretionary authority or control with respect to the management or assets of a plan will be considered a fiduciary of the plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a subclass A-9 certificate, a plan fiduciary should determine whether such an investment is permitted under the governing plan instruments and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the subclass A-9 certificates. Other provisions of ERISA and the code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan ("PARTIES IN INTEREST" within the meaning of ERISA or "DISQUALIFIED PERSONS" within the meaning of the code). Thus, a plan fiduciary considering an investment in subclass A-9 certificates should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the code and whether an administrative exemption might be applicable to that investment.

     An investment in subclass A-9 certificates by a plan might also result in the assets of the trust being deemed to constitute plan assets, which in turn might mean that certain aspects of that investment, or actions involving the assets of the trust, would involve assets of a plan, which transactions might be or become prohibited transactions under ERISA and/or the code. Further, in that case the plan fiduciary might be deemed to have engaged in an improper delegation to the trustee of its investment management responsibilities with respect to those assets of the trust deemed plan assets. Neither ERISA nor the code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor (the "DOL") regulations (the "REGULATIONS"), a plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the code, if the plan acquires an "equity interest" in that entity. Thus, if a plan acquired a subclass A-9 certificate, for certain purposes (including those fiduciary responsibility and prohibited transaction provisions) the plan would be considered to own its share of the underlying assets of the trust allocable to that subclass A-9 certificate unless equity participation by benefit plan investors in the trust is not "significant." In the event that at any time investment by benefit plan investors in the trust is "significant," as discussed below, investment by a plan in a subclass A-9 certificate of any class or subclass would, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the code, to be an investment in the corresponding pair of subclass A-9 notes and an ongoing loan to Airplanes Limited and Airplanes Trust.

     Participation by benefit plan investors in subclass A-9 certificates would not be significant if at all times less than 25% of the value of the subclass A-9 certificates was held by benefit plan investors, which are defined to include both plans and employee benefit plans not subject to ERISA (for example, governmental plans, foreign plans and individual retirement accounts and entities whose assets are treated as "plan assets" under the regulation). Investment in and transfer of the subclass A-9 certificates will not be restricted or monitored with respect to this 25% limit. Accordingly, it is possible that during the term of the subclass A-9 certificates 25% or more of the subclass A-9 certificates will be held by plans and other benefit plan investors so that, under the regulation, an investment by a plan in subclass A-9 certificates during that period would, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the code, to be an investment in the corresponding subclass A-9 notes and an ongoing loan to Airplanes Limited and Airplanes Trust.

     Accordingly, if assets of the trust are considered plan assets, investment by a plan or plans in subclass A-9 certificates could result in a prohibited transaction or impermissible delegation of authority. The acquisition of subclass A-9 certificates by a plan could be a prohibited transaction if the trustee, Airplanes Limited, Airplanes

Trust, GE Capital, GECAS, the lessees or any of their affiliates are parties in interest or disqualified persons with respect to the plan. The duties of the trustee under the trust, however, are essentially custodial and ministerial in nature and it is not expected that the trustee will be required to exercise discretionary authority or control in the discharge of its responsibilities under the trust other than in limited circumstances such as upon a default on the subclass A-9 notes. Moreover, since Airplanes Limited and Airplanes Trust are special-purpose entities whose principal assets are the aircraft and the intercompany loans and since GE Capital owns the class E notes and GECAS is engaged primarily in the business of providing aircraft management services, it is possible that many plans will be able to determine that Airplanes Limited, Airplanes Trust, GE Capital and GECAS or any of their other affiliates are not disqualified persons or parties in interest with respect to those plans.

     Any prohibited transaction could be treated as exempt under ERISA and the code if the subclass A-9 certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as prohibited transaction class exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers (such as an underwriter), reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by a qualified in-house asset manager).

     ERISA also prohibits a fiduciary of a plan from maintaining the indicia of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a subclass A-9 certificate, a plan fiduciary should consider whether its acquisition and holding of a subclass A-9 certificate would satisfy such indicia of ownership rules.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF SUBCLASS A-9 CERTIFICATES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING UNDER WHAT CIRCUMSTANCES THE ASSETS OF THE 2001 REFINANCING TRUST WOULD BE CONSIDERED PLAN ASSETS, THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new certificates for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in resales of new certificates received in exchange for old certificates where the old certificates were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business on the 180th day following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use with any resale of new certificates.

     We will not receive any proceeds from any sale of new certificates by broker-dealers. New certificates received by broker-dealers for their own account under the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new certificates. Any broker-dealer that resells new certificates that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer including the expenses of one counsel for the holders of the old certificates, but other than commissions or concessions of any brokers or dealers, and we will indemnify the holders of the old certificates including any broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain matters relating to the new certificates and the subclass A-9 notes will be passed upon for Airplanes Limited and Airplanes Trust by Davis Polk & Wardwell, special counsel to Airplanes Limited and Airplanes Trust, Mourant du Feu & Jeune, Jersey counsel to Airplanes Limited, and Richards, Layton & Finger, P.A., special Delaware counsel to Airplanes Trust.

     You should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including but not limited to "prudent investor" provisions and percentage-of-assets limitations. You should consult your own legal advisors in determining whether and to what extent the subclass A-9 certificates constitute a legal investment for your purposes.

     Airplanes Group and the trustee make no representation as to the proper characterization of the subclass A-9 certificates for legal investment or financial institution regulatory purposes or as to the ability of particular investors to purchase subclass A-9 certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institutions regulatory characteristics of the subclass A-9 certificates) may adversely affect the liquidity of the subclass A-9 certificates.

                        ENFORCEMENT OF CIVIL LIABILITIES

     Airplanes Limited is a public limited company incorporated and registered in Jersey, Channel Islands. All but one of the directors of Airplanes Limited and the controlling trustees of Airplanes Trust, and some of the experts named in this prospectus, are non-residents of the United States. Their assets, in whole or in part, are located outside the United States. As a result, it may be difficult or impossible for investors to serve process on these people or on Airplanes Limited in the United States. It may also be difficult or impossible to enforce on these people any judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States. Airplanes Limited has been advised that it is unlikely that the courts of Jersey would adjudge civil liability in an action based only on United States federal securities laws. There is no arrangement in place between Jersey and the United States for each country to enforce judgments of the other. There are no limitations on the right of non-residents of Jersey to hold or vote the certificates under Jersey law or under the Memorandum and Articles of Association of Airplanes Limited.

                        LISTING AND GENERAL INFORMATION

     The old certificates were listed on the Luxembourg Stock Exchange on March 15, 2001. Application has been made to list the new certificates on the Luxembourg Stock Exchange in accordance with its rules. Once the new certificates have been listed, you will be able to trade them on the Luxembourg Stock Exchange. We have deposited the constitutive documents of Airplanes Pass Through Trust, Airplanes Limited and Airplanes Trust, as well as the legal notice relating to the issue of the new certificates, with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where they will be available for inspection and copying.

     The new certificates have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg. Their CUSIP number, International Securities Identification Number (ISIN) and Common Code Number (CCN) are as set forth in the table below.

                                                    CUSIP          ISIN           CCN
                                                 -----------   -------------   ----------
Subclass A-9 Certificate......................   009451 AP 0    US 009451 AP
                                                                          06

     We have obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the new certificates.

     The directors of Airplanes Limited and the controlling trustees of Airplanes Trust authorized the exchange offer and the issuance of the new
certificates on           , 2001.

     In accordance with the rules of the Luxembourg Stock Exchange, we state that, except as disclosed in this prospectus, there has been no material adverse change in the financial position of Airplanes Limited and Airplanes Trust since they were formed. Although Airplanes Limited and Airplanes Trust and their respective subsidiaries are party to litigation in the ordinary course of their businesses, none of them is party to any material legal proceedings.

     We are offering to exchange new certificates for old certificates only in jurisdictions where these offers are permitted. Neither the delivery of this prospectus nor any sale made under this prospectus implies that there has been no change in our affairs since the date of this prospectus or that information contained in this prospectus is correct as of any date after its date.

     We have taken all reasonable care to confirm that the information contained in this prospectus in relation to Airplanes Group and the new certificates is true and accurate in all material respects and that, in relation to Airplanes Group and the new certificates, there are no material facts the omission of which would make any statement contained in this prospectus, whether of fact or opinion, misleading. We accept responsibility accordingly.

     We have obtained the consent of the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 (as amended) to the issue by Airplanes Limited of the Airplanes Limited subclass A-9 notes, and to the issue by the 2001 refinancing trust of the new certificates to the extent that consent under the 1958 Order is required. When we circulate this prospectus, we will have delivered a copy of it to the Registrar of Companies in Jersey in accordance with Article 6 of the Companies (General Provisions) (Jersey) Order 1992 and we will have received his consent to its circulation and that consent will not have been withdrawn. You should understand that, in giving their consents, neither the Jersey Financial Services Commission nor the Registrar of Companies takes any responsibility for the financial soundness of Airplanes Limited or for the correctness of any statements made or opinions expressed with regard to Airplanes Limited.

     The registered office of the 2001 refinancing trust is c/o Bankers Trust Company, Four Albany Street, Mail Stop 5091, New York, NY 10006, Attention:
Corporate Trust and Agency Group and its telephone number is +1-212-250-2601.

     We file annual reports on Form 10-K (which include information relating to the annual appraisal of our portfolio) and quarterly reports on Form 10-Q with, and we submit special reports and other information on Form 8-K to, the SEC. You may read and copy any document we have filed or submitted at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at their regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. You may obtain information on the operation of the public reference room by calling the SEC at +1-800-SEC-0330 (+1-800-732-0330). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file materials electronically, including Airplanes Group. You may also obtain copies of these documents and other agreements referred to in this prospectus (including the trust agreement, indentures, security trust agreement, servicing agreement, administrative agency agreement and cash management agreement), free of charge, from the office of the listing agent in Luxembourg:
Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg.

     Airplanes Group has filed with the SEC a Registration Statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the new certificates to be issued in connection with this exchange offer. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, parts of which were omitted as permitted by the rules and regulations of the SEC. This additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this prospectus pertaining to the content of any contract or other document are not necessarily complete, and in each instance where the contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of that contract or other document filed as an exhibit; each such statement being qualified in all respects by such reference.

     Copies of the exhibits are available without charge to certificate holders upon written or oral request to Patrick Blaney, Pat Dalton or Paul Farrell, debis AirFinance House, Shannon, Ireland, telephone +353 61 360 000. IN ORDER TO OBTAIN TIMELY DELIVERY OF THE EXHIBITS, CERTIFICATE HOLDERS MUST REQUEST THIS INFORMATION NO MORE THAN FIVE BUSINESS DAYS BEFORE THE DATE ON WHICH THE DECISION TO ACCEPT THE EXCHANGE OFFER MUST BE TAKEN, THAT IS [FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE].

                                    EXPERTS

     The financial statements of Airplanes Limited and Airplanes Trust at March 31, 1998, 1999 and 2000 and for each of the fiscal years in the three-year period ending March 31, 2000 have been audited by KPMG, independent public accountants, 5 George's Dock, IFSC, Dublin 1, Ireland, as stated in their report appearing elsewhere in this prospectus. These financial statements are included in this prospectus in reliance upon the authority of these accountants as experts in accounting and auditing.

     Some of the legal and other professionals, appraisers and experts who perform services for us have also performed services for GECAS and debis AirFinance Ireland or their affiliates in the past and may do so again in the future.

     Valuations of the aircraft as of January 31, 2001 were made by three expert aircraft appraisers: Airclaims Limited, Aircraft Information Services, Inc. and BK Associates, Inc. These valuations are discussed in detail elsewhere in this prospectus and are included in this prospectus in reliance upon the authority of these firms as experts in giving appraisals of this kind.

                         INDEX TO FINANCIAL STATEMENTS

HISTORIC CONSOLIDATED FINANCIAL STATEMENTS FOR AIRPLANES
LIMITED AND AIRPLANES TRUST FOR THE THREE YEARS ENDED MARCH
31, 1998, MARCH 31, 1999 AND MARCH 31, 2000
Independent Auditors' Report................................   F-2
Balance Sheets..............................................   F-3
Statements of Operations....................................   F-4
Statements of Changes in Shareholders' Deficit/Net
  Liabilities...............................................   F-5
Statements of Cash Flows....................................   F-6
Notes to the Financial Statements...........................   F-7
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR
  AIRPLANES LIMITED AND AIRPLANES TRUST FOR THE NINE MONTH
  PERIODS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 2000
Balance Sheets..............................................  F-25
Statements of Operations....................................  F-26
Statements of Changes in Shareholders' Deficit/Net
  Liabilities...............................................  F-27
Statements of Cash Flows....................................  F-28
Notes to the Interim Consolidated Financial Statements......  F-29

                                AIRPLANES GROUP

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF AIRPLANES LIMITED
AND THE CONTROLLING TRUSTEES OF AIRPLANES U.S. TRUST

     We have audited the accompanying balance sheets of Airplanes Limited and Airplanes U.S. Trust as of March 31, 2000 and 1999, and the related statements of operations, changes in shareholders' deficit/net liabilities and cashflows for each of the years in the three year period ended March 31, 2000. These financial statements represent certain specified leasing operations of debis AirFinance Ireland (as defined in Notes 1 and 2) up to March 28, 1996 and the leasing operations of Airplanes Limited and Airplanes U.S. Trust in the period from March 28, 1996 to March 31, 2000. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Airplanes Limited and Airplanes U.S. Trust as of March 31, 2000 and 1999, and the results of their operations and cash flows for each of the years in the three year period ended March 31, 2000, in conformity with generally accepted accounting principles in the United States.

KPMG
Chartered Accountants
Dublin, Ireland
June 15, 2000

                                AIRPLANES GROUP

                                 BALANCE SHEETS

                                                                               YEARS ENDED MARCH 31,
                                                        -------------------------------------------------------------------
                                                                      1999                               2000
                                                        --------------------------------   --------------------------------
                                                        AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                                NOTES    LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                                -----   ---------   ---------   --------   ---------   ---------   --------
                                                                  ($ MILLIONS)                       ($ MILLIONS)
ASSETS
Cash..........................................    5         218          6          224        197          6          203
Accounts receivable...........................    6
  Trade receivables...........................               38          5           43         24          8           32
  Allowance for doubtful debts................              (14)        (3)         (17)       (10)        (5)         (15)
  Amounts due to Airplanes Trust..............    7          --         35           35         --         28           28
  Intercompany capital lease..................    8          36         --           36         --         --           --
  Net investment in capital and sales type
    leases....................................    9          20         36           56         15         --           15
  Aircraft, net...............................   10       2,820        252        3,072      2,697        235        2,932
  Other assets................................                4         --            4          3          8           11
                                                         ------       ----       ------     ------       ----       ------
Total assets..................................            3,122        331        3,453      2,926        280        3,206
                                                         ======       ====       ======     ======       ====       ======
LIABILITIES
Accrued expenses and other liabilities........   11         581         51          632        807         74          881
Amounts due from Airplanes Limited............    7          35         --           35         28         --           28
Intercompany capital lease....................    8          --         36           36         --         --           --
Indebtedness..................................   12       3,500        342        3,842      3,313        323        3,636
Provision for maintenance.....................   13         266         17          283        258         16          274
Deferred income taxes.........................   19          51         48           99         66         48          114
                                                         ------       ----       ------     ------       ----       ------
Total liabilities.............................            4,433        494        4,927      4,472        461        4,933
                                                         ------       ----       ------     ------       ----       ------
Net liabilities...............................           (1,311)      (163)      (1,474)    (1,546)      (181)      (1,727)
                                                         ------       ----       ------     ------       ----       ------
                                                          3,122        331        3,453      2,926        280        3,206
                                                         ======       ====       ======     ======       ====       ======

Commitments and Contingent Liabilities (Notes 20 and 21)

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                            STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED MARCH 31,
                                             -------------------------------------------------------------------
                                                           1998                               1999
                                             --------------------------------   --------------------------------
                                             AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                     NOTES    LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                     -----   ---------   ---------   --------   ---------   ---------   --------
                                                       ($ MILLIONS)                       ($ MILLIONS)
REVENUES
Aircraft leasing...................   15        512          73         585        484          42         526
Aircraft sales.....................   15         37          57          94         37          95         132
Other income.......................   15         --          --          --         --          --          --
EXPENSES
Cost of aircraft sold..............             (32)        (58)        (90)       (32)        (86)       (118)
Depreciation and amortization......            (170)        (22)       (192)      (159)        (17)       (176)
Net interest expense...............   16       (373)        (38)       (411)      (388)        (40)       (428)
Provision for maintenance..........             (68)        (20)        (88)       (67)         (2)        (69)
Bad and doubtful debts.............              --          --          --         (9)         (2)        (11)
Provision for loss making leases,
  net..............................   17         14           3          17         11           1          12
Other lease costs..................             (29)         (1)        (30)       (13)         (1)        (14)
Selling, general and administrative
  expenses.........................   18         35           3          38         32           3          35
                                               ----         ---        ----       ----         ---        ----
Operating loss before income
  taxes............................            (144)         (9)       (153)      (168)        (13)       (181)
Income tax benefit/(charge)........   19          3          --           3          3          --           3
                                               ----         ---        ----       ----         ---        ----
Net loss...........................            (141)         (9)       (150)      (165)        (13)       (178)
                                               ====         ===        ====       ====         ===        ====

                                          YEARS ENDED MARCH 31,
                                     --------------------------------
                                                   2000
                                     --------------------------------
                                     AIRPLANES   AIRPLANES
                                      LIMITED      TRUST     COMBINED
                                     ---------   ---------   --------
                                               ($ MILLIONS)
REVENUES
Aircraft leasing...................     460          41         501
Aircraft sales.....................       3          --           3
Other income.......................       1          --           1
EXPENSES
Cost of aircraft sold..............      (1)         --          (1)
Depreciation and amortization......    (157)        (17)       (174)
Net interest expense...............    (425)        (43)       (468)
Provision for maintenance..........     (62)         (2)        (64)
Bad and doubtful debts.............      (2)         (2)         (4)
Provision for loss making leases,
  net..............................       3           1           4
Other lease costs..................      (9)         (1)        (10)
Selling, general and administrative
  expenses.........................      31           3          34
                                       ----         ---        ----
Operating loss before income
  taxes............................    (220)        (26)       (246)
Income tax benefit/(charge)........     (15)          8          (7)
                                       ----         ---        ----
Net loss...........................    (235)        (18)       (253)
                                       ====         ===        ====

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

         STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT/NET LIABILITIES

                                                   AIRPLANES LIMITED                  AIRPLANES TRUST     COMBINED
                                     ----------------------------------------------   ---------------   ------------
                                                                                                        SHAREHOLDERS
                                     SHARE CAPITAL                     SHAREHOLDERS                     DEFICIT/NET
                                       (NOTE 14)     NET LIABILITIES     DEFICIT      NET LIABILITIES   LIABILITIES
                                     -------------   ---------------   ------------   ---------------   ------------
                                     ($ MILLIONS)     ($ MILLIONS)     ($ MILLIONS)    ($ MILLIONS)     ($ MILLIONS)
BALANCE AT MARCH 31, 1998.........          --            1,146           1,146              150           1,296
                                         -----            -----           -----            -----           -----
Net loss for the fiscal year......          --              165             165               13             178
                                         -----            -----           -----            -----           -----
BALANCE AT MARCH 31, 1999.........          --            1,311           1,311              163           1,474
                                         -----            -----           -----            -----           -----
Net loss for the fiscal year......          --              235             235               18             253
                                         -----            -----           -----            -----           -----
BALANCE AT MARCH 31, 2000.........          --            1,546           1,546              181           1,727
                                         -----            -----           -----            -----           -----

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                            STATEMENTS OF CASH FLOWS

                                                       YEARS ENDED MARCH 31,
                                -------------------------------------------------------------------
                                              1998                               1999
                                --------------------------------   --------------------------------
                                AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                 LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                ---------   ---------   --------   ---------   ---------   --------
                                          ($ MILLIONS)                       ($ MILLIONS)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss......................     (141)         (9)       (150)      (165)        (13)       (178)
Adjustments to reconcile net
  loss to net cash provided by
  operating activities:
Depreciation and
  amortization................      170          22         192        159          17         176
Aircraft maintenance, net.....        9           1          10        (21)         (1)        (22)
(Profit)/loss on disposal of
  aircraft....................       (5)          1          (4)        (5)         (9)        (14)
Deferred income taxes.........       (3)         --          (3)        (3)         --          (3)
Provision for loss making
  leases......................      (14)         (3)        (17)       (11)         (1)        (12)
Accrued and deferred interest
  expense.....................      147          16         163        187          18         205
Changes in operating assets
  and liabilities:
Accounts receivable, net......       17          (2)         15        (12)         (1)        (13)
Other accruals and
  liabilities.................        3           6           9        (39)         11         (28)
Other assets..................       --          (1)         (1)        --          --          --
                                 ------      ------      ------     ------      ------      ------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..................      183          31         214         90          21         111
                                 ======      ======      ======     ======      ======      ======
CASH FLOWS FROM INVESTING
  ACTIVITIES
Sale/(Purchase) of aircraft...       63          21          84         48          79         127
Intercompany account
  movements...................       --          --          --         79         (79)         --
Capital and sales type
  leases......................       17          --          17          8          --           8
                                 ------      ------      ------     ------      ------      ------
NET CASH PROVIDED BY/INVESTING
  ACTIVITIES..................       80          21         101        135          --         135
                                 ======      ======      ======     ======      ======      ======
CASH FLOWS FROM FINANCING
  ACTIVITIES
Repayment of notes............   (2,494)       (247)     (2,741)      (219)        (21)       (240)
Issue of refinanced notes (net
  of costs)...................    2,201         218       2,419         --          --          --
Amounts due from Airplanes
  Trust to Airplanes
  Limited.....................       23         (23)         --         --          --          --
                                 ------      ------      ------     ------      ------      ------
NET CASH (USED IN) FINANCING
  ACTIVITIES..................     (270)        (52)       (322)      (219)        (21)       (240)
                                 ======      ======      ======     ======      ======      ======
NET INCREASE/(DECREASE) IN
  CASH........................       (7)         --          (7)         6          --           6
Cash at beginning of year.....      219           6         225        212           6         218
                                 ------      ------      ------     ------      ------      ------
Cash at end of year...........      212           6         218        218           6         224
                                 ======      ======      ======     ======      ======      ======
CASH PAID IN RESPECT OF:
  INTEREST....................      245          22         267        219          23         241
                                 ======      ======      ======     ======      ======      ======

                                     YEARS ENDED MARCH 31,
                                --------------------------------
                                              2000
                                --------------------------------
                                AIRPLANES   AIRPLANES
                                 LIMITED      TRUST     COMBINED
                                ---------   ---------   --------
                                          ($ MILLIONS)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss......................     (235)        (18)       (253)
Adjustments to reconcile net
  loss to net cash provided by
  operating activities:
Depreciation and
  amortization................      157          17         174
Aircraft maintenance, net.....       (6)         (1)         (7)
(Profit)/loss on disposal of
  aircraft....................       (2)         --          (2)
Deferred income taxes.........       15          (8)          7
Provision for loss making
  leases......................       (3)         (1)         (4)
Accrued and deferred interest
  expense.....................      249          23         272
Changes in operating assets
  and liabilities:
Accounts receivable, net......        4           5           9
Other accruals and
  liabilities.................      (16)          1         (15)
Other assets..................       --          --          --
                                 ------      ------      ------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..................      163          18         181
                                 ======      ======      ======
CASH FLOWS FROM INVESTING
  ACTIVITIES
Sale/(Purchase) of aircraft...       --          --          --
Intercompany account
  movements...................       --          --          --
Capital and sales type
  leases......................        8          --           8
                                 ------      ------      ------
NET CASH PROVIDED BY/INVESTING
  ACTIVITIES..................        8          --           8
                                 ======      ======      ======
CASH FLOWS FROM FINANCING
  ACTIVITIES
Repayment of notes............     (192)        (18)       (210)
Issue of refinanced notes (net
  of costs)...................       --          --          --
Amounts due from Airplanes
  Trust to Airplanes
  Limited.....................       --          --          --
                                 ------      ------      ------
NET CASH (USED IN) FINANCING
  ACTIVITIES..................     (192)        (18)       (210)
                                 ======      ======      ======
NET INCREASE/(DECREASE) IN
  CASH........................      (21)         --         (21)
Cash at beginning of year.....      218           6         224
                                 ------      ------      ------
Cash at end of year...........      197           6         203
                                 ======      ======      ======
CASH PAID IN RESPECT OF:
  INTEREST....................      193          21         214
                                 ======      ======      ======

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                       NOTES TO THE FINANCIAL STATEMENTS

1.   SECURITIZATION TRANSACTION

     On March 28, 1996 (the "CLOSING DATE") debis AirFinance Ireland plc (then named GPA Group plc) ("DEBIS AIRFINANCE IRELAND") and its subsidiary undertakings re-financed on a long term basis certain indebtedness due to commercial banks and other senior secured debt. The re-financing was effected through a major aircraft securitization transaction (the "TRANSACTION").

     Under the terms of the Transaction, a combination ("AIRPLANES GROUP") comprising Airplanes Limited, a special purpose company formed under the laws of Jersey, Channel Islands ("AIRPLANES LIMITED") and Airplanes U.S. Trust, a trust formed under the laws of Delaware ("AIRPLANES TRUST") together acquired directly or indirectly from debis AirFinance Ireland a portfolio of 229 commercial aircraft (collectively the "AIRCRAFT") and related leases (the "LEASES"). The Transaction was effected by transferring existing subsidiaries of debis AirFinance Ireland that owned the Aircraft to Airplanes Limited and Airplanes Trust, respectively. References to Airplanes Group in these notes to the financial statements may relate to Airplanes Limited and Airplanes Trust on a combined or individual basis as applicable.

     Simultaneously with such transfers, Airplanes Group issued notes of $4,048 million in aggregate principal amount in four classes: Class A, Class B, Class C and Class D (the "NOTES") with approximately 91% of the principal amount of notes in each class being issued by Airplanes Limited and approximately 9% by Airplanes Trust. Airplanes Group also issued Class E Notes ranking after the Notes and these were taken up by debis AirFinance Ireland and its subsidiaries as part consideration for the transfer of the Aircraft and certain related lease receivables. Airplanes Limited and Airplanes Trust have each fully and unconditionally guaranteed each others' obligations under the relevant notes.

     On March 16, 1998 Airplanes Group successfully completed a refinancing of $2,437 million related to Class A and Class B Notes.

     On November 20, 1998 debis AirFinance Ireland and its subsidiaries transferred their holding of Class E Notes to General Electric Capital Corporation ("GE CAPITAL"). However, this transfer does not require any change to the accounting treatment adopted.

2.   BASIS OF PREPARATION

     The accompanying financial statements of Airplanes Limited, Airplanes Trust and the combined balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and cash flows of Airplanes Group (together the "FINANCIAL STATEMENTS") have been prepared on a going concern basis and on the bases and using the assumptions set out below and in accordance with the accounting policies set out in Note 4 and in conformity with United States generally accepted accounting principles:

     The financial statements are presented on an historical cost basis as if Airplanes Limited and Airplanes Trust had been organised as single economic entities for all periods presented.

     Accordingly, the financial statements reflect the results of operations, assets and liabilities relating to the aircraft transferred to Airplanes Limited and Airplanes Trust, from the date of original acquisition of controlling interest by debis AirFinance Ireland and its subsidiaries of each aircraft. For all periods prior to the Closing Date, the financial statements have been prepared on the bases and assumptions set out below. For the period subsequent to the Closing Date the financial statements reflect the actual results of Airplanes Limited and Airplanes Trust.

     Bases and Assumptions

     (i) Prior to the Closing Date, an allocation of certain costs such as selling, general and administrative expenses of debis AirFinance Ireland to Airplanes Limited and Airplanes Trust was made. The most significant

                                AIRPLANES GROUP

2.   BASIS OF PREPARATION -- (CONTINUED)

element of these costs related to aircraft management fees, substantially all of which were asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. Management believes that the bases for these allocations are reasonable.

     Airplanes Group has entered into a Servicing Agreement with GE Capital Aviation Services, Limited ("GECAS") under which GECAS provides, inter alia, lease management and aircraft asset management services in return for a fee. Airplanes Group has also entered into an Administration Agency Agreement and a Cash Management Agreement with subsidiaries of debis AirFinance Ireland. In the year to March 31, 2000, fees of $21.8 million and $9.4 million (1999: $23.5 million and $9.2 million) were paid to GECAS and debis AirFinance Ireland respectively.

     (ii) In the period prior to the Closing Date it was assumed that Airplanes Group was financed with indebtedness to debis AirFinance Ireland in an amount equivalent to the aggregate amount of all classes of notes (A, B, C, D and E) originally expected to be issued by Airplanes Group pursuant to the Transaction of $4,602 million. It was also assumed that such indebtedness built up as and when Airplanes Group acquired aircraft, at an amount equal to the appraised value (based on the value of each Aircraft given a stable market with a reasonable balance of supply and demand and a reasonable period of time available for marketing) of the aircraft at October 31, 1995. In addition, it was assumed that no repayment of debt was made prior to the Closing Date.

     At the Closing Date the actual aggregate amount of all classes of notes issued was $4,652 million. Of the $604 million Class E Notes issued, approximately $13 million were surrendered and cancelled under the terms of the Transaction (after giving effect to certain purchase price adjustments). It was assumed that the indebtedness to debis AirFinance Ireland (explained above) was repaid from the proceeds of the Notes and the Class E Notes. Details of the terms of the various classes of Notes issued by Airplanes Group are set out in
Note 12.

     Indebtedness at March 31, 2000 represents the aggregate of the Class A-E Notes in issue. The $992 million decrease since the Closing Date represents actual cash repayments.

     (iii) The interest charged on Airplanes Group's indebtedness to debis AirFinance Ireland in the periods prior to the Closing Date is based on debis AirFinance Ireland's average cost of debt of 7.83% and 8.25% for the years ended March 31, 1995 and 1996, respectively. In the period subsequent to the Closing Date interest expense is based on the terms of the notes issued. Details of the interest rates applicable to the various classes of Notes are set out in Note 12.

     In respect of the portion of the indebtedness to debis AirFinance Ireland which is represented by the Class E Notes (assumed in these financial statements to be approximately 15% of total indebtedness up until the Closing Date), the Statements of Cash Flows in the periods prior to the Closing Date give effect to cash payments for interest of only 1% per annum and the balance is deferred and reflected as a movement in net liabilities.

     (iv) Airplanes Group's cash balances were maintained throughout the period to the Closing Date at the amount originally assumed to be retained by Airplanes Group on completion of the securitization transaction of $135 million. Cash generated from or absorbed by the activities of Airplanes Group during the period up to the Closing Date is reflected as distributions to or transfers from debis AirFinance Ireland. The cash balances as at March 31, 2000, and March 31, 1999, represent the actual cash balances held by Airplanes Group at those dates.

     (v) In the period prior to the Closing Date, Airplanes Group's tax provisions and deferred income tax assets and liabilities have been determined as if the underlying taxable entities of Airplanes Limited and Airplanes Trust were separate taxable entities from debis AirFinance Ireland.

     At March 31, 2000 and March 31, 1999 the deferred income tax assets and liabilities represent the assets and liabilities of Airplanes Limited and Airplanes Trust at that date.

                                AIRPLANES GROUP

3.   RELATIONSHIP WITH DEBIS AIRFINANCE IRELAND (FORMERLY KNOWN AS AERFI GROUP
     PLC) AND MANAGEMENT ARRANGEMENTS

     Airplanes Group's portfolio has been acquired entirely from debis AirFinance Ireland pursuant to the Transaction.

     With effect from the Closing Date, GECAS provides, in consideration for management fees, certain management services to Airplanes Group pursuant to a servicing agreement entered into by GECAS with certain members of Airplanes Group and their subsidiaries. Under certain circumstances GECAS may resign from the performance of its duties in relation to the management of all the aircraft generally or, the management of one or more aircraft individually, provided in either case that a replacement has been appointed to manage the aircraft. In addition, Airplanes Group will, under certain circumstances, have the right to terminate the servicing agreement.

     As a holder of the majority of the Class E Notes, GE Capital has the right to appoint one director to the board of Airplanes Limited and one of the controlling trustees of Airplanes Trust. Airplanes Limited has a board of directors of five directors, including the director appointed by the holders of the Class E Notes. The controlling trustees of Airplanes Trust are the same individuals. During the year to March 31, 2000, GE Capital, GECAS' indirect parent, exercised its option to acquire 18.36% of the fully diluted ordinary shares of debis AirFinance Ireland.

     Certain cash management and administrative services are being provided by subsidiaries of debis AirFinance Ireland to Airplanes Group, pursuant to a cash management agreement and administrative agency agreement entered into by such subsidiaries with Airplanes Group.

     Although Airplanes Group's portfolio will at all times be held in two different entities, Airplanes Limited and Airplanes Trust, Airplanes Group is managed and the note covenants structured on the basis of a single economic entity owning a single aircraft portfolio.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Airplanes Group's accounting policies conform with United States generally accepted accounting principles. The following paragraphs describe the main accounting policies followed in these financial statements.

     (a) Revenue Recognition

     Revenue from aircraft on operating leases is recognized as income as it accrues over the period of the leases. Unearned revenue from capital and sales type leases is amortised and included in income.

     (b) Aircraft

     Aircraft, including engines, are stated at cost less accumulated depreciation.

     Airplanes Group considers the need, and accounts for Aircraft impairments in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121"). The statement requires the recognition of an impairment loss for an asset held for use when the estimate of un-discounted future cashflows expected to be generated by the asset is less than its carrying amount. Measurement of impairment loss is to be recognized based on the fair value of the asset. Fair market values reflects the underlying economic value of the aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

dispose of aircraft quickly. The fair market value of the assets is based on independent valuations of the aircraft in the fleet and estimates of discounted future cash flows.

     FAS 121 also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less estimated disposal costs.

     Cost comprises the invoiced cost net of manufacturers' discounts. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost, and for useful lives are as follows:

                                                                YEARS          FROM
                                                                -----    ----------------
Stage 2 aircraft............................................    20-25    Manufacture date
Refurbished and upgraded aircraft -- converted to
  freighters................................................       20    Conversion date
Turboprop aircraft..........................................       23    Manufacture date
All other aircraft..........................................       25    Manufacture date

     (c) Net Investment in Capital and Sales Type Leases

     The amounts due from lessees under capital leases, where the entire cost of the asset is recovered, are shown in the balance sheet at the net amount receivable under these leases. The related finance revenue is recognized as income over the period of the lease in proportion to the amounts outstanding.

     (d) Provision for Maintenance

     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, from which maintenance expenditures for major checks are disbursed. The undisbursed portion of these prepayments are included in the provision for maintenance which may from time to time include prepayments made by current lessees and prior lessees. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance revenue requirements, any excess reserve is then released through the Statement of Operations.

     Maintenance provisions also include the directors' estimate of maintenance costs which are Airplanes Group's primary responsibility and certain amounts in respect of the risk of lessees defaulting on obligations, which could result in Airplanes Group incurring maintenance costs which are the lessee's primary responsibility.

     (e) Allowance for Doubtful Debts

     Allowances are made for doubtful debts where it is considered that there is a significant risk of non recovery.

     The assessment of risk of non recovery is primarily based on the extent to which amounts outstanding exceed the expected value of security held, together with an assessment of the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment.

     (f) Provision for Loss Making Leases

     A lease agreement is deemed to be "Loss Making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and allocated interest cost attributable to the relevant Aircraft, together with direct costs such as legal fees and other costs attributable to the lease over its term. The attributable allocated interest cost excludes the element of the interest on the Class E Notes, 9% per annum, which is payable only in

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

the event that the principal amount on all the Notes is repaid. Provision is made for the expected losses on such leases.

     (g) Taxation

     Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     Income tax is provided based on the results for the year. Airplanes Limited's underlying taxable entities in Ireland are subject to Irish Corporate Income Tax on approved trading operations at a rate of 10% until December 31, 2005. Airplanes Trust's underlying taxable entities in the US are subject to US Federal and State taxes on their trading operations.

     (h) Concentrations of Credit Risk

     Financial instruments which potentially subject Airplanes Group to significant concentrations of credit risk consist primarily of trade accounts receivable and interest rates swaps and similar hedging instruments. Details of Airplanes Group's interest rate swaps and similar hedging instruments are set out at (i) below.

     Credit risk with respect to trade accounts receivable is generally diversified due to the number of lessees comprising Airplanes Group's customer base and the different geographic areas in which they operate. At March 31, 2000 Airplanes Group owned 199 aircraft which it leased to 72 lessees in 39 countries. The geographic concentrations of leasing revenues is set out in Note 15.

     Many of Airplanes Group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general, weakly capitalised airlines are more likely to seek operating leases.

     The exposure of Airplanes Group's aircraft to particular countries and customers is managed partly through concentration limits provided for under the terms of the notes and through obtaining security from lessees by way of deposits, letters of credit and guarantees. Airplanes Group will continue to manage its exposure to particular countries, regions and lessees through concentration limits. In the normal course of its business Airplanes Group (and in the past debis AirFinance Ireland) has reached agreements with certain of its lessees to restructure their leases and defer certain receivable balances. Details of accounts receivable, deferred balances and provision for bad and doubtful debts are set out in Note 6.

     Airplanes Group's Brazilian lessees also continue to experience significant difficulties due to over-capacity and adverse market conditions. At March 31, 2000, 15 of Airplanes Group's aircraft were being operated by 4 Brazilian lessees. Restructuring arrangements have been agreed with certain of the Brazilian lessees allowing for rescheduling of balances owing to Airplanes Group. Receivable balances with Brazilian lessees in total were $8.2 million at March 31, 2000. During the year a rescheduling agreement was signed with a Brazilian lessee. Its debts of $1.7m will be repaid over the 36 month period to December 2003.

     Canadian Airlines, Airplanes Group's second largest lessee at March 31, 2000 by appraised value, approached its creditors including Airplanes Group, with proposals to reschedule its obligations. A rescheduling plan granted Canadian Airlines a deferral of operating lease rentals for a three month period and a deferral of

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

finance lease principal payments for the six month period commencing from December 1997. The deferred payments are to be repaid with interest over a two and a half year period commencing October 1998. Receivable balances at March 31, 2000 were $0.9 million which is fully covered by available security.

     Trading conditions in the civil aviation industry in Asia have been adversely affected by the severe economic and financial difficulties experienced in the region where at March 31, 2000 six of Airplanes Group's aircraft were being operated by five lessees. During the year to March 31, 2000 a rescheduling agreement was signed with a Philippine lessee, whose balance of $2.7m was deferred and will be repaid over 36 months to September 2002.

     (i) Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair values of financial instruments have been determined with reference to available market information and the valuation methodologies discussed below. However, considerable management judgement is required in interpreting market data to arrive at estimates of fair values. Accordingly, the estimates presented herein may not be indicative of the amounts that Airplanes Group could realise in a current market exchange.

     (i) The fair value of cash, trade receivables and trade payables approximates the carrying amount because of the nature and short maturity of these instruments.

     (ii) The fair value of the A, B, C and D Notes issued by Airplanes Group outstanding at March 31, 2000 and 1999 was $2,965 million and $3,261 million respectively. While the amount subscribed for the E Notes was based on the appraised value of the aircraft at the Closing Date, the fair value of these Notes at March 31, 2000 cannot be determined, as it represents the holders' residual interest in the aircraft owned by Airplanes Group.

     (iii) Airplanes Group manages its interest rate exposure through the use of interest rate swaps and options to enter into interest rate swaps ("SWAPTIONS"). At March 31, 2000 and 1999 Airplanes Group had entered into interest rate swaps with an aggregate notional principal amount of $2.09 billion and $2.32 billion respectively. Under these swap arrangements Airplanes Group will pay fixed and receive floating amounts on a monthly basis. The objective of Airplanes Group's interest rate risk management policy is to correlate the contracted fixed and floating rental payments in its portfolio to the fixed and floating interest payments on the bonds, taking into account the expected amortization of Class A and Class B Notes. The fair value of these Swaps at March 31, 2000 and 1999 was an unrealized profit of $15.8 million and an unrealized loss of $7.77 million respectively.

     Interest rate exposures which may arise in the event that lessees paying fixed rate rentals default is managed in part through the purchase of Swaptions. At March 31, 2000 and 1999 Airplanes Group had entered into swaptions with a notional value of $289 million and $306 million respectively. The fair value of the swaptions at March 31, 2000 and 1999 was $0.1 million and $1.2 million respectively.

     Airplanes Group is exposed to losses in the event of non-performance by counterparties to interest rate swap agreements or in the event of defaults by lessees. However, Airplanes Group does not anticipate non-performance by the counterparties and other parties and accounts for hedging losses resulting from lessee defaults as they are incurred.

     Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust. Airplanes Group's counterparties at March 31, 2000 comprise three major U.S./European financial institutions.

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     (j) Foreign Currency Transactions

     Airplanes Group's foreign currency transactions are not significant as virtually all revenues and most costs are denominated in US dollars.

5.   CASH

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Cash.............................................       218            6          197            6
                                                        ===          ===          ===          ===

     Substantially all of the cash balances at March 31, 2000 and 1999 are held for specific purposes under the terms of the Transaction. Included in the cash balances at March 31, 2000 and 1999 is restricted cash of $6 million.

6.   ACCOUNTS RECEIVABLE

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Trade receivables................................        38            5           24            8
Allowance for doubtful debts.....................       (14)          (3)         (10)          (5)
                                                        ---          ---          ---          ---
                                                         24            2           14            3
                                                        ===          ===          ===          ===
Included in trade receivables are deferred
  amounts as follows:-
  Gross deferred lease receivables...............         7            1            5           --
  Allowance for doubtful debts...................        --           (1)          (1)          --
                                                        ---          ---          ---          ---
                                                          7           --            4           --
                                                        ===          ===          ===          ===

     Deferred lease receivables at March 31, 2000 represent deferrals of rent, maintenance and miscellaneous payments due from lessees. The most significant of these lessees are located in Brazil and the Philippines where the air transport sector is suffering from substantial over capacity and the effects of difficult economic conditions (see Note 4(h)).

     Receivables include amounts classified as due after one year of $2.3 million (Airplanes Limited $2.3 million and Airplanes Trust $Nil) at March 31, 2000 and $1 million (Airplanes Limited $1 million and Airplanes Trust $Nil) at March 31, 1999.

                                AIRPLANES GROUP

7.   AMOUNTS DUE FROM AIRPLANES LIMITED TO AIRPLANES TRUST

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Amount due from Airplanes Limited (to Airplanes
  Trust).........................................       (35)          35          (28)          28
                                                        ===          ===          ===          ===

     Included in the balance at March 31, 1999 and March 31, 2000 was $80 million payable from Airplanes Trust to Airplanes Limited in respect of aircraft sales and purchases, offset by the amount (1999: $115 million and 2000: $108 million) due from Airplanes Limited to Airplanes Trust in respect of Airplanes Trust's trading activities, including servicing of its debt obligations.

8.   INTERCOMPANY CAPITAL LEASE

     During the year ended March 31, 1999 an aircraft owned by Airplanes Limited was leased to Airplanes Trust for onward lease to a third party, both of these leases were capital leases. During the year ended March 31, 2000, the aircraft was returned from the lessee who was experiencing financial difficulties. A summary of the net components (payable by Airplanes Trust to Airplanes Limited) of the investment in this lease as at March 31, 2000 is as follows:-

                                                                 MARCH 31,
                                                                ------------
                                                                1999    2000
                                                                ----    ----
                                                                ($ MILLIONS)
Total minimum lease payments receivable.....................     56      --
Less unearned revenue.......................................    (20)     --
                                                                ---     ---
                                                                 36      --
                                                                ===     ===

     The capital lease with the third party as at March 31, 1999 is included in
Note 9.

9.   NET INVESTMENT IN CAPITAL AND SALES TYPE LEASES

     The following are the components of the net investment in capital and sales type leases:

                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Total minimum lease payments receivable..........        13           56           16           --
Estimated residual values of leased assets.......        11           --           10           --
Less unearned revenue............................        (4)         (20)         (11)          --
                                                        ---          ---          ---          ---
Net investment in capital and sales type
  leases.........................................        20           36           15           --
                                                        ===          ===          ===          ===

     Aggregate lease rentals in respect of such capital and sales type leases for the years ended March 31, 1998, 1999 and 2000 amounted to $26 million (Airplanes Limited $25 million, Airplanes Trust $1 million), $20 million (Airplanes Limited $15 million, Airplanes Trust $5 million) and $10 million (Airplanes Limited $5 million, Airplanes Trust $5 million) respectively.

                                AIRPLANES GROUP

9.   NET INVESTMENT IN CAPITAL AND SALES TYPE LEASES -- (CONTINUED)
     Unearned revenue of $9 million (Airplanes Limited $9 million, Airplanes Trust $Nil), $8 million (Airplanes Limited $5 million, Airplanes Trust $3 million) and $4 million (Airplanes Limited $1 million, Airplanes Trust $3 million) for the years ended March 31, 1998, 1999 and 2000, respectively, was amortised and included in revenue.

     Minimum future payments to be received on such capital leases for aircraft at March 31, 2000 are as follows:

                                                                 MINIMUM LEASE
                                                              PAYABLES RECEIVABLE
                                                              -------------------
                                                               AIRPLANES LIMITED
                                                              -------------------
                                                                 ($ MILLIONS)
Years ending March 31,
  2001......................................................            9
  2002......................................................            7
                                                                      ---
  Thereafter................................................           16
                                                                      ===

10. AIRCRAFT

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLION)               ($ MILLION)
AIRCRAFT
Cost.............................................      4,096         386         4,137         386
Less accumulated depreciation....................     (1,276)       (134)       (1,440)       (151)
                                                      ------        ----        ------        ----
                                                       2,820         252         2,697         235
                                                      ======        ====        ======        ====
FLEET ANALYSIS
On operating lease for a further period of:
  More than five years...........................        252          --           310          --
  From one to five years.........................      2,109         206         1,992         220
  Less than one year.............................        445          46           276          15
Non revenue earning aircraft:
  Available for lease............................         --          --            94          --
  Available for lease, subject to letters of
     intent......................................         14          --            25          --
                                                      ------        ----        ------        ----
                                                       2,820         252         2,697         235
                                                      ======        ====        ======        ====

     Certain aircraft are subject to purchase options granted to existing lessees.

                                                             YEAR ENDED MARCH 31,
                                     ---------------------------------------------------------------------
                                             1998                    1999                    2000
                                     ---------------------   ---------------------   ---------------------
                                     AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                      LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                     ---------   ---------   ---------   ---------   ---------   ---------
                                         ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
Depreciation expense..............      168         22          158         17          156         17
                                        ===         ==          ===         ==          ===         ==

                                AIRPLANES GROUP

10. AIRCRAFT -- (CONTINUED)

     Depreciation expense for 1998 includes $2.1m of additional depreciation charged during the year in relation to the write down of the carrying values of three A300 aircraft, in accordance with FAS 121.

     At March 31, 2000 Airplanes Group owned 199 (1999: 202) aircraft.

11. ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLION)               ($ MILLION)
Accrued expenses and other liabilities include:
Unearned revenue.................................        15            1           14            2
Provisions for loss making leases (Note 18)......        34            1           31           --
Interest accrued.................................       453           45          685           69
Other accruals...................................        31            1           38           --
Trade payables...................................        --           --            3           --
Deposits received................................        48            3           36            3
                                                        ---          ---          ---          ---
                                                        581           51          807           74
Of which:
Payable within one year..........................        99            3           77            4
Payable after one year...........................       482           48          730           70
                                                        ---          ---          ---          ---
                                                        581           51          807           74
                                                        ===          ===          ===          ===

12. INDEBTEDNESS

     The components of the debt are as follows:

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLION)               ($ MILLION)
Indebtedness in respect of Notes issued:
Subclass A-4.....................................        182           18          182           18
Subclass A-6.....................................        671           65          518           50
Subclass A-7.....................................        501           49          501           49
Subclass A-8.....................................        638           62          638           62
Class B..........................................        286           27          265           26
Class C..........................................        334           33          321           30
Class D..........................................        364           36          360           36
Class E..........................................        538           53          538           53
                                                       -----        -----        -----        -----
                                                       3,514          343        3,323          324
Discounts/costs arising on issue of Notes........        (14)          (1)         (10)          (1)
                                                       -----        -----        -----        -----
                                                       3,500          342        3,313          323
                                                       =====        =====        =====        =====

                                AIRPLANES GROUP

12. INDEBTEDNESS -- (CONTINUED)

     Debt maturity

     The repayment terms of the A, B, C and D Notes are such that certain principal amounts are expected to be repaid based on certain assumptions set at the time of original issuance of these notes (the "EXPECTED FINAL PAYMENT DATE") or refinanced through the issue of new Notes by specified Expected Final Payment Dates but in any event are ultimately due for repayment on specified final maturity dates (the "FINAL MATURITY DATE"). The Expected Final Payment Dates, Final Maturity Dates, Principal Amount and interest rates applicable to each class of note are set out below:

                                              PRINCIPAL AMOUNT     EXPECTED FINAL         FINAL
CLASS/ SUBCLASS OF NOTES    INTEREST RATES      AT YEAR END         PAYMENT DATE      MATURITY DATE
------------------------    --------------    ----------------    ----------------    --------------
($M)
Subclass A-4..............  (LIBOR+.62%)             200          March 15, 2003      March 15, 2019
Subclass A-6..............  (LIBOR+.34%)             568          January 15, 2004    March 15, 2019
Subclass A-7..............  (LIBOR+.26%)             550          March 15, 2001      March 15, 2019
Subclass A-8..............  (LIBOR+.375%)            700          March 15, 2003      March 15, 2019
Class B...................  (LIBOR+.75%)             291          March 15, 2009      March 15, 2019
Class C...................  (8.15%)                  351          March 15, 2011      March 15, 2019
Class D...................  (10.875%)                396          March 15, 2012      March 15, 2019
Class E...................  See below                591          See below           See below
                                                   -----
                                                   3,647
                                                   =====

     Discounts on Notes issues and costs arising on refinanced Notes are netted against debt on the balance sheet. These amounts are accreted to the income statement over the expected life of the refinanced Notes.

     The dates on which principal repayments on the Notes will actually occur will depend on the cash generated by Airplanes Group and in the event that the subclass A-4, A-7 and A-8 are not repaid or refinanced by their Expected Final Payment Date, additional interest will arise.

     LIBOR on the Class A and Class B Notes equates to the London interbank offered rate for one month U.S. dollar deposits.

     Interest on the Class C and Class D fixed rate Notes is calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     The Class E Notes accrue interest for each Interest Accrual Period at a rate of 20% per annum. The stated interest rate on the Class E Notes is adjusted by reference to the U.S. Consumer Price Index. Except for the Class E Note Minimum Interest Amount plus the Class E Note Supplemental Interest Amount, each of which are paid at a rate of 1% and 10% multiplied by the Outstanding Principal Balance of the Class E Note, respectively, no interest will be payable on the Class E Notes until all of the interest, principal and premium, if any, on the Notes have been repaid in full. The principal on the Class E Notes will be repaid, subject to adequate funds being available, after the interest on the Class E Notes.

     In general the priority of the principal payments on the Notes is as set out below:

     1. Specified minimum principal amounts on the A and the B Notes in that order.

     2. Additional amounts on the A Notes in the event that the value of the fleet falls below specified amounts.

     3. Scheduled principal repayments on the C and D Notes in that order.

     4. Specified additional amounts on the B Notes and the A Notes in that order.

                                AIRPLANES GROUP

12. INDEBTEDNESS -- (CONTINUED)
     5. Thereafter cash available to repay the principal on the Notes is applied on each payment date to repay the outstanding principal on the D Notes, the C Notes, the B Notes and the A Notes in that order.

     On each payment date the priority of the principal amounts outstanding in respect of the various subclasses of A Notes is A-4, A-6, A-7 and A-8 in that order.

13. PROVISION FOR MAINTENANCE

                                                                        MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Balance at April, 1..............................       292           23          266           17
Receivable during year...........................        67            2           62            2
Expenditure/transfers............................       (93)          (8)         (70)          (3)
                                                        ---          ---          ---          ---
Balance at March, 31.............................       266           17          258           16
                                                        ===          ===          ===          ===

     The reserve for maintenance includes maintenance reserve funds received from lessees and provisions to cover the directors' estimate of maintenance costs where Airplanes Group has the primary obligation for maintenance.

14. SHARE CAPITAL

                                                                AIRPLANES LIMITED
                                                                    MARCH 31,
                                                                ------------------
                                                                  1999       2000
                                                                --------    ------
                                                                       ($)
Ordinary shares, par value $1
Authorised 10,000...........................................     10,000     10,000
                                                                 ------     ------
Issued 30...................................................         30         30
                                                                 ======     ======

     The holders of the issued ordinary shares are entitled to an annual cumulative preferential dividend of $4,500. As Airplanes Limited does not have distributable profits, this dividend has not been paid. As at March 31, 2000 the total unpaid cumulative preferential dividend amounted to $18,000.

                                AIRPLANES GROUP

15. REVENUES

                                                              YEAR ENDED MARCH 31,
                                      ---------------------------------------------------------------------
                                              1998                    1999                    2000
                                      ---------------------   ---------------------   ---------------------
                                      AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                       LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                      ---------   ---------   ---------   ---------   ---------   ---------
                                          ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
The distribution of revenues by
  geographic area is as follows:
  Europe...........................      192           1         203           1         181           1
  North America....................       57         118          41         126          49          36
  South America....................      222           9         215           8         177           2
  Asia/rest of world...............       78           2          63           1          57           2
                                         ---         ---         ---         ---         ---         ---
                                         549         130         521         137         464          41
                                         ===         ===         ===         ===         ===         ===
Of which: Aircraft sales to third
  parties represents...............      (37)        (57)        (37)        (95)         (3)         --
Sale of Shares to third parties
  represents.......................       --          --          --          --          (1)         --
                                         ---         ---         ---         ---         ---         ---
Leasing revenue....................      512          73         484          42         460          41
                                         ---         ---         ---         ---         ---         ---
Of which, maintenance revenue
  represents.......................       68          20          67           2          62           2
                                         ===         ===         ===         ===         ===         ===

     At March 31, 2000, Airplanes Group had contracted to receive the following minimum rentals under operating leases:

                                                                         2000
                                                                ----------------------
                                                                AIRPLANES    AIRPLANES
                                                                 LIMITED       TRUST
                                                                ---------    ---------
                                                                     ($ MILLIONS)
Year ending March 31,
  2001......................................................        375           37
  2002......................................................        308           31
  2003......................................................        192           20
  2004......................................................        104            4
  2005......................................................         56           --
  Thereafter................................................         72           --
                                                                  -----        -----
                                                                  1,107           92
                                                                  =====        =====

     Contracted rentals are based on actual rates up to the first recalculation date, and thereafter are based on a budget LIBOR of 6.2%, and include aircraft subject to Letters of Intent to lease.

     Each of Airplanes Limited and Airplanes Trust operates in one business segment, the leasing of aircraft.

     For Airplanes Limited no customer accounted for more than 10% of revenue in fiscal 1998, 1999 or 2000. For Airplanes Trust: (a) two lessees each accounted for more than 10% of leasing revenue for the year ended March 31, 1998, and individually these lessees accounted for 38% and 29% of leasing revenue, respectively, (b) two lessees each accounted for more than 10% of leasing revenue for the year ended March 31, 1999, and individually these lessees accounted for 39% and 14% of leasing revenue respectively and (c) two lessees each accounted for more than 10% of leasing revenue in the year ended March 31, 2000 and individually these lessees accounted for 34% and 13% of leasing revenue respectively.

                                AIRPLANES GROUP

16. NET INTEREST EXPENSE

                                                             YEAR ENDED MARCH 31,
                                     ---------------------------------------------------------------------
                                             1998                    1999                    2000
                                     ---------------------   ---------------------   ---------------------
                                     AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                      LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                     ---------   ---------   ---------   ---------   ---------   ---------
                                         ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
Interest on Notes issued..........      389          38         402          40         438          43
Interest income...................      (16)         --         (14)         --         (13)
                                        ---         ---         ---         ---         ---         ---
                                        373          38         388          40         425          43
                                        ===         ===         ===         ===         ===         ===
Cash paid in respect of
  interest........................      245          22         201          22         193          21
                                        ===         ===         ===         ===         ===         ===

17. LOSS MAKING LEASES

                                                                  YEARS ENDED MARCH 31,
                                                     ------------------------------------------------
                                                              1999                      2000
                                                     ----------------------    ----------------------
                                                     AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                      LIMITED       TRUST       LIMITED       TRUST
                                                     ---------    ---------    ---------    ---------
                                                          ($ MILLIONS)              ($ MILLIONS)
Provision........................................         7           --            8           --
Utilization......................................       (18)          (1)         (11)          (1)
                                                        ---          ---          ---          ---
Net utilization..................................       (11)          (1)          (3)          (1)
                                                        ===          ===          ===          ===

     Provision is made for the expected losses where a lease agreement is deemed to be loss making. The charge in respect of the loss making lease provisions and the utilization of these provisions are reflected on a net basis in the Statement of Operations. These provisions are utilized as the corresponding actual losses arise over the period of the lease. The actual losses are reflected within the depreciation expense, interest expense or other costs within the Statement of Operations.

18. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                             YEAR ENDED MARCH 31,
                                     ---------------------------------------------------------------------
                                             1998                    1999                    2000
                                     ---------------------   ---------------------   ---------------------
                                     AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                      LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                     ---------   ---------   ---------   ---------   ---------   ---------
GECAS Management fees.............       24           2          22           2          20           2
Other selling, general and
  administrative expenses.........       11           1          10           1          11           1
                                        ---         ---         ---         ---         ---         ---
                                         35           3          32           3          31           3
                                        ===         ===         ===         ===         ===         ===

     In the years ended March 31, 2000 and 1999 other selling, general and administrative expenses included an amount of $9 million (Airplanes Limited $8 million, Airplanes Trust $1 million) payable to subsidiaries of debis AirFinance Ireland in respect of Administration and Cash Management fees.

                                AIRPLANES GROUP

19. PROVISION FOR INCOME TAXES

     References to Airplanes Limited and Airplanes Trust in the context of this footnote refer to the underlying taxable entities of Airplanes Limited (primarily Irish entities) and Airplanes Trust (primarily U.S. entities).

     (a) Airplanes Limited

     Income tax benefit of Airplanes Limited consists of the following:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1998     1999     2000
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Current income tax..........................................      --       --       --
Deferred income tax.........................................       3        3      (15)
                                                                 ---      ---      ---
                                                                   3        3      (15)
                                                                 ===      ===      ===

     Airplanes Limited's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005. Thereafter, income from trading activities will be taxable at a rate of 12.5%.

     A reconciliation of differences between actual income tax benefit of Airplanes Limited for 1998, 1999 and 2000 and the expected tax benefit based on a tax rate of 10%, 10% and 12.5% is shown below:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1998     1999     2000
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Tax benefit at 10%..........................................      16       17       22
Non deductible E Note interest..............................     (13)     (17)     (23)
Increase in deferred income tax due to change in Irish tax
  rates.....................................................      --       --      (14)
Release of over provision in respect of prior year..........      --        3       --
                                                                 ---      ---      ---
Actual deferred tax benefit/(charge)........................       3        3      (15)
                                                                 ===      ===      ===

     E Note interest is not deductible for tax purposes in Ireland.

     The deferred tax provision at March 31, 1998 was based on calculations of losses forward and capital allowances of Airplanes Limited at December 31, 1996 adjusted on an estimated basis to March 31, 1998. The release of the over provision in respect of the prior year primarily relates to the finalization of these estimates.

     Airplanes Limited has net operating loss carryforward of approximately $1,517 million as of March 31, 2000, which are available for offset against future taxable income with no restrictions to expiration.

     The deferred tax assets and liabilities of Airplanes Limited are summarized below:

                                                                 MARCH 31,
                                                                ------------
                                                                1999    2000
                                                                ----    ----
                                                                ($ MILLIONS)
Deferred tax assets relating to:
  Net operating loss carryforwards..........................    132     190
Deferred tax liability relating to:
  Aircraft..................................................    183     256
                                                                ---     ---
Net deferred tax liability..................................     51      66
                                                                ===     ===

                                AIRPLANES GROUP

19. PROVISION FOR INCOME TAXES -- (CONTINUED)

     (b) Airplanes Trust

     Income tax benefit of Airplanes Trust consists of the following:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1998     1999     2000
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Current income tax:
  Federal...................................................      --       --        8
  State.....................................................      --       --       --
                                                                 ---      ---      ---
Total current...............................................      --       --        8
                                                                 ===      ===      ===
Deferred income tax:
  Federal...................................................      --       --       --
  State.....................................................      --       --       --
                                                                 ---      ---      ---
Total deferred..............................................      --       --       --
                                                                 ---      ---      ---
                                                                  --       --        8
                                                                 ===      ===      ===

     A reconciliation of differences between actual income tax benefit of Airplanes Trust for 1998, 1999, and 2000 and the expected tax benefit based on the U.S. Federal statutory tax rate of 35% in 1998, 1999, and 2000 is shown below:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1998     1999     2000
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Tax benefit at statutory rate...............................       3        5        9
Post acquisition net operating losses -- not utilized.......      --        4       --
State taxes not based on income.............................      --       (1)      --
Non deductible E-Note interest..............................      (6)      (6)      (8)
Increase in valuation allowance/other.......................       3       (2)       7
                                                                 ---      ---      ---
                                                                  --       --        8
                                                                 ===      ===      ===

     Airplanes Trust has Federal tax net operating loss carryforwards of approximately $75 million as of March 31, 2000, which expire beginning in 2007 through 2020.

                                AIRPLANES GROUP

19. PROVISION FOR INCOME TAXES -- (CONTINUED)

     Deferred tax assets and liabilities of Airplanes Trust are summarised below:

                                                                YEARS ENDED
                                                                 MARCH 31,
                                                                ------------
                                                                1999    2000
                                                                ----    ----
                                                                ($ MILLIONS)
Deferred tax assets relating to:
  Net operating loss carryforwards..........................     38      38
  Other.....................................................      4       3
  Valuation allowance.......................................    (17)    (10)
                                                                ---     ---
                                                                 25      31
                                                                ---     ---
Deferred tax liabilities relating to:
  Aircraft..................................................     73      79
                                                                ---     ---
Net deferred tax liability..................................     48      48
                                                                ===     ===

     Although all of the aircraft are owned by Airplanes Trust, for tax purposes, certain of the aircraft are treated as being leased from third parties under US "safe-harbor lease" tax rules. Under existing tax laws, certain events could reverse the cumulative effect of this tax treatment, in which case Airplanes Trust would be required to make payments to the third parties under the tax indemnification clauses included in the lease agreements. As of March 31, 1998, 1999 and 2000 the maximum potential exposure under these provisions is $4 million, $1.3 million and $0.7 million, respectively. Airplanes Trust believes that no events have taken place which could cause such payments to become due.

     Pursuant to a tax sharing agreement between Airplanes Trust and debis AirFinance Ireland, Airplanes Trust was liable to debis AirFinance Ireland for its share of the consolidated tax liability in years subsequent to the completion of the Transaction, in which Airplanes Trust generated taxable income. However, Airplanes Trust was obliged to satisfy this liability in cash only to the extent that cash payments due to tax authorities from debis AirFinance Ireland were attributable to Airplanes Trust's share of the consolidated tax liability; the remainder was to be paid in the form of subordinated notes. Conversely, Airplanes Trust was entitled to be reimbursed by debis AirFinance Ireland for any tax benefits provided subsequent to the completion of the Transaction, to debis AirFinance Ireland from Airplanes Trust's tax losses. debis AirFinance Ireland also indemnified Airplanes Trust for any tax liabilities of AeroUSA, Inc. (a subsidiary of Airplanes Trust) that relate to tax years prior to the completion of the Transaction.

     Subsequent to November 20, 1998, AeroUSA, Inc. and AeroUSA 3, Inc. now file consolidated United States federal tax returns and certain state and local tax returns with General Electric Company ("GE"), such returns being filed on a calendar basis. In addition, on November 20, 1998, Airplanes Trust entered into a Tax Sharing Agreement with GE which is substantially similar to the Tax Sharing Agreement between Airplanes Trust and debis AirFinance Ireland which was in place prior to that date, and which terminated on November 20, 1998, except with respect to those provisions relating to the position prior to the date on which AeroUSA, Inc. and AeroUSA 3, Inc. were deconsolidated from AerFi, Inc.

     In relation to the tax year ended December 31, 1999 GE utilised $38.8 million of current year losses. As GE is an Alternative Minimum Tax (AMT) payer the benefit realized will be $7.8 million and this amount will be paid to Airplanes Group. The receivable for this amount has been included in other assets at year end.

                                AIRPLANES GROUP

20. COMMITMENTS

     Capital Commitments

     Airplanes Group did not have any material contractual commitments for capital expenditures at March 31, 2000.

21. CONTINGENT LIABILITIES

     Guarantees

     Airplanes Limited and Airplanes Trust have unconditionally guaranteed each others' obligations under all classes of notes issued by Airplanes Limited and Airplanes Trust, respectively, pursuant to the Transaction details of which are set out in Note 1.

     Foreign Taxation

     The international character of the Group's operations gives rise to some uncertainties with regard to the impact of taxation in certain countries. The position is kept under continuous review and the Group provides for all known liabilities.

22. PRIOR YEAR FIGURES

     Amounts in the prior years' financial statements have been reclassified to confirm to the current year presentation.

                                AIRPLANES GROUP

                      INTERIM CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                            MARCH 31, 2000                      DECEMBER 31, 2000
                                                  ----------------------------------    ----------------------------------
                                                  AIRPLANES    AIRPLANES                AIRPLANES    AIRPLANES
                                                   LIMITED       TRUST      COMBINED     LIMITED       TRUST      COMBINED
                                                  ---------    ---------    --------    ---------    ---------    --------
                                                             ($ MILLIONS)                          ($ MILLIONS)
ASSETS
Cash..........................................        197            6          203         184            6          190
Accounts receivable
  Trade receivables...........................         24            8           32          25           13           38
  Allowance for doubtful debts................        (10)          (5)         (15)        (16)          (8)         (24)
Amounts due from Airplanes Limited............         --           28           28          --           39           39
Net investment in capital and sales type
  leases......................................         15           --           15          11           --           11
Aircraft, net.................................      2,697          235        2,932       2,579          218        2,797
Other assets..................................          3            8           11           5           --            5
                                                   ------       ------       ------      ------       ------       ------
Total assets..................................      2,926          280        3,206       2,788          268        3,056
                                                   ======       ======       ======      ======       ======       ======
LIABILITIES
Accrued expenses and other liabilities........        807           74          881       1,019           95        1,114
Amounts due from Airplanes Trust..............         28           --           28          39           --           39
Indebtedness..................................      3,313          323        3,636       3,212          313        3,525
Provision for maintenance.....................        258           16          274         245           14          259
Deferred income taxes.........................         66           48          114          62           48          110
                                                   ------       ------       ------      ------       ------       ------
Total liabilities.............................      4,472          461        4,933       4,577          470        5,047
                                                   ------       ------       ------      ------       ------       ------
Net liabilities...............................     (1,546)        (181)      (1,727)     (1,789)        (202)      (1,991)
                                                   ------       ------       ------      ------       ------       ------
                                                    2,926          280        3,206       2,788          268        3,056
                                                   ======       ======       ======      ======       ======       ======

    The accompanying notes are an integral part of the interim consolidated financial statements.

                                AIRPLANES GROUP

                 INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                       NINE MONTHS ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------------
                                                                 1999                                  2000
                                                  ----------------------------------    ----------------------------------
                                                  AIRPLANES    AIRPLANES                AIRPLANES    AIRPLANES
                                                   LIMITED       TRUST      COMBINED     LIMITED       TRUST      COMBINED
                                                  ---------    ---------    --------    ---------    ---------    --------
                                                             ($ MILLIONS)                          ($ MILLIONS)
REVENUES
Aircraft leasing..............................        352           31         383          324           32         356
Aircraft sales................................          2           --           2            8            6          14
Other income..................................          1           --           1           --           --          --
EXPENSES
Cost of Aircraft sold.........................         (1)          --          (1)          (4)          (5)         (9)
Depreciation and amortisation.................       (119)         (12)       (131)        (116)         (12)       (128)
Net interest expense..........................       (313)         (32)       (345)        (360)         (36)       (396)
Provision for maintenance.....................        (49)          (3)        (52)         (38)          (1)        (39)
Bad and doubtful debts........................         --            1           1           (5)          (3)         (8)
Provision for loss making leases, net.........          5            1           6          (11)          --         (11)
Other lease costs.............................        (13)          (1)        (14)         (20)          (1)        (21)
Selling, general and administrative
  expenses....................................        (25)          (2)        (27)         (24)          (2)        (26)
                                                    -----        -----       -----        -----        -----       -----
OPERATING (LOSS) BEFORE PROVISION FOR INCOME
  TAXES.......................................       (160)         (17)       (177)        (246)         (22)       (268)
Income tax benefit/(charge)...................         --           --          --            3            1           4
                                                    -----        -----       -----        -----        -----       -----
NET (LOSS)....................................       (160)         (17)       (177)        (243)         (21)       (264)
                                                    =====        =====       =====        =====        =====       =====

    The accompanying notes are an integral part of the interim consolidated financial statements.

                                AIRPLANES GROUP

     INTERIM CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT/NET
                                  LIABILITIES
                                  (UNAUDITED)

                                                            NINE MONTHS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 2000
                                                 --------------------------------------------------------------------------------
                                                               AIRPLANES LIMITED                  AIRPLANES TRUST      COMBINED
                                                 ---------------------------------------------    ---------------    ------------
                                                                                                                     SHAREHOLDERS
                                                    SHARE            NET         SHAREHOLDERS'          NET          DEFICIT/NET
                                                   CAPITAL       LIABILITIES        DEFICIT         LIABILITIES      LIABILITIES
                                                 ------------    ------------    -------------    ---------------    ------------
                                                 ($ MILLIONS)    ($ MILLIONS)    ($ MILLIONS)      ($ MILLIONS)      ($ MILLIONS)
BALANCE AT MARCH 31, 1999....................          --           1,311            1,311               163            1,474
Net loss for the period......................                         160              160                17              177
                                                    -----           -----            -----             -----            -----
BALANCE AT DECEMBER 31, 1999.................          --           1,471            1,471               180            1,651
                                                    =====           =====            =====             =====            =====
BALANCE AT MARCH 31, 2000....................          --           1,546            1,546               181            1,727
Net loss for the period......................                         243              243                21              264
                                                    -----           -----            -----             -----            -----
BALANCE AT DECEMBER 31, 2000.................          --           1,789            1,789               202            1,991
                                                    =====           =====            =====             =====            =====

    The accompanying notes are an integral part of the interim consolidated financial statements.

                                AIRPLANES GROUP

                 INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                       NINE MONTHS ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------------
                                                                 1999                                  2000
                                                  ----------------------------------    ----------------------------------
                                                  AIRPLANES    AIRPLANES                AIRPLANES    AIRPLANES
                                                   LIMITED       TRUST      COMBINED     LIMITED       TRUST      COMBINED
                                                  ---------    ---------    --------    ---------    ---------    --------
                                                             ($ MILLIONS)                          ($ MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss......................................      (160)         (17)        (177)       (243)         (21)        (264)
Adjustment to reconcile (net loss) to net cash
  provided by operating activities:
Depreciation and amortization.................       119           12          131         116           12          128
Aircraft maintenance, net.....................         7            1            8         (14)          (2)         (16)
Profit on disposal of aircraft................        (1)          --           (1)         (4)          (1)          (5)
Deferred income taxes.........................        --           --           --          (3)          (1)          (4)
Provision for loss making leases..............        (5)          (1)          (6)         11           --           11
Provision for bad debts.......................        --           (1)          (1)          5            3            8
Accrued and deferred interest expense.........       173           17          190         212           21          233
CHANGES IN OPERATING ASSETS & LIABILITIES:
Accounts receivable...........................         5            1            6          --           (6)          (6)
Intercompany account movements................        (2)           2           --          11          (11)          --
Other accruals and liabilities................        (2)           1           (1)         (9)           1           (8)
Other assets..................................        (2)          --           (2)         --            8            8
                                                    ----          ---         ----        ----          ---         ----
NET CASH PROVIDED BY OPERATING ACTIVITIES.....       132           15          147          82            3           85
                                                    ====          ===         ====        ====          ===         ====
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase/Sale of aircraft.....................        --           --           --           4            7           11
Intercompany movements -- Airplanes Group
  Capital and sales type leases...............         6           --            6           4           --            4
                                                    ----          ---         ----        ----          ---         ----
NET CASH PROVIDED BY INVESTING ACTIVITIES.....         6           --            6           8            7           15
                                                    ====          ===         ====        ====          ===         ====
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in indebtedness......................      (151)         (15)        (166)       (103)         (10)        (113)
                                                    ----          ---         ----        ----          ---         ----
NET CASH USED IN FINANCING ACTIVITIES.........      (151)         (15)        (166)       (103)         (10)        (113)
                                                    ====          ===         ====        ====          ===         ====
NET DECREASE IN CASH..........................       (13)          --          (13)        (13)          --          (13)
CASH AT BEGINNING OF PERIOD...................       218            6          224         197            6          203
                                                    ----          ---         ----        ----          ---         ----
CASH AT END OF PERIOD.........................       205            6          211         184            6          190
                                                    ====          ===         ====        ====          ===         ====
CASH PAID IN RESPECT OF:
Interest......................................       143           15          158         151           15          166
                                                    ====          ===         ====        ====          ===         ====

    The accompanying notes are an integral part of the interim consolidated financial statements.

                                AIRPLANES GROUP

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PREPARATION

     The accompanying unaudited interim consolidated financial statements of Airplanes Limited, Airplanes Trust and the combined unaudited interim consolidated balance sheets, statements of operations, statement of changes in shareholders deficit/net liabilities and statements of cash flows of Airplanes Group (together the "FINANCIAL STATEMENTS") have been prepared on a going concern basis in conformity with United States generally accepted accounting principles. The financial statements are presented on a historical cost basis.

     The accompanying financial statements for Airplanes Limited and Airplanes Trust reflect all adjustments which in the opinion of management are necessary to present a fair statement of the information presented as of December 31, 2000 and for the nine month periods ending December 31, 2000 and December 31, 1999. Such adjustments are of a normal, recurring nature. The results of operations for the nine months ended December 31, 2000 are not necessarily indicative of the results to be expected for the full year.

     The accompanying unaudited interim consolidated financial statements of Airplanes Limited and Airplanes Trust have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, they do not include all the disclosure normally required by generally accepted accounting principles. For further information regarding Airplanes Group and its financial condition, results of operations and cash flows, refer to the audited financial statements and notes thereto included in this prospectus.

NEW ACCOUNTING PRONOUNCEMENT

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES:

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative instruments and Certain Hedging Activity, an Amendment of SFAS No. 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000. Airplanes Group is planning to adopt SFAS No. 133 and SFAS No. 138 on April 1, 2001.

     Upon adoption of the standards, all derivatives will be recognized on the balance sheet at their fair value. All derivatives will be designated as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("FAIR VALUE HEDGE"), a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("CASH FLOW HEDGE"), a foreign-currency fair-value or cash-flow hedge ("FOREIGN CURRENCY HEDGE") or a "HELD FOR TRADING INSTRUMENT." Airplanes Group expects that all of its interest rate swaps will be designated as cash flow hedges while its swaptions will be designated as trading instruments.

     Airplanes Group has a detailed hedging policy, which has been approved by the Board of Directors and Controlling Trustees and the Rating Agencies. This policy has been employed by the Administrative Agent since the inception of Airplanes Group in 1996. As part of this hedging policy, Airplanes Group is in the process of formally documenting all relationships between hedging instruments and hedged items in the context of the requirements of SFAS No. 133 and SFAS No. 138.

     This process includes linking all derivatives that are designated as cash-flow hedges to specific liabilities on the balance sheet. Prior to April 1, 2001, and in the future, Airplanes Group will formally assess, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items.

                                AIRPLANES GROUP

                                  (UNAUDITED)

1.  BASIS OF PREPARATION -- (CONTINUED)

     Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge will be recorded in other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item.

     Airplanes Group will discontinue hedge accounting prospectively when it is determined that the derivative is no longer highly effective in offsetting changes in the cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, or it is determined that designation of the derivative as a hedging instrument is no longer appropriate.

     In all situations in which hedge accounting is discontinued, Airplanes Group will continue to carry the derivative at its fair value on the balance sheet, and will recognize any changes in its fair value in earnings.

     In all situations where derivatives are designated as trading instruments, they will be carried at fair value on the balance sheet and any changes in fair value will be recognized in earnings.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX 1

                       AIRPLANES GROUP PORTFOLIO ANALYSIS

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
AFRICA......  Tunisia        Nouvelair Tunisie            MD-83         JT8D-219         49672              1-Jul-88
              Tunisia        Societe des Lignes
                             Aeriennes Interieures
                             (Tuninter) S.A.              B737-300      CFM56-3C1        24905               1-Feb-91
ASIA & FAR
  EAST......  Bangladesh     GMG Airlines Limited         DHC8-300      PW123              307              1-Dec-91
              China          China Southern               B737-500      CFM56-3C1        24897               26-Feb-91
              China          China Southern               B737-500      CFM56-3C1        25182               3-Feb-92
              China          China Southern               B737-500      CFM56-3C1        25183               14-Feb-92
              China          China Southern               B737-500      CFM56-3C1        25188               12-Mar-92
              China          China Xinjiang               B757-200      RB211-535E4-37   26156               25-Nov-92
              Indonesia      PT Garuda Indonesia          B737-400      CFM56-3C1        24683               7-Aug-90
              Indonesia      Merpati Nusantara Airlines   B737-200A     JT8D-15          22368        (1)    1-Sep-80
              Indonesia      PT Mandala Airlines          B737-200A     JT8D-17          21685               1-Jan-79
              Indonesia      PT Mandala Airlines          B737-200A     JT8D-15          22278               19-Mar-80
              Indonesia      PT Mandala Airlines          B737-200A     JT8D-17A         22803               14-Feb-83
              Indonesia      PT Mandala Airlines          B737-200A     JT8D-17A         22804               1-Feb-83
              Indonesia      PT Mandala Airlines          B737-200A     JT8D-17A         23023               30-Mar-83
              Malaysia       Air Asia Sdn. Bhd            B737-300      CFM56-3C1        24907               1-Mar-91
              Pakistan       Pakistan International
                             Airlines Corporation         A300-B4-200   CF6-50C2           269               11-Aug-83
              Philippines    Philippine Airlines Inc.     B737-300      CFM56-3B1        24770               1-Oct-90
              Philippines    Philippine Airlines Inc.     B737-400      CFM56-3C1        24684               1-Apr-90
              South Korea    Asiana Airlines Inc.         B737-400      CFM56-3C1        24493               14-Jul-89
              South Korea    Asiana Airlines Inc.         B737-400      CFM56-3C1        24520               21-Dec-89
              Taiwan         Far Eastern Air Transport
                             Corporation                  MD-83         JT8D-219         49950               1-Nov-91
AUSTRALIA &
NEW
ZEALAND.....  Australia      National Jet Systems Pty.
                             Limited                      DHC8-100      PW121              229               1-Sep-90
              New Zealand    New Zealand International
                             Airlines Limited             METRO-III     TPE331-11          705               1-Aug-88
              New Zealand    New Zealand International
                             Airlines Limited             METRO-III     TPE331-11          711               1-Mar-88
              New Zealand    New Zealand International
                             Airlines Limited             METRO-III     TPE331-11          712               1-Jun-88
EUROPE......  Bulgaria       Balkan Bulgarian Airlines    B737-300      CFM56-3B2        23749        (2)   1-May-87
              Bulgaria       Balkan Bulgarian Airlines    B737-300      CFM56-3B2        23923        (2)    1-Apr-88
              Czech          Travel Servis a.s.           B737-400      CFM56-3C1        24911               1-Apr-91
              Republic
              France         Air France                   A320-200      CFM56-5A3          203               1-Sep-91
              France         Air France                   A320-200      CFM56-5A3          220               1-Sep-91
              France         Air Liberte S.A.             MD-83         JT8D-219         49943               1-Jul-91
              Hungary        Malev                        B737-400      CFM56-3C1        25190               7-Apr-92

                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
AFRICA......  $   15,260   $   18,560   $   19,100   $   17,640         0.56%

                  20,460       22,690       22,850       22,000         0.70
ASIA & FAR
  EAST......       7,080        6,740        7,600        7,140         0.23
                  20,190       19,260       18,700       19,383         0.62
                  18,410       18,990       18,150       18,517         0.59
                  20,910       20,220       20,500       20,543         0.66
                  19,300       18,820       18,500       18,873         0.60
                  33,940       39,560       39,050       37,517         1.20
                  20,980       23,730       24,350       23,020         0.73
                   4,200        4,240        6,200        4,880         0.16
                   3,950        4,740        5,000        4,563         0.15
                   4,690        5,130        6,950        5,590         0.18
                   3,260        5,460        6,000        4,907         0.16
                   4,910        6,320        7,000        6,077         0.19
                   3,610        5,120        7,100        5,277         0.17
                  21,030       21,910       22,850       21,930         0.70

                   6,390        8,140       12,350        8,960         0.29
                  18,930       20,880       19,000       19,603         0.63
                  21,320       23,660       23,500       22,827         0.73
                  20,800       22,740       22,150       21,897         0.70
                  21,170       22,630       22,350       22,050         0.70

                  18,110       20,640       23,250       20,667         0.66
AUSTRALIA &
NEW
ZEALAND.....
                   5,260        5,110        7,750        6,040         0.19

                     420          950        1,550          973         0.03

                     500          940        1,550          997         0.03

                     460          940        1,550          983         0.03
EUROPE......      16,550       19,110       17,600       17,753         0.57
                  16,590       18,760       17,650       17,667         0.56
                  22,570       25,080       24,000       23,883         0.76

                  26,320       26,920       28,200       27,147         0.87
                  26,820       26,300       27,100       26,740         0.85
                  18,600       20,650       22,300       20,517         0.65
                  21,850       24,910       25,100       23,953         0.76

                                      A-1-1

APPENDIX 1
AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
EUROPE......  Hungary        Malev                        B737-400      CFM56-3C1        26069              2-Nov-92
(CONTINUED)   Hungary        Malev                        B737-400      CFM56-3C1        26071               13-Nov-92
              Italy          Air One SpA                  B737-300      CFM56-3C1        25179               12-Feb-92
              Italy          Air One SpA                  B737-300      CFM56-3C1        25187               14-Mar-92
              Italy          Eurofly SpA                  MD-83         JT8D-219         49390               1-Apr-86
              Italy          Eurofly SpA                  MD-83         JT8D-219         49631               14-Jun-89
              Italy          Meridiana SpA                MD-83         JT8D-219         49792               1-Nov-89
              Italy          Meridiana SpA                MD-83         JT8D-219         49935               26-Sep-90
              Italy          Meridiana SpA                MD-83         JT8D-219         49951               25-Aug-91
              Macedonia      Interimpex-Avioimpex A.D.    MD-83         JT8D-219         49442               29-Apr-87
              Netherlands    Schreiner Airways            DHC8-300      PW123              232               20-Oct-90
              Netherlands    Schreiner Airways            DHC8-300      PW123              244               1-Dec-90
              Netherlands    Schreiner Airways            DHC8-300      PW123              266               20-Mar-91
              Netherlands    Schreiner Airways            DHC8-300      PW123              276               13-May-91
              Netherlands    Schreiner Airways            DHC8-300      PW123              283               1-Sep-91
              Netherlands    Schreiner Airways            DHC8-300      PW123              298               1-Apr-92
              Netherlands    Schreiner Airways            DHC8-300      PW123              300               1-Apr-92
              Norway         Wideroe's Flyveselskap a/s   DHC8-300      PW123              293               1-Oct-91
              Norway         Wideroe's Flyveselskap a/s   DHC8-300      PW123              342               1-Dec-92
              Spain          Air Europa                   B737-400      CFM56-3C1        24906               24-Feb-91
              Spain          Air Europa                   B737-400      CFM56-3C1        24912               14-Jun-91
              Spain          Futura                       B737-400      CFM56-3C1        24689               3-Jul-90
              Spain          Futura                       B737-400      CFM56-3C1        24690               1-Jul-90
              Spain          Futura                       B737-400      CFM56-3C1        25180               21-Jan-92
              Spain          Spanair                      MD-83         JT8D-219         49620               1-Jul-88
              Spain          Spanair                      MD-83         JT8D-219         49624               1-Aug-88
              Spain          Spanair                      MD-83         JT8D-219         49626               22-Oct-88
              Spain          Spanair                      MD-83         JT8D-219         49709               1-Dec-88
              Spain          Spanair                      MD-83         JT8D-219         49936               6-Oct-90
              Spain          Spanair                      MD-83         JT8D-219         49938               1-Dec-90
              Sweden         Transwede Leisure AB         B757-200      RB211-535E4-37   26151               23-Jul-92
              Turkey         MNG Havayollari
                             Ve Tasimaciligi A.S.
                             (MNG Airlines Cargo)         A300C4-200    CF6-50C2            83               1-May-79
              Turkey         Pegasus                      B737-400      CFM56-3C1        24345               1-Jun-89
              Turkey         Pegasus                      B737-400      CFM56-3C1        24687               25-May-90
              Turkey         Turk Hava Yollari            B737-400      CFM56-3C1        24917               24-Jun-91
              Turkey         Turk Hava Yollari            B737-400      CFM56-3C1        25181               3-Feb-92
              Turkey         Turk Hava Yollari            B737-400      CFM56-3C1        25184               2-Mar-92
              Turkey         Turk Hava Yollari            B737-400      CFM56-3C1        25261               9-Apr-92
              Turkey         Turk Hava Yollari            B737-400      CFM56-3C1        26065               1-May-92

APPENDIX 1
AIRPLANES GR  AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)
                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
EUROPE......  $   23,240   $   26,300   $   27,750   $   25,763         0.82%
(CONTINUED)       23,640       26,300       27,750       25,897         0.83
                  21,430       22,560       23,700       22,563         0.72
                  21,800       22,560       23,800       22,720         0.72
                  14,410       16,830       16,000       15,747         0.50
                  15,810       19,590       19,700       18,367         0.59
                  16,410       18,490       19,000       17,967         0.57
                  17,910       20,550       22,500       20,320         0.65
                  18,540       21,580       23,100       21,073         0.67
                  13,390       17,450       17,050       15,963         0.51
                   6,330        6,010        7,100        6,480         0.21
                   6,570        6,060        7,700        6,777         0.22
                   6,990        6,700        7,650        7,113         0.23
                   7,130        6,700        7,700        7,177         0.23
                   6,790        6,780        7,800        7,123         0.23
                   7,060        7,320        8,000        7,460         0.24
                   6,840        7,330        8,200        7,457         0.24
                   6,800        6,700        7,850        7,117         0.23
                   7,680        7,370        8,750        7,933         0.25
                  23,010       24,450       24,300       23,920         0.76
                  23,600       24,270       25,000       24,290         0.77
                  21,030       23,920       23,700       22,883         0.73
                  21,480       23,990       23,750       23,073         0.74
                  22,650       25,920       26,000       24,857         0.79
                  15,960       18,890       19,450       18,100         0.58
                  14,950       18,800       18,450       17,400         0.55
                  15,190       18,930       19,100       17,740         0.57
                  14,920       18,690       19,000       17,537         0.56
                  18,120       19,930       21,750       19,933         0.64
                  16,300       19,360       21,050       18,903         0.60
                  32,430       39,470       38,900       36,933         1.18

                  15,410       12,880       15,750       14,680         0.47
                  20,430       22,090       22,800       21,773         0.69
                  21,440       23,220       23,500       22,720         0.72
                  23,720       24,800       25,300       24,607         0.78
                  23,040       26,220       26,200       25,153         0.80
                  23,020       26,230       27,100       25,450         0.81
                  23,010       26,100       26,550       25,220         0.80
                  23,030       25,920       26,850       25,267         0.81

                                      A-1-2

APPENDIX 1
AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
              Turkey         Turk Hava Yollari            B737-500      CFM56-3C1        25288               16-Jun-92
EUROPE......  Turkey         Turk Hava Yollari            B737-500      CFM56-3C1        25289              12-Jun-92
(CONTINUED)   United         Airtours International       A320-200      CFM56-5A3          294               2-Apr-92
              Kingdom
              United         Airtours International       A320-200      CFM56-5A3          301               22-Apr-92
              Kingdom
              United         Airtours International       A320-200      CFM56-5A3          348               17-Jun-92
              Kingdom
              United         Airtours International       A320-200      CFM56-5A3          349               30-Oct-92
              Kingdom
              United         Brymon Airways Limited       DHC8-300      PW123              296               1-Oct-91
              Kingdom
              United         Brymon Airways Limited       DHC8-300      PW123              334               8-Oct-92
              Kingdom
              United         Titan Airways Limited        ATR42-300     PW120              109               14-Oct-88
              Kingdom
              United         Titan Airways Limited        ATR42-300     PW120              113               18-Nov-88
              Kingdom
LATIN
 AMERICA....  Antigua        Liat 1974 Limited            DHC8-100      PW120-A            113              1-Sep-88
              Antigua        Liat 1974 Limited            DHC8-100      PW120-A            140               1-Mar-89
              Antigua        Liat 1974 Limited            DHC8-100      PW120-A            144               1-Mar-89
              Antigua        Liat 1974 Limited            DHC8-100      PW120-A            270               1-May-91
              Argentina      Aerolineas Argentinas S.A.   B737-200A     JT8D-17          21192               1-Mar-76
              Argentina      Lineas Aereas Privadas
                             Argentinas (L.A.P.A.) S.A.   B737-200A     JT8D-17          21193               1-Jul-76
              Argentina      Lineas Aereas Privadas
                             Argentinas (L.A.P.A.) S.A.   B737-200A     JT8D-15          22633               1-Mar-81
              Brazil         Rio-Sul                      B737-500      CFM56-3C1        25185               18-Feb-92
              Brazil         Rio-Sul                      B737-500      CFM56-3C1        25186               11-Mar-92
              Brazil         Rio-Sul                      B737-500      CFM56-3C1        25191               10-Apr-92
              Brazil         Rio-Sul                      B737-500      CFM56-3C1        25192               14-Apr-92
              Brazil         Rio-Sul                      B737-500      CFM56-3C1        26075               23-Oct-92
              Brazil         TAM                          F-100         TAY650-15        11284               31-Jul-90
              Brazil         TAM                          F-100         TAY650-15        11285               1-Aug-90
              Brazil         TAM                          F-100         TAY650-15        11304               27-Feb-91
              Brazil         TAM                          F-100         TAY650-15        11305               19-Apr-91
              Brazil         TAM                          F-100         TAY650-15        11336               5-Jun-91
              Brazil         TAM                          F-100         TAY650-15        11347               1-Oct-91
              Brazil         TAM                          F-100         TAY650-15        11348               6-Aug-91
              Brazil         TAM Express S.A.             F-100         TAY650-15        11371               19-Dec-91
              Brazil         VARIG                        MD-11         CF6-80C2-D1F     48499               31-Dec-91
              Brazil         VARIG                        MD-11         CF6-80C2-D1F     48500               1-Mar-92
              Brazil         VARIG                        MD-11         CF6-80C2-D1F     48501               1-Sep-92
              Chile          A.I.L.L.                     DC8-71F       CFM56-2C1        45810     (3)(4)    9-Apr-92
              Chile          A.I.L.L.                     DC8-71F       CFM56-2C1        45970     (3)(4)    15-Oct-92
              Chile          A.I.L.L.                     DC8-71F       CFM56-2C1        45976     (3)(4)    10-Aug-91
              Chile          Lan Chile                    B737-200A     JT8D-15          22397               1-Feb-81
              Chile          Lan Chile                    B737-200A     JT8D-17A         22407               1-Sep-80
              Chile          Lan Chile                    B737-200A     JT8D-17A         23024               1-May-83
              Chile          Lan Chile                    B767-300ER    PW4060           26204               1-Oct-92

APPENDIX 1
AIRPLANES GR  AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)
                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
              $   19,750   $   19,710   $   20,500   $   19,987         0.64%
EUROPE......      20,000       19,700       20,250       19,983         0.64
(CONTINUED)       26,460       27,490       27,950       27,300         0.87

                  26,720       27,470       29,450       27,880         0.89

                  27,330       27,280       28,400       27,670         0.88

                  27,240       27,380       30,000       28,207         0.90

                   7,780        6,700        7,950        7,477         0.24

                   7,400        7,340        8,500        7,747         0.25

                   4,450        4,490        5,000        4,647         0.15

                   4,720        4,490        4,950        4,720         0.15

LATIN
 AMERICA....       4,020        4,330        4,950        4,433         0.14
                   4,220        4,730        4,550        4,500         0.14
                   4,410        4,600        5,400        4,803         0.15
                   4,960        5,550        5,750        5,420         0.17
                   4,250        3,950        4,400        4,200         0.13

                   3,110        3,300        4,350        3,587         0.11

                   4,680        5,140        6,550        5,457         0.17
                  21,360       20,020       19,650       20,343         0.65
                  20,240       20,070       19,550       19,953         0.64
                  18,860       20,190       19,850       19,633         0.63
                  21,200       19,940       19,600       20,247         0.65
                  21,800       19,990       21,250       21,013         0.67
                  11,610       10,630       11,450       11,230         0.36
                  11,590       10,730       11,400       11,240         0.36
                  11,780       10,850       12,150       11,593         0.37
                  12,790       11,420       12,150       12,120         0.39
                  12,110       11,020       12,750       11,960         0.38
                  12,000       11,100       13,250       12,117         0.39
                  12,060       10,820       14,100       12,327         0.39
                  13,320       11,390       13,450       12,720         0.41
                  49,220       61,040       70,300       60,187         1.92
                  52,330       64,870       71,450       62,883         2.01
                  51,030       64,710       73,500       63,080         2.01
                  13,080       13,210       12,450       12,913         0.41
                  14,500       13,950       12,450       13,633         0.43
                  13,270       14,090       12,450       13,270         0.42
                   3,770        4,690        6,150        4,870         0.16
                   4,040        4,890        6,200        5,043         0.16
                   4,850        5,870        7,800        6,173         0.20
                  55,340       60,350       56,500       57,397         1.83

                                      A-1-3

APPENDIX 1
AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
LATIN
 AMERICA....  Colombia       AeroLineas Centrales de
                             Colombia S.A.                ATR42-300     PW121-5A1          284               1-Jan-92
(CONTINUED)
              Colombia       Avianca                      B757-200      RB211-535E4-37   26154               22-Sep-92
              Colombia       Avianca                      B767-200ER    PW4060           25421               14-Jan-92
              Colombia       Avianca                      MD-83         JT8D-219         49939               26-Oct-90
              Colombia       Avianca                      MD-83         JT8D-219         49946               18-Jul-91
              Colombia       Avianca                      MD-83         JT8D-219         53120               29-Jul-92
              Colombia       Avianca                      MD-83         JT8D-219         53125               2-Apr-92
              Colombia       Tampa                        DC8-71F       CFM56-2C1        45849        (4)    9-Mar-91
              Colombia       Tampa                        DC8-71F       CFM56-2C1        45945        (4)    19-May-92
              Colombia       Tampa                        DC8-71F       CFM56-2C1        46066        (4)    24-Apr-91
              Mexico         Aeromexico                   DC9-32        JT8D-17          48125               1-Apr-80
              Mexico         Aeromexico                   DC9-32        JT8D-17          48126               1-Apr-80
              Mexico         Aeromexico                   DC9-32        JT8D-17          48127               1-Jul-80
              Mexico         Aeromexico                   DC9-32        JT8D-17          48128               1-Aug-80
              Mexico         Aeromexico                   DC9-32        JT8D-17          48129               1-Nov-80
              Mexico         Aeromexico                   DC9-32        JT8D-17          48130               1-Dec-80
              Mexico         Aeromexico                   MD-82         JT8D-217         49660               1-Mar-88
              Mexico         Aeromexico                   MD-82         JT8D-217A        49667               21-Jan-88
              Mexico         Aeromexico                   MD-87         JT8D-219         49673               1-Dec-88
              Mexico         Mexicana                     B727-200A     JT8D-17R         21346               1-Oct-80
              Mexico         Mexicana                     B727-200A     JT8D-17R         21600               1-Nov-80
              Mexico         Mexicana                     F-100         TAY650-15        11266               17-Aug-90
              Mexico         Mexicana                     F-100         TAY650-15        11309               16-May-91
              Mexico         Mexicana                     F-100         TAY650-15        11319               5-Apr-91
              Mexico         Mexicana                     F-100         TAY650-15        11339               1-Jul-91
              Mexico         Mexicana                     F-100         TAY650-15        11374               20-Jan-92
              Mexico         Mexicana                     F-100         TAY650-15        11375               1-Dec-92
              Mexico         Mexicana                     F-100         TAY650-15        11382               1-Jan-93
              Mexico         Mexicana                     F-100         TAY650-15        11384               1-Jan-93
              Netherlands    ALM 1997 Airline N.V.        DHC8-300C     PW123              230               1-Feb-91
              Antilles
              Netherlands    ALM 1997 Airline N.V.        DHC8-300C     PW123              242               1-Nov-90
              Antilles
              Trinidad &     Trinidad & Tobago
              Tobago         (BWIA International)
                             Airways Corporation          MD-83         JT8D-219         49789               23-Sep-89
NORTH
 AMERICA....  Canada         Air Canada                   A320-200      CFM56-5A1          174              1-Apr-91
              Canada         Air Canada                   A320-200      CFM56-5A1          175               1-Apr-91
              Canada         Air Canada                   A320-200      CFM56-5A1          232               1-Oct-91
              Canada         Air Canada                   A320-200      CFM56-5A1          284               9-Mar-92

APPENDIX 1
AIRPLANES GR  AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)
                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
LATIN
 AMERICA....
              $    5,670   $    6,430   $    6,350   $    6,150         0.20%
(CONTINUED)
                  33,070       38,280       37,300       36,217         1.16
                  35,800       48,460       44,750       43,003         1.37
                  17,290       19,960       20,500       19,250         0.61
                  16,980       20,730       20,950       19,553         0.62
                  18,330       21,920       22,100       20,783         0.66
                  18,150       21,640       21,850       20,547         0.66
                  12,740       13,590       12,450       12,927         0.41
                  14,250       14,130       12,350       13,577         0.43
                  13,710       13,660       12,450       13,273         0.42
                   2,370        4,390        3,300        3,353         0.11
                   3,310        5,340        4,250        4,300         0.14
                   2,260        4,620        3,100        3,327         0.11
                   2,930        4,540        4,050        3,840         0.12
                   2,460        4,580        3,700        3,580         0.11
                   2,710        4,700        3,750        3,720         0.12
                  15,390       17,640       17,000       16,677         0.53
                  15,980       17,720       15,950       16,550         0.53
                   9,330       12,820       14,300       12,150         0.39
                   3,550        4,260        3,700        3,837         0.12
                   2,730        3,970        3,050        3,250         0.10
                  12,180       10,600       11,800       11,527         0.37
                  12,640       10,910       12,000       11,850         0.38
                  12,100       10,990       12,000       11,697         0.37
                  12,800       11,310       13,150       12,420         0.40
                  11,800       11,590       13,200       12,197         0.39
                  12,600       11,640       13,850       12,697         0.40
                  12,630       11,540       13,900       12,690         0.40
                  11,900       11,650       13,950       12,500         0.40
                   6,540        7,060        7,650        7,083         0.23

                   6,420        7,040        7,700        7,053         0.22

                  15,180       18,620       19,950       17,917         0.57
NORTH
 AMERICA....      25,140       25,450       25,150       25,247         0.81
                  25,030       25,500       24,250       24,927         0.80
                  27,030       25,630       25,550       26,070         0.83
                  27,420       26,730       28,350       27,500         0.88

                                      A-1-4

APPENDIX 1
AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
NORTH
 AMERICA....  Canada         Air Canada                   A320-200      CFM56-5A1          309              13-May-92
(CONTINUED)   Canada         Air Canada                   A320-200      CFM56-5A1          404               1-Jan-94
              Canada         Air Canada                   B737-200A     JT8D-9A          21639     (1)(5)    1-Nov-78
              Canada         Air Canada                   B737-200A     JT8D-9A          21712     (1)(5)    1-Feb-79
              Canada         Air Canada                   B737-200A     JT8D-9A          22873     (1)(5)    1-Jul-82
              Canada         Air Canada                   B767-300ER    PW4060           24948               19-Jul-91
              Canada         Air Canada                   B767-300ER    PW4060           26200               1-Sep-92
              U.S.A.         Allegheny Airlines Inc.      DHC8-100      PW121              258               1-Jan-91
              U.S.A.         America West                 B737-300QC    CFM56-3B1        23499               1-Jun-86
              U.S.A.         America West                 B737-300QC    CFM56-3B1        23500               1-Jun-86
              U.S.A.         American Airlines            MD-83         JT8D-219         49941               1-Dec-90
              U.S.A.         American Airlines            MD-83         JT8D-219         49949               5-Aug-91
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45811        (4)    30-May-91
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45813        (4)    28-Apr-92
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45946        (4)    23-Apr-92
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45971        (4)    13-Feb-92
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45973        (4)    27-Feb-92
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45978        (4)    23-Apr-93
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45993        (4)    23-Jun-93
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45994        (4)    1-Sep-94
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        45998        (4)    21-May-93
              U.S.A.         BAX Global                   DC8-71F       CFM56-2C1        46065        (4)    12-Jan-92
              U.S.A.         Emery Worldwide              DC8-71F       CFM56-2C1        45996        (4)    29-Oct-92
              U.S.A.         Emery Worldwide              DC8-71F       CFM56-2C1        45997        (4)    7-Dec-93
              U.S.A.         Emery Worldwide              DC8-73CF      CFM56-2C1        46091        (4)    1-Dec-89
              U.S.A.         Frontier Airlines, Inc.      B737-300      CFM56-3B1        23177               1-Apr-86
              U.S.A.         Hawaiian Airlines, Inc.      DC9-51        JT8D-17          47742               1-Jun-77
              U.S.A.         Hawaiian Airlines, Inc.      DC9-51        JT8D-17          47784               1-May-79
              U.S.A.         Hawaiian Airlines, Inc.      DC9-51        JT8D-17          47796               1-Apr-79
              U.S.A.         Hawaiian Airlines, Inc.      DC9-51        JT8D-17          48122               26-Jan-81
              U.S.A.         Idefix Leasing Corporation   ATR42-300     PW120              249               1-Jun-91
              U.S.A.         Polar Air Cargo, Inc.        B747-200SF    JT9D-7Q          21730        (4)    27-Mar-98
              U.S.A.         TWA                          B767-300ER    PW4060           25411               15-Jan-92
              U.S.A.         TWA                          MD-83         JT8D-219         49575               1-Oct-87
              U.S.A.         Vanguard Airlines            B737-200A     JT8D-15          21735        (1)    1-Jun-79
              U.S.A.         Vanguard Airlines            B737-200A     JT8D-15          22979        (1)    1-Mar-83
OTHER.......  Kazakstan      Air Kazakstan                B737-200A     JT8D-15          22090              1-May-80
              Kazakstan      Air Kazakstan                B737-200A     JT8D-15          22453               1-Mar-81
              Ukraine        Ukraine International
                             Airlines                     B737-200A     JT8D-17A         22802               1-Feb-83
OFF-LEASE...  Off-lease      Off-lease                    A300-B4-200   CF6-50C2           131        (6)   7-Feb-81

APPENDIX 1
AIRPLANES GR  AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)
                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
NORTH
 AMERICA....  $   27,990   $   26,840   $   28,050   $   27,627         0.88%
(CONTINUED)       28,670       30,490       31,450       30,203         0.96
                   1,279        1,279        1,279        1,279         0.04
                   1,397        1,397        1,397        1,397         0.04
                   4,848        4,848        4,848        4,848         0.15
                  50,780       57,210       50,500       52,830         1.68
                  55,190       60,700       59,850       58,580         1.87
                   4,920        5,460        6,100        5,493         0.18
                  18,310       19,060       15,950       17,773         0.57
                  18,480       18,890       16,150       17,840         0.57
                  17,500       20,070       22,050       19,873         0.63
                  17,250       21,190       22,650       20,363         0.65
                  15,140       14,090       12,050       13,760         0.44
                  14,380       13,880       11,800       13,353         0.43
                  12,540       14,320       12,600       13,153         0.42
                  13,080       13,150       12,450       12,893         0.41
                  12,770       14,160       12,450       13,127         0.42
                  13,600       13,490       12,450       13,180         0.42
                  13,910       13,380       12,450       13,247         0.42
                  13,840       13,540       12,450       13,277         0.42
                  12,730       14,230       12,450       13,137         0.42
                  14,600       13,940       12,450       13,663         0.44
                  14,740       13,790       13,100       13,877         0.44
                  13,370       13,960       12,450       13,260         0.42
                  16,690       16,100       17,600       16,797         0.54
                  13,700       16,860       13,450       14,670         0.47
                   2,700        3,880        3,200        3,260         0.10
                   1,910        4,000        3,700        3,203         0.10
                   2,240        4,490        3,250        3,327         0.11
                   2,870        4,640        3,900        3,803         0.12
                   5,280        6,000        6,250        5,843         0.19
                  27,070       30,550       33,050       30,223         0.96
                  53,700       61,300       58,200       57,733         1.84
                  14,800       17,820       18,650       17,090         0.55
                   4,950        5,860        6,150        5,653         0.18
                   5,880        7,040        7,350        6,757         0.22
OTHER.......       3,910        4,620        6,450        4,993         0.16
                   4,610        5,200        6,600        5,470         0.17

                   5,540        6,220        7,800        6,520         0.21
OFF-LEASE...       7,430        7,510       11,450        8,797         0.28

                                      A-1-5

APPENDIX 1
AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)

                                                                                                              DATE OF
                                                                                                            MANUFACTURE/
REGION        COUNTRY        LESSEE                          TYPE           ENGINE        MSN     NOTES      CONVERSION
------        -------        ------                       -----------   --------------   -----   --------   ------------
              Off-lease      Off-lease                    B737-200A     JT8D-17          21196        (6)    1-Jul-76
              Off-lease      Off-lease                    B737-200A     JT8D-15          22369        (6)    1-Sep-80
OFF-LEASE...  Off-lease      Off-lease                    B737-400      CFM56-3C1        24691        (6)   9-Aug-90
(CONTINUED)   Off-lease      Off-lease                    B737-400      CFM56-3C1        26081        (6)    10-Mar-93
              Off-lease      Off-lease                    DHC8-300      PW123              267        (6)    4-Apr-91

APPENDIX 1
AIRPLANES GR  AIRPLANES GROUP PORTFOLIO ANALYSIS -- (CONTINUED)
                   APPRAISED VALUE AS OF JANUARY 31, 2001
              -------------------------------------------------
                               (IN THOUSANDS)                     % OF PORTFOLIO
                                                                   BY APPRAISED
                                                                   VALUES AS OF
REGION        AIRCLAIMS       AISI      BK ASSOC.     AVERAGE       31-JAN-01
------        ----------   ----------   ----------   ----------   --------------
              $    2,730   $    3,400   $    3,850   $    3,327         0.11%
                   4,240        4,110        6,200        4,850         0.15
OFF-LEASE...      21,040       24,130       24,500       23,223         0.74
(CONTINUED)       23,560       25,910       27,200       25,557         0.82
                   6,930        6,670        7,600        7,067         0.23
              ----------   ----------   ----------   ----------       ------
              $2,933,514   $3,195,914   $3,276,674   $3,135,367       100.00%
              ==========   ==========   ==========   ==========       ======

---------------

(1) These aircraft are Stage 3 hushkitted aircraft.

(2) On February 15, 2001 the servicer issued notices terminating these leases and it is currently seeking repossession of the aircraft.

(3) A.I.L.L. is an indirect 100% subsidiary of Lan Chile.

(4) The following table sets forth the date of original manufacture for the aircraft that were converted to freighter aircraft:

                                DATE OF
SERIAL NUMBER                 MANUFACTURE
-------------                 -----------
45810.......................    May-67
45811.......................    Aug-67
45813.......................    Jan-67
45849.......................    Apr-67
45945.......................    Mar-68
45946.......................    Mar-68
45970.......................    Mar-68
45971.......................    May-68
45973.......................    May-68
45976.......................    Jul-68
45978.......................    Jul-68
45993.......................    Aug-68
45994.......................    Aug-68
45996.......................    Oct-68
45997.......................    Oct-68
45998.......................    Oct-68
46065.......................    Jun-69
46066.......................    Jun-69
46091.......................    Apr-70
21730.......................    Jun-79

(5) Aircraft lease receivable book values are used for the aircraft subject to finance leases rather than appraised values.

                                      A-1-6

(6) Of the six off-lease aircraft at January 31, 2001, three were subject to lease agreements (MSN 22369 -- Merpati Nusantara Airlines; MSN 24691 -- PT Garuda Indonesia; and MSN 26081 -- Philippine Airlines), one was subject to a letter of intent (MSN 131 -- Heavylift Aviation Holdings Limited) and two aircraft were available for marketing. As of the date of this prospectus, one of the unplaced off-lease aircraft (MSN 267) had become subject to a letter of intent for lease to Bahamasair, three of the off-lease aircraft subject to lease agreements (MSN 22369, 26081 and MSN 24691), have been delivered to Merpati Nusantara Airlines, Philippine Airlines and PT Garuda Indonesia, respectively, and three additional aircraft, representing 1.23% of our portfolio by appraised value as of January 31, 2001, have become available for lease.

                                      A-1-7

                                   APPENDIX 2

   MONTHLY LEASE RENTALS BASED ON THE AIRPLANES GROUP PERFORMANCE ASSUMPTIONS

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
April 2001.................     37.310
May 2001...................     34.488
June 2001..................     44.406
July 2001..................     36.833
August 2001................     35.815
September 2001.............     39.337
October 2001...............     32.442
November 2001..............     34.713
December 2001..............     38.341
January 2002...............     32.314
February 2002..............     36.969
March 2002.................     35.606
April 2002.................     33.051
May 2002...................     35.081
June 2002..................     41.586
July 2002..................     32.920
August 2002................     35.006
September 2002.............     37.294
October 2002...............     33.852
November 2002..............     36.092
December 2002..............     42.819
January 2003...............     36.443
February 2003..............     38.868
March 2003.................     35.320
April 2003.................     36.126
May 2003...................     36.845
June 2003..................     36.235
July 2003..................     33.600
August 2003................     35.195
September 2003.............     34.439
October 2003...............     34.162
November 2003..............     35.095
December 2003..............     34.231
January 2004...............     33.890
February 2004..............     33.929
March 2004.................     34.941
April 2004.................     35.778
May 2004...................     44.833
June 2004..................     37.450
July 2004..................     33.457
August 2004................     33.531
September 2004.............     34.661
October 2004...............     34.056
November 2004..............     32.978
December 2004..............     34.705
January 2005...............     33.888
February 2005..............     32.823
March 2005.................     33.732
April 2005.................     34.229
May 2005...................     35.513
June 2005..................     36.028
July 2005..................     34.031
August 2005................     32.976
September 2005.............     37.315
October 2005...............     33.961
November 2005..............     34.368
December 2005..............     36.785
January 2006...............     33.192
February 2006..............     41.698
March 2006.................     38.799
April 2006.................     32.819

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
May 2006...................     31.915
June 2006..................     32.342
July 2006..................     32.745
August 2006................     31.810
September 2006.............     32.740
October 2006...............     31.819
November 2006..............     32.169
December 2006..............     32.041
January 2007...............     31.882
February 2007..............     31.867
March 2007.................     31.776
April 2007.................     31.660
May 2007...................     31.627
June 2007..................     31.505
July 2007..................     31.409
August 2007................     31.350
September 2007.............     31.351
October 2007...............     31.250
November 2007..............     31.110
December 2007..............     30.990
January 2008...............     30.944
February 2008..............     35.877
March 2008.................     32.363
April 2008.................     31.704
May 2008...................     31.852
June 2008..................     30.055
July 2008..................     29.947
August 2008................     32.366
September 2008.............     29.724
October 2008...............     29.691
November 2008..............     29.493
December 2008..............     29.453
January 2009...............     29.435
February 2009..............     29.345
March 2009.................     29.315
April 2009.................     29.175
May 2009...................     29.175
June 2009..................     29.175
July 2009..................     29.158
August 2009................     29.113
September 2009.............     29.069
October 2009...............     28.995
November 2009..............     28.961
December 2009..............     32.465
January 2010...............     28.754
February 2010..............     28.709
March 2010.................     28.656
April 2010.................     28.656
May 2010...................     28.656
June 2010..................     28.614
July 2010..................     28.578
August 2010................     28.578
September 2010.............     28.784
October 2010...............     28.566
November 2010..............     28.566
December 2010..............     28.764
January 2011...............     28.480
February 2011..............     28.606
March 2011.................     31.504
April 2011.................     35.294
May 2011...................     29.957

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
June 2011..................     38.127
July 2011..................     26.703
August 2011................     28.992
September 2011.............     28.113
October 2011...............     26.137
November 2011..............     25.841
December 2011..............     25.709
January 2012...............     27.900
February 2012..............     27.525
March 2012.................     27.307
April 2012.................     26.755
May 2012...................     35.335
June 2012..................     25.633
July 2012..................     23.145
August 2012................     23.047
September 2012.............     23.027
October 2012...............     28.248
November 2012..............     24.531
December 2012..............     21.960
January 2013...............     21.877
February 2013..............     24.786
March 2013.................     25.461
April 2013.................     24.195
May 2013...................     25.137
June 2013..................     23.671
July 2013..................     29.655
August 2013................     24.018
September 2013.............     19.393
October 2013...............     21.708
November 2013..............     24.136
December 2013..............     26.776
January 2014...............     18.141
February 2014..............     17.989
March 2014.................     19.097
April 2014.................     20.189
May 2014...................     17.701
June 2014..................     25.765
July 2014..................     22.078
August 2014................     17.160
September 2014.............     19.067
October 2014...............     22.314
November 2014..............     19.641

December 2014.                    16.504
January 2015...............     20.139
February 2015..............     16.317
March 2015.................     16.226
April 2015.................     21.158
May 2015...................     16.007
June 2015..................     20.864
July 2015..................     23.154
August 2015................     26.470
September 2015.............     16.762
October 2015...............     24.413
November 2015..............     17.462
December 2015..............     20.400
January 2016...............     13.930
February 2016..............     17.357
March 2016.................     25.817
April 2016.................     26.620
May 2016...................     14.446

                                      A-2-1

                                   APPENDIX 2

 MONTHLY LEASE RENTALS BASED ON THE AIRPLANES GROUP PERFORMANCE ASSUMPTIONS --
                                  (CONTINUED)

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
June 2016..................     19.823
July 2016..................     20.865
August 2016................     27.790
September 2016.............     22.289
October 2016...............     15.999
November 2016..............     12.763
December 2016..............      9.423
January 2017...............     35.496
February 2017..............     26.742
March 2017.................     36.684
April 2017.................     26.126
May 2017...................     16.807

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
June 2017..................      7.131
July 2017..................     11.108
August 2017................     12.249
September 2017.............     21.092
October 2017...............     16.117
November 2017..............     16.561
December 2017..............      8.464
January 2018...............      4.405
February 2018..............      0.598
March 2018.................      4.307
April 2018.................      4.131

                               LEASE
           MONTH              RENTALS
           -----            ------------
                            ($ MILLIONS)
May 2018...................      0.136
June 2018..................      0.136
July 2018..................      0.136
August 2018................      0.136
September 2018.............      0.136
October 2018...............      0.136
November 2018..............      0.136
December 2018..............      0.136
January 2019...............      4.395
February 2019..............      0.000
March 2019.................      0.000

                                      A-2-2

                                   APPENDIX 3

         EXPECTED PORTFOLIO VALUE BASED ON THE DEPRECIATION FACTORS AND
              THE AIRCRAFT IN THE PORTFOLIO AS OF JANUARY 31, 2001

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
March 2001..............    3,108.632
April 2001..............    3,093.162
May 2001................    3,077.596
June 2001...............    3,057.318
July 2001...............    3,042.267
August 2001.............    3,025.663
September 2001..........    3,011.253
October 2001............    2,996.753
November 2001...........    2,982.163
December 2001...........    2,967.484
January 2002............    2,952.713
February 2002...........    2,937.852
March 2002..............    2,922.899
April 2002..............    2,907.855
May 2002................    2,892.719
June 2002...............    2,877.590
July 2002...............    2,862.482
August 2002.............    2,847.281
September 2002..........    2,831.989
October 2002............    2,816.603
November 2002...........    2,801.125
December 2002...........    2,785.553
January 2003............    2,769.887
February 2003...........    2,754.127
March 2003..............    2,738.272
April 2003..............    2,722.323
May 2003................    2,706.278
June 2003...............    2,690.137
July 2003...............    2,673.900
August 2003.............    2,657.567
September 2003..........    2,641.137
October 2003............    2,624.610
November 2003...........    2,607.985
December 2003...........    2,591.263
January 2004............    2,574.508
February 2004...........    2,557.731
March 2004..............    2,540.856
April 2004..............    2,523.926
May 2004................    2,507.185
June 2004...............    2,490.689
July 2004...............    2,474.180
August 2004.............    2,457.575
September 2004..........    2,440.872
October 2004............    2,424.073
November 2004...........    2,407.175
December 2004...........    2,390.370
January 2005............    2,373.687
February 2005...........    2,356.907
March 2005..............    2,340.030
April 2005..............    2,323.247
May 2005................    2,306.528
June 2005...............    2,289.772
July 2005...............    2,272.953
August 2005.............    2,256.113
September 2005..........    2,239.363
October 2005............    2,222.719
November 2005...........    2,206.085
December 2005...........    2,189.464
January 2006............    2,172.787
February 2006...........    2,156.151
March 2006..............    2,139.768

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
April 2006..............    2,123.599
May 2006................    2,107.510
June 2006...............    2,091.530
July 2006...............    2,075.584
August 2006.............    2,059.587
September 2006..........    2,043.694
October 2006............    2,027.711
November 2006...........    2,011.636
December 2006...........    1,995.470
January 2007............    1,979.235
February 2007...........    1,963.127
March 2007..............    1,947.257
April 2007..............    1,931.425
May 2007................    1,915.948
June 2007...............    1,900.720
July 2007...............    1,885.435
August 2007.............    1,870.062
September 2007..........    1,854.603
October 2007............    1,839.056
November 2007...........    1,823.739
December 2007...........    1,808.434
January 2008............    1,793.042
February 2008...........    1,777.652
March 2008..............    1,762.389
April 2008..............    1,747.131
May 2008................    1,732.003
June 2008...............    1,717.037
July 2008...............    1,702.161
August 2008.............    1,687.267
September 2008..........    1,672.396
October 2008............    1,657.442
November 2008...........    1,642.405
December 2008...........    1,627.330
January 2009............    1,612.302
February 2009...........    1,597.189
March 2009..............    1,581.992
April 2009..............    1,566.711
May 2009................    1,551.344
June 2009...............    1,535.892
July 2009...............    1,520.355
August 2009.............    1,504.732
September 2009..........    1,489.099
October 2009............    1,473.470
November 2009...........    1,457.754
December 2009...........    1,441.952
January 2010............    1,426.063
February 2010...........    1,410.087
March 2010..............    1,394.024
April 2010..............    1,377.872
May 2010................    1,361.633
June 2010...............    1,345.305
July 2010...............    1,328.888
August 2010.............    1,312.382
September 2010..........    1,295.787
October 2010............    1,279.101
November 2010...........    1,262.326
December 2010...........    1,245.460
January 2011............    1,228.503
February 2011...........    1,211.455
March 2011..............    1,194.315
April 2011..............    1,177.241

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
May 2011................    1,160.255
June 2011...............    1,143.361
July 2011...............    1,126.585
August 2011.............    1,109.719
September 2011..........    1,092.763
October 2011............    1,075.717
November 2011...........    1,058.580
December 2011...........    1,041.352
January 2012............    1,024.033
February 2012...........    1,006.622
March 2012..............      989.118
April 2012..............      971.523
May 2012................      954.008
June 2012...............      936.576
July 2012...............      919.053
August 2012.............      901.437
September 2012..........      883.729
October 2012............      866.009
November 2012...........      848.288
December 2012...........      830.474
January 2013............      812.567
February 2013...........      794.699
March 2013..............      776.852
April 2013..............      759.225
May 2013................      741.757
June 2013...............      724.204
July 2013...............      706.726
August 2013.............      689.426
September 2013..........      672.150
October 2013............      654.810
November 2013...........      637.553
December 2013...........      620.419
January 2014............      603.351
February 2014...........      586.196
March 2014..............      568.993
April 2014..............      551.748
May 2014................      534.415
June 2014...............      517.093
July 2014...............      499.962
August 2014.............      482.939
September 2014..........      465.828
October 2014............      448.751
November 2014...........      431.707
December 2014...........      414.664
January 2015............      397.693
February 2015...........      380.677
March 2015..............      363.574
April 2015..............      346.480
May 2015................      329.409
June 2015...............      312.386
July 2015...............      295.521
August 2015.............      278.994
September 2015..........      262.919
October 2015............      247.045
November 2015...........      231.553
December 2015...........      216.274
January 2016............      201.152
February 2016...........      186.097
March 2016..............      171.502
April 2016..............      157.503
May 2016................      144.007

                                      A-3-1

                                   APPENDIX 3

         EXPECTED PORTFOLIO VALUE BASED ON THE DEPRECIATION FACTORS AND THE AIRCRAFT IN THE PORTFOLIO AS OF JANUARY 31, 2001 -- (CONTINUED)

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
June 2016...............      130.703
July 2016...............      117.910
August 2016.............      105.897
September 2016..........       94.451
October 2016............       83.493
November 2016...........       72.801
December 2016...........       62.176
January 2017............       51.912
February 2017...........       43.148
March 2017..............       35.536
April 2017..............       29.315
May 2017................       24.260

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
June 2017...............       19.578
July 2017...............       15.394
August 2017.............       11.525
September 2017..........        8.265
October 2017............        5.985
November 2017...........        4.410
December 2017...........        3.589
January 2018............        3.051
February 2018...........        2.620
March 2018..............        2.222
April 2018..............        1.993

                            EXPECTED
         MONTH           PORTFOLIO VALUE
         -----           ---------------
                          ($ MILLIONS)
May 2018................        1.764
June 2018...............        1.534
July 2018...............        1.302
August 2018.............        1.070
September 2018..........        0.836
October 2018............        0.601
November 2018...........        0.364
December 2018...........        0.127
January 2019............        0.000
February 2019...........        0.000
March 2019..............        0.000

                                      A-3-2

                                   APPENDIX 4

         TARGET LOAN TO VALUE RATIOS OF THE CLASS A AND B CERTIFICATES

                                       TARGET LOAN TO
                                        VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
   PAYMENT DATE OCCURRING IN       REFINANCINGS   CLASS B
   -------------------------       ------------   -------
                                       (%)          (%)
March 2001......................      59.46         8.16
April 2001......................      59.34         8.15
May 2001........................      59.23         8.14
June 2001.......................      59.11         8.14
July 2001.......................      58.99         8.13
August 2001.....................      58.87         8.12
September 2001..................      58.75         8.11
October 2001....................      58.63         8.11
November 2001...................      58.50         8.10
December 2001...................      58.38         8.09
January 2002....................      58.25         8.08
February 2002...................      58.12         8.07
March 2002......................      57.99         8.06
April 2002......................      57.86         8.06
May 2002........................      57.72         8.05
June 2002.......................      57.59         8.04
July 2002.......................      57.45         8.03
August 2002.....................      57.32         8.02
September 2002..................      57.18         8.01
October 2002....................      57.04         8.00
November 2002...................      56.89         7.99
December 2002...................      56.75         7.97
January 2003....................      56.61         7.96
February 2003...................      56.46         7.95
March 2003......................      56.31         7.94
April 2003......................      56.16         7.93
May 2003........................      56.01         7.92
June 2003.......................      55.86         7.91
July 2003.......................      55.70         7.89
August 2003.....................      55.54         7.88
September 2003..................      55.39         7.87
October 2003....................      55.23         7.85
November 2003...................      55.07         7.84
December 2003...................      54.90         7.83
January 2004....................      54.74         7.81
February 2004...................      54.57         7.80
March 2004......................      54.40         7.79
April 2004......................      54.23         7.77
May 2004........................      54.06         7.76
June 2004.......................      53.89         7.74
July 2004.......................      53.72         7.73
August 2004.....................      53.54         7.71
September 2004..................      53.36         7.69
October 2004....................      53.18         7.68
November 2004...................      53.00         7.66
December 2004...................      52.82         7.65
January 2005....................      52.63         7.63
February 2005...................      52.44         7.61
March 2005......................      52.26         7.59
April 2005......................      52.07         7.58
May 2005........................      51.87         7.56
June 2005.......................      51.68         7.54
July 2005.......................      51.48         7.52
August 2005.....................      51.29         7.50
September 2005..................      51.09         7.48
October 2005....................      50.88         7.46
November 2005...................      50.68         7.45

                                       TARGET LOAN TO
                                        VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
   PAYMENT DATE OCCURRING IN       REFINANCINGS   CLASS B
   -------------------------       ------------   -------
                                       (%)          (%)
December 2005...................      50.48         7.43
January 2006....................      50.27         7.41
February 2006...................      50.06         7.38
March 2006......................      49.85         7.36
April 2006......................      49.64         7.34
May 2006........................      49.42         7.32
June 2006.......................      49.20         7.30
July 2006.......................      48.99         7.28
August 2006.....................      48.77         7.26
September 2006..................      48.54         7.23
October 2006....................      48.32         7.21
November 2006...................      48.09         7.19
December 2006...................      47.86         7.16
January 2007....................      47.63         7.14
February 2007...................      47.40         7.12
March 2007......................      47.17         7.09
April 2007......................      46.93         7.07
May 2007........................      46.69         7.04
June 2007.......................      46.45         7.02
July 2007.......................      46.21         6.99
August 2007.....................      45.96         6.97
September 2007..................      45.71         6.94
October 2007....................      45.46         6.91
November 2007...................      45.21         6.89
December 2007...................      44.96         6.86
January 2008....................      44.70         6.83
February 2008...................      44.45         6.80
March 2008......................      44.19         6.78
April 2008......................      43.92         6.75
May 2008........................      43.66         6.72
June 2008.......................      43.39         6.69
July 2008.......................      43.13         6.66
August 2008.....................      42.85         6.63
September 2008..................      42.58         6.60
October 2008....................      42.31         6.57
November 2008...................      42.03         6.54
December 2008...................      41.75         6.50
January 2009....................      41.47         6.47
February 2009...................      41.18         6.44
March 2009......................      40.90         6.41
April 2009......................      40.61         6.38
May 2009........................      40.31         6.34
June 2009.......................      40.02         6.31
July 2009.......................      39.72         6.27
August 2009.....................      39.43         6.24
September 2009..................      39.13         6.21
October 2009....................      38.82         6.17
November 2009...................      38.52         6.13
December 2009...................      38.21         6.10
January 2010....................      37.90         6.06
February 2010...................      37.58         6.03
March 2010......................      37.27         5.99
April 2010......................      36.95         5.95
May 2010........................      36.63         5.91
June 2010.......................      36.31         5.87
July 2010.......................      35.98         5.84
August 2010.....................      35.66         5.80

                                      A-4-1

                                   APPENDIX 4

  TARGET LOAN TO VALUE RATIOS OF THE CLASS A AND B CERTIFICATES -- (CONTINUED)

                                       TARGET LOAN TO
                                        VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
   PAYMENT DATE OCCURRING IN       REFINANCINGS   CLASS B
   -------------------------       ------------   -------
                                       (%)          (%)
September 2010..................      35.32         5.76
October 2010....................      34.99         5.72
November 2010...................      34.66         5.68
December 2010...................      34.32         5.63
January 2011....................      33.98         5.59
February 2011...................      33.63         5.55
March 2011......................      33.29         5.51
April 2011......................      32.94         5.47
May 2011........................      32.59         5.42
June 2011.......................      32.23         5.38
July 2011.......................      31.88         5.34
August 2011.....................      31.52         5.29
September 2011..................      31.16         5.25
October 2011....................      30.79         5.20
November 2011...................      30.43         5.16
December 2011...................      30.06         5.11
January 2012....................      29.68         5.06
February 2012...................      29.31         5.02
March 2012......................      28.93         4.97
April 2012......................      28.55         4.92
May 2012........................      28.16         4.87
June 2012.......................      27.78         4.82
July 2012.......................      27.39         4.77
August 2012.....................      27.00         4.72
September 2012..................      26.60         4.67
October 2012....................      26.20         4.62
November 2012...................      25.80         4.57
December 2012...................      25.40         4.52
January 2013....................      24.99         4.47
February 2013...................      24.58         4.41
March 2013......................      24.17         4.36
April 2013......................      23.75         4.31
May 2013........................      23.33         4.25
June 2013.......................      22.91         4.20
July 2013.......................      22.49         4.14
August 2013.....................      22.06         4.08
September 2013..................      21.63         4.03
October 2013....................      21.19         3.97
November 2013...................      20.76         3.91
December 2013...................      20.32         3.85
January 2014....................      19.87         3.80
February 2014...................      19.43         3.74
March 2014......................      18.98         3.68
April 2014......................      18.53         3.62
May 2014........................      18.07         3.56
June 2014.......................      17.61         3.49

                                       TARGET LOAN TO
                                        VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
   PAYMENT DATE OCCURRING IN       REFINANCINGS   CLASS B
   -------------------------       ------------   -------
                                       (%)          (%)
July 2014.......................      17.15         3.43
August 2014.....................      16.68         3.37
September 2014..................      16.22         3.31
October 2014....................      15.74         3.24
November 2014...................      15.27         3.18
December 2014...................      14.79         3.11
January 2015....................      14.31         3.05
February 2015...................      13.82         2.98
March 2015......................      13.34         2.92
April 2015......................      12.84         2.85
May 2015........................      12.35         2.78
June 2015.......................      11.85         2.71
July 2015.......................      11.35         2.64
August 2015.....................      10.84         2.57
September 2015..................      10.34         2.50
October 2015....................       9.82         2.43
November 2015...................       9.31         2.36
December 2015...................       8.79         2.29
January 2016....................       8.27         2.22
February 2016...................       7.74         2.14
March 2016......................       7.21         2.07
April 2016......................       6.68         1.99
May 2016........................       6.14         1.92
June 2016.......................       5.60         1.84
July 2016.......................       5.06         1.77
August 2016.....................       4.51         1.69
September 2016..................       3.96         1.61
October 2016....................       3.41         1.53
November 2016...................       2.85         1.45
December 2016...................       2.29         1.37
January 2017....................       1.72         1.29
February 2017...................       1.15         1.21
March 2017......................       0.58         1.13
April 2017......................       0.00         1.05
May 2017........................       0.00         0.96
June 2017.......................       0.00         0.88
July 2017.......................       0.00         0.79
August 2017.....................       0.00         0.71
September 2017..................       0.00         0.62
October 2017....................       0.00         0.54
November 2017...................       0.00         0.45
December 2017...................       0.00         0.36
January 2018....................       0.00         0.27
February 2018...................       0.00         0.18
March 2018......................       0.00         0.09
April 2018......................       0.00         0.00

                                      A-4-2

                                   APPENDIX 5

      SUPPLEMENTAL LOAN TO VALUE RATIOS OF THE CLASS A AND B CERTIFICATES

                                     SUPPLEMENTAL LOAN
                                       TO VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
    PAYMENT DATE OCCURRING IN      REFINANCINGS   CLASS B
    -------------------------      ------------   -------
                                       (%)          (%)
March 2001.......................     45.82         7.71
April 2001.......................     45.43         7.68
May 2001.........................     45.04         7.66
June 2001........................     44.64         7.63
July 2001........................     44.24         7.60
August 2001......................     43.84         7.57
September 2001...................     43.43         7.55
October 2001.....................     43.02         7.52
November 2001....................     42.61         7.49
December 2001....................     42.20         7.48
January 2002.....................     41.78         7.47
February 2002....................     41.35         7.46
March 2002.......................     40.93         7.45
April 2002.......................     40.50         7.41
May 2002.........................     40.07         7.38
June 2002........................     39.63         7.34
July 2002........................     39.20         7.30
August 2002......................     38.75         7.26
September 2002...................     38.31         7.22
October 2002.....................     37.86         7.18
November 2002....................     37.41         7.13
December 2002....................     36.95         7.10
January 2003.....................     36.50         7.04
February 2003....................     36.03         7.01
March 2003.......................     35.57         6.97
April 2003.......................     35.10         6.91
May 2003.........................     34.63         6.90
June 2003........................     34.15         6.86
July 2003........................     33.67         6.81
August 2003......................     33.19         6.76
September 2003...................     32.71         6.71
October 2003.....................     32.22         6.65
November 2003....................     31.72         6.60
December 2003....................     31.23         6.55
January 2004.....................     30.73         6.49
February 2004....................     30.22         6.43
March 2004.......................     29.71         6.37
April 2004.......................     29.20         6.25
May 2004.........................     28.69         6.21
June 2004........................     28.17         6.19
July 2004........................     27.65         6.13
August 2004......................     27.12         6.07
September 2004...................     26.59         6.00
October 2004.....................     26.06         5.93
November 2004....................     25.52         5.87
December 2004....................     24.98         5.80
January 2005.....................     24.44         5.73
February 2005....................     23.89         5.65
March 2005.......................     23.33         5.52

                                     SUPPLEMENTAL LOAN
                                       TO VALUE RATIO
                                   ----------------------
                                    AGGREGATE
                                     CLASS A
                                    INCLUDING
    PAYMENT DATE OCCURRING IN      REFINANCINGS   CLASS B
    -------------------------      ------------   -------
                                       (%)          (%)
April 2005.......................     22.78         5.45
May 2005.........................     22.22         5.43
June 2005........................     21.65         5.35
July 2005........................     21.09         5.27
August 2005......................     20.51         5.19
September 2005...................     19.94         5.11
October 2005.....................     19.36         5.03
November 2005....................     18.77         4.95
December 2005....................     18.19         4.86
January 2006.....................     17.59         4.77
February 2006....................     17.00         4.60
March 2006.......................     16.40         4.59
April 2006.......................     15.79         4.50
May 2006.........................     15.18         4.41
June 2006........................     14.57         4.31
July 2006........................     13.96         4.22
August 2006......................     13.33         4.12
September 2006...................     12.71         4.02
October 2006.....................     12.08         3.92
November 2006....................     11.45         3.81
December 2006....................     10.81         3.71
January 2007.....................     10.17         3.60
February 2007....................      9.52         3.49
March 2007.......................      8.87         3.38
April 2007.......................      8.21         3.27
May 2007.........................      7.55         3.04
June 2007........................      6.89         2.90
July 2007........................      6.22         2.84
August 2007......................      5.55         2.73
September 2007...................      4.87         2.68
October 2007.....................      4.19         2.56
November 2007....................      3.50         2.44
December 2007....................      2.81         2.31
January 2008.....................      2.11         2.18
February 2008....................      1.41         2.05
March 2008.......................      0.71         1.92
April 2008.......................      0.00         1.78
May 2008.........................      0.00         1.65
June 2008........................      0.00         1.51
July 2008........................      0.00         1.37
August 2008......................      0.00         1.22
September 2008...................      0.00         1.08
October 2008.....................      0.00         0.93
November 2008....................      0.00         0.78
December 2008....................      0.00         0.63
January 2009.....................      0.00         0.48
February 2009....................      0.00         0.32
March 2009.......................      0.00         0.00

                                      A-5-1

                                   APPENDIX 6

             TARGET POOL FACTORS FOR THE CLASS C AND D CERTIFICATES

                                          TARGET POOL FACTORS
                                          --------------------
       PAYMENT DATE OCCURRING IN          CLASS C     CLASS D
       -------------------------          --------    --------
                                            (%)         (%)
March 2001.............................    89.43       97.06
April 2001.............................    89.05       96.88
May 2001...............................    88.67       96.69
June 2001..............................    88.28       96.49
July 2001..............................    87.89       96.29
August 2001............................    87.49       96.08
September 2001.........................    87.09       95.87
October 2001...........................    86.68       95.65
November 2001..........................    86.27       95.43
December 2001..........................    85.86       95.20
January 2002...........................    85.44       94.97
February 2002..........................    85.01       94.73
March 2002.............................    84.58       94.49
April 2002.............................    84.15       94.23
May 2002...............................    83.71       93.98
June 2002..............................    83.27       93.71
July 2002..............................    82.82       93.45
August 2002............................    82.36       93.17
September 2002.........................    81.90       92.89
October 2002...........................    81.44       92.60
November 2002..........................    80.97       92.31
December 2002..........................    80.49       92.01
January 2003...........................    80.01       91.70
February 2003..........................    79.53       91.39
March 2003.............................    79.04       91.07
April 2003.............................    78.54       90.75
May 2003...............................    78.04       90.42
June 2003..............................    77.53       90.08
July 2003..............................    77.02       89.73
August 2003............................    76.50       89.38
September 2003.........................    75.98       89.02
October 2003...........................    75.45       88.65
November 2003..........................    74.92       88.28
December 2003..........................    74.38       87.90
January 2004...........................    73.83       87.52
February 2004..........................    73.28       87.12
March 2004.............................    72.72       86.72
April 2004.............................    72.16       86.31
May 2004...............................    71.59       85.89
June 2004..............................    71.02       85.47
July 2004..............................    70.44       85.04
August 2004............................    69.85       84.60
September 2004.........................    69.26       84.15
October 2004...........................    68.66       83.70
November 2004..........................    68.06       83.24
December 2004..........................    67.45       82.77
January 2005...........................    66.83       82.29
February 2005..........................    66.21       81.80
March 2005.............................    65.58       81.31
April 2005.............................    64.94       80.81
May 2005...............................    64.30       80.30
June 2005..............................    63.65       79.78
July 2005..............................    63.00       79.25
August 2005............................    62.34       78.72
September 2005.........................    61.67       78.17
October 2005...........................    61.00       77.62
November 2005..........................    60.32       77.06
December 2005..........................    59.64       76.49
January 2006...........................    58.94       75.91
February 2006..........................    58.24       75.32
March 2006.............................    57.54       74.72
April 2006.............................    56.83       74.11

                                          TARGET POOL FACTORS
                                          --------------------
       PAYMENT DATE OCCURRING IN          CLASS C     CLASS D
       -------------------------          --------    --------
                                            (%)         (%)
May 2006...............................    56.11       73.50
June 2006..............................    55.38       72.87
July 2006..............................    54.65       72.24
August 2006............................    53.91       71.59
September 2006.........................    53.16       70.94
October 2006...........................    52.41       70.27
November 2006..........................    51.64       69.60
December 2006..........................    50.88       68.92
January 2007...........................    50.10       68.22
February 2007..........................    49.32       67.52
March 2007.............................    48.53       66.81
April 2007.............................    47.73       66.08
May 2007...............................    46.93       65.35
June 2007..............................    46.12       64.61
July 2007..............................    45.30       63.85
August 2007............................    44.47       63.09
September 2007.........................    43.64       62.31
October 2007...........................    42.80       61.52
November 2007..........................    41.95       60.72
December 2007..........................    41.09       59.92
January 2008...........................    40.23       59.10
February 2008..........................    39.36       58.26
March 2008.............................    38.48       57.42
April 2008.............................    37.59       56.57
May 2008...............................    36.69       55.70
June 2008..............................    35.79       54.83
July 2008..............................    34.88       53.94
August 2008............................    33.96       53.04
September 2008.........................    33.03       52.12
October 2008...........................    32.10       51.20
November 2008..........................    31.15       50.26
December 2008..........................    30.20       49.31
January 2009...........................    29.24       48.35
February 2009..........................    28.27       47.38
March 2009.............................    27.30       46.39
April 2009.............................    26.31       45.40
May 2009...............................    25.32       44.38
June 2009..............................    24.32       43.36
July 2009..............................    23.31       42.32
August 2009............................    22.29       41.27
September 2009.........................    21.26       40.21
October 2009...........................    20.22       39.13
November 2009..........................    19.18       38.04
December 2009..........................    18.12       36.94
January 2010...........................    17.06       35.82
February 2010..........................    15.99       34.69
March 2010.............................    14.90       33.54
April 2010.............................    13.81       32.38
May 2010...............................    12.71       31.21
June 2010..............................    11.61       30.02
July 2010..............................    10.49       28.82
August 2010............................     9.36       27.60
September 2010.........................     8.22       26.37
October 2010...........................     7.08       25.12
November 2010..........................     5.92       23.86
December 2010..........................     4.76       22.58
January 2011...........................     3.58       21.29
February 2011..........................     2.40       19.99
March 2011.............................     0.00       18.66
April 2011.............................     0.00       17.32
May 2011...............................     0.00       15.97
June 2011..............................     0.00       14.60

                                      A-6-1

                                   APPENDIX 6

                                        TARGET POOL FACTORS
                                        -------------------
      PAYMENT DATE OCCURRING IN         CLASS C      CLASS D
      -------------------------         -------      -------
                                          (%)          (%)
July 2011............................    0.00         13.22
August 2011..........................    0.00         11.81
September 2011.......................    0.00         10.39
October 2011.........................    0.00          8.96
November 2011........................    0.00          7.51
December 2011........................    0.00          6.04
January 2012.........................    0.00          4.56
February 2012........................    0.00          3.05
March 2012...........................    0.00          0.00

                                      A-6-2

                                   APPENDIX 7

              PERCENTAGE OF INITIAL OUTSTANDING PRINCIPAL BALANCE
                    OF THE CLASS A CERTIFICATES BASED ON THE
                    AIRPLANES GROUP PERFORMANCE ASSUMPTIONS

                                                         AGGREGATE
                                                          CLASS A
PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS    INCLUDING
OCCURRING IN             A-6        A-8        A-9      REFINANCINGS
------------           --------   --------   --------   ------------
March 2001...........   52.40%    100.00%    100.00%       82.41%
April 2001...........   46.23%    100.00%    100.00%       80.13%
May 2001.............   45.09%    100.00%    100.00%       79.71%
June 2001............   42.96%    100.00%    100.00%       78.92%
July 2001............   41.57%    100.00%    100.00%       78.41%
August 2001..........   40.33%    100.00%    100.00%       77.95%
September 2001.......   38.67%    100.00%    100.00%       77.34%
October 2001.........   37.67%    100.00%    100.00%       76.96%
November 2001........   36.47%    100.00%    100.00%       76.52%
December 2001........   35.09%    100.00%    100.00%       76.01%
January 2002.........   34.13%    100.00%    100.00%       75.66%
February 2002........   32.67%    100.00%    100.00%       75.12%
March 2002...........   31.29%    100.00%    100.00%       74.61%
April 2002...........   30.19%    100.00%    100.00%       74.20%
May 2002.............   28.88%    100.00%    100.00%       73.72%
June 2002............   26.89%    100.00%    100.00%       72.98%
July 2002............   25.79%    100.00%    100.00%       72.57%
August 2002..........   24.47%    100.00%    100.00%       72.09%
September 2002.......   22.91%    100.00%    100.00%       71.51%
October 2002.........   21.67%    100.00%    100.00%       71.05%
November 2002........   20.21%    100.00%    100.00%       70.51%
December 2002........   18.04%    100.00%    100.00%       69.71%
January 2003.........   16.51%    100.00%    100.00%       69.14%
February 2003........   14.71%    100.00%    100.00%       68.48%
March 2003...........   13.76%    100.00%    100.00%       68.13%
April 2003...........   12.21%      0.00%    100.00%       67.56%
May 2003.............   10.55%      0.00%    100.00%       66.94%
June 2003............    8.97%      0.00%    100.00%       66.36%
July 2003............    7.67%      0.00%    100.00%       65.88%
August 2003..........    6.19%      0.00%    100.00%       65.33%
September 2003.......    4.77%      0.00%    100.00%       64.81%
October 2003.........    3.38%      0.00%    100.00%       64.29%
November 2003........    1.88%      0.00%    100.00%       63.74%
December 2003........    0.42%      0.00%    100.00%       63.20%
January 2004.........    0.00%      0.00%     98.92%       62.69%
February 2004........    0.00%      0.00%     97.30%       62.16%
March 2004...........    0.00%      0.00%     95.49%       61.57%
April 2004...........    0.00%      0.00%     93.67%       60.98%
May 2004.............    0.00%      0.00%     90.68%       60.01%
June 2004............    0.00%      0.00%     88.62%       59.33%
July 2004............    0.00%      0.00%     86.96%       58.79%
August 2004..........    0.00%      0.00%     85.34%       58.26%
September 2004.......    0.00%      0.00%     83.58%       57.69%
October 2004.........    0.00%      0.00%     81.82%       57.11%
November 2004........    0.00%      0.00%     80.24%       56.60%
December 2004........    0.00%      0.00%     78.37%       55.99%
January 2005.........    0.00%      0.00%     76.66%       55.43%
February 2005........    0.00%      0.00%     75.07%       54.91%
March 2005...........    0.00%      0.00%     73.27%       54.33%
April 2005...........    0.00%      0.00%     71.46%       53.74%
May 2005.............    0.00%      0.00%     69.49%       53.09%
June 2005............    0.00%      0.00%     67.47%       52.43%
July 2005............    0.00%      0.00%     65.65%       51.84%
August 2005..........    0.00%      0.00%     63.97%       51.29%
September 2005.......    0.00%      0.00%     61.76%       50.58%
October 2005.........    0.00%      0.00%     59.92%       49.97%
November 2005........    0.00%      0.00%     58.00%       49.35%
December 2005........    0.00%      0.00%     55.80%       48.63%
January 2006.........    0.00%      0.00%     54.03%       48.05%
February 2006........    0.00%      0.00%     51.28%       47.16%
March 2006...........    0.00%      0.00%     48.89%       46.38%
April 2006...........    0.00%      0.00%     47.22%       45.83%
May 2006.............    0.00%      0.00%     45.54%       45.28%
June 2006............    0.00%      0.00%     43.87%       44.74%

                                                         AGGREGATE
                                                          CLASS A
PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS    INCLUDING
OCCURRING IN             A-6        A-8        A-9      REFINANCINGS
------------           --------   --------   --------   ------------
July 2006............    0.00%      0.00%     42.24%       44.21%
August 2006..........    0.00%      0.00%     40.59%       43.67%
September 2006.......    0.00%      0.00%     38.93%       43.13%
October 2006.........    0.00%      0.00%     37.31%       42.60%
November 2006........    0.00%      0.00%     35.65%       42.06%
December 2006........    0.00%      0.00%     34.00%       41.52%
January 2007.........    0.00%      0.00%     32.36%       40.99%
February 2007........    0.00%      0.00%     30.74%       40.46%
March 2007...........    0.00%      0.00%     29.14%       39.94%
April 2007...........    0.00%      0.00%     27.52%       39.41%
May 2007.............    0.00%      0.00%     25.94%       38.89%
June 2007............    0.00%      0.00%     24.38%       38.39%
July 2007............    0.00%      0.00%     22.83%       37.88%
August 2007..........    0.00%      0.00%     21.26%       37.37%
September 2007.......    0.00%      0.00%     19.70%       36.86%
October 2007.........    0.00%      0.00%     18.14%       36.35%
November 2007........    0.00%      0.00%     16.60%       35.85%
December 2007........    0.00%      0.00%     15.08%       35.35%
January 2008.........    0.00%      0.00%     13.53%       34.85%
February 2008........    0.00%      0.00%     12.02%       34.36%
March 2008...........    0.00%      0.00%     10.51%       33.86%
April 2008...........    0.00%      0.00%      8.98%       33.36%
May 2008.............    0.00%      0.00%      7.49%       32.88%
June 2008............    0.00%      0.00%      6.00%       32.39%
July 2008............    0.00%      0.00%      4.55%       31.92%
August 2008..........    0.00%      0.00%      3.07%       31.43%
September 2008.......    0.00%      0.00%      1.61%       30.96%
October 2008.........    0.00%      0.00%      0.17%       30.49%
November 2008........    0.00%      0.00%      0.00%       30.01%
December 2008........    0.00%      0.00%      0.00%       29.54%
January 2009.........    0.00%      0.00%      0.00%       29.07%
February 2009........    0.00%      0.00%      0.00%       28.60%
March 2009...........    0.00%      0.00%      0.00%       28.13%
April 2009...........    0.00%      0.00%      0.00%       27.66%
May 2009.............    0.00%      0.00%      0.00%       27.19%
June 2009............    0.00%      0.00%      0.00%       26.72%
July 2009............    0.00%      0.00%      0.00%       26.26%
August 2009..........    0.00%      0.00%      0.00%       25.80%
September 2009.......    0.00%      0.00%      0.00%       25.33%
October 2009.........    0.00%      0.00%      0.00%       24.87%
November 2009........    0.00%      0.00%      0.00%       24.41%
December 2009........    0.00%      0.00%      0.00%       23.96%
January 2010.........    0.00%      0.00%      0.00%       23.50%
February 2010........    0.00%      0.00%      0.00%       23.04%
March 2010...........    0.00%      0.00%      0.00%       22.59%
April 2010...........    0.00%      0.00%      0.00%       22.14%
May 2010.............    0.00%      0.00%      0.00%       21.69%
June 2010............    0.00%      0.00%      0.00%       21.24%
July 2010............    0.00%      0.00%      0.00%       20.79%
August 2010..........    0.00%      0.00%      0.00%       20.35%
September 2010.......    0.00%      0.00%      0.00%       19.90%
October 2010.........    0.00%      0.00%      0.00%       19.46%
November 2010........    0.00%      0.00%      0.00%       19.02%
December 2010........    0.00%      0.00%      0.00%       18.58%
January 2011.........    0.00%      0.00%      0.00%       18.15%
February 2011........    0.00%      0.00%      0.00%       17.71%
March 2011...........    0.00%      0.00%      0.00%       17.29%
April 2011...........    0.00%      0.00%      0.00%       16.86%
May 2011.............    0.00%      0.00%      0.00%       16.44%
June 2011............    0.00%      0.00%      0.00%       16.02%
July 2011............    0.00%      0.00%      0.00%       15.62%
August 2011..........    0.00%      0.00%      0.00%       15.21%
September 2011.......    0.00%      0.00%      0.00%       14.80%
October 2011.........    0.00%      0.00%      0.00%       14.40%

                                      A-7-1

                                   APPENDIX 7

              PERCENTAGE OF INITIAL OUTSTANDING PRINCIPAL BALANCE
                    OF THE CLASS A CERTIFICATES BASED ON THE
             AIRPLANES GROUP PERFORMANCE ASSUMPTIONS -- (CONTINUED)

                                                         AGGREGATE
                                                          CLASS A
PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS    INCLUDING
OCCURRING IN             A-6        A-8        A-9      REFINANCINGS
------------           --------   --------   --------   ------------
November 2011........    0.00%      0.00%      0.00%       14.01%
December 2011........    0.00%      0.00%      0.00%       13.61%
January 2012.........    0.00%      0.00%      0.00%       13.21%
February 2012........    0.00%      0.00%      0.00%       12.83%
March 2012...........    0.00%      0.00%      0.00%       12.44%
April 2012...........    0.00%      0.00%      0.00%       12.06%
May 2012.............    0.00%      0.00%      0.00%       11.68%
June 2012............    0.00%      0.00%      0.00%       11.31%
July 2012............    0.00%      0.00%      0.00%       10.94%
August 2012..........    0.00%      0.00%      0.00%       10.58%
September 2012.......    0.00%      0.00%      0.00%       10.22%
October 2012.........    0.00%      0.00%      0.00%        9.86%
November 2012........    0.00%      0.00%      0.00%        9.52%
December 2012........    0.00%      0.00%      0.00%        9.17%
January 2013.........    0.00%      0.00%      0.00%        8.83%
February 2013........    0.00%      0.00%      0.00%        8.49%
March 2013...........    0.00%      0.00%      0.00%        8.16%
April 2013...........    0.00%      0.00%      0.00%        7.84%
May 2013.............    0.00%      0.00%      0.00%        7.52%
June 2013............    0.00%      0.00%      0.00%        7.21%
July 2013............    0.00%      0.00%      0.00%        6.91%
August 2013..........    0.00%      0.00%      0.00%        6.61%
September 2013.......    0.00%      0.00%      0.00%        6.32%
October 2013.........    0.00%      0.00%      0.00%        6.03%
November 2013........    0.00%      0.00%      0.00%        5.75%
December 2013........    0.00%      0.00%      0.00%        5.48%
January 2014.........    0.00%      0.00%      0.00%        5.21%
February 2014........    0.00%      0.00%      0.00%        4.95%
March 2014...........    0.00%      0.00%      0.00%        4.70%
April 2014...........    0.00%      0.00%      0.00%        4.45%
May 2014.............    0.00%      0.00%      0.00%        4.20%
June 2014............    0.00%      0.00%      0.00%        3.96%

                                                         AGGREGATE
                                                          CLASS A
PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS    INCLUDING
OCCURRING IN             A-6        A-8        A-9      REFINANCINGS
------------           --------   --------   --------   ------------
July 2014............    0.00%      0.00%      0.00%        3.73%
August 2014..........    0.00%      0.00%      0.00%        3.50%
September 2014.......    0.00%      0.00%      0.00%        3.29%
October 2014.........    0.00%      0.00%      0.00%        3.07%
November 2014........    0.00%      0.00%      0.00%        2.87%
December 2014........    0.00%      0.00%      0.00%        2.67%
January 2015.........    0.00%      0.00%      0.00%        2.47%
February 2015........    0.00%      0.00%      0.00%        2.29%
March 2015...........    0.00%      0.00%      0.00%        2.11%
April 2015...........    0.00%      0.00%      0.00%        1.93%
May 2015.............    0.00%      0.00%      0.00%        1.77%
June 2015............    0.00%      0.00%      0.00%        1.61%
July 2015............    0.00%      0.00%      0.00%        1.46%
August 2015..........    0.00%      0.00%      0.00%        1.31%
September 2015.......    0.00%      0.00%      0.00%        1.18%
October 2015.........    0.00%      0.00%      0.00%        1.05%
November 2015........    0.00%      0.00%      0.00%        0.94%
December 2015........    0.00%      0.00%      0.00%        0.83%
January 2016.........    0.00%      0.00%      0.00%        0.72%
February 2016........    0.00%      0.00%      0.00%        0.63%
March 2016...........    0.00%      0.00%      0.00%        0.54%
April 2016...........    0.00%      0.00%      0.00%        0.46%
May 2016.............    0.00%      0.00%      0.00%        0.38%
June 2016............    0.00%      0.00%      0.00%        0.32%
July 2016............    0.00%      0.00%      0.00%        0.26%
August 2016..........    0.00%      0.00%      0.00%        0.21%
September 2016.......    0.00%      0.00%      0.00%        0.16%
October 2016.........    0.00%      0.00%      0.00%        0.12%
November 2016........    0.00%      0.00%      0.00%        0.09%
December 2016........    0.00%      0.00%      0.00%        0.06%
January 2017.........    0.00%      0.00%      0.00%        0.04%
February 2017........    0.00%      0.00%      0.00%        0.00%

                                      A-7-2

                             INDEX OF DEFINED TERMS

                                        PAGE
                                        ----
1998 Base Case........................    7
2001 refinancing trust................    2
Actual Pool Factor....................  118
Adjusted Balance......................  117
Adjusted 1998 Base Case...............    7
Adjusted Base Value...................  116
adjusted portfolio value..............    7
Adjusted Portfolio Value..............   68
Adjusted Value........................  116
ADs...................................   25
AeroUSA group.........................   30
AerFi U.S. tax group..................   30
affiliate.............................  124
aircraft agreement....................  129
aircraft operating expenses...........   54
Aircraft Operating Expenses...........   62
Aircraft Servicer Fees................   63
Airplanes Group.......................    2
Airplanes Pass Through Trust..........    2
Airplanes Trust.......................    2
amortization commencement date........  114
amortizing notes......................  114
annual dividend amount................   34
AOG...................................   61
appraised value.......................   37
Assumed First Year's Interest.........   10
Assumed First Year's Interest and
  Minimum Principal...................   10
Assumed First Year's Interest, Minimum
  Principal and Principal Adjustment
  Amount..............................   10
Assumed Debt Service Coverage Ratio...   10
Assumed Adjusted Debt Service Coverage
  Ratio...............................   10
Assumed First Year's Net Revenue......   10
Assumed Interest Coverage Ratio.......   10
Bad Debts.............................   61
Base Case.............................   10
business day..........................   11
calculation date......................   11
certificate...........................  153
certificate holders...................  153
charitable trusts.....................   34
class A principal adjustment amount...    7
class E minimum interest amount.......  140
class E supplemental interest
  amount..............................  140
clearing agency.......................  149
clearing corporation..................  149
code..................................  155

                                        PAGE
                                        ----
collateralization.....................  114
collections...........................  142
concentration default.................  129
Contracted Lease Rentals..............   60
control...............................  124
covenant defeasance...................  120
Current Arrears.......................   61
Debt Service Ratio....................   68
default...............................  139
Deferred Arrears Balance..............   61
Depreciation Curve....................  116
Depreciation Factor...................  115
disqualified persons..................  159
DOL...................................  159
event of default......................  108
exempt company........................  153
expected final payment date...........   10
expected maturity.....................   57
Expected Value........................  115
Expected Portfolio Value..............   68
Expected Weighted Average Life........   10
FAA...................................   26
final maturity date...................  107
financial institution.................  157
foreign purchasers....................  164
GE....................................   30
GE Capital............................    5
GECAS conflicts standard..............   78
GECAS services standard...............   78
GECAS.................................    5
GE U.S. tax group.....................   30
guarantee.............................  128
indebtedness..........................  127
indentures............................    5
indenture trustee.....................    5
Initial Appraised Value...............  115
Initial Loan to Value.................   10
Initial Loan..........................   10
interest accrual period...............   11
Interest Coverage Ratio...............   67
interest earned.......................   53
Interest Earned.......................   62
investment............................  125
IRS...................................  156
issue price...........................  155
lease rentals.........................   53
legal defeasance......................  120
lessee funded account.................  143
liquidity reserve amount..............   97

                                        PAGE
                                        ----
minimum hedge payment.................  102
Minimum Principal Payment Amount......  116
Net Cash Collections..................   63
net maintenance.......................   54
Net Maintenance.......................   62
Net Lease Rentals.....................   62
net sale proceeds.....................  129
net stress-related costs..............   53
Net Stress-Related Costs..............   61
non-U.S. holder.......................  156
note event of default.................  137
note target price.....................  129
OID...................................  156
Other Leasing Income..................   61
Other Receipts........................   62
Other Servicer Fees and Other
  Overheads...........................   63
our...................................    2
participating broker-dealer...........  144
parties in interest...................  159
payment date..........................   11
permitted account investments.........   83
permitted accruals....................  142
permitted encumbrance.................  124
plans.................................  159
predecessor cost basis................   17
Principal Adjustment Amount...........  117
Principal Distribution Amount.........  115
PTCE..................................  160
record date...........................   11
reference agent.......................   11
reference date........................  113
regulations...........................  159
Re-leasing and Other Overhead Costs...   63
relevant documents....................  131
Renegotiated Leases...................   60
Rental Resets.........................   60
Repossession Costs....................   61

                                        PAGE
                                        ----
required expense amount...............  142
RPMs..................................   69
Scheduled Principal Payment Amount....  117
SG&A..................................   62
SG&A expenses.........................   54
Shannon certified operations..........  154
significant subsidiary................  137
Singapore Companies Act...............  163
soft bullet notes.....................  114
Stage 2...............................   38
Stage 3...............................   38
Stage 2 aircraft......................   38
Stage 3 aircraft......................   38
Stage 3hk.............................   38
Stage 4...............................   46
supplemental hedge payment............  102
Supplemental Principal Balance........  117
Supplemental Principal Payment
  Amount..............................  117
swaptions.............................   89
target hedge..........................  102
Target Pool Factor....................  117
Target Principal Balance..............  116
third party events....................  134
Thirty-Five Month Period..............   60
Total Asset Value.....................   68
Total Cash Collections................   60
Total Cash Expenses...................   62
treaty................................   31
trust.................................    2
trust agreement.......................    2
trustee...............................    2
us....................................    2
U.S. holder...........................  156
we....................................    2
weighted average life.................   56
wet lease.............................   46

         AIRPLANES PASS
          THROUGH TRUST                   AIRPLANES LIMITED               AIRPLANES U.S. TRUST
    c/o Bankers Trust Company            22 Grenville Street          c/o Wilmington Trust Company
       Four Albany Street                    St. Helier                 1100 North Market Street
         Mail Stop 5091                    Jersey JE4 8PX                  Rodney Square North
    New York, New York 10006               Channel Islands             Wilmington, Delaware 19890
             U.S.A.                                                              U.S.A.
            TRUSTEE,
       INDENTURE TRUSTEE,
      SECURITY TRUSTEE AND                                                  PAYMENT AGENT AND
         REFERENCE AGENT                    CASH MANAGER                        REGISTRAR
      BANKERS TRUST COMPANY                  AERFI CASH                   BANKERS TRUST COMPANY
                                           MANAGER LIMITED
       Four Albany Street                                                  Four Albany Street
         Mail Stop 5091                debis AirFinance House                Mail Stop 5091
    New York, New York 10006                   Shannon                  New York, New York 10006
             U.S.A.                           Co. Clare                          U.S.A.
                                               Ireland

               ADMINISTRATIVE AGENT                                     SERVICER
    AERFI FINANCIAL SERVICES (IRELAND) LIMITED           GE CAPITAL AVIATION SERVICES, LIMITED
              debis AirFinance House                                 Aviation House
                     Shannon                                            Shannon
                    Co. Clare                                          Co. Clare
                     Ireland                                            Ireland

                            LUXEMBOURG PAYING AGENT,
                                AND CO-REGISTRAR
                    BANQUE INTERNATIONALE A LUXEMBOURG, S.A.
                                69, route d'Esch
                               L-1470 Luxembourg
                                 LEGAL ADVISORS

  To Airplanes Group       To Airplanes Group       To Airplanes Group       To Airplanes Group
         as to                 as special               as special               as special
   United States Law         Jersey counsel            Irish counsel          Delaware counsel
 DAVIS POLK & WARDWELL      MOURANT DU FEU &         MCCANN FITZGERALD       RICHARDS, LAYTON &
   99 Gresham Street              JEUNE               2 Harbourmaster           FINGER, P.A.
    London EC2V 7NG        22 Grenville Street             Place              One Rodney Square
        England                St. Helier            Custom House Dock           Wilmington,
                             Jersey JE4 8PX              Dublin 1              Delaware 19899
                             Channel Islands              Ireland                  U.S.A.

                                 LISTING AGENT
                    BANQUE INTERNATIONALE A LUXEMBOURG, S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                     (LOGO)
                                     U43862

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except as hereinafter set forth, there is no provision of Airplanes Limited's Memorandum and Articles of Association or Airplanes Trust's Trust Agreement, or of any contract, arrangement or statute under which any director, trustee or officer of Airplanes Limited or Airplanes Trust is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     Airplanes Limited's Articles of Association provide that Airplanes Limited shall indemnify every present and former director of Airplanes Limited against any loss or liability incurred by reason of being or having been a director of Airplanes Limited to the fullest extent permitted by Jersey law. Article 77 of the Companies (Jersey) Law 1991 ("ARTICLE 77") permits a Jersey company to indemnify each director of that company against, among others, any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director was substantially successful on the merits in his resistance to the proceedings.

     Airplanes Limited may purchase and maintain, in the name of and at the expense of Airplanes Limited, insurance for the benefit of any person who is or was a director or officer of Airplanes Limited or is or was serving at the request of Airplanes Limited as a director or officer in another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him in any such capacity, or arising out of such person's status as such, whether or not Airplanes Limited would have the power to indemnify him against such liability under Article 77.

     The Airplanes Trust Agreement provides that Airplanes Trust shall indemnify every present and former trustee for any and all liabilities, losses or expenses arising out of the administration of Airplanes Trust, except in the case of a trustee's gross negligence or willful misconduct in the performance of its duties as trustee. Under Delaware law, a business trust has the power to indemnify and hold harmless any trustee for and against all claims and demands whatsoever. Airplanes Trust shall ensure that for the term of the Airplanes Trust Agreement, the trustees are named insureds on liability insurance policies with respect to the Aircraft on terms required by the related Lease or mortgage then in effect with respect to such Aircraft or if there is no such lease or mortgage, on terms customary in the industry for similar Aircraft.

ITEM 21.  EXHIBITS

 3.1 Certificate of Incorporation of Atlanta Holdings Limited dated November 3, 1995 and Certificate of Incorporation on change of name to Airplanes Limited dated November 29, 1995*
 3.2 Memorandum and Articles of Association of Airplanes Limited dated March 11, 1996**
 3.3 Memorandum and Articles of Association of Airplanes Limited reprinted with amendments to June 29, 2000****
 3.4 Airplanes U.S. Trust Amended and Restated Trust Agreement among GPA, Inc., as Settlor, Wilmington Trust Company, as the Delaware Trustee, and the Controlling Trustees referred to therein dated March 11, 1996**
 3.5    Amendment to Airplanes U.S. Trust Amended and Restated Trust
        Agreement dated June 29, 2000****
 4.1 Pass Through Trust Agreement dated as of March 28, 1996 among Airplanes Limited, Airplanes U.S. Trust and Bankers
        Trust Company, as Trustee**

 4.2    Trust Supplement No. 7 dated as of March 28, 1996 to the
        Pass Through Trust Agreement**
 4.3    Trust Supplement No. 8 dated as of March 28, 1996 to the
        Pass Through Trust Agreement**
 4.4    Trust Supplement No. 9 dated as of March 16, 1998 to the
        Pass Through Trust Agreement***
 4.5    Trust Supplement No. 11 dated as of March 16, 1998 to the
        Pass Through Trust Agreement***
 4.6    Trust Supplement No. 12 dated as of March 16, 1998 to the
        Pass Through Trust Agreement***
 4.7    Trust Supplement No. 13 dated as of March 15, 2001 to the
        Pass Through Trust Agreement
 4.8    Trust Supplement A dated as of March 16, 1998 to the Pass
        Through Trust Agreement***
 4.9    Form of Subclass A-6 Pass Through Certificate***
 4.10   Form of Subclass A-8 Pass Through Certificate***
 4.11   Form of Subclass A-9 Pass Through Certificate (included in
        Exhibit 4.7)
 4.12   Form of Class B Pass Through Certificate***
 4.13   Form of Class C Pass Through Certificate**
 4.14   Form of Class D Pass Through Certificate**
 4.15   Airplanes Limited Indenture dated March 28, 1996 between
        Airplanes Limited, Airplanes U.S. Trust and Bankers Trust
        Company, as Trustee**
 4.16   Supplement No. 1 to the Airplanes Limited Indenture***
 4.17   Supplement No. 2 to the Airplanes Limited Indenture
 4.18   Airplanes U.S. Trust Indenture dated March 28, 1996 between
        Airplanes U.S. Trust, Airplanes Limited and Bankers Trust
        Company, as Trustee**
 4.19   Supplement No. 1 to the Airplanes U.S. Trust Indenture***
 4.20   Supplement No. 2 to the Airplanes U.S. Trust Indenture
 4.21   Form of Floating Rate Subclass A-6 Note***
 4.22   Form of Floating Rate Subclass A-8 Note***
 4.23   Form of Floating Rate Subclass A-9 Note (included in
        Exhibits 4.17 and 4.20)
 4.24   Form of Floating Rate Class B Note***
 4.25   Form of Floating Rate Class C Note**
 4.26   Form of Floating Rate Class D Note**
 5.1    Opinion of Davis Polk & Wardwell, U.S. counsel for the 2001
        Refinancing Trust, Airplanes Limited and Airplanes U.S.
        Trust, as to the legality of the New Certificates and the Subclass A-9 Notes*****
 5.2    Opinion of Mourant du Feu & Jeune, Jersey Counsel for
        Airplanes Limited as to the legality of the Airplanes
        Limited Subclass A-9 Notes*****
 5.3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Airplanes Trust as to the legality of the Airplanes Trust Subclass A-9 Notes*****
 8.1    Opinion of Davis Polk & Wardwell, U.S. counsel for the 2001
        Refinancing Trust, as to certain tax matters (included in Exhibit 5.1)*****
 8.2    Opinion of McCann FitzGerald, Irish counsel for Airplanes
        Limited, as to certain tax matters*****
 8.3    Opinion of KPMG as to certain Irish tax matters*****
 8.4    Opinion of Mourant du Feu & Jeune, Jersey counsel for
        Airplanes Limited, as to certain tax matters*****
 9.1    Shareholders Agreement among the Note Indenture Trustee,
        Mourant & Co. Trustees Limited, as trustees of the
        Charitable Trusts, and Juris Limited and Lively Limited*
 9.2    Voting Trust Agreement among AeroUSA, Airplanes Trust and
        First Security Bank of Utah, National Association*

 9.3    Voting Trust Agreement among AeroUSA 3, AeroUSA and First
        Security Bank of Utah, National Association*
10.1    Stock Purchase Agreement dated as of March 28, 1996 among
        GPA, Inc., GPA Group plc and Airplanes U.S. Trust**
10.2    Stock Purchase Agreement dated as of March 28, 1996 among
        GPA Group plc, Skyscape Limited and Airplanes Limited**
10.3    Administrative Agency Agreement dated as of March 28, 1996, among GPA Financial Services (Ireland) Limited, GPA Group
        plc, Airplanes Limited, GPA II Limited, Airplanes U.S. Trust
        and AeroUSA, Inc.**
10.4    Servicing Agreement dated as of March 28, 1996, among GE
        Capital Aviation Services, Limited, Airplanes Limited,
        AeroUSA, Inc., GPA II Limited, Airplanes U.S. Trust and GPA
        Cash Manager Limited**
10.5    Reference Agency Agreement dated as of March 28, 1996, among
        Airplanes Limited, Airplanes U.S. Trust Bankers Trust
        Company, as Airplanes Limited Indenture Trustee and
        Airplanes U.S. Trust Indenture Trustee, Bankers Trust
        Company, as Reference Agent and GPA Cash Manager Limited, as
        Cash Manager**
10.6    Secretarial Services Agreement dated as of March 28, 1996, between Airplanes Limited and Mourant & Co. Secretaries
        Limited, as Company Secretary**
10.7    Cash Management Agreement dated March 28, 1996, between GPA
        Cash Manager Limited as Cash Manager, GPA Group plc,
        Airplanes Limited, Airplanes U.S. Trust and Bankers Trust
        Company, as Trustee under each of the Airplanes Limited
        Indenture, the Airplanes U.S. Trust Indenture and the
        Security Trust Agreement**
10.8    Form of Swap Agreement**
10.9    Security Trust Agreement dated as of March 28, 1996 among
        Airplanes Limited, Airplanes U.S. Trust, Mourant & Co.
        Secretaries Limited, the Issuer Subsidiaries listed therein,
        GPA Financial Services (Ireland) Limited, GPA Cash Manager
        Limited, GPA Group plc, GE Capital Aviation Services,
        Limited, Bankers Trust Company, as Airplanes U.S. Trust
        Indenture Trustee and Airplanes Limited Indenture Trustee,
        Bankers Trust Company, as Reference Agent, and Bankers Trust
        Company, as Security Trustee**
12      Statement re: Computation of Ratios*****
21      Subsidiaries of Airplanes Group
23.1    Consent of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1)*****
23.2    Consent of Mourant du Feu & Jeune (included in Exhibits 5.2 and 8.4)*****
23.3    Consent of Richards, Layton & Finger, P.A. (included in
        Exhibit 5.3)*****
23.4    Consent of McCann FitzGerald (included in Exhibit 8.2)*****
23.5    Consent of KPMG
23.6    Consent of Aircraft Information Services, Inc.
23.7    Consent of BK Associates, Inc.
23.8    Consent of Airclaims Limited
24.1    Directors' Power of Attorney (with the Resolution of the
        Board of Directors attached thereto) (included in signature pages)

25      Statement of Eligibility of Bankers Trust Company, as
        Trustee, under the Trust Agreement to be qualified under the Trust Indenture Act of 1939*
99.1 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*****
99.2    Appraisal of BK Associates, Inc. relating to the
        Aircraft*****
99.3    Appraisal of Airclaims Limited relating to the Aircraft*****
99.4    Form of Letter of Transmittal
99.5    Form of Notice of Guaranteed Delivery
99.6    Form of Letter to DTC Participants
99.7    Form of Letter to Clients
99.8    Exchange Agent Agreement between Airplanes Group and Bankers
        Trust Company

---------------

* Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-99978), previously filed with the Commission on December 1, 1995, and Amendments No. 1 through 5 thereto.

** Incorporated by reference to the Report on Form 10-Q for the quarterly period ended December 31, 1996, previously filed with the Commission.

*** Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-99978), previously filed with the Commission on December 30, 1997, and Amendments No. 1 through 3, thereto.

**** Incorporated by reference to the Report on Form 10-Q for the quarterly period ended June 30, 2000, previously filed with the Commission.

***** To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and finished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under
        Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)   The undersigned registrants hereby undertake as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offerings thereof.

     (e) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

     (f) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the Registrant, Airplanes Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in
                                     on                                      ,
2001.

                                          AIRPLANES LIMITED
                                          As Originator of Airplanes Pass
                                          Through Trust
                                          (2001 Refinancing Trust)

                                                                             By:
                                          --------------------------------------

                                          Name:
                                          Title:  Independent Director of
                                                  Airplanes Limited

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hugh R. Jenkins, Roy M. Dantzic, William
M. McCann, Richard E. Cavanagh and Brian T. Hayden true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments) to this Registration Statement (including any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of
1933) and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents Hugh R. Jenkins, Roy M. Dantzic, William M. McCann, Richard E. Cavanagh and Brian T. Hayden full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the following capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                                               Independent Director of
---------------------------------------------  Airplanes Limited
               Hugh R. Jenkins                 (principal executive officer)

                                               Independent Director of
---------------------------------------------  Airplanes Limited
               Roy M. Dantzic                  (principal financial officer)

                                               Independent Director of
---------------------------------------------  Airplanes Limited
              William M. McCann                (principal accounting officer)

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----

                                               Independent Director of
---------------------------------------------  Airplanes Limited
             Richard E. Cavanagh

                                               Director of Airplanes Limited
---------------------------------------------
               Brian T. Hayden

   Authorized Representative of Airplanes
        Limited In the United States

---------------------------------------------
             Richard E. Cavanagh

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the Registrant, Airplanes U.S. Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized,
in                                     on                                     ,
2001.

                                          AIRPLANES U.S. TRUST
                                          As Originator of Airplanes Pass
                                          Through Trust
                                          (2001 Refinancing Trust)

                                                                             By:
                                          --------------------------------------

                                          Name:
                                          Title:  Independent Controlling
                                                  Trustee of
                                                  Airplanes U.S. Trust

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hugh R. Jenkins, Roy M. Dantzic, William
M. McCann, Richard E. Cavanagh and Brian T. Hayden true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments) to this Registration Statement (including any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of
1933) and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, Hugh R. Jenkins, Roy M. Dantzic, William M. McCann, Richard E. Cavanagh and Brian T. Hayden full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement has been signed by the following persons in the following capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                                               Independent Controlling Trustee of
---------------------------------------------  Airplanes U.S. Trust
               Hugh R. Jenkins                 (principal executive officer)

                                               Independent Controlling Trustee of
---------------------------------------------  Airplanes U.S. Trust
               Roy M. Dantzic                  (principal financial officer)

                                               Independent Controlling Trustee of
---------------------------------------------  Airplanes U.S. Trust
              William M. McCann                (principal accounting officer)

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----

                                               Independent Controlling Trustee of
---------------------------------------------  Airplanes U.S. Trust
             Richard E. Cavanagh

                                               Controlling Trustee of Airplanes
---------------------------------------------  U.S. Trust
               Brian T. Hayden

                               INDEX OF EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  3.1     Certificate of Incorporation of Atlanta Holdings Limited
          dated November 3, 1995 and Certificate of Incorporation on change of name to Airplanes Limited dated November 29,
          1995*.......................................................
  3.2     Memorandum and Articles of Association of Airplanes Limited
          dated March 11, 1996**......................................
  3.3     Memorandum and Articles of Association of Airplanes Limited
          reprinted with amendments to June 29, 2000****..............
  3.4     Airplanes U.S. Trust Amended and Restated Trust Agreement
          among GPA, Inc., as Settlor, Wilmington Trust Company, as
          the Delaware Trustee, and the Controlling Trustees referred to therein dated March 11, 1996**...........................
  3.5     Amendment to Airplanes U.S. Trust Amended and Restated Trust
          Agreement dated June 29, 2000****...........................
  4.1     Pass Through Trust Agreement dated as of March 28, 1996
          among Airplanes Limited, Airplanes U.S. Trust and Bankers
          Trust Company, as Trustee**.................................
  4.2     Trust Supplement No. 7 dated as of March 28, 1996 to the
          Pass Through Trust Agreement**..............................
  4.3     Trust Supplement No. 8 dated as of March 28, 1996 to the
          Pass Through Trust Agreement**..............................
  4.4     Trust Supplement No. 9 dated as of March 16, 1998 to the
          Pass Through Trust Agreement***.............................
  4.5     Trust Supplement No. 11 dated as of March 16, 1998 to the
          Pass Through Trust Agreement***.............................
  4.6     Trust Supplement No. 12 dated as of March 16, 1998 to the
          Pass Through Trust Agreement***.............................
  4.7     Trust Supplement No. 13 dated as of March 15, 2001 to the
          Pass Through Trust Agreement................................
  4.8     Trust Supplement A dated as of March 16, 1998 to the Pass
          Through Trust Agreement***..................................
  4.9     Form of Subclass A-6 Pass Through Certificate***............
  4.10    Form of Subclass A-8 Pass Through Certificate***............
  4.11    Form of Subclass A-9 Pass Through Certificate (included in
          Exhibit 4.7)................................................
  4.12    Form of Class B Pass Through Certificate***.................
  4.13    Form of Class C Pass Through Certificate**..................
  4.14    Form of Class D Pass Through Certificate**..................
  4.15    Airplanes Limited Indenture dated March 28, 1996 between
          Airplanes Limited, Airplanes U.S. Trust and Bankers Trust
          Company, as Trustee**.......................................
  4.16    Supplement No. 1 to the Airplanes Limited Indenture***......
  4.17    Supplement No. 2 to the Airplanes Limited Indenture.........
  4.18    Airplanes U.S. Trust Indenture dated March 28, 1996 between
          Airplanes U.S. Trust, Airplanes Limited and Bankers Trust
          Company, as Trustee**.......................................
  4.19    Supplement No. 1 to the Airplanes U.S. Trust Indenture***...
  4.20    Supplement No. 2 to the Airplanes U.S. Trust Indenture......
  4.21    Form of Floating Rate Subclass A-6 Note***..................
  4.22    Form of Floating Rate Subclass A-8 Note***..................
  4.23    Form of Floating Rate Subclass A-9 Note (included in
          Exhibits 4.17 and 4.20).....................................
  4.24    Form of Floating Rate Class B Note***.......................
  4.25    Form of Floating Rate Class C Note**........................
  4.26    Form of Floating Rate Class D Note**........................
  5.1     Opinion of Davis Polk & Wardwell, U.S. counsel for the 2001
          Refinancing Trust, Airplanes Limited and Airplanes U.S.
          Trust, as to the legality of the New Certificates and the
          Subclass A-9 Notes*****.....................................

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.2     Opinion of Mourant du Feu & Jeune, Jersey Counsel for
          Airplanes Limited as to the legality of the Airplanes
          Limited Subclass A-9 Notes*****.............................
  5.3     Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Airplanes Trust as to the legality of the
          Airplanes Trust Subclass A-9 Notes*****.....................
  8.1     Opinion of Davis Polk & Wardwell, U.S. counsel for the 2001
          Refinancing Trust, as to certain tax matters (included in
          Exhibit 5.1)*****...........................................
  8.2     Opinion of McCann FitzGerald, Irish counsel for Airplanes
          Limited, as to certain tax matters*****.....................
  8.3     Opinion of KPMG as to certain Irish tax matters*****........
  8.4     Opinion of Mourant du Feu & Jeune, Jersey counsel for
          Airplanes Limited, as to certain tax matters*****...........
  9.1     Shareholders Agreement among the Note Indenture Trustee,
          Mourant & Co. Trustees Limited, as trustees of the
          Charitable Trusts, and Juris Limited and Lively Limited*....
  9.2     Voting Trust Agreement among AeroUSA, Airplanes Trust and
          First Security Bank of Utah, National Association*..........
  9.3     Voting Trust Agreement among AeroUSA 3, AeroUSA and First
          Security Bank of Utah, National Association*................
 10.1     Stock Purchase Agreement dated as of March 28, 1996 among
          GPA, Inc., GPA Group plc and Airplanes U.S. Trust**.........
 10.2     Stock Purchase Agreement dated as of March 28, 1996 among
          GPA Group plc, Skyscape Limited and Airplanes Limited**.....
 10.3     Administrative Agency Agreement dated as of March 28, 1996, among GPA Financial Services (Ireland) Limited, GPA Group
          plc, Airplanes Limited, GPA II Limited, Airplanes U.S. Trust
          and AeroUSA, Inc.**.........................................
 10.4     Servicing Agreement dated as of March 28, 1996, among GE
          Capital Aviation Services, Limited, Airplanes Limited,
          AeroUSA, Inc., GPA II Limited, Airplanes U.S. Trust and GPA
          Cash Manager Limited**......................................
 10.5     Reference Agency Agreement dated as of March 28, 1996, among
          Airplanes Limited, Airplanes U.S. Trust Bankers Trust
          Company, as Airplanes Limited Indenture Trustee and
          Airplanes U.S. Trust Indenture Trustee, Bankers Trust
          Company, as Reference Agent and GPA Cash Manager Limited, as
          Cash Manager**..............................................
 10.6     Secretarial Services Agreement dated as of March 28, 1996, between Airplanes Limited and Mourant & Co. Secretaries
          Limited, as Company Secretary**.............................
 10.7     Cash Management Agreement dated March 28, 1996, between GPA
          Cash Manager Limited as Cash Manager, GPA Group plc,
          Airplanes Limited, Airplanes U.S. Trust and Bankers Trust
          Company, as Trustee under each of the Airplanes Limited
          Indenture, the Airplanes U.S. Trust Indenture and the
          Security Trust Agreement**..................................
 10.8     Form of Swap Agreement**....................................
 10.9     Security Trust Agreement dated as of March 28, 1996 among
          Airplanes Limited, Airplanes U.S. Trust, Mourant & Co.
          Secretaries Limited, the Issuer Subsidiaries listed therein,
          GPA Financial Services (Ireland) Limited, GPA Cash Manager
          Limited, GPA Group plc, GE Capital Aviation Services,
          Limited, Bankers Trust Company, as Airplanes U.S. Trust
          Indenture Trustee and Airplanes Limited Indenture Trustee,
          Bankers Trust Company, as Reference Agent, and Bankers Trust
          Company, as Security Trustee**..............................
 12       Statement re: Computation of Ratios*****....................
 21       Subsidiaries of Airplanes Group.............................
 23.1     Consent of Davis Polk & Wardwell (included in Exhibits 5.1 and 8.1)*****...............................................
 23.2     Consent of Mourant du Feu & Jeune (included in Exhibits 5.2 and 8.4)*****...............................................
 23.3     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.3)*****...........................................
 23.4     Consent of McCann FitzGerald (included in Exhibit
          8.2)*****...................................................
 23.5     Consent of KPMG.............................................

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 23.6     Consent of Aircraft Information Services, Inc...............
 23.7     Consent of BK Associates, Inc...............................
 23.8     Consent of Airclaims Limited................................
 24.1     Directors' Power of Attorney (with the Resolution of the
          Board of Directors attached thereto) (included in signature pages)......................................................
 25       Statement of Eligibility of Bankers Trust Company, as
          Trustee, under the Trust Agreement to be qualified under the
          Trust Indenture Act of 1939*................................
 99.1     Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*****...........................................
 99.2     Appraisal of BK Associates, Inc. relating to the
          Aircraft*****...............................................
 99.3     Appraisal of Airclaims Limited relating to the
          Aircraft*****...............................................
 99.4     Form of Letter of Transmittal...............................
 99.5     Form of Notice of Guaranteed Delivery.......................
 99.6     Form of Letter to DTC Participants..........................
 99.7     Form of Letter to Clients...................................
 99.8     Exchange Agent Agreement between Airplanes Group and Bankers
          Trust Company...............................................

---------------

* Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-99978), previously filed with the Commission on December 1, 1995, and Amendments No. 1 through 5 thereto.

** Incorporated by reference to the Report on Form 10-Q for the quarterly period ended December 31, 1996, previously filed with the Commission.

*** Incorporated by reference to the Registration Statement on Form S-1 (File No. 33-99978), previously filed with the Commission on December 30, 1997, and Amendments No. 1 through 3, thereto.

**** Incorporated by reference to the Report on Form 10-Q for the quarterly period ended June 30, 2000, previously filed with the Commission.

***** To be filed by amendment.